As filed with the Securities and Exchange Commission on September 28, 2001.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TransWestern Publishing Company LLC*

(Exact name of registrant as specified in its charter)

Delaware	2741	33-0778740
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

8344 Clairemont Mesa Boulevard

San Diego, California 92111
Telephone: (858) 467-2800
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Copies to:

Joan M. Fiorito
8344 Clairemont Mesa Boulevard
San Diego, California 92111
Telephone: (858) 467-2800
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)	William S. Kirsch, P.C. Kirkland & Ellis 200 E. Randolph Drive Chicago, Illinois 60601 Telephone: (312) 861-2000

     *  The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Registration
Securities to be Registered	Registered	Unit(2)	Price(1)	Fee(1)

Series F 9 5/8% Senior Subordinated Notes due 2007	$215,000,000	100%	$215,000,000	$53,750

Guarantees on Series F 9 5/8% Senior Subordinated Notes due 2007(2)	—	—	—	(3)

(1)	Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	The subsidiary guarantors are wholly owned subsidiaries or TransWestern Publishing Company LLC and have guaranteed the Series F notes being registered.

(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

I.R.S. Employer
Exact Name of Additional Registrants**	Jurisdiction of Formation	Identification No.

TWP Capital Corp. II	Delaware	33-0778740

Target Directories of Michigan Inc.	Michigan	33-0778740

WorldPages, Inc.	Delaware	76-0549396

TWP Companies, Inc.	Delaware	33-0982484

Great Western Directories, Inc.	Texas	75-1942677

1 + USA V Acquisition Corp.	Delaware	76-0543476

YPTel, Inc.	Washington	91-1930275

YPTel Corporation	Nova Scotia, ULC	351446-3

Pacific Coast Publishing, Ltd.	Washington	91-1930141

ACG Holding Corporation	Nova Scotia, ULC	3035055

ChoiceContent.com, Inc.	Delaware	75-2725160

ChoiceContent.com, LLC	Kansas	259-824-1

ACG Exchange Company	Nova Scotia, ULC	3035050

**	The address for each of the additional Registrants is c/o TransWestern Publishing Company, LLC, 8344 Clairemont Mesa Boulevard, San Diego, California, 92111, telephone (858) 467-2800.

The information in this preliminary prospectus is not complete and may be changed without notice. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where such offer of sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2001

PRELIMINARY PROSPECTUS

TransWestern Publishing Company LLC

TWP Capital Corp. II

Offer to Exchange Series F 9  5/8% Senior Subordinated Notes Due 2007

For All Outstanding Series D 9  5/8% Senior Subordinated Notes Due 2007
And Series E 9  5/8% Senior Subordinated Notes Due 2007

       This exchange offer expires at 5:00 p.m., New York City time, on                     , 2001, unless extended.

      All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

      Tenders of the outstanding notes may be withdrawn any time prior to the expiration of the exchange offer.

      This exchange offer is subject to customary conditions, which we may waive.

      We will not receive any proceeds from this exchange offer.

      Our present material subsidiaries and our future material subsidiaries will guarantee the notes we issue in this exchange offer. The guarantees will be unconditional and will rank below such subsidiaries’ senior debt, but will rank equal to their other senior subordinated debt, in right of payment.

      The terms of the notes we will issue in this exchange offer are substantially identical to the outstanding notes, except for

•	certain transfer restrictions relating to the Series E notes do not apply to the Series D and F notes;

•	registration rights relating to the Series E notes do not apply to the Series D and F notes; and

•	some of the definitions contained in the indenture for the Series E and F notes have been updated.

      Interest on the notes accrues at the rate of 9  5/8% per annum, payable semi-annually on each May 15 and November 15.

      There is no existing market for the Series F notes we are offering in this exchange offer and we do not intend to apply for their listing on any securities exchange.

      For a discussion of certain factors that you should consider before participating in this exchange offer, see “Risk Factors” beginning on page 8 of this prospectus.

       Neither the SEC nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    , 2001

FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
Summary of Terms of the Exchange Notes
Risk Factors
RISK FACTORS
THE ISSUERS
THE TRANSACTIONS
THE PRINCIPAL INVESTORS
USE OF PROCEEDS
CAPITALIZATION
PRO FORMA FINANCIAL STATEMENTS
SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA
Notes to Selected Financial Data (Dollars in Thousands)
WorldPages, Inc. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands)
CONSOLIDATED BALANCE SHEET DATA (In thousands)
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
LIMITED PARTNERSHIP AGREEMENT
DESCRIPTION OF CERTAIN INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF THE NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER DEFICIT
CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATING CONDENSED BALANCE SHEETS December 31, 2000 (In thousands)
CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS Year Ended December 31, 2000 (In thousands except member unit data)
SENIOR CREDIT FACILITY
PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
Exhibit 10.19
EXHIBIT 23.1
EXHIBIT 23.2

FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the beliefs of our management as well as on assumptions made by and information currently available to us at the time such statements were made. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to our company are intended to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect as a result of certain factors, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus. Important factors that could affect our results include, but are not limited to,

•	our high level of indebtedness;

•	risks associated with integrating WorldPages and its subsidiaries with our company;

•	the restrictions imposed by the terms of our indebtedness;

•	the turnover rate amongst our account executives;

•	the variation in our quarterly results;

•	risks related to the fact that a large portion of our sales are to small, local businesses;

•	our dependence on key personnel;

•	risks related to the acquisition and start-up of directories;

•	risks related to substantial competition in our markets;

•	risks related to changing technology and new product developments;

•	the effect of fluctuations in paper costs; and

•	the sensitivity of our business to general economic conditions.

We will not update these forward-looking statements, even though our situation will change in the future.

      In this prospectus, unless the context requires otherwise,

•	“TransWestern” refers to TransWestern Publishing Company LLC;

•	“the issuers” refers to TransWestern Publishing Company LLC and TWP Capital Corp. II, collectively; and

•	the “company,” “we,” “us,” and “our” each refers to TransWestern Holdings L.P., TransWestern Publishing Company LLC, and its direct and indirect wholly-owned subsidiaries, including TWP Capital Corp. II, collectively.

PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus and is qualified in its entirety by reference to the more detailed information and consolidated information appearing elsewhere in or incorporated by reference into this prospectus. We urge you to read this entire prospectus carefully, including the “Risk Factors” contained herein.

The Company

      Our company is one of the largest independent yellow pages directory publishers in the United States. We publish 311 directories that serve communities in 23 states, including:

• Alabama	• New Jersey
• Arizona	• Nevada
• California	• New York
• Connecticut	• Ohio
• Florida	• Oklahoma
• Georgia	• Oregon
• Indiana	• Pennsylvania
• Kansas	• Tennessee
• Kentucky	• Texas
• Louisiana	• Utah
• Massachusetts	• Washington
• Michigan

      We acquired 42 of these directories in June 2001 when we acquired WorldPages, Inc. (“WorldPages”) which was then known as WorldPages.com, Inc. Our revenues are derived from the sale of advertising to a diversified base of over 225,000 accounts, consisting primarily of small to medium-sized local businesses. For this purpose we consider a single customer that advertises in more than one directory as a separate account for each directory in which it advertises. Yellow pages are an important advertising medium for local businesses due to their low advertising cost, widespread distribution, lasting presence, and high consumer usage.

      TransWestern Publishing Company, L.P. (the “Partnership”), the predecessor of TransWestern Publishing Company LLC (“TransWestern”), was formed in 1993 to acquire the TransWestern Publishing Division of US West Marketing Resources Group, Inc. In October 1997, the Partnership completed a $312.7 million recapitalization (the “1997 Recapitalization”). In November 1997, the Partnership formed and contributed substantially all of its assets to our company and our company assumed or guaranteed all of the liabilities of the Partnership and the Partnership changed its name to TransWestern Holdings L.P. (“Holdings”). As a result of that transaction, Holdings’ only assets are all of the membership interests of TransWestern. All of the operations that were previously conducted by the Partnership are now being conducted by our company. TransWestern Communications Company, Inc. (“TCC”) is the general partner of Holdings and the sole manager of TransWestern.

Industry Overview

      The United States yellow pages directory industry generated revenues of approximately $14.3 billion in 2000. The independent publisher segment of the yellow pages industry is highly fragmented and growing. More than 250 independent directory publishers circulated approximately 240 million directories and generated an estimated $1.5 billion in revenues during 2000.

      Independent yellow pages publishers generally compete in suburban and rural markets more than major urban markets, where the high distribution quantities for each edition create a barrier to entry. In most markets, independent directory publishers compete with the telephone utility and with one or more independent yellow pages publishers.

      Yellow pages directories accounted for approximately 6.0% of total advertising spending in 2000. Yellow pages directories compete with other forms of media advertising, including television, radio, newspapers and direct mail. However, yellow pages advertising tends to be more stable than other forms of media advertising and generally does not fluctuate widely with economic cycles.

The Transactions

      The Initial Offering was consummated in advance of TransWestern’s acquisition of WorldPages and the June 2001 recapitalization of Holdings.

The 2001 Recapitalization

      In June 2001, Holdings completed a recapitalization in which it received equity and debt proceeds totaling approximately $435 million (the “2001 Recapitalization”). In the 2001 Recapitalization, investors led by Thomas H. Lee Equity Fund V, L.P. (“THL V”) and its affiliates and coinvestors (together, the “THL Parties”), CIVC Partners Fund, L.P. (“New CIVC”) and its affiliates (together, the “New CIVC Parties”), Providence Equity Partners, Holdings’ existing limited partners (the “Existing Limited Partners”) and TransWestern’s senior managers (the “Management Investors”), invested new and continuing capital of approximately $125 million in Holdings and TCC (the “Equity Investment”). The proceeds from the Equity Investment, together with borrowings of approximately $235 million under a new senior credit facility obtained in connection with the 2001 Recapitalization (the “Senior Credit Facility”) and the issuance of $75 million of Series E notes were used:

•	for approximately $30 million of consideration to redeem a portion of the limited partnership interests of existing limited partners;

•	for approximately $141 million to acquire all of the outstanding stock and stock options of WorldPages;

•	to pay approximately $138 million outstanding under TransWestern’s then existing credit facilities;

•	to repay approximately $74 million of WorldPages’ debt and accrued interest;

•	to pay approximately $29 million of fees and expenses associated with the 2001 Recapitalization and the WorldPages acquisition;

•	to pay approximately $8 million to senior and middle management for contributions to the 1997 Equity Compensation Plan and for bonuses and deal fees associated with the 2001 Recapitalization;

•	to pay $3 million in fees and discount associated with the issuance of the $75 million Series E Senior Subordinated Notes; and

•	for approximately $12 million of general corporate purposes, including working capital.

      As a result of the 2001 Recapitalization, the THL Parties became Holdings’ largest limited partner, and own approximately 68% of the equity of Holdings. The New CIVC Parties, the Management Investors and TCC own approximately 13%, 9% and 1% of the equity of Holdings, respectively. The THL Parties, the New CIVC Parties and the Management Investors own approximately 68%, 13% and 9% of the equity of TCC, respectively. The remainder of the equity of Holdings and TCC is held by other investors.

      The Senior Credit Facility was provided by Canadian Imperial Bank of Commerce, as administrative agent (“CIBC”), First Union National Bank (“First Union”), as syndication agent and Fleet National Bank, as documentation agent (“Fleet”). CIBC and First Union are affiliates of the Initial Purchasers.

The WorldPages Acquisition

      On June 28, 2001, TransWestern and WorldPages Merger Subsidiary, Inc., one of its wholly-owned subsidiaries, consummated a merger with WorldPages, pursuant to which TransWestern acquired all of the outstanding shares of common stock of WorldPages for approximately $216 million, including assumed indebtedness. The acquisition was funded with borrowings under the Senior Credit Facility. WorldPages publishes 42 directories in seven states and is TransWestern’s largest acquisition to date.

The Principal Investors

      The company’s principal equity investor, Thomas H. Lee Equity Fund V, L.P., is a $6.1 billion private equity fund affiliated with Thomas H. Lee Partners, L.P. Thomas H. Lee Partners, L.P. is a Boston-based private equity firm focused on identifying and acquiring substantial ownership positions in growth companies. Founded in 1974, Thomas H. Lee Partners, L.P. currently manages approximately $12 billion of committed capital. Notable transactions sponsored by the firm include Metris Companies, Fisher Scientific, Experian, Rayovac, HomeSide Lending and Snapple Beverage. Thomas H. Lee Partners, L.P. has supported TransWestern since 1997 when it was the lead equity investor in the 1997 Recapitalization.

      CIVC Partners, LLC (an affiliate of Bank of America), manages over $700 million of private equity capital on behalf of Bank of America. With over 30 years of experience in private equity investing, CIVC Partners, LLC provides growth capital to middle-market companies engaged in business services, financial services, media and communications, and industrial growth. Principals of CIVC have closed 40 deals since 1989, for a combined investment of over $600 million. The firm has 14 investment professionals based in Chicago with an average of over 10 years experience in equity investing. CIVC has supported TransWestern since 1993, when it was the lead equity investor in helping management purchase the company from US West Marketing Resources Group, Inc.

      Most of the Management Investors have been members of the company’s senior management since at least 1993 and have extensive experience in the yellow pages publishing business. See “Management” and “Security Ownership of Certain Beneficial Owners and Management.”

The Initial Offering

      On May 23, 2001 we privately placed $75.0 million of our Series E 9  5/8% Senior Subordinated Notes due 2007. We entered into a registration rights agreement with the initial purchasers in this private offering in which we agreed, among other things, to use our reasonable best efforts to file a registration statement by September 30, 2001, have the registration declared effective within 90 days after the filing deadline and complete this exchange offer within 135 days after the filing deadline. We must pay liquidated damages to the holders of the Series E notes if we do not meet these deadlines.

The Exchange Offer

The Securities Offered	$215.0 million principal amount Series F 9 5/8% Senior Subordinated Notes due 2007.

The Exchange Offer	We are offering to exchange $215.0 million principal amount of our Series F Notes which have been registered under the Securities Act of 1933 for:

• $140.0 million of our outstanding Series D 9 5/8% Senior Subordinated Notes due 2007 which were issued in April 1999; and

• $75.0 million of our outstanding Series E 9 5/8% Senior Subordinated Notes due 2007 which were issued in May 2001.

We will accept both Series D and Series E notes in exchange for a single series of Series F notes in order to increase the liquidity of both series of our outstanding notes. The Series F notes are substantially identical to the Series D and E notes, except that:

• certain transfer restrictions relating to the Series E notes do not apply to the Series D and F notes;

• registration rights relating to the Series E notes do not apply to the Series D and F notes; and

• some of the definitions contained in the indenture for the Series E and F notes have been updated.

You may tender your Series D and E notes by following the procedures described in this prospectus under the heading “The Exchange Offer.”

Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes on , 2001.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2001, unless we decide to extend the expiration date.

Withdrawal Rights	You may withdraw your tender of your notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. Please read the “The Exchange Offer — Conditions” section of this prospectus for more information regarding conditions to the exchange offer.

Procedures for Tendering Series D and E Notes	If you are a holder of Series D or E notes who wishes to accept the exchange offer, you must either:

• Complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, and mail or otherwise deliver such documentation, together with your Series D or E notes, to the exchange agent at the address set forth under “The Exchange Offer — Exchange Agent;” or

• Arrange for the Depository Trust Company to transmit certain required information to the exchange agent for this exchange offer in connection with a book-entry transfer. By tendering your notes in this manner, you will be representing, among other things, that:

• the Series F notes you acquire pursuant to the exchange offer are being acquired in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the Series F notes issued to you in the exchange offer; and

• you are not an “affiliate” of our company.

Federal Income Tax Considerations	Your exchange of Series D or E notes for Series F notes pursuant to the exchange offer will not result in any gain or loss to you for federal income tax purposes. See the “Certain United States Federal Income Tax Considerations” section of this prospectus.

Consequences of Failure to Exchange	Series E notes that are not tendered or that are tendered, but not accepted, will be subject to the existing transfer restrictions on such notes after the exchange offer. We will have no further obligation to register the Series E notes. If you do not participate in the exchange offer, the liquidity of your Series D and E notes could be adversely affected.

Procedures for Beneficial Owners	If you are the beneficial owner of Series D or E notes registered in the name of a broker, dealer or other nominee and you wish to tender your notes, you should contact the person in whose name your notes are registered and promptly instruct such person to tender on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your Series D or E notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, or the certificate for your notes cannot be delivered on time, you may tender your notes pursuant to the guaranteed delivery procedures. See “The Exchange Offer — Guaranteed Delivery Procedures.”

Acceptance of Series D and E Notes; Delivery of Series F notes	Subject to certain conditions, we will accept Series D and E notes which are properly tendered in the exchange offer and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. The Series F notes will be delivered as promptly as practicable following the expiration date.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	Wilmington Trust Company is serving as the exchange agent in connection with the exchange offer.

Summary of Terms of the Exchange Notes

General	The terms of the Series D and E notes and the Series F notes are identical in all material respects, except that:

• certain transfer restrictions relating to the Series E notes do not apply to the Series D notes or the Series F notes;

• registration rights relating of the Series E notes do not apply to the Series D notes or the Series F notes; and

• some of the definitions contained in the indenture for the Series E and F notes have been updated.

In addition, the interest of the Series E notes will increase if we do not meet certain deadlines in connection with the exchange offer. See “The Exchange Offer — Purpose and Effect of the Exchange

Offer” section of this prospectus for a discussion of the payment of increased interest.

Maturity Date	November 15, 2007

Interest Rate	9 5/8% per year, calculated using a 360-day year of twelve 30-day months.

Interest Payments Date	Interest will accrue on the Series F notes from the date of issuance and will be payable semi-annually in arrears on May 15 and November 15, beginning on November 15, 2001.

Ranking	The Series F notes will not be secured by any collateral. The Series F notes will rank below all of our senior debt and will rank equal to our other senior subordinated debt. Therefor, if we default, your right to payment under the Series F notes will be junior to the rights of holders of our senior debt to collect money we owe them at the time. The Series F notes will effectively rank below all liabilities, including trade payables, of our subsidiaries which are not guarantors.

As of June 30, 2001, we had $235 million of senior debt and we had approximately $215 million of senior subordinated debt, including $140 million of Series D and $75 million of Series E notes.

Guarantees by Subsidiaries	Our present material subsidiaries and our future material subsidiaries will guarantee the Series F notes with unconditional guarantees of payment that will rank below their senior debt, but will rank equal to their other senior subordinated debt, in right of payment.

Optional Redemption after November 15, 2002	We cannot choose to redeem the Series F notes before November 15, 2002.

At any time after that date, which may be more than once, we can choose to redeem some or all of the Series F notes at specified prices, plus accrued interest.

Change of Control Offer	If there is a change in control of TransWestern or Holdings, we must give holders of the Series F notes the opportunity to sell their Series F notes to us at 101% of their face amount plus accrued interest.

We might not be able to pay you the required price for Series F notes you present to us at the time of a change of control, because:

• we might not have enough funds at the time; or

• the terms of our senior debt may prevent us from paying.

Asset Sale Proceeds	We may have to use the cash proceeds from selling assets to offer to buy back Series F notes at their face amount, plus accrued interest.

Indenture Provisions	The indenture governing the Series F notes limits what we, and most of our subsidiaries, may do. The provisions of the indenture limit our ability to:

• incur more debt;

• pay dividends and make distributions;

• issue stock to subsidiaries;

• make investments;

• repurchase stock;

• create liens;

• enter into transactions with affiliates;

• enter into sale lease-back transactions;

• merge or consolidate; and

• transfer or sell assets.

These covenants are subject to a number of important exceptions.

      For more information about the Series F notes, see the “Description of the Notes” section of this prospectus.

Risk Factors

      You should carefully consider the information set forth under “Risk Factors” as well as the other information and data included in this prospectus before tendering your Series D or E notes in exchange for Series F notes.

RISK FACTORS

      You should carefully consider each of the following factors and all of the other information set forth in this prospectus before tendering your Series D or E notes for Series F notes. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

      If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In such case, we may not be able to make principal and interest payments on the notes, and you may lose all or part of your investment. Historical data contained in these Risk Factors with respect to our company for periods prior to our acquisition of WorldPages, does not include data for WorldPages or any of its subsidiaries unless otherwise indicated.

Risks Associated with the Exchange Offer

Your Voting Interest May be Diluted as a Result of the Exchange Offer

      If all of the Series D and Series E notes are exchanged for Series F notes, $215,000,000 aggregate principal amount of Series F notes will be outstanding following consumption of the exchange offer, and the Series F notes will be deemed to be a single series of notes outstanding under the indenture relating to the Series E notes. In such case, any actions requiring the consent of each holder or the holders of a majority in outstanding principal amount of notes under such indenture will therefor require the consent of each holder of Series F notes or the holders of a majority in aggregate principal amount of such outstanding Series F notes, as applicable, and the individual voting interest of each holder will accordingly be diluted.

Holders of Series E Notes That Fail to Exchange Their Notes May Be Unable to Resell Their Notes

      We did not register the Series E notes under the federal or any state securities laws, nor do we intend to following the exchange offer. As a result, the Series E notes may only be transferred in limited circumstances under the securities laws. If the holders of Series E notes do not exchange their notes in the exchange offer, they lose their right to have the Series E notes registered under the federal securities laws, subject to certain limitations. As a result, a holder of Series E notes after the exchange offer may be unable to sell their notes.

Your Notes Will Not be Accepted For Exchange if You Fail to Follow the Exchange Offer Procedures

      The Series F notes will be issued to you in exchange for your Series D or E notes only after timely receipt by the exchange agent of:

•	your Series D or E notes; and

•	A properly completed and executed Letter of Transmittal and all other required documentation; or

•	A book-entry delivery by transmittal of an agents message through the Depository Trust Company.

If you want to tender your Series D or E notes in exchange for Series F notes, you should allow sufficient time to ensure timely delivery.

      Neither the exchange agent nor our company is under any duty to give you notification of defects or irregularities with respect to tenders of Series D or E notes for exchange. Series E notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions on such notes. In addition, if you tender your Series D or E notes in the exchange offer to participate in the distribution of the Series F notes, you will be required to comply with registration and prospectus delivery requirements of the federal securities laws in connection with any resale transaction. For additional information, please refer to “The Exchange Offer” and “Plan of Distribution” sections of the prospectus.

Risk Relating to the Notes

We May be Unable to Service Our Debt, Including the Notes, as a Result of Our High Level of Indebtedness

      We incurred significant debt in connection with the recapitalization of our company that was completed in June 2001. As of June 30, 2001, we had long term outstanding indebtedness of approximately $447.0 million and member deficit of approximately $78.6 million. After giving pro forma effect to the offering of the Series E notes and the acquisition of WorldPages, but before adjustment for associated cost savings, if any, our ratio of earnings to fixed charges would have been 2.6 to 1 for the year ended December 31, 2000 and 0.44 to 1 for the six months ended June 30, 2001. We also have additional borrowing capacity on our revolving credit facility under our senior credit facility. The lenders under our senior credit facility have an exclusive security interest in substantially all of the assets of our company.

      Our leveraged financial position poses substantial consequences to you as a holder of our notes, including the risks that:

•	a substantial portion of our cash flow from operations will be dedicated to the payment of interest on the notes and the payment of principal and interest under our senior credit facility and other outstanding indebtedness;

•	our leveraged position may impede our ability to obtain financing in the future for working capital, capital expenditures, acquisitions and general corporate purposes; and

•	our highly leveraged financial position may make our company more vulnerable to economic downturns and may limit our ability to withstand competitive pressures.

      In addition, as of June 30, 2001, we had outstanding indebtedness of approximately $235.0 million under our senior credit facility and approximately $65.0 million of additional borrowing availability under our senior credit facility. Our senior credit facility bears interest at floating rates. Accordingly, an increase in prevailing interest rates which causes a corresponding increase in the interest rates under the senior credit facility could adversely impact our business, operating results or financial condition. See “Description of Certain Indebtedness — Senior Credit Facility.”

      We are currently required to make quarterly scheduled principal payments on the term loans under our senior credit facility and to repay such term loans in full in 2007 and 2008. The senior credit facility requires that all borrowings under the revolving credit facility will become due in June 2007. Our ability to make the required scheduled payments will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control, including interest rates, unscheduled shutdowns at our suppliers or printers, increased paper prices and other developments.

      If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness, selling material assets or operations or seeking to raise additional debt or equity capital. We cannot assure you that any of these actions could be effected on a timely basis or on satisfactory terms or that these actions would enable us to continue to satisfy our capital requirements. In addition, the terms of existing or future debt agreements, including the indenture relating to the notes, and our senior credit facility, may prohibit us from adopting any of these alternatives, which could cause us to default on a portion of, or all of, our indebtedness.

      See “Description of Certain Indebtedness — Senior Credit Facility” and “Description of the Notes.” For a discussion of our liquidity position, you should read the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” section appearing in this prospectus.

You May Lose All or Part of Your Investment Because the Notes Are Subordinated to Our Senior Debt

      The notes will be unsecured and subordinated to the prior right of payment of all of our existing and future senior debt, including our obligations under our senior credit facility. Our indebtedness under the senior credit facility will also become due prior to the time the principal obligations under the notes become due. Subject to certain limitations, the indenture relating to the notes permits us to incur and secure additional senior debt. As a result of the subordination provisions of the notes, in the event of a liquidation or insolvency, our assets will be available to pay obligations on the notes only after all of our senior debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. Claims in respect of the notes will be effectively subordinated to all liabilities, including trade payables, of any of our subsidiaries that is not a guarantor of the notes. In addition, substantially all of the assets of our future subsidiaries will be pledged to secure other indebtedness of our company. See “Description of Certain Indebtedness — Senior Credit Facility” and “Description of the Notes.”

Provisions in the Indenture Could Delay or Prevent a Change of Control of Our Company

      In the event there is a change in control of our company, we will be required to make a cash offer to purchase the notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the purchase date. Certain events involving a change in control of our company may result in an event of default under our senior credit facility, our other indebtedness or indebtedness we may incur in the future. Moreover, the exercise by the holders of the notes of their right to require us to purchase the notes may cause an event of default under the senior credit facility or such other indebtedness, even if the change in control does not. Our obligations under this provision of the indenture relating to the notes could delay, deter or prevent a sale of our company which might otherwise be advantageous to you and other holders of our notes. Finally, we cannot assure you that we will have the financial resources necessary to purchase the notes upon a change in control or our company. In this regard, you should read the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and the “Description of the Notes — Change of Control Offer” sections of this offering prospectus.

The Holders of a Majority of the Notes May Waive Defaults Under or Modify the Indenture in a Manner Adverse to Noteholders Who Do Not Approve of Such Action

      Subject to certain limitations specified in the indenture, the holders of a majority in principal amount of the notes then outstanding will have the right to:

•	waive certain existing defaults or events of default;

•	waive compliance with certain provisions of the indenture or the notes;

•	modify or supplement the indenture; and

•	direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the indenture.

      These provisions of the indenture could allow actions affecting the notes to be taken without the approval of all of the holders of the notes and thus may have an adverse effect on the holders of notes who do not approve of such actions. See “Description of the Notes — Events of Default” and “— Modification of Indenture.”

The Notes Could Be Voided or Subordinated to Our Other Debt if the Issuance of the Notes Constituted a Fraudulent Conveyance

      Under applicable provisions of the U.S. Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if our company, at the time we issued the notes:

•	incurred such indebtedness with intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring such indebtedness; and

•	was insolvent at the time of incurrence,

•	was rendered insolvent by reason of such incurrence, and the application of the proceeds thereof,

•	was engaged or was about to engage in a business or transaction for which the assets remaining with our company constituted unreasonably small capital to carry on our businesses, or

•	intended to incur, or believed it would incur, debts beyond our ability to pay such debts as they mature,

then, in each case, a court of competent jurisdiction could void, in whole or in part, the notes, or, in the alternative, subordinate such notes to existing and future indebtedness of our company. The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, our company would be considered insolvent if the sum of our debts, including contingent liabilities, was greater than all of our assets at fair valuation or if the present fair saleable value of our assets was less than the amount that would be required to pay the probable liability on our existing debts, including contingent liabilities, as they become absolute and matured.

      We believe that, for purposes of the U.S. Bankruptcy Code and state fraudulent transfer or conveyance laws, the notes were issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith and that our company, after the issuance and exchange of such notes and the application of the proceeds thereof, will be solvent, will have sufficient capital for carrying on our business and will be able to pay our debts as they mature. This belief is not based on an opinion of counsel and we cannot assure you that a court passing on such questions would agree with our view.

Risks Relating to the Company

The Terms of Our Indebtedness Impose Certain Operational and Financial Restrictions on Our Company

      The agreements governing our outstanding indebtedness impose certain operating and financial restrictions on our company. The senior credit facility requires us to comply with financial covenants with respect to:

•	a minimum interest coverage ratio;

•	a maximum leverage ratio; and

•	a minimum fixed charge coverage ratio.

      In addition, our senior credit facility restricts, among other things, our ability to:

•	declare dividends or redeem or repurchase capital stock;

•	prepay, redeem or purchase debt;

•	incur liens and engage in sale lease-back transactions;

•	make loans and investments;

•	incur additional indebtedness;

•	amend or otherwise alter debt and other material agreements;

•	make capital expenditures;

•	engage in mergers, acquisitions and asset sales;

•	transact with affiliates;

•	alter the business we conduct;

•	enter into guarantees of indebtedness; and

•	make optional payments on or modify the terms of subordinated debt.

      If we fail to comply with the restrictions in our senior credit facility, we could be in default thereunder, which could result in an acceleration of such indebtedness. Such an acceleration would be a default under the indenture covering the notes. See “Description of Certain Indebtedness — Senior Credit Facility.”

      Also, the indenture relating to the Series E and F notes and the indenture relating to our Series D notes contain a number of covenants which restrict, among other things, our ability to:

•	incur additional debt;

•	pay dividends and make distributions;

•	issue stock of subsidiaries;

•	make certain investments;

•	repurchase stock;

•	create liens;

•	enter into transactions with affiliates;

•	enter into sale lease-back transactions;

•	merge or consolidate our company or any guarantors; and

•	transfer or sell assets.

      If we fail to comply with the restrictions in these indentures, we could be in default under such indentures. See “Description of the Notes.”

Our Business Could Be Adversely Affected by Turnover Among Our Account Executives

      Our ability to achieve our business plan depends to a significant extent on our ability to identify, hire, train and retain qualified sales personnel in each of the regions in which we operate. Historically, our revenue performance has been closely related to our aggregate number of sales people. Our aggregate number of salesperson days increased by approximately 82% from the fiscal year ended 1996 to the fiscal year ended 2000 and our net revenues increased by approximately 107% over the same period. In fiscal 1996, 1997, 1998, 1999 and 2000, we experienced a turnover of approximately 73%, 73%, 103%, 94% and 101%, respectively, in our sales force. Turnover is highest among new hires, with approximately 75% of new hires over the past two years having left within one year, and has increased as we have sought to increase our number of account executives. As a result of these turnover rates, we have restructured our sales management and instituted a training program for new hires. Consequently, we expend a significant amount of resources and management time on identifying and training our account executives. While we have been able to achieve our objectives for increasing the number of sales days, our ability to attract and retain qualified sales personnel depends on numerous factors, including factors out of our control, such as conditions in the local employment markets in which we operate. Our business plan calls for a continued increase in the number of account executives, and we cannot assure you that we will be able to hire or retain a sufficient number of account executives to achieve our financial objectives. A decrease in the number of account executives could adversely effect our ability to service our indebtedness, including principal and interest payments on our notes, and could materially adversely affect our business, operating results or financial condition.

We May Be Adversely Affected by Variation in Our Quarterly Results

      Our net revenues and operating results have exhibited some degree of variability from quarter to quarter and between periods and some degree of seasonality. Although we record bookings and receive advance payments at a fairly constant rate, we do not recognize net revenues with respect to bookings or cash receipts for any given directory or the costs directly related to sales, production, printing and distribution of that directory until the month in which it is distributed. The actual publication and distribution dates of individual directories are subject to change and a significant number of individual directories are not published during the same month each year, which results in significant monthly fluctuation in our net revenues and EBITDA. Thus, EBITDA and other financial indicators generally relied on by investors to evaluate a company’s ability to service its debt may not, in the case of our company, reflect actual cash received during a given period. Also, changes in our sales canvassing, production and distribution schedules could materially adversely affect our ability to satisfy certain of the covenants in our senior credit facility and the indentures relating to our notes. For a discussion of these matters you should read the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview” section of this prospectus.

Our Business May Be Adversely Affected by Our Reliance on, and Our Extension of Credit to, Small Businesses

      Approximately 96% of our net revenues come from selling advertising to small businesses. In the ordinary course of our business, we extend credit to our customers for advertising purchases. Full collection of delinquent accounts can take up to 18 to 24 months or may not occur at all. Our net accounts receivable for a given month fluctuates based on the number and size of directories published each month. Our net accounts receivable was as low as $16.1 million in November 1997 and as high as $51.1 million in June 2001 for TransWestern alone. The WorldPages receivable balance at June 30, 2001 was $47.7 million. As of June 30, 2001, we had approximately 54,262 credit customers, with an average amount due per customer of approximately $1,138. Our average net accounts receivable turnover, net of advance payments, was approximately 179 days in the year ended December 31, 2000 and approximately 162 annualized days in the six months ended June 30, 2001. We establish a reserve for bad debt and errors when we recognize revenue for individual directories. We estimate bad debt expense by taking into account actual collection history over a period of 15 to 21 months following publication of individual directories. Actual write-offs are taken against the reserve when our management determines that an account is uncollectible, which typically is determined after completion of the next annual selling cycle. Therefore, actual account write-offs may not occur for 18 to 24 months after directory publication. Actual write-offs for the year ended December 31, 1998 totaled $10.6 million, or 10.6% of net revenue. The estimated provision for bad debt totaled $12.7 million and $17.3 million in the years ended December 31, 1999 and 2000, respectively, or 8.7% and 9.8%, respectively, of net revenues. As described above, actual account write-offs for the years December 31, 1999 and 2000 have not yet been finalized. Based on current estimates, we believe that actual write-offs, before recoveries, for the year ended December 31, 1999 and 2000 will total approximately $14.9 million and $17.4 million respectively, or 10.2% and 9.8%, respectively, of net revenues.

      As a group, small businesses tend to have fewer financial resources and higher financial failure rates than larger businesses. Consequently, although we attempt to mitigate this exposure through the collection of advance payments, we cannot assure you that we will not be adversely affected by our dependence on and our extension of credit to small businesses.

We Depend on Our Key Personnel and We Could Be Adversely Affected If We Lose Our Key Personnel

      Our company is dependent on the continued services of our senior management team, including our regional sales management personnel. In 2001, we entered into new employment contracts with our President and Chief Executive Officer, our Chairman and other senior executives which provide for the continued employment of each of them for a three year term. Although we believe we could replace our key employees in an orderly fashion should the need arise, the loss of our key personnel could have a material adverse effect on our business, operating results or financial condition.

There Are Significant Business Risks in Integrating and Managing the Business of WorldPages

      The integration and consolidation of WorldPages will place heavy demands on management, financial and other resources. The acquisition involves a number of significant risks, including:

•	losses associated with WorldPages’ Internet business;

•	diversion of management’s attention;

•	the inability to integrate successfully WorldPages’ operations;

•	difficulties in assimilating the technologies, services and products of WorldPages;

•	the inability to retain key management and sales employees of WorldPages;

•	the inability to resolve certain disputes to which WorldPages is a party; and

•	unanticipated events or circumstances.

Some or all of the foregoing could have a material adverse effect on our business, financial condition or results of operations. Moreover, we cannot provide assurances as to the timing or the extent of the anticipated benefits of the acquisition. Our inability to integrate and manage WorldPages successfully, or to achieve a substantial portion of the anticipated benefits within the time frame anticipated by management, could have a material adverse effect on our business, financial condition or results of operations.

Our Acquisition of WorldPages May Make it More Difficult to Implement Our Future Growth Strategy

      Our growth strategy may not continue to be effective now that we have acquired WorldPages. Our business will be significantly larger than it is now, and, as a result, future mergers, acquisitions or start-up directories, if any, may not have the desired benefits that we have experienced from past transactions.

We May Be Unable to Acquire Directories and Start-Up New Directories

      A substantial portion of our growth, approximately 76% of our revenue growth, since 1995 has resulted from the acquisition of directories from other independent yellow pages publishers and start-ups of new directories. On a pro forma basis, assuming the acquisition of WorldPages occurred in January 2000, our revenue growth from acquisitions would have been approximately 85%. While one of our strategies for achieving our financial objectives is increasing the number of directories we publish and the local markets which we serve, we cannot assure you that our historical success with acquisitions or start-ups will continue. We intend to continue to seek opportunities for future expansion, but we cannot assure you that we will be able to develop new directories or identify, negotiate and consummate acquisitions on attractive terms, nor can we assure you that new acquisitions or start-ups can be operated profitably or integrated successfully into our operations.

      Also, acquisitions and start-ups both require substantial attention from and place substantial demands upon our senior management, which may divert attention from and adversely impact their ability to manage our company’s existing business.

The Controlling Equityholder of Our Company May Have Interests in Conflict with the Interests of Our Noteholders

      Thomas H. Lee Equity Fund V and its affiliates and coinvestors own approximately 68% of TransWestern Communications Company, Inc.’s common stock. TCC is the sole manager of TransWestern and the general partner of Holdings, which is the sole member of TransWestern. Under the terms of an investors agreement, all of the stockholders of TCC have agreed to vote in favor of those individuals designated by Thomas H. Lee Equity Fund V and its affiliates to serve on the Board of Directors of TCC and Thomas H. Lee Equity Fund V and its affiliates and coinvestors have the right to appoint a majority of the Directors until the occurrence of certain events. As a result, Thomas H. Lee Equity Fund V and its affiliates and coinvestors have the ability to control the policies and operations of our company. Circumstances may occur in which the interests of

Thomas H. Lee Equity Fund V and its affiliates, as the principal equity holders of our company, could be in conflict with your interests as a holder of our notes. In addition, our equity investors may have an interest in pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to you as a holder of our notes.

Risks Relating to the Industry

We May Be Unable to Compete Successfully in Our Highly Competitive Industry

      The yellow pages directory advertising business is highly competitive. There are over 250 independent publishers operating in competition with the regional Bell operating companies and other telephone utilities. In most markets, we compete not only with the telephone utilities, but also with one or more independent yellow pages publishers. Many of these telephone utility competitors are larger and have greater financial resources than our company. We cannot assure you that we will be able to compete effectively with these other firms for advertising or acquisitions in the future. In addition, we compete against other media, including newspapers, radio, television, the Internet, billboards and direct mail, for business and professional advertising and cannot assure you that we will be able to compete successfully against these and other media for advertising.

We May Be Unable to Respond Adequately to Changing Technology in Our Industry or to Develop New Products

      The yellow pages directory advertising business is subject to changes arising from developments in technology, including information distribution methods, and users’ technological preferences. As a result of these factors, our growth and future financial performance may depend upon our ability to develop and market new products and services and create new distribution channels, while enhancing existing products, services and distribution channels, in order to accommodate the latest technological advances and user preferences, including the use of the Internet. The increasing use of the Internet by consumers as a means to transact commerce may result in new technologies being developed and services provided that could compete with our products and services. We have entered into a strategic agreement with InfoSpace, Inc. with respect to our Internet service. However, we cannot assure you that we will be successful in our attempt to provide our services over the Internet. If we fail to anticipate or respond adequately to changes in technology and user preferences, or are unable to finance the necessary capital expenditures, it could materially adversely affect our business, operating results or financial condition.

Fluctuations in the Price and Availability of Raw Materials Could Adversely Affect Our Business

      We are dependent upon outside suppliers for all of our raw material needs and, therefore, we are subject to price increases and delays in receiving supplies of such materials. Our principal raw material is paper, and we used 23.6 million and 31.4 million pounds of directory grade paper in the years ended December 31, 1999 and 2000, respectively, resulting in a total cost of paper during such periods of $6.6 million and $9.9 million, respectively. A 20% increase in the price of directory grade paper for the years ended December 31, 1999 and December 31, 2000 would have increased our total cost of paper in such years by approximately $1.3 million and $2.0 million, respectively. We do not purchase paper directly from paper mills; instead, our printers purchase the paper on our behalf at prices we have negotiated. Changes in the supply of, or demand for, paper could affect delivery times and prices. We cannot assure you that we will continue to have available necessary raw materials at reasonable prices or that any increases in paper costs would not have a material adverse effect on our business, financial condition or results of operations. For a discussion of our raw material costs see “Management’s Discussion and Analysis of Financial Condition and Result of Operations — Overview” section of this prospectus.

We May Be Adversely Affected by an Economic Recession

      We derive our net revenues from the sale of advertising in our directories. Our advertising revenues, as well as those of yellow pages publishers in general, generally do not fluctuate widely with economic cycles.

However, a prolonged national or regional economic recession could have a material adverse effect on our business, operating results or financial condition.

THE ISSUERS

      TransWestern Publishing Company LLC. TransWestern Publishing Company, L.P. (which we refer to as the “Partnership”) was formed in 1993 to acquire the TransWestern Publishing Division of US West Marketing Resources Group, Inc., a subsidiary of US West Inc. In October 1997, the Partnership completed a $312.7 million recapitalization (the “1997 Recapitalization”). In November 1997, the Partnership formed and contributed substantially all of its assets to TransWestern Publishing Company LLC (“TransWestern”) and TransWestern assumed or guaranteed all of the liabilities of the Partnership and the Partnership changed its name to TransWestern Holdings L.P. (which we refer to as “Holdings”). As a result of this transaction, Holdings’ only assets are all of the membership interests of TransWestern. All of the operations that were previously conducted by the Partnership are now being conducted by our company. TransWestern Communications Company, Inc. (“TCC”) is the general partner of Holdings and the sole manager of TransWestern.

      TWP Capital Corp. II. TWP Capital Corp. II (“Capital II”), a wholly owned subsidiary of TransWestern, was incorporated in 1997 for the purpose of serving as a co-issuer of our Series A notes, which were exchanged for our Series B notes, which were exchanged for our Series D notes. Capital II does not and will not have a substantial operations or assets of any kind and does not or will not have any revenues. As a result prospective purchasers of our notes should not expect Capital II to participate in servicing the interest or principal obligations of our notes. The indentures relating to our notes impose substantial restrictions on the activities of Capital II.

      Our principle executive offices are located at 8344 Clairemont Mesa Boulevard, San Diego, California 92111, and our telephone number is (858) 467-2800.

THE TRANSACTIONS

      The Initial Offering was consummated in advance of TransWestern’s acquisition of WorldPages and the June 2001 recapitalization of Holdings.

The 2001 Recapitalization

      In June 2001, Holdings completed a recapitalization in which it received equity and debt proceeds totaling approximately $435 million (the “2001 Recapitalization”). In the 2001 Recapitalization, investors led by Thomas H. Lee Equity Fund V, L.P. (“THL V”) and its affiliates and coinvestors (together, the “THL Parties”), CIVC Partners Fund, L.P. (“New CIVC”) and its affiliates (together, the “New CIVC Parties”), Providence Equity Partners, Holdings’ existing limited partners (the “Existing Limited Partners”) and TransWestern’s senior managers (the “Management Investors”), invested new and continuing capital of approximately $125 million in Holdings and TCC (the “Equity Investment”). The proceeds from the Equity Investment, together with borrowings of approximately $235 million under a new senior credit facility obtained in connection with the 2001 Recapitalization (the “Senior Credit Facility”) and the issuance of $75 million of Series E notes were used:

•	for approximately $30 million of consideration to redeem a portion of the limited partnership interests of existing limited partners;

•	for approximately $141 million to acquire all of the outstanding stock and stock options of WorldPages;

•	to repay approximately $138 million outstanding under TransWestern’s then existing credit facilities;

•	to repay approximately $74 million of WorldPages’ debt and accrued interest;

•	to pay approximately $29 million of fees and expenses associated with the 2001 Recapitalization and the WorldPages Acquisition;

•	to pay approximately $8 million to senior and middle management for contributions to the 1997 Equity Compensation Plan and for bonuses and deal fees associated with the 2001 Recapitalization;

•	to pay $3 million in fees and discounts associated with the issuance of the $75 million Series E Senior Subordinated Notes; and

•	for approximately $12 million of general corporate purposes, including working capital.

      The following purchases, sales, issuances and redemptions of Holdings’ equity securities were completed in the 2001 Recapitalization:

•	each Management Investor who was a holder of Class B Units exchanged all of his or her Class B Units (valued at approximately $2,402.72 per Unit) for an equal number (or as close to an equal number as was practicable) of Class A Units (valued at approximately $180.77 per Unit) and Preferred Units (valued at approximately $78.20 per Unit);

•	each Management Investor who was a holder of Class A Units and Preferred Units (“Existing Management Investors”) and other existing partners of Holdings exchanged a number of Class A Units (valued at approximately $180.77 per Unit) for that number of Preferred Units (valued at approximately $78.20 per Unit) so that after such exchange each Existing Management Investor held an equal number of Class A Units and Preferred Units (or as close to an equal number as was practicable);

•	Management Investors who did not currently own any of Holdings’ equity securities (“New Management Investors”) and certain other investors purchased from Holdings an equal number (or as close to an equal number as was practicable) of Class A Units (valued at approximately $180.77 per Unit) and Preferred Units (valued at approximately $78.20 per Unit);

•	Existing Management Investors (1) sold all or a portion of his or her Class A Units and Preferred Units to other investors, (2) retained all or a portion of its Class A Units and Preferred Units, and/or (3) purchased additional Class A Units and Preferred Units;

•	some Existing Management Investors and New Management Investors purchased new Class B Units;

•	Holdings redeemed a portion of the Equity Securities owned by Thomas H. Lee Equity Fund III, L.P. (collectively, “THL III”) and the 1997 Equity Compensation Plan;

•	some of the Existing Limited Partners, including THL III, sold their Equity Securities to new partners of Holdings and/or other Existing Limited Partners; and

•	as a result of the 2001 Recapitalization, the capital accounts of all the partners of Holdings were booked-up to reflect the fair market value of Holdings’ assets.

      As a result of the 2001 Recapitalization, the THL Parties became Holdings’ largest limited partner, and own approximately 68% of the equity of Holdings of the Class A Units and Preferred Units. The New CIVC Parties, the Management Investors and TCC own approximately 13%, 9% and 1% of the equity of Holdings, respectively. The THL Parties, the New CIVC Parties and the Management Investors own approximately 68%, 13% and 9% of the equity of TCC, respectively. The remainder of the equity of Holdings and TCC is held by other investors.

      The Senior Credit Facility was provided by Canadian Imperial Bank of Commerce, as administrative agent (“CIBC”), First Union National Bank (“First Union”), as syndication agent and Fleet National Bank, as documentation agent (“Fleet”). CIBC and First Union are affiliates of the Initial Purchasers.

The WorldPages Acquisition

      On June 28, 2001, TransWestern and WorldPages Merger Subsidiary, Inc., one of its wholly-owned subsidiaries, consummated a merger with WorldPages, pursuant to which TransWestern acquired all of the outstanding shares of common stock of WorldPages for approximately $216 million, including assumed indebtedness. The acquisition was funded with borrowings under the senior credit facility. WorldPages publishes 42 directories in seven states and is TransWestern’s largest acquisition to date.

      TransWestern’s integration plan for WorldPages includes:

•	eliminating WorldPages’ Internet division;

•	consolidating WorldPages’ print production facilities into TransWestern’s San Diego facility;

•	eliminating WorldPages’ corporate offices and significantly reducing the number of employees; and

•	discontinuing the Directory Service Division operations.

      The integration plan is on schedule to be completed by September 30, 2001. See “Business.”

THE PRINCIPAL INVESTORS

      The company’s principal equity investor, Thomas H. Lee Equity Fund V, L.P., is a $6.1 billion private equity fund affiliated with Thomas H. Lee Partners, L.P. Thomas H. Lee Partners, L.P. is a Boston-based private equity firm focused on identifying and acquiring substantial ownership positions in growth companies. Founded in 1974, Thomas H. Lee Partners, L.P. currently manages approximately $12 billion of committed capital. Notable transactions sponsored by the firm include Metris Companies, Fisher Scientific, Experian, Rayovac, HomeSide Lending and Snapple Beverage. Thomas H. Lee Partners, L.P. has supported TransWestern since 1997 when it was the lead equity investor in the 1997 Recapitalization.

      CIVC Partners, LLC (an affiliate of Bank of America), manages over $700 million of private equity capital on behalf of Bank of America. With over 30 years of experience in private equity investing, CIVC Partners, LLC provides growth capital to middle-market companies engaged in business services, financial services, media and communications, and industrial growth. Principals of CIVC have closed 40 deals since 1989, for a combined investment of over $600 million. The firm has 14 investment professionals based in Chicago with an average of over 10 years experience in equity investing. CIVC has supported TransWestern since 1993, when it was the lead equity investor in helping management purchase the company from US West Marketing Resources Group, Inc.

      Most of the Management Investors have been members of the company’s senior management since at least 1993 and have extensive experience in the yellow pages publishing business. See “Management” and “Security Ownership of Certain Beneficial Owners and Management.”

USE OF PROCEEDS

      We will not receive cash proceeds from the issuance of the Series F notes. We used the proceeds of approximately $72.3 million from the initial offering of the Series E notes to:

•	pay down $24.1 million of existing indebtedness outstanding under the revolving credit facility under our prior senior credit facility;

•	pay down $38.2 million of existing indebtedness outstanding under the term A loan of our prior senior credit facility; and

•	pay down $10.0 million of existing indebtedness outstanding under the term B loan of our prior senior credit facility.

CAPITALIZATION

      The following table sets forth the capitalization of TransWestern as of June 30, 2001. The information in this table should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus as well as our financial statements and notes thereto which you can find elsewhere in this prospectus.

As of June 30,
2001

(Unaudited)

Cash	$16,354

Total debt:
Senior Credit Facility

Revolving Credit Facility	$—

Term Loans	235,000

Other Debt	800

Senior Subordinated Notes	215,843

Total debt	451,643

Total Member Deficit	(78,584)

Total Capitalization	$373,059

PRO FORMA FINANCIAL STATEMENTS

      The following unaudited condensed pro forma consolidated statements of operations have been derived by giving effect to the acquisition of WorldPages by TransWestern using the purchase method of accounting as if the acquisition had occurred on January 1, 2000.

      The unaudited pro forma statements of operations for the year ended December 31, 2000 includes the historical statements of operations for both TransWestern and WorldPages for the year ended December 31, 2000. The unaudited pro forma statements of operations for the six months ended June 30, 2001 includes (i) the historical statement of operations for the six-months ended June 30, 2001 for TransWestern and (ii) the historical statement of operations for the period from January 1, 2001 through June 28, 2001 (acquisition date) for WorldPages.

      These pro forma statements of operations reflect estimates of certain cost savings that management has identified related to the elimination of duplicative costs for functional areas, facilities and certain business activities. As part of the acquisition cost of WorldPages, TransWestern recorded a liability pursuant to EITF 95-3 Recognition of Liabilities in Connection with a Purchase Business Combination. TransWestern has included certain cost savings related to the liabilities recorded at the acquisition date. TransWestern anticipates substantially completing the restructuring plan by October 31, 2001. However, the pro forma statements do not reflect certain other potential cost savings described in the notes to the pro forma financial statements that management believes should be achieved as a result of expected synergies. Actual cost savings achieved by TransWestern may vary considerably from the estimates discussed above.

      The following unaudited pro forma financial data and accompanying notes are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred had the transaction been consummated on the date described above, nor are they necessarily indicative of TransWestern’s future results of operations. The unaudited pro forma financial data and the related notes should be read in conjunction with TransWestern’s audited and unaudited financial statements for the year ended December 31, 2000 and for the six months ended, June 30, 2001 and the audited financial statements of WorldPages for the year ended December 31, 2000, and the unaudited financial statements for the period January 1, 2001 to June 28, 2001 included in this prospectus.

TransWestern Publishing Company LLC

Condensed Pro Forma Consolidated Statements of Operations

Year Ended December  31, 2000
(Unaudited, in thousands, except member unit data)

	TransWestern	WorldPages

	Year Ended	Year Ended
	December 31,	December 31,	Pro Forma		Pro Forma
	2000	2000	Adjustments		Combined

Net Revenues	$177,346	$102,253	$(2,487	)(a)	$277,112

Cost of Sales	33,302	21,982	(341	)(a)	54,943

Gross Profit	144,044	80,271	(2,146)		222,169

Operating Expenses:

Sales and Marketing	72,927	29,168	(5,877	)(a)	96,218

General and Administrative	14,785	44,618	(6,902	)(a)	49,073
			(3,428	)(b)

Depreciation and Amortization	27,854	15,753	29,130	(c)	72,737

Total Operating Expenses	115,566	89,539	12,923		218,028

Income (Loss) from Operations	28,478	(9,268)	(15,069)		4,141

Other Income (Expense), Net	418	(123)	114	(a)	409

Interest Expense	(25,906)	(5,355)	(11,956	)(d)	(43,217)

Income (Loss) from Continuing Operations Before Income Taxes	2,990	(14,746)	(26,911)		(38,667)

Income Tax Expense (Benefit)	254	(2,910)	—		(2,656)

Income (Loss) from Continuing Operations	$2,736	$(11,836)	$(26,911)		$(36,011)

Income (Loss) from Operations Per Member Unit	$2,736	$(11,836)	$(26,911)		$(36,011)

Six Months Ended June 30, 2001

		Period from
	Six Months	January 1, 2001
	Ended	to	Pro Forma		Pro Forma
	June 30, 2001	June 28, 2001	Adjustments		Combined

Net Revenues	$95,131	$79,064	$(2,364	)(a)	$171,831

Cost of Sales	19,399	19,209	(231	)(a)	38,377

Gross Profit	75,732	59,855	(2,133)		133,454

Operating Expenses:

Sales and Marketing	45,007	20,113	(2,269	)(a)	62,851

General and Administrative	10,190	28,124	(5,165	)(a)	31,442
			(1,707	)(b)

Depreciation and Amortization	15,449	8,778	11,119	(c)	35,346

Recapitalization transaction costs	15,371	—	—		15,371

Contribution to equity compensation plan	5,189	—	—		5,189

Total Operating Expenses	91,206	57,015	1,978		150,199

Income (loss) from operations	(15,474)	2,840	(4,111)		(16,745)

Other income (expense), net	747	(8)	(2	)(a)	737

Interest Expense	(13,182)	(2,954)	(5,476	)(d)	(21,612)

Loss from continuing operations before income taxes	(27,909)	(122)	(9,589)		(37,620)

Income tax expense	112	1,801	—		1,913

Loss from continuing operations	$(28,021)	$(1,923)	$(9,589)		$(39,533)

Loss from operations per member unit	$(28,021)	$(1,923)	$(9,589)		$(39,533)

(a)	In connection with the WorldPages acquisition, TransWestern has terminated WorldPages activity related to its sales of internet web advertising. The pro forma adjustments reflect the elimination of the historical internet operations as follows: (in thousands)

	Year Ended	Six Months
	December 31,	Ended June 30,
	2000	2001

Revenues	$(2,487)	$(2,364)

Cost of Revenues	341	231

Sales and Marketing	5,877	2,269

General and Administrative	6,902	5,165

Other income (expense), net	114	(2)

(b)	The pro forma adjustments to General and Administrative Expenses also consist of the following: (in thousands)

		Six Months
	Year ended	Ended
	December 31,	June 30,
	2000	2001

Employee salaries and facility rent(1)	$2,846	$1,423

WorldPages public company expenses(2)	582	284

Total Pro Forma adjustments to General and Administrative	$3,428	$1,707

(1)	In connection with the acquisition of WorldPages, TransWestern approved a plan to restructure the operations of WorldPages. Pursuant to EITF 95-3, Recognition of Liabilities in Connection with a Business Combination TransWestern accrued costs associated with employee terminations and facility closures upon the consummation of the transaction. The pro forma adjustments reflect the cost savings associated with the reduced headcount and leased facilities.

(2)	Reflects costs savings associated with investor relations, equity listing expenses and director fees of WorldPages as part of being a publicly listed company on the New York Stock Exchange.

(c)	To reflect the amortization expense of the acquired intangibles related to the purchase of WorldPages which consists of the following. (in thousands)

	Fair Value	Useful Life

Customer list	$36,800	42 months

Goodwill	158,088	60 months

Non-compete	700	36 months

Assembled workforce	1,600	12 months

	$197,188

(d)	In connection with a recapitalization of TransWestern Holdings L.P. in June 2001, TransWestern entered into a new $300.0 million credit facility and drew $35.0 million under a Term A Loan and $200.0 million under a Term B Loan. In addition, in May 2001, TransWestern issued $75.0 million of Series E 9 5/8% Senior Subordinated Notes due 2007, (excluding unamortized discount of $0.4 million). Also in connection with the 2001 Recapitalization and acquisition of WorldPages, TransWestern re-paid $137.5 million outstanding under its prior credit facility and $74.2 million of debt it assumed as part of the WorldPages acquisition. (in thousands)

				Six Months
			Year Ended	Ended
		Amount	December 31,	June 30,
	Rate	Borrowed	2000	2001

Interest Expense:

Senior Credit Facility Term A Loan	8.5%	$35,000	$2,975	$1,488

Senior Credit Facility Term B Loan	8.5%	$200,000	17,000	8,500

Series F senior subordinated notes	9.625%	$215,000	20,694	10,347

Commitment fee on unused revolving credit facility(1)			325	163

Pro forma cash interest expense			40,994	20,498

Amortization of debt issuance costs			2,354	1,180

Amortization of discount/premium, net			(131)	(66)

Total pro forma interest expense			43,217	21,612

Less: historical interest expense			(31,261)	(16,136)

Total pro forma adjustment to interest expense			$11,956	$5,476

(1)	Assumes 0.5% commitment fee and $65.0 million of undrawn amounts under the revolving credit facility.

      A 0.125% increase or decrease in the assumed interest rate on our senior credit facility would change the pro forma interest expense by approximately $294,000 and $147,000 for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively.

EBITDA Data

      In addition to the pro forma condensed financial statements shown above, TransWestern has provided EBITDA data. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States (GAAP), or as a measure of profitability or liquidity. However, TransWestern has included EBITDA because it may be used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company’s ability to service debt. TransWestern’s definition of EBITDA may not be comparable to that of other companies. “EBITDA” is defined as Income (loss) from Continuing Operations, before impairment of investments, discretionary contributions to the company’s equity compensation plans (such contributions represent special distributions to the company’s 1997 Equity Compensation Plan in connection with the recapitalization of TransWestern Holdings L.P. in June 2001), non-recurring management bonuses and fees in connection with the June 2001 recapitalization, plus interest expense, and depreciation and amortization and is consistent with the definition of EBITDA in the indentures relating to TransWestern’s notes and in TransWestern’s senior credit facility. EBITDA is not a measure of performance under GAAP. Pro forma EBITDA data for the year ended December 31, 2000 and for the six months ended June 30, 2001 is as follows. (in thousands)

Year Ended December 31, 2000

	TransWestern	WorldPages
	Year Ended	Year Ended
	December 31,	December 31,	Pro Forma	Pro Forma
	2000	2000	Adjustments	Combined

Net income (loss)	$2,736	$(11,836)	$(26,911)	$(36,011)

Interest expense	25,906	5,355	11,956	43,217

Income tax expense	254	(2,910)	—	(2,656)

Impairment of investment	250	—	—	250

Depreciation and amortization	27,854	15,753	29,130	72,737

Recapitalization transaction costs	—	—	—	—

Contribution to equity compensation plan	—	—	—	—

Non-recurring management recapitalization bonus	—	—	—	—

EBITDA	$57,000	$6,362	$14,175	$77,537

Six-Months Ended June 30, 2001

	Six Months	Six Months
	Ended	Ended	Pro Forma	Pro Forma
	June 30, 2001	June 28, 2001	Adjustments	Combined

Net loss	$(28,021)	$(1,923)	$(9,589)	$(39,533)

Interest expense	13,182	2,954	5,476	21,612

Income tax expense	112	1,801	—	1,913

Impairment of investment	250	—	—	250

Depreciation and amortization	15,451	8,778	11,119	35,348

Recapitalization transaction costs	15,371	—	—	15,371

Contribution to equity compensation plan	5,189	—	—	5,189

Non-recurring management recapitalization bonus	1,620	—	—	1,620

EBITDA	$23,154	$11,610	$7,006	$41,770

Other Synergies

      In addition to the pro forma adjustments identified above in the condensed pro forma consolidated financial statements of operations, TransWestern believes it may achieve other synergies as a result of the WorldPages acquisition. Specifically, TransWestern has identified net savings of $7.5 million and $3.8 million of costs related to salaries and fringe benefits from workforce reductions and integration of employee benefits for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively.

      Had these synergies been realized for the year ended December 31, 2000 and for the six months ended June 30, 2001, unaudited pro forma EBITDA would have been $85.0 million and $45.6 million, respectively.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

TransWestern

      The following table sets forth for the periods indicated selected historical consolidated financial data for TransWestern. The following selected historical consolidated financial data are qualified by the more detailed consolidated financial statements of the company and the notes thereto included elsewhere in this prospectus and should be read in conjunction with such consolidated financial statements and notes and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

      On May 1, 1998, our fiscal year end was changed from April 30 to December 31. Starting with the quarter ending September 30, 1998, we began reporting on a calendar year end basis.

      The consolidated financial information for the years ended December 31, 2000, December 31, 1999, April 30, 1998 and the eight months ended December 31, 1998 have been derived from our consolidated financial statements in this prospectus.

      The consolidated statement of operations data for the years ended April 30, 1996 and 1997 have been derived from our audited financial statements which do not appear in this prospectus.

TRANSWESTERN PUBLISHING COMPANY LLC

(Dollars in thousands)

				Eight
				Months
	Years Ended			Ended	Years Ended		Six Months Ended

	April 30,	April 30,	April 30,	December 31,	December 31,	December 31,	June 30,	June 30,
	1996	1997	1998	1998	1999	2000	2000	2001

Statement of Operations Data:

Net revenues	$77,731	$91,414	$100,143	$61,071	$146,399	$177,346	$73,494	$95,131

Cost of revenues	18,202	19,500	20,233	12,694	26,345	33,302	14,055	19,399

Gross profit	59,529	71,914	79,910	48,377	120,054	144,044	59,439	75,732

Operating expenses:

Selling and marketing	29,919	36,640	40,290	27,530	59,370	72,927	31,562	45,007

General and administrative	9,585	10,422	9,502	7,566	14,541	14,784	7,765	10,190

Depreciation and amortization	4,691	6,399	7,086	4,526	19,934	27,855	12,851	15,449

Recapitalization transaction costs	—	—	—	—	—	—	—	15,371

Contribution to equity compensation plan	796	—	5,543	—	—	—	—	5,189

Total operating expenses	44,991	53,461	62,421	39,622	93,845	115,566	52,178	91,206

Income from operations	14,538	18,453	17,489	8,755	26,209	28,478	7,261	(15,474)

Other income (expense), net	375	48	82	242	413	164	165	635

Interest expense	(6,630)	(7,816)	(13,387)	(11,754)	(22,786)	(25,906)	(12,432)	(13,182)

Income before extraordinary items and taxes	8,283	10,685	4,184	(2,757)	3,836	2,736	(5,006)	(28,021)

Extraordinary items(a)	(1,368)	—	(4,791)	—	—	—	—	(3,515)

Net income (loss)	$6,915	$10,685	$(607)	$(2,757)	$3,836	$2,736	$(5,006)	$(31,536)

Eight
Months
Years Ended	Ended	Years Ended	Six Months Ended

April 30,	April 30,	April 30,	December 31,	December 31,	December 31,	June 30,	June 30,
1996	1997	1998	1998	1999	2000	2000	2001

Other Data:

Capital expenditures	$484	$1,034	$996	$524	$1,521	$2,056	$687	$722

Cash flows provided by (used for):

Operating activities	13,091	15,302	15,681	4,474	10,545	17,178	6,055	(25,068)

Investing activities	(5,713)	(3,592)	(9,200)	(22,156)	(58,181)	(32,827)	(14,524)	(163,209)

Financing activities	(6,992)	(11,776)	(6,223)	30,237	34,736	16,443	11,528	202,670

EBITDA(b)	20,400	24,900	30,200	13,500	46,680	57,000	20,491	23,154

EBITDA margin(c)	26.2%	27.2%	30.2%	22.1%	31.9%	32.1%	27.9%	24.3%

Gross profit margin	76.6%	78.7%	79.8%	79.2%	82.0%	81.2%	80.9%	79.6%

Bookings(d)	$75,709	$86,859	$99,492	$70,281	$133,581	$167,141	$78,581	$97,023

Advance payments as a % of net revenue(e)	41.0%	45.1%	46.0%	47.4%	45.3%	44.4%	46.0%	42.8%

Number of accounts(f)	84,117	93,157	97,479	61,697	135,097	161,524	66,108	84,692

Average net revenues per account(g)	$924	$981	$1,027	$990	$1,084	$1,098	$1,112	$1,123

Number of directories published	118	128	139	84	191	231	101	122

Ratio of earnings to fixed charges(h):	2.3	x	2.3	x	1.7	x	0.77	x	1.2	x	1.1	x	0.61	x	0.44	x

Balance Sheet Data (at end of year):

Working capital	$2,088	$24	$5,443	$15,188	$8,430	$23,750	$11,412	$59,346

Total assets	47,423	48,231	60,804	90,830	146,335	166,138	159,929	461,768

Total debt	84,410	78,435	179,735	212,156	252,756	269,895	266,279	466,719

Member deficit(i)	$(55,606)	$(50,722)	$(145,912)	$(148,669)	$(144,833)	$(142,097)	$(149,840)	$(78,584)

See accompanying notes to Selected Historical Consolidated Financial and Other Data.

Notes to Selected Financial Data

(Dollars in Thousands)

(a)	“Extraordinary item” represents the write-off of unamortized debt issuance costs related to the repayment of debt prior to maturity. See Note 4 of the Notes to the Consolidated Financial Statements contained elsewhere in the annual report.

(b)	“EBITDA” is defined as income (loss) before extraordinary item, discretionary contributions to the company’s equity compensation plans (such contributions represent special distributions to the company’s equity compensation plans in connection with refinancing transactions), nonrecurring management bonuses and fees in connection with refinancing transactions, plus interest expense, and depreciation and amortization and is consistent with the definition of EBITDA in the indentures relating to TransWestern’s notes and in TransWestern’s new senior credit facility. Contributions to the equity compensation plans were $796 for the year ended April 30, 1996, $5,543 for the year ended April 30, 1998 and $5,189 for the six-month period ended June 30, 2001. EBITDA is not a measure of performance under accounting principles generally accepted in the United States (GAAP). EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. However, management has included EBITDA because it may be used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company’s ability to service debt. TransWestern’s definition of EBITDA may not be comparable to that of other companies.

(c)	“EBITDA margin” is defined as EBITDA as a percentage of net revenues. Management believes that EBITDA margin provides a valuable indication of the company’s ability to generate cash flows available for debt service.

(d)	“Bookings” is defined as the daily advertising orders received from accounts during a given period and generally occur at a steady pace throughout the year. Bookings generated by predecessor owners of acquired directories are excluded when the directory’s selling period is substantially complete as of the purchase date.

(e)	“Advance payments as a percentage of net revenues” is defined as, for a given period, all cash deposits received on advertising orders prior to revenue recognition as a percentage of net revenues recognized upon directory distribution.

(f)	“Number of accounts” is defined as the total number of advertising accounts for all directories published during a given period. Customers are counted as multiple accounts if advertising in more than one directory.

(g)	“Average net revenues per account” is defined as net revenues divided by the number of accounts.

(h)	“Ratio of earnings to fixed charges” is calculated by dividing earnings by fixed charges. Earnings consist of income (loss) before extraordinary item plus contributions to the equity compensation plans plus fixed charges. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt issuance costs, whether expensed or capitalized, and an allocation of one-fourth of the rental expense from operating leases which management considers to be a reasonable approximation of the interest factor of rental expense. After giving pro forma effect to the offering of the Series E notes and the acquisition of WorldPages, but before adjustment for associated cost savings, if any, our ratio of earnings to fixed charges would have been 2.6 to 1 for the year ended December 31, 2000 and 0.44 to 1 for the six months ended June 30, 2001.

(i)	Member deficit is the value of equity contributions to TransWestern by its member, TransWestern Holdings L.P., plus net income less Member distributions for income taxes and distributions related to recapitalization transactions completed during the years ended April 30, 1996 and 1998 and the six months ended June 30, 2001. Member distributions for income taxes during the years ended April 30, 1996, 1997 and 1998 totaled $3,400, $5,801 and $2,100, respectively. In connection with the November 1995 recapitalization of the Partnership, $36 million was distributed to the limited and general partners of the Partnership. Furthermore, in connection with the October 1997 recapitalization of the Partnership, $174.4 million was distributed to the limited and general partners of the Partnership. In connection with the June 2001 recapitalization of Holdings, approximately $38 million was distributed to the limited partners and the general partner of Holdings.

WorldPages

      The following selected financial data of WorldPages with respect to each of the three years in the three year period ended December 31, 2000 are derived from the historical financial statements of WorldPages, which were audited by KPMG LLP, independent certified public accountants. Prior to 1998, WorldPages operated as a holding company and had no significant operations other than the pursuit of acquisition interests. The following data should be read in conjunction with the historical consolidated financial statements of WorldPages, and the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere herein.

      Basic and diluted loss per share for WorldPages have been computed using the weighted average number of shares of common stock outstanding during each period. The weighted average number of shares was based on common stock outstanding for basic and diluted loss per share. All other common share equivalents, including exercise of common stock options and warrants, are excluded from the calculation of net loss per share due to their anti-dilutive effect.

WorldPages, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Year Ended December 31,			Six Months	Period from
				Ended	January 1, 2001 to
	1998	1999	2000	June 30, 2000	June 28, 2001

Revenues	$38,090	$49,987	$102,253	$66,763	$79,064

Expenses:

Printing, distribution and listings	8,670	13,440	21,982	14,389	19,209

Sales and marketing	8,976	11,464	29,168	15,794	20,113

General and administrative	16,689	20,529	44,618	23,296	28,124

Depreciation and amortization	4,190	4,695	15,753	6,441	8,778

Stock-based compensation	1,760	—	—	—	—

Income (loss) from operations	(2,195)	(141)	(9,268)	6,843	2,840

Other income (expense):

Interest expense	(1,845)	(4,766)	(5,355)	(2,498)	(2,954)

Other	177	75	(123)	(119)	(8)

Income (loss) before income taxes and extraordinary item	(3,863)	(4,832)	(14,746)	4,226	(122)

Income tax expense (benefit)	(91)	(1,465)	(2,910)	3,238	1,801

Net income (loss) before extraordinary item	(3,772)	(3,367)	(11,836)	988	(1,923)

Extraordinary item — loss on early retirement of debt, net of income tax benefit of $1,404	—	—	(2,291)	(2,291)	(1,923)

Loss from discontinued operations, net of tax benefit of $4,007 and $6,368, respectively	(7,507)	(7,378)	—	—	—

Loss on sale of discontinued operations, net of tax benefit of $8,145	—	(51,800)	—	—	—

Net loss	$(11,279)	$(62,545)	$(14,127)	$(1,303)	$(1,923)

Basic and diluted income (loss) per share from:

Continuing operations	$(.20)	$(.17)	$(.28)	$0.03	$(0.04)

Extraordinary early retirement of debt	—	—	(.05)	(0.06)	—

Discontinued operations	(.41)	(.37)	—	—	—

Sale of discontinued operations	—	(2.60)	—	—	—

Net income (loss) per share	$(.61)	$(3.14)	$(.33)	$(0.03)	$(0.04)

Weighted average common shares outstanding	18,593,947	19,955,829	42,559,843	37,116,000	47,029,545

CONSOLIDATED BALANCE SHEET DATA

(In thousands)

				Period	Period
	December 31,			Ended	Ended
				June 30,	June 28,
	1998	1999	2000	2000	2001

Current assets	$34,431	$20,194	$51,306	$54,254	$62,324

Working capital (deficit)	9,453	6,807	26,326	34,970	40,842

Total assets	187,622	109,059	334,950	152,929	334,657

Short-term borrowings	17,117	24,000	61	165	701

Long-term debt	17,233	—	68,606	259,926	73,414

Stockholders’ equity (deficit)	$131,584	$71,672	$241,364	$152,929	$239,761

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

TransWestern

      TransWestern Publishing Company, L.P. (the “Partnership”) was formed in 1993 to acquire the TransWestern Publishing Division of US West Marketing Resources Group, Inc., a subsidiary of US West Inc. In October 1997, the Partnership completed a $312.7 million recapitalization (the “1997 Recapitalization”). In November 1997, the Partnership formed and contributed substantially all of its assets to TransWestern and TransWestern assumed or guaranteed all of the liabilities of the Partnership and the Partnership changed its name to TransWestern Holdings L.P. (“Holdings”). As a result of this transaction, Holdings only assets are all of the membership interests of TransWestern. All of the operations that were previously being conducted by the Partnership are being conducted by our company.

      On May 1, 1998, the Board of Directors of TransWestern Communications Company, Inc. (“TCC”), the general partner of Holdings and the sole member of TransWestern, authorized the change of our fiscal year from a fiscal year ending April 30 to a fiscal year ending December 31. Starting with the quarter ending September 30, 1998, we began reporting on a calendar year end basis.

      We believe that comparisons between the year ended December 31, 1999 and the unaudited twelve month period ended December 31, 1998 are meaningful; therefore, these comparisons are discussed below.

Overview

      Revenue Recognition. We recognize net revenues from the sale of advertising placed in each directory when the completed directory is distributed. Costs directly related to sales, production, printing and distribution of each directory are capitalized as deferred directory costs and then matched against related net revenues upon distribution. All other operating costs are recognized during the period when incurred. As the number of directories increases, the publication schedule is periodically adjusted to accommodate new books. In addition, changes in distribution dates are caused by market and competitive conditions and the staffing level required to achieve the individual directory revenue goals. As a result, our directories may be published in a month earlier or later than the previous year which may move recognition of related revenues from one fiscal quarter or year to another. Year to year results depend on both timing and performance factors.

      Notwithstanding significant monthly fluctuation in net revenues and EBITDA recognized based on actual distribution dates of individual directories, quarterly recognition of net revenues and EBITDA fluctuate more throughout the year and typically increase at a higher rate than bookings, advance payments and total cash receipts when the company is growing. This is primarily the result of the fact that revenues and the associated EBITDA related to a directory are only recognized when a directory is distributed. Our bookings and cash collection activities generally occur at a steady pace throughout the year and reflect the growth of our portfolio of directories and business more rapidly as we add additional account executives from acquired companies as a result of recognizing bookings and cash activities as they occur. The table below demonstrates that quarterly bookings, collection of advance payments and total cash receipts fluctuate less than net revenues and EBITDA.

	Twelve Months ending December 31,
	(in millions)

	2001		2000				1999				1998

	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3

Net Revenues	$54.5	$40.7	$60.7	$43.1	$38.6	$34.9	$42.6	$38.2	$34.1	$31.5	$39.9	$21.9

EBITDA(a)	14.3	8.9	23.7	12.8	12.0	8.5	15.5	12.0	11.0	8.2	16.7	6.2

Bookings(b)	47.4	49.7	44.3	44.1	43.7	34.9	35.1	37.8	32.1	28.6	26.5	23.0

Advance Payments	25.5	19.8	20.2	21.4	19.7	17.0	18.7	17.6	15.7	14.4	12.5	11.0

Total Cash Receipts(c)	48.8	41.2	41.7	39.8	38.7	34.3	34.6	32.6	28.3	25.4	24.0	20.4

(a)	“EBITDA” is defined as income (loss) before extraordinary item, discretionary contributions to the company’s equity compensation plans (such contributions represent special distributions to the com-

pany’s equity compensation plans in connection with refinancing transactions), nonrecurring management bonuses and fees in connection with refinancing transactions, plus interest expense, and depreciation and amortization and is consistent with the definition of EBITDA in the indentures relating to TransWestern’s notes and in TransWestern’s new senior credit facility. EBITDA is not a measure of performance under accounting principles generally accepted in the United States (GAAP). EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

However, management has included EBITDA because it may be used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company’s ability to service debt. TransWestern’s definition of EBITDA may not be comparable to that of other companies.

(b)	“Bookings” is defined as the daily advertising orders received from accounts during a given period and generally occur at a steady pace throughout the year. Bookings generated by predecessor owners of acquired directories are excluded.

(c)	“Total cash receipts” includes both advance payments and collections of accounts receivable.

      Revenue Growth. A key factor in our company’s revenue growth has been the increase in the number of directories published. Compared to the year ended April 30, 1996, the number of directories published has increased by 113, from 118 to 231 as of December 31, 2000, and we increased our total number of accounts from nearly 85,000 to more than 161,000 over the same period. The growth in directories was primarily due to acquiring directories that expanded our presence in California, Florida, Ohio, Oklahoma, Texas, Georgia, Alabama, and Michigan. Excluding acquired directories, our net revenues grew 7.1% for the years ended April 30, 1998 and 7.6% and 7.0% in the years ended December 31, 1999 and 2000 respectively. Our average revenue per account increased from $1,031 for the year ended April 30, 1998 to $1,098 for the year ended December 31, 2000. Our revenue renewal grew from 85.2% for the year ended April 30, 1998 to 87.3% for the year ended December 31, 2000 and account renewal rate grew from 73.0% for the year ended April 30, 1998 to 75.6% for the year ended December 31, 2000.

      Net revenues from the sale of Internet directory services amounted to less than 2% of net revenues for the year ended December 31, 2000. We anticipate that Internet revenues will be less than 1% of net revenues in 2001.

      Bookings. The length of the measurement periods for revenues and bookings are the same; however, the measurement period for bookings for each month is a four week period ending between the 10th and the last day of the month. Consequently, the measurement period for bookings lags the measurement period for revenue and other items by as much as 21 days. Growth in bookings year over year, which is closely correlated with the number of account executives, was 25.1%, 34.2% and 14.5% for the years ended December 31, 2000, December 31, 1999 and April 30, 1998 respectively. To facilitate future growth, we increased the size of our sales force by approximately 20.7% from an average of 610 in the year ended December 31, 1999, to an average of 736 during the year ended December 31, 2000. The average number of account executives employed was 438 in the year ended April 30, 1998.

      Cost of Revenues. Our costs of revenue are: production, paper, printing distribution and licensing. Cost of revenues represented 18.8% of net revenues for the year ended December 31, 2000 compared to 18.0% for the year ended December 31, 1999 and 20.2% for the year ended April 30, 1998. At the individual directory level, production, printing, distribution and licensing costs are largely fixed for an established circulation, resulting in high marginal profit contribution from incremental advertising sales into an existing directory. Since 1995, our constant focus on process improvement and increased productivity has enabled us to minimize additional production and administrative costs while increasing the number of directories.

      Our principal raw material is paper. We used approximately 23.6 million and 31.4 million pounds of directory grade paper for the years ended December 31, 1999 and 2000, respectively, resulting in a total cost of paper during such periods of approximately $6.6 million and $9.9 million, respectively. We used approximately

18.2 million pounds of paper for the year ended April 30, 1998, resulting in a total cost of paper for such period of approximately $5.7 million.

      White pages listings are licensed from telephone utilities for a set fee per name and the number of listings correspond directly to planned circulation and does not fluctuate. Total licensing fees incurred by us were $0.2 million and $0.9 million for the years ended December 31, 2000 and 1999, and $1.1 million for the year ended April 30, 1998. Distribution is provided by several third-party vendors at a fixed delivery cost per directory as established by individual market.

      Selling and Marketing Expenses. Direct sales expense correlates closely with the size of our sales force. As we continue to increase the number of directories and to expand our total customer base, the number of account executives required to complete the annual selling cycle grows accordingly. Our ability to complete selling each directory within a prescribed time frame depends on account executive staffing levels and productivity. Historically, we have experienced a high turnover rate among our account executives, particularly among new hires, and therefore continue to invest in recruiting and training account executives to build the size of our sales force and to continue to grow revenue. The number of account executives has grown from an average of 610 in the year ended December 31, 1999, to an average of 736 during the year ended December 31, 2000.

      Cash Flow Management. We have instituted several policies to accelerate customer payments including:

•	requiring customers to make minimum deposits on their annual purchase at the time of contract signing;

•	requiring customers with small advertising purchases to pay 100% at the time of contract signing;

•	offering a cash discount to customers who pay 100% at the time of contract signing;

•	providing commission incentives to account executives to collect higher customer deposits earlier in the sales process; and

•	shortening customer payment terms from twelve months to eight months or less; and requiring new customers to begin payments immediately after contract signing rather than waiting for the directory to be distributed.

      Although we collect an advance payment from most advertisers, credit is extended based upon the size of the advertising program and customer collection history. While our accounts receivable are not subject to any concentrated credit risk, credit losses represent a cost of doing business due to the nature of our customer base, largely local businesses, and the use of extended credit terms. Generally, for larger and established accounts, credit may be extended under eight to twelve month installment payment terms. In addition, customers are given credits for the current year when errors occur in their advertisements. A reserve for bad debt and errors is established when revenue is recognized for individual directories. The estimated bad debt expense is determined on a market by market basis taking into account prior years’ collection history.

      Actual write-offs are taken against the reserve when our management determines that an account is uncollectible, which typically is determined after completion of the next annual selling cycle. Therefore, actual account write-offs may not occur for 18 to 24 months after directory publication. Actual write-offs for the year ended December 31, 1998 totaled $10.6 million, or 10.6% of net revenue. The estimated provision for bad debt totaled $12.7 million and $17.3 million in the years ended December 31, 1999 and 2000, respectively, or 8.7% and 9.8%, respectively, of net revenues. Actual account write-offs for the years December 31, 1999 and 2000 have not yet been finalized. Based on current estimates, we believe that actual write-offs, before recoveries, for the year ended December 31, 1999 and 2000 will total approximately $14.9 million and $17.4 million respectively, or 10.2% and 9.8%, respectively, of net revenues. Management regularly reviews actual write-offs of accounts receivable as compared to the reserve estimates made at the time individual directories are published.

TransWestern

Results of Operations

      The following table summarizes the Company’s results of operations as a percentage of revenue for the periods indicated:

				Six Months
	Years Ended		Year	Ended
	December 31,		Ended	June 30,
			April 30,
	2000	1999	1998	2001	2000

	(Unaudited)

Net Revenues	100.0%	100.0%	100%	100.0%	100.0%

Cost of Revenues	18.8	18.0	20.2	20.4	19.1

Gross Profit	81.2	82.0	79.8	79.6	80.9

Sales and Marketing	41.1	40.6	40.2	47.3	42.9

General and Administrative	8.3	9.9	9.5	27.0	28.1

Depreciation and Amortization	15.7	13.6	7.1	16.2	17.6

Contribution to Equity Compensation Plan	—	—	5.5	5.4	—

Income from Operations	16.1%	17.9%	17.5%	(16.3)%	9.9%

EBITDA	32.1%	31.9%	30.2%	24.3%	27.9%

      For the definition of “EBITDA,” see “Selected Financial Data.”

Six Months Ended June 30, 2001 Compared to the Six Months Ended June 30, 2000

      Net revenues increased $21.6 million, or 29.4%, from $73.5 million in the six months ended June 30, 2000 to $95.1 million in the same period in 2001. We published 122 directories in the six months ended June 30, 2001 compared to 101 in the same period in 2000. The net revenue growth was due to $14.9 million from 23 new directories, $2.7 million from five directories for which the publication date moved into the period and growth in the same 94 directories published during both periods of $6.7 million; offset by $2.7 million of net revenues associated with seven directories published in the six months ended June 30, 2000 but not in the same period in 2001.

      As a result of a combination of factors, including the addition of new customers, price increases, increases in the amount of advertising by current customers and new directory features such as additional ad sizes and additional headings, our same book revenue growth for the 94 directories published in both periods was 9.5%.

      Cost of revenues increased $5.3 million, or 38.0%, from $14.1 million in the six months ended June 30, 2000 to $19.4 million in the same period in 2001. The increase was the result of $4.4 million of costs associated with 23 new directories published in the six months ended June 30, 2001, and $0.4 million in costs associated with five directories published in the six months ended June 30, 2001, but not in the same period in 2000; offset by $0.6 million of costs associated with seven directories published during the six months ended June 30, 2000, but not in the same period in 2001. Costs for the same 94 directories published in both periods increased $0.8 million for the 2001 period compared to the prior year. Production support costs increased $0.3 million in the six months period ended June 30, 2001 due to the directories acquired since the second quarter of 2000.

      As a result of the above, gross profit increased $16.3 million, or 27.4%, from $59.4 million in the six months ended June 30, 2000 to $75.7 million in the same period in 2001. Gross margin decreased from 80.9% in the six months ended June 30, 2000 to 79.6% in the same period in 2001 as a result of higher direct costs on newly acquired directories.

      Sales and marketing expenses increased $13.4 million, or 42.6%, from $31.6 million in the six months ended June 30, 2000 to $45.0 million in the same period in 2001. The increase was attributable to increases of $2.2 million in sales support costs, $6.9 million in direct sales costs and $4.3 million in the provision for bad debt (which was consistent with the increase in net revenues).

      The increase in sales support costs of $2.2 million was due to $1.2 million in higher sales costs incurred by offices acquired since the second quarter of 2000 and $1.0 million due to increased costs of running existing sales offices. The increase in direct sales costs of $6.9 million was as follows: $4.1 million of additional costs were for the 23 new directories, $0.6 million for five directories moving into the period, and $2.9 million of higher costs associated with the 94 same directories published in both periods, offset by $0.7 million of costs associated with seven directories that were published in the six months ended June 30, 2000 but not in the same period in 2001. Direct sales costs as a percentage of revenue for the same 94 directories published during both periods increased from 20.5% to 22.5% in the six months ended June 30, 2000 compared to the same period in 2001.

      General and administrative expenses increased $5.0 million, or 24.4%, from $20.6 million for the six months ended June 30, 2000 to $25.6 million for the same period in 2001. The increase was due to amortization of acquired customer base and other intangibles of $2.7 million, $1.6 million for bonuses associated with the 2001 Recapitalization of Holdings and other increases in costs totaling $0.7 million.

      Recapitalization transaction costs of $15.4 million were incurred in the six months ended June 30, 2001 as compared to zero for the six months ended June 30, 2000 as a result of the 2001 Recapitalization.

      Contribution to equity compensation plans of $5.2 million were incurred in the six months ended June 30, 2001 as compared to zero for the six months ended June 30, 2000 as a result of a contribution to the 1997 Equity Compensation Plan made on June 28, 2001 in connection with the 2001 Recapitalization.

      As a result of the above factors, income from operations decreased $22.8 million, or 313.1%, from $7.3 million in the six months ended June 30, 2000 to a loss from operations of ($15.5) million in the same period in 2001. Income from operations as a percentage of net revenues decreased from 9.9% in the six months ended June 30, 2000 to (16.3%) in the same period in 2001.

      Interest expense increased $0.8 million, or 6.0%, from $12.4 million in the six months ended June 30, 2000 to $13.2 million in the same period in 2001 due to higher levels of debt partially offset by a decrease in the rates of interest paid as a result of decreases in Prime and LIBOR rates.

      Extraordinary loss in the six months ended June 30, 2001 was $3.5 million compared to zero in the same period in 2000. Extraordinary losses were the costs associated with the write-off of debt financing costs upon entering into a new $300.0 million senior credit facility that was used in part to pay-off $137.5 million outstanding under the prior credit facility of the company and $74.2 million to pay-off the assumed WorldPages debt and accrued interest after consummation of the acquisition of WorldPages.

      As a result of the above factors, net loss increased $26.5 million from a net loss of ($5.0) million in the six months ended June 30, 2000 to a net loss of ($31.5) million in the same period in 2001.

Year Ended December 31, 2000 Compared to the Year Ended December 31, 1999

      Net revenues increased $30.9 million, or 21.1%, from $146.4 million in the year ended December 31, 1999 to $177.3 million in the same period in 2000. We published 231 directories in the year ended December 31, 2000 compared to 191 in the same period in 1999. The net revenue growth was due to year to year growth in the same 180 directories published during both periods of $9.8 million, $21.7 million from 41 new directories and $5.5 million from ten directories for which the publication date moved into the period; offset by $6.1 million of net revenues associated with eleven directories published in the year ended December 31, 1999 but not in the same period in 2000.

      As a result of a combination of factors, including the addition of new customers, price increases, increases in the amount of advertising by current customers and new directory features such as colorization of ads, additional ad sizes and additional headings, same book revenue growth for the 180 directories published in both periods was 7.0%.

      Cost of revenues increased $7.0 million, or 26.4%, from $26.3 million in the year ended December 31, 1999 to $33.3 million in the same period in 2000. The increase was the result of $5.3 million of costs associated with 41 new directories published in the year ended December 31, 2000 and $1.3 million in costs associated with ten books published in the year ended December 31, 2000, but not in the same period in 1999; offset by $0.8 million of costs associated with eleven directories published during the year ended December 31, 1999, but not in the same period in 2000. Direct costs of publishing the same 180 books in the year ended December 31, 2000 as compared to 1999 increased $0.3 million. Indirect production costs increased $0.9 million for the 2000 period.

      As a result of the above factors, gross profit increased $23.9 million, or 20.0%, from $120.1 million in the year ended December 31, 1999 to $144.0 million in the same period in 2000. Gross margin decreased from 82.0% in the year ended December 31, 1999 to 81.2% in the same period in 2000 as a result of increased direct and indirect production costs associated with publishing the same 180 directories in 2000 compared to 1999.

      Selling and marketing expenses increased $13.5 million, or 22.8%, from $59.4 million in the year ended December 31, 1999 to $72.9 million in the same period in 2000. The increase in direct sales costs was attributable to $5.7 million of costs associated with 41 new directories, $1.4 million of additional sales costs for the same 180 directories published during both periods, $1.3 million of costs associated with ten directories that published in the year ended December 31, 2000 but not in the same period in 1999 offset by $1.3 million of costs associated with eleven books that published in the year ended December 31, 1999 but not in the same period in 2000. Indirect sales management costs increased $2.4 million. $1.9 million of these costs are associated with acquired sales offices and $0.5 million is related to increased support costs over the prior year. Our provision for bad debt for write-offs increased $4.0 million, or 9.0% as a percentage of net revenue, from $11.9 million in 1999 to $15.9 million in 2000. The increase in bad debts was attributable to $1.8 million of costs associated with 41 new directories, $2.0 million of additional bad debt for the same 180 directories published during both periods, primarily the result of increased revenues, $0.7 million of costs associated with ten directories that published in the year ended December 31, 2000 but not in the same period in 1999 offset by $0.5 million of costs associated with eleven books that published in the year ended December 31, 1999 but not in the same period in 2000. Selling and marketing expense as a percentage of net revenues increased from 40.6% in the year ended December 31, 1999 to 41.1% in the same period in 2000 primarily as a result of increased direct sales and support costs associated with publishing the same 180 directories in 2000 compared to 1999.

      General and administrative expense excluding depreciation and amortization increased $0.2 million, or 1.7%, from $14.6 million for the year ended December 31, 1999 to $14.8 million for the same period in 2000 primarily as a result of higher compensation and professional service costs in 2000 compared to 1999. Depreciation and amortization increased $8.0 million, or 39.7%, from $19.9 million in the year ended December 31, 1999 to $27.9 million for the same period in 2000 due to the amortization of acquired intangibles attributed to recently acquired directories.

      As a result of the above factors, income from operations increased $2.3 million, or 8.7%, from $26.2 million in the year ended December 31, 1999 to $28.5 million in the same period in 2000. Income from operations as a percentage of net revenues decreased from 17.9% in the year ended December 31, 1999 to 16.1% in the same period in 2000.

      Interest expense increased $3.1 million, or 13.7%, from $22.8 million in the year ended December 31, 1999 to $25.9 million in the same period in 2000.

      Income (loss) before extraordinary item decreased $1.1 million, or 28.7%, from $3.8 million in the year ended December 31, 1999 to $2.7 million in the same period in 2000.

Year Ended December 31, 1999 Compared to the Year Ended December 31, 1998 (Unaudited)

      Net revenues increased $37.5 million, or 34.4%, from $108.9 million in the year ended December 31, 1998 to $146.4 million in the same period in 1999. We published 191 directories in the year ended December 31, 1999 compared to 147 in the same period in 1998. The net revenue growth was due to year to year growth in the same 136 directories published during both periods of $7.8 million, $28.5 million from 43 new directories and $7.3 million from twelve directories for which the publication date moved into the period; offset by $6.1 million of net revenues associated with eleven directories published in the year ended December 31, 1998 but not in the same period in 1999.

      As a result of a combination of factors, including the addition of new customers, price increases, increases in the amount of advertising by current customers and new directory features such as colorization of ads, additional ad sizes and additional headings, same book revenue growth for the 136 directories published in both periods was 7.6%.

      Cost of revenues increased $5.4 million, or 25.9%, from $20.9 million in the year ended December 31, 1998 to $26.3 million in the same period in 1999. The increase was the result of $5.7 million of costs associated with 43 new directories published in the year ended December 31, 1999 and $1.0 million in costs associated with twelve books published in the year ended December 31, 1999, but not in the same period in 1998; offset by $1.6 million of costs associated with eleven directories published during the year ended December 31, 1998, but not in the same period in 1999. A decrease in direct costs of publishing the same 136 books in the years ended December 31, 1998 and 1999 of $0.6 million was substantially offset by increased indirect production costs of $0.9 million.

      As a result of the above factors, gross profit increased $32.1 million, or 36.5%, from $88.0 million in the year ended December 31, 1998 to $120.1 million in the same period in 1999. Gross margin increased from 80.8% in the year ended December 31, 1998 to 82.0% in the same period in 1999 as a result of increased sales on a same directory basis without a corresponding increase in direct or indirect production costs.

      Selling and marketing expenses increased $14.4 million, or 32.0%, from $45.0 million in the year ended December 31, 1998 to $59.4 million in the same period in 1999. The increase in direct sales costs was attributable to $6.7 million of costs associated with 43 new directories, $1.5 million of additional sales costs for the same 136 directories published during both periods, $1.4 million of costs associated with twelve directories that published in the year ended December 31, 1999 but not in the same period in 1998 offset by $1.6 million of costs associated with eleven books that published in the year ended December 31, 1998 but not in the same period in 1999. Indirect sales management costs increased $4.1 million due to the acquisition of sales offices and higher training costs and a $2.3 million increase in the provision for bad debt for write-offs due primarily to an increase in net revenue. Selling and marketing expense as a percentage of net revenues decreased from 41.3% in the year ended December 31, 1998 to 40.6% in the same period in 1999 primarily as a result increased net revenues from acquired directories.

      General and administrative expense excluding depreciation and amortization increased $3.7 million, or 33.9%, from $10.9 million for the year ended December 31, 1998 to $14.5 million for the same period in 1999 primarily as a result of higher incentive compensation and professional service costs in 1999 compared to 1998. Depreciation and amortization increased $12.7 million or 175.2% from $7.2 million in the year ended December 31, 1998 to $19.9 million for the same period in 1999 due to the amortization of acquired intangibles attributed to recently acquired directories.

      As a result of the above factors, income from operations increased $1.3 million, or 5.3%, from $24.9 million in the year ended December 31, 1998 to $26.2 million in the same period in 1999. Income from operations as a percentage of net revenues decreased from 22.9% in the year ended December 31, 1998 to 17.9% in the same period in 1999.

      Interest expense increased $5.0 million, or 28.1%, from $17.8 million in the year ended December 31, 1998 to $22.8 million in the same period in 1999.

      Income (loss) before extraordinary item decreased $3.6 million, or 46.5%, from $7.4 million in the year ended December 31, 1998 to $3.8 million in the same period in 1999.

WorldPages

General

      Prior to February 2000, WorldPages’ only continuing operations were those of its yellow pages advertising subsidiary, Great Western Directories. Consequently, the financial statements included herein relate to WorldPages and Great Western prior to February 22, 2000, but include the results of YPtel Corporation, Web YP, Inc., Big Stuff, Inc. and Interactive Media Services, Inc. (the “Acquisitions” or the “Acquired Companies”) only for the period after their respective acquisition.

      The following table sets forth, for the periods presented, certain information relating to the continuing operations of WorldPages, expressed as a percentage of revenues:

	Years Ended			Six Months
	December 31,			Ended June 30,

	2000	1999	1998	2001	2000

Directory revenues	90.6%	100.0%	100.0%	91.3%	95.6%

Internet revenues	9.4	—	—	8.7%	4.4%

	100%	100.0%	100.0%	100.0%	100.0%

Cost of services:

Printing, distribution and publishing	21.5	21.7	23.5	24.3	21.6

Sales and marketing	28.5	21.8	22.8	25.4	23.7

General and administrative	43.6	41.4	40.8	35.6	34.9

Depreciation and amortization	15.4	9.7	10.1	11.1	9.6

Income (loss) from continuing operations	(9.0)%	5.4%	2.8%	3.6%	10.2%

      Prior to February 1998, WorldPages had not conducted any operations other than those relating to its initial public offering of common stock. Consequently, the actual financial statements included herein relate only to WorldPages prior to February 18, 1998, but include the results of Great Western in continuing operations for the period after February 18, 1998. Certain pro forma operating information is presented for comparative purposes as if the IPO and the acquisition of Great Western had occurred on January 1, 1998. The pro forma operating information does not purport to represent the results of operations of WorldPages that would have actually occurred if the IPO and the acquisition of Great Western had in fact occurred on the date stated above. Since Great Western and WorldPages were not under common control or management, historical combined results of operations may not be comparable to, or indicative of, future performance.

Results of operations for the period ended June 28, 2001 (hereinafter considered a six month period), compared to the results of operations for the six months ended June 30, 2000

      Total revenues were $79.1 million in the first six months of 2001, compared to $66.8 million in total revenues in the first six months of 2000, an increase of 18.4%. WorldPages’ print yellow pages operations accounted for $72.2 million, or 91.3%, of total revenues in the six months ended June 28, 2001, compared to $63.8 million, or 95.6% of total revenues in the comparable period of 2000. WorldPages’ Internet operations accounted for the remaining revenues in the first six months of both 2001 and 2000. The increase in revenues was due primarily to the following: (1) approximately $10.3 million of the increase was attributable to print sales from directories added through the acquisition of YPtel Corporation in February 2000; (2) approximately $3.9 million of the increase was attributable to higher sales of WorldPages’ Internet products; (3) approximately $4.7 million of the increase was from sales attributable to the new Seattle, Washington directory that had its first publication in the first six months of 2001; (4) approximately $1.7 million of the increase was from sales attributable to the Monterey, California directory that was published in the first six months of 2001, but had not been published in 2000; (5) these increases were offset by approximately

$8.1 million relating to the Portland and Spokane directories that were distributed in the first six months of 2000, but not distributed in 2001.

      Cost of sales increased to $19.2 million, or 33.5%, in the first six months of 2001, from $14.4 million in the first six months of the prior year. As a percentage of sales, printing, distribution and listing costs increased to 24.3% of sales in the first six months of 2001, compared to 21.6% for the first six months of 2000. The increase in cost of sales was due primarily to costs associated with WorldPages’ new directory in Seattle, Washington. This first year directory had substantially higher printing and distribution costs as a percentage of sales due to low sales volume which is typical for new directories. Excluding the impact of the Seattle directory, cost of sales as a percent of sales increased to 22.4% of sales as a result of increasing distribution in selected markets.

      Sales and marketing costs increased to $20.1 million for the first six months of 2001 from $15.8 million in the comparable period of 2000. As a percent of sales, sales and marketing increased to 25.4% of sales for the first six months of 2001 from 23.7% for the first six months of 2000. The increase was due primarily to costs associated with WorldPages’ new directory in Seattle, Washington. Excluding the impact of the Seattle directory, sales and marketing costs as a percent of sales decreased to 23.5% of sales. The decrease in the expense rate was due lower costs resulting from consolidating sales and marketing programs in the first six months of 2001.

      General and administrative expenses increased to $28.1 million, or 20.7%, for the six months ended June 28, 2001, from $23.3 million for the six months ended June 30, 2000. The increase in gross dollars was due to general and administrative costs of companies acquired. As a percentage of revenues, general and administrative expenses were 35.6% of sales in the first six months of 2001, and 34.9% in the same period of 2000. The increase was due to higher costs associated with WorldPages’ expansion into new print directory markets and administrative costs related to the expansion of WorldPages’ Internet operations.

      Depreciation and amortization was approximately $8.8 million in the first six months of 2001 as compared to $6.4 million in the first six months of 2000. Depreciation and amortization consisted principally of amortization of goodwill and customer lists resulting from acquisitions. Amortization of intangibles related to acquisitions was $8.2 million of the total depreciation and amortization in the first six months of 2001.

      Interest expense for the first six months of 2001 was approximately $3.0 million, an increase of $0.5 million from interest expense of $2.5 million in the first six months of 2000. The increase was due to higher borrowings under WorldPages’ revolving credit facility as a result of the acquisitions in February and April of 2000.

      Income tax expense of $1.8 million was recognized in the first six months of 2001 compared to income tax expense of $3.2 million in the first six months of 2000. The decrease was due to lower taxable income in the first six months of 2001, than in the first six months of 2000. WorldPages’ effective tax rate was substantially higher than statutory tax rates principally because amortization of certain intangible assets is not deductible for tax purposes.

      Net loss from continuing operations was $1.9 million, or $.04 per share, in the six months ended June 28, 2001, compared to net income from continuing operations of $1.0 million, or $.03 per share, in the first six months of 2000.

      Earnings from continuing operations before interest, taxes, depreciation, and amortization, (EBITDA) decreased 12.5% to $11.6 million for the six months ended June 28, 2001, from EBITDA of $13.3 million in the first six months of 2000. The decrease in EBITDA was due to the aforementioned new Seattle, Washington directory that was launched in the first six months of 2001 and had an operating loss of $1.0 million. Excluding the impact of the Seattle directory, EBITDA for the first six months of 2001 decreased 5.0% to $12.6 million from $13.3 million in the comparable period of 2000. EBITDA is a measure commonly used in industry and is presented to assist in an understanding of WorldPages’ operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable to other similarly titled measures of other companies.

Results of operations for the year ended December 31, 2000, compared to the results of operations for the year ended December 31, 1999

      Total revenues were $102.3 million in the year 2000 compared to $50.0 million total revenues in 1999, an increase of 104.6%. WorldPages’ print yellow pages operations account for $92.7 million, or 90.6%, of total revenues in the year ended December 31, 2000, compared to $50.0 million, or 100%, of total revenues in the comparable period of 1999. WorldPages’ Internet operations account for the remaining revenues in 2000. The increase in revenues was due primarily to the following: (1) approximately $33.2 million of the increase is due to sales from WorldPages’ new directories from the acquisition of YPtel Corporation in February 2000; (2) approximately $9.6 million is from growth in WorldPages’ Internet business; (3) approximately $6.5 million is due to the new Austin, Texas directory that had its first sales year in the second quarter of 2000; and (4) $4.7 million of the increase is due to a combination of increased advertising revenue from existing customers, incremental sales from new customers and sales from directory services. These increases were partially offset by the loss of $1.7 million of revenue relating to the Monterey, California directory that was not distributed in the year 2000, but delayed until 2001 for competitive reasons. WorldPages’ Internet revenues increased to $9.6 million in 2000, whereas WorldPages had no Internet revenues in 1999. WorldPages expects revenues from its Internet operations to be a larger portion of total revenues in the future.

      On a pro forma basis, assuming the acquisitions occurred on January 1, 1999, pro forma total revenues increased to $117.3 million, or 27.2% over pro forma 1999 total revenues. Pro forma print business revenues increased 20.8% to $106.5 million and pro forma Internet business revenue increased 162% to $10.8 million for the pro forma period from $4.1 million.

      Printing, distribution and listings costs increased to $22.0 million, or 63.6%, in the year 2000 from $13.4 million in 1999. The increase in costs was due to printing costs associated with WorldPages’ new directories from the acquisition of YPtel Corporation. As a percentage of sales, printing, distribution and listing costs decreased to 21.5% of sales in 2000 from 21.7% in 1999. The decrease in the percentage was due to operating efficiencies realized from higher sales volume.

      Sales and marketing costs for the year 2000 increased to $29.2 million, or 154%, from $11.5 million in 1999. The increase in costs was due primarily to sales and marketing costs of acquired businesses. As a percentage of sales, sales and marketing increased to 28.5% of sales in 2000 from 21.8% in 1999. The increase in the percentage was due to higher commissions, selling and marketing costs associated with WorldPages’ Internet operations in 2000.

      General and administrative expenses for the year 2000 increased to $44.6 million, or 117%, from $20.5 million in 1999. The increase in costs was due primarily to general and administrative costs of acquired businesses. As a percentage of revenues, general and administrative expenses increased to 43.6% of sales in the year 2000 from 41.4% in 1999. The expense rate was higher due to general and administrative costs associated with WorldPages’ Internet business, higher bad debt provision and other administrative costs associated with WorldPages’ expansion into new markets and higher corporate costs.

      Depreciation and amortization was approximately $15.8 million in the year 2000 compared to $4.7 million in 1999. Depreciation and amortization consisted principally of the amortization of goodwill and customer lists resulting from acquisitions. The increase was due to the amortization of goodwill associated with the businesses acquired in February and April 2000.

      Interest expense for the year 2000 was approximately $5.4 million, an increase of $.6 million from interest expense of $4.8 million in 1999. The increase was due to increased borrowings and interest related to the acquisitions that occurred in February and April 2000, which was partially offset by lower borrowings under WorldPages’ revolving credit facility after the sale of WorldPages’ telecommunications entities up until the acquisitions.

      Income tax benefit was $2.9 million for the year 2000 compared to an income tax benefit of $1.5 million in 1999. The decrease was due to a higher net loss in 2000 than in 1999. WorldPages’ effective tax rate is substantially higher than statutory tax rates principally because amortization of goodwill is not deductible for tax purposes. Management believes that WorldPages will generate sufficient taxable income to utilize the tax benefits recorded prior to their expiration.

      Net loss from continuing operations was $11.8 million, or $.28 per share, in the year ended December 31, 2000, compared to a net loss from continuing operations of $3.4 million, or $.17 per share, in 1999.

      Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) increased 42.4% to $6.5 million for the year ended December 31, 2000, from EBITDA of $4.6 million in 1999. The increase in EBITDA was due to the aforementioned EBITDA from the first sales year for the Austin directory compared to negative EBITDA from the Austin directory in 1999, and positive EBITDA from the print yellow pages business acquired in February 2000. These improvements in EBITDA were partially offset by negative EBITDA from WorldPages’ Internet operations. On a pro forma basis, assuming the acquisitions occurred at the beginning of 1999, pro forma EBITDA for the year ended December 31, 2000 increased 103% to $9.5 million from $4.7 million. EBITDA is a measure commonly used in industry and is presented to assist in an understanding of WorldPages’ operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable to other similarly titled measures of other companies.

Results of operations for the year ended December 31, 1999, compared to the Pro Forma Results of Operations for the year ended December 31, 1998. The 1998 Pro Forma Results assume that the acquisition of Great Western occurred on January 1, 1998.

      Revenues from continuing operations for the year ended December 31, 1999, increased 5.6% to $50.0 million from pro forma revenues of $47.3 million in 1998. Approximately $.8 million of the increase was due to the introduction of a prototype directory in the Austin, Texas market in the second quarter of 1999 and approximately $.6 million of the increase was due to the first sold year publication of a directory in the North Channelview, Texas market. Excluding prototype directories, revenues increased 3.0% to $48.6 million. The increase in revenue from recurring directories was due to a combination of increased advertising revenue from existing customers and incremental sales from new customers.

      Printing, distribution and listing costs for the year ended 1999, increased $2.1 million to $13.4 million from pro forma $11.3 million in 1998. The increase was due to $2.8 million of costs related to the Austin, Texas prototype directory incurred during the second quarter of 1999. Excluding prototype directories, printing, distribution, and listing costs decreased 5.0% to $10.5 million. As a percent of sales, printing, distribution and listing costs of recurring directories decreased to 21.7% of sales in 1999 from 23.5% in 1998. The decrease was due to the negotiation of lower costs from printers and outside service providers for certain directories offset partially by higher costs on certain other directories.

      Sales and marketing costs for the year ended December 31, 1999, increased to $11.5 million from pro forma $10.8 million in 1998. The increase was principally due to $.7 million of costs related to the Austin, Texas prototype directory. Excluding prototype directories, sales and marketing costs were $10.6 million. As a percent of sales, sales and marketing costs decreased to 21.8% of sales in 1999 from 22.8% in 1999. The decrease in the expense rate was due to lower incentive compensation and trade expenses resulting from restructured incentive compensation and trade programs.

      General and administrative expenses increased $1.3 million, or 6.6%, to $20.5 million for the year ended December 31, 1999, from pro forma $19.2 million in 1998. The increase was partially due to $.4 million of expenses related to the Austin, Texas prototype directory. Excluding prototype directories, general and administrative expenses increased 4.5% to $20.1 million. As a percentage of revenues, general and administrative expenses were 41.4% of sales for the year ended December 31, 1999, and 40.8% of pro forma sales in the year ended December 31, 1998. The increase in the expense rate was due to increases in the bad debt reserve and salaries and wages, which were partially offset by operating efficiencies.

      Depreciation and amortization was approximately $4.7 million in the year ended December 31, 1999, and $4.8 million in pro forma 1998. Depreciation and amortization consisted principally of the amortization of goodwill and customer lists resulting from the acquisition of Great Western.

      Interest expense for the year ended December 31, 1999, was approximately $4.8 million, an increase of $2.8 million from pro forma interest expense of $2.0 million in 1998. The increase was due to higher debt from borrowings under Great Western’s revolving credit facility used to finance WorldPages’ operating losses and growth in the discontinued telecommunications segment. No interest expense was allocated to discontinued operations.

      Income tax benefit of $1.5 million was recognized for the year ended December 31, 1999, compared to pro forma income tax expense of $.7 million in 1998. The decrease was due to lower taxable income in 1999 than in 1998. WorldPages’ effective tax rate is substantially higher than statutory tax rates principally because amortization of goodwill is not deductible for tax purposes.

      Net loss from continuing operations was $3.4 million, or $.17 per share, for the year ended December 31, 1999, compared to pro forma net loss from continuing operations of $3.0 million, or $.15 per share in the comparable period of 1998. The decrease in net loss was primarily due to the improved operating leverage in printing, distribution and listings and an income tax benefit.

      Earnings before interest, taxes, depreciation and amortization and stock-based compensations (EBITDA) is a commonly used measure and is presented to assist in understanding WorldPages’ operating results. However, it is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles. EBITDA decreased to $4.6 million for the year ended December 31, 1999, from pro forma EBITDA of $6.0 million in the comparable period of 1998, due to the previously mentioned Austin, Texas prototype directory. Excluding net prototype costs of $3.1 million associated with the Austin, Texas directory and the results of the first year sold publication in the North Channelview, Texas market, EBITDA increased to $7.3 million for the year ended December 31, 1999, an increase of 21.1%.

      WorldPages did not complete the acquisition of Great Western and the telecommunications subsidiaries until February 18, 1998; therefore, actual results include only the activity of Great Western from February 18, 1998 to December 31, 1998. For the year ended December 31, 1998, actual loss from operations was $2.2 million and net loss from continuing operations was $3.8 million, or $.20 per share. WorldPages had no operating revenues in 1997 and was engaged in activities relating to the IPO.

Discontinued Operations

      Net loss from discontinued operations was $28.3 million for the period from January 1, 1999 to November 19, 1999, compared to net loss from discontinued operations of $13.9 million in the year ended December 31, 1998. Approximately $16.9 million of these net losses were included in the estimated loss on sale and were charged against the reserve established in the first quarter of 1999.

      Revenues from discontinued telecommunications services increased 28.8% to $86.2 million in 1999 compared to $59.6 million in 1998. The increase in telecommunications revenue was due to increased local service revenue as WorldPages implemented aggressive sales and marketing of local services in addition to long-distance services. WorldPages’ local service revenues in 1999 were $46.3 million compared to 1998 local service revenues of $19.1 million.

Effect of Recent Accounting Pronouncements

      In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 requires that every derivative be recorded as either an asset or liability in the balance sheet and measured at its fair value. SFAS No. 133 also requires that changes in the derivative’s gains and losses to offset related results on the hedged item in the income statement, and requires that a company formally document, designate and assess the effectiveness of transactions that require hedge accounting. WorldPages is required to adopt SFAS No. 133, as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133, an amendment of FASB Statement No. 133,” and SFAS No. 138 “Accounting for Certain Derivatives

Instruments and Certain Hedging Activities — an amendment to FASB Statement No. 133” on a prospective basis for interim periods and fiscal years beginning January 1, 2001. Management does not anticipate that the adoption of SFAS No. 133, as amended, will have a material effect on the consolidated financial position or results of operations of WorldPages.

      In December 1999, the SEC released Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition.” SAB 101 provides interpretive guidance on the recognition, presentation and disclosure of revenue in financial statements. Management has determined that the adoption of this standard will not have a material impact on WorldPages’ consolidated financial position or results of operations.

Liquidity and Capital Resources

      Net cash provided (used) by operating activities was ($25.1) million in the six months ended June 30, 2001 compared to $6.1 million in the same period in 2000. The decrease in cash provided by operations resulted primarily from increased receivables and increased customer deposits primarily related to the increased size of our directory portfolio as a result of acquisitions. Net cash provided by operating activities was $17.2 and $10.5 million in the years ended December 31, 2000 and 1999, respectively and $15.7 million in the year ended April 30, 1998. The decrease from the year ending April 30, 1998 to the year ending December 31, 1999 of $5.2 million was due to: a higher level of trade receivables attributed to higher net revenue, higher write-offs of doubtful accounts due to an increase in the rate of account write-offs, and a lower level of accrued payables, interest and other accrued liabilities in December 1999 compared to April 1998. These items more than offset an increase in net income over the same period. The increase of $6.6 million for the year ending December 31, 2000 as compared to 1999 is primarily the result of increased EBITDA of $10.3 million from directories publishing in 2000. This increase was partially offset by increased deferred directory costs and the payment of accrued acquisition costs during the year.

      Customer deposits (advance payments) increased $4.0 million in the six months ended June 30, 2001 compared to the same period in the prior year. The increase is primarily related to the increased size of our directory portfolio as a result of acquisitions.

      Net cash for investing activities was $163.2 million in the six months ended June 30, 2001 as compared to $14.5 million in the same period in 2000. Investing activities consist primarily of cash used to acquire directories. In the six months ended June 30, 2001, $155.0 million was spent on acquisitions compared to $13.8 million in the same period in the prior year. Net cash used for investing activities was approximately ($32.8) million and ($58.2) million in the years ended December 31, 2000 and 1999, respectively and ($9.2) million in the year ended April 30, 1998. The increase in the year ended December 31, 1999 as compared to the years ended December 31, 2000, and April 30, 1998 was due to higher directory acquisition payments during 1999.

      Net cash provided by financing activities was $202.7 million in the six months ended June 30, 2001 as compared to $11.5 million in the same period in 2000. These amounts were primarily borrowings incurred for acquisitions during the quarters, and proceeds generated from the 2001 Recapitalization. Net cash provided by/(used for) financing activities was approximately $16.4 million and $34.7 million in the years ended December 31, 2000 and 1999, respectively and ($6.2) million in the year ended April 30, 1998. The cash used for financing activities in the year ended April 30, 1998 was due to the net use of cash relating to the 1997 Recapitalization. The increase in funds provided by financing activities in the year ended December 31, 1999 is due to the net increase in the revolving credit facility of $40.1 million for the purposes of acquiring new directories. Funds were drawn in late 1998 in the anticipation of the United Directory Services, Inc. acquisition in January 1999. The $16.4 million of funds borrowed in the year ended December 31, 2000 was used to finance acquisitions during the year. As compared to 1999, funds provided by financing decreased $18.3 million, primarily as a result of lower acquisition activity.

      Capital expenditures were $2.1 million and $1.5 million for the years ended December 31, 2000 and 1999, respectively and $1.0 million for the year ended April 30, 1998. Capital spending is used largely for computer hardware and software upgrades for the maintenance of production and operating systems. As of December 31, 2000, we did not have any material commitments for capital expenditures.

      Working capital increased $15.3 million from $8.4 million at December 31, 1999 to $23.7 million at December 31, 2000. Net accounts receivable, which represents the largest component of working capital, increased to $49.0 million as of December 31, 2000 compared to $36.2 million as of December 31, 1999 due to an increase in net revenues. Cash increased to $2.0 million as of December 31, 2000 from $1.2 million as of December 31, 1999. Current liabilities increased to $40.4 million as of December 31, 2000 from $40.2 million as of December 31, 1999, primarily as a result of increased customer deposits from our increased portfolio size as a result of acquisitions. Advance payments as a percentage of net revenues decreased from 45.3% for the year ended December 31, 1999 to 44.4% in the same period in 2000 due to lower advanced payments on a same book basis of 0.8% and on lower advance payments on acquired books.

      In connection with the 2001 Recapitalization, TransWestern entered into a new $300.0 million senior credit facility and drew $35.0 million in Term A and $200.0 million in Term B Loans. In addition, in May 2001, TransWestern issued $75.0 million of Series E 9  5/8% Senior Subordinated Notes due 2007, (excluding unamortized discount of $0.4 million). Also in connection with the 2001 Recapitalization and acquisition of WorldPages, TransWestern re-paid $137.5 million under its then existing credit facility and $74.2 million of debt assumed as part of the WorldPages acquisition.

      As of June 30, 2001 TransWestern had total outstanding long term indebtedness of $461.9 million, including $140.0 million of Series D Senior Subordinated Notes due 2007 and $75.0 million of Series E 9  5/8% Senior Subordinated Notes due 2007, (excluding net unamortized premium and discount of $0.8 million), $35.0 million of outstanding borrowings under the senior credit facility Tranche A Term Loan, $200.0 million outstanding under the senior credit facility Tranche B Term Loan, and $16.7 million in acquisition related debt, all of which ranks senior to the Series D and E notes. As of June 30, 2001 TransWestern had no outstanding borrowings under its revolving credit facility, with total borrowing availability of $65.0 million.

      In connection with the 1997 Recapitalization, we incurred significant debt. As of December 31, 2000 we had total outstanding long term indebtedness of $267.9 million, which represented an increase of $16.9 million, or 6.7%, from total outstanding long term indebtedness as of December 31, 1999. The outstanding long term indebtedness as of December 31, 2000 included: $140 million of TransWestern’s Series D 9  5/8% Senior Subordinated Notes due 2007 (excluding unamortized premium), $62.7 million of outstanding borrowings under the Term A loan outstanding under TransWestern’s then existing senior credit facility, $39.7 million of outstanding borrowings under the Term B loan outstanding under TransWestern’s then existing senior credit facility, $22.5 million of outstanding borrowings under the revolving loan facility, and $1.6 million in acquisition related debt, all of which rank senior to the Series D notes. As of December 31, 2000 we had $47.5 million of additional borrowing availability outstanding under our then existing senior credit facility.

      Our principal sources of funds are cash flows from operating activities and available funds under our revolving credit facility. Assuming the successful implementation of management’s business and operating strategy, we believe that these funds will provide us with sufficient liquidity and capital resources to meet our current and future financial obligations for the next twelve months, including the payment of principal and interest on our notes, as well as to provide funds for our working capital, capital expenditures and other operating needs. Our future operating performance will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control. There can be no assurance that such sources of funds will be adequate and that we will not require additional capital from borrowings or securities offerings to satisfy such requirements. In addition, we may require additional capital to fund future acquisitions and there can be no assurance that such capital will be available.

      The senior credit facility and the indentures governing TransWestern’s notes significantly restrict the distribution of funds by TransWestern and the other subsidiaries of Holdings. We cannot assure that the agreements governing the indebtedness of Holdings’ subsidiaries will permit such subsidiaries to distribute funds to Holdings in amounts sufficient to pay the accreted value or principal or interest on Holdings’ Discount Notes when the same becomes due, whether at maturity, upon acceleration or redemption or otherwise. Holdings’ Discount Notes will be effectively subordinated in right of payment to all existing and future claims of creditors of subsidiaries of Holdings, including the lenders under the senior credit facility, the holders of TransWestern’s notes and trade creditors.

BUSINESS

      We are one of the largest independent yellow pages directory publishers in the United States. As of the date of this filing we own 311 directories which serve communities in the 23 states of Alabama, Arizona, California, Connecticut, Florida, Georgia, Indiana, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Nevada, New Jersey, New York, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Utah and Washington. Our revenues are derived from the sale of advertising to a diversified base of over 225,000 accounts, consisting primarily of small to medium-sized local businesses. In counting our number of accounts, we count a single customer that advertises in more than one directory as a separate account for each directory in which it advertises. Yellow pages are an important advertising medium for local businesses due to their low advertising cost, widespread distribution, lasting presence, and high consumer usage.

      Since 1995, our management team has successfully executed its strategy of growing revenues from existing directories, improving operating efficiency, accelerating cash flows and starting and acquiring new directories. Over this period, we increased average revenue per account from $903 for the year ended April 30, 1995 to $1,098 for the year ended December 31, 2000 and increased our number of directories published from 106 for the year ended April 30, 1995 to 231 for the year ended December 31, 2000, driving our net revenues from $69.8 million for the year ended April 30, 1995 to $177.3 million for the year ended December 31, 2000 and $95.1 million for the six months ended June 30, 2001, and our EBITDA from $17.0 million for the year ended April 30, 1995 to $57.0 million for the year ended December 31, 2000 and $23.2 million for the six months ended June 30, 2001.

Industry Overview

      The United States yellow pages directory industry generated revenues of approximately $14.2 billion in 2000, with circulation of approximately 471 million directories. Yellow pages directories are published by both telephone utilities and, in many markets, independent directory publishers, such as us, which are not affiliated with the telephone service provider. Independent directory publishers have steadily increased their market share from 5.7% in 1992 to 10.2% in 1999. This increased market share was primarily driven by telecommunications deregulation and the recent wave of consolidation among independents (which allowed companies to gain economies of scale and compete more effectively with the telephone companies).

      Yellow pages directories accounted for approximately 6.0% of total advertising spending in 2000 and compete with all other forms of media advertising, including television, radio, newspapers and direct mail. In general, media advertising may be divided into three categories:

•	market development or image advertising such as television, radio and newspaper advertisements;

•	direct response sales promotion such as direct mail; and

•	point of purchase or directional advertising such as classified directories.

Yellow pages directories are primarily directional advertising because they are used either at home or in the workplace when consumers are contemplating a purchase or in need of a service.

      Yellow pages advertising expenditures tend to be more stable than other forms of media advertising and do not fluctuate widely with economic cycles. Yellow pages directory advertising is considered a “must buy” by many small and medium-sized businesses since it is often their principal means of soliciting customers. The strength of the yellow pages as compared to other forms of advertising lies in its consumer reach, lasting presence and cost-effectiveness. Yellow pages are present in nearly every household and business in the United States. Once an advertisement is placed in a directory, it remains within reach of its target audience until the directory is replaced with the next annual edition or discarded.

      The independent publisher segment of the yellow pages industry is highly fragmented and growing. There are approximately 250 independent yellow pages publishers in the United States and the five largest independent publishers accounted for approximately 66% of 2000 revenues in the independent publisher segment. Successful independent publishers effectively compete with telephone utilities by differentiating their product based on geographical market segmentation, pricing strategy and enhanced product features. To maximize both advertiser value and consumer usage, independent directory publishers target their directory coverage areas based on consumer shopping patterns. In contrast, most directories published by telephone utilities coincide with their telephone service territories, which may incorporate multiple local markets or only portions of a single market. Also, independent publishers generally offer yellow pages advertisements at a significant discount to the price that competing telephone utilities usually charge. As a result, independent yellow pages directories allow local advertisers to better target their desired market and are often more useful for consumers.

      Independent yellow pages publishers generally compete in suburban and rural markets more than major urban markets, where the high distribution quantities for each edition create a barrier to entry. In most markets, independent directory publishers compete with the telephone utility and with one or more independent yellow pages publishers. In markets where two or more directory publishers compete, advertisers frequently purchase advertisements in multiple directories.

      In some markets, independent directory publishers compete by “overscoping” multiple telephone utilities. Overscoping refers to publishing a directory which encompasses the service territories of two or more telephone utilities. For example, an independent publisher may publish a single overscoped directory which provides coverage of an entire county that also contains three smaller utility books corresponding to different telephone service territories. The overscoped directory provides advertisers with a lower cost, more efficient means to reach the entire area, and provides consumers with the most complete yellow pages resource for the area.

      In other markets, independent directory publishers compete by “underscoping” a utility company’s directory. For example, an independent publisher may publish multiple smaller community directories which provide targeted local coverage in an area in which a utility publishes a single directory to cover an entire county consisting of many discrete communities. Underscoping provides more efficient advertising for certain types of local businesses for whom advertising outside the immediate community is unproductive, and for consumers interested in local services, the community directory frequently represents a more convenient and relevant source of information than the county-wide directory.

      Independent directory publishers also distinguish their directories from the telephone utility directories on the basis of advertisement pricing. The independents typically price advertising at a significantly lower rate than the utility directories in the same market areas. Advertising rates are specifically tailored to reflect the different size, market position, stage of development and penetration rate of each directory. As a result, businesses generally are able to place either multiple advertisements or a larger advertisement in an independent directory for the same price as a single advertisement in the telephone utility’s directory.

Markets Served

      Including the WorldPages directories, we publish 311 yellow pages directories serving distinct communities in 23 states, including Alabama, California, Connecticut, Florida, Georgia, Indiana, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Nevada, New Jersey, New York, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Utah and Washington. Our directories are generally well-established in our local communities and are clustered in contiguous geographic areas to create a strong local market presence and to achieve selling efficiencies. The WorldPages directories are also well-established and there is minimal overlap among the directories.

      Our net revenues are not materially concentrated in any single directory, industry, geographic region or customer. For the year ended December 31, 2000, we served approximately 161,000 active accounts. Approximately 96% of our net revenues are derived from local accounts and 4% from national companies. Our high level of diversification reduces exposure to adverse regional economic conditions and provides additional stability in operating results.

      During the year ended December 31, 2000, we published 231 directories. Our geographic diversity is evidenced in the following table:

	Years Ended

	December 31,	December 31,	April 30,
	2000	1999	1998

Number of Directories Published

Northeast (NY, CT, MA, PA, NJ)	53	51	46

Southeast (AL, FL, GA, TN)	36	23	9

Midwest (IN, KY, MI, OH)	47	39	23

Southwest	59	57	42

West	36	21	19

Total	231	191	139

Net Revenues

Northeast	$48.3	$46.8	39.0

Southeast	20.0	11.7	5.2

Midwest	33.4	27.7	10.0

Southwest	46.4	41.6	32.0

West	29.4	18.6	12.0

Total	$177.3	$146.4	$100.1

      If the directories acquired in the WorldPages acquisition had been included in the 2000 numbers, the Southwest region would have increased by 22 directories for a total of 81 directories and the West region would have increased by 20 directories for a total of 56 directories with the total number of published directories increasing to 273.

Products

      Our yellow pages directories are designed to meet the informational needs of consumers and the advertising needs of local businesses. Each directory consists of:

•	a yellow pages section containing display advertisements and a listing of businesses by various headings;

•	a white pages section listing the names, addresses, and phone numbers of residences and businesses in the area served;

•	a community information section providing reference information about general community services such as listings for government offices, schools and hospitals; and

•	a map of the geographic area covered by the directory.

      Advertising space is sold throughout the directory, including in-column and display advertising space in the yellow pages, bold listings and business card listings in the white pages, banner advertising in the community pages, and image advertisements on the front, back, inside, and outside covers. We also have the production capacity to include options such as full color advertisements which generate significantly higher advertising rates. This diversity of product offerings enables us to create customized advertising programs that are responsive to specific customer needs and financial resources.

      Our directories are an efficient source of information for consumers. With over 2,000 headings in our directories and an expansive list of businesses by heading in each local market, our directories are both comprehensive and conveniently organized. We believe that the completeness and accuracy of the data in a directory is essential to consumer acceptance.

      Although we remain primarily focused on our printed directories, we market an Internet directory service to our advertisers. TransWestern entered into a strategic alliance with InfoSpace, Inc. to offer electronic directory services in each of our local markets. Under this strategic alliance, InfoSpace, Inc. is responsible for the technical aspects of the Internet directory. We are responsible for selling advertisement space in the Internet directory. TransWestern has filed a complaint and motion for a preliminary injunction against InfoSpace Inc. as a result of InfoSpace’s actions removing TransWestern’s advertising and information and replacing it with advertising and information sold by Verizon on InfoSpace.com and its network of affiliated websites. TransWestern believes that its contract with InfoSpace precludes this action and has filed a preliminary injunction to seek a remedy. As of December 31, 2000 approximately 15,000 TransWestern advertisers were advertising as Infospace.com. Net revenues from the sale of Internet directory services amounted to less than 2% of total net revenues for the year ended December 31, 2000. The related direct incremental costs to provide the Internet services are not material. We anticipate that Internet revenues will be less than 1% of net revenues in 2001. Prior to our acquisition of WorldPages, WorldPages had devoted significant resources to developing its Internet directory service including website development and design. Upon acquiring WorldPages we eliminated the WorldPages Internet division to return the sales focus to our core competency of print yellow page sales. As part of this effort, we officially changed the name of our WorldPages division to WorldPages, Inc., eliminating the “dot com” from the legal name. We eliminated approximately 180 positions, including approximately 70 internet sales specialists and effectively closed the Wichita, Kansas facility. We also sold a portion of the ChoiceContent business of WorldPages for a minimal sum to several ex-WorldPages employees and outsourced the hosting of the WorldPages.com web site to Switchboard, Inc. We have retained the WorldPages.com web site and have begun offering TransWestern’s and WorldPages’ customers an Internet directory advertisement for display on the WorldPages site. Although the growing use of the Internet has not had an appreciable impact on us to date, we have not yet determined how, if at all, the Internet will impact our performance, prospects or operations. We cross promote our Internet service and our printed directories. Our website is at http://www.worldpages.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

      WorldPages, through its Directory Services Division (“DSD”), previously known as TALX, offered database management services out of its St. Louis, Missouri facility. The two largest customers of this division were WorldPages and TransWestern. DSD employed approximately 70 people, many on a part-time basis, to provide listing maintenance services to its few customers generating approximately $3.5 million in revenue in the year ended December 31, 2000. TransWestern has eliminated DSD and all 70 positions have been eliminated and the St. Louis facility has been closed. Database management for TransWestern and WorldPages is now handled internally using the DIAD Publication System.

Sales and Marketing

      Yellow pages marketing is a direct sales business which requires both servicing existing accounts and developing new customers. Repeat customers comprise our core account base and a number of these customers have advertised in our directories for many years. For the fiscal years ended December 31, 1999 and 2000, accounts representing 87.5% and 87.3%, respectively, of the prior year’s net revenues have renewed their advertising program in the current edition of each directory. Management believes that this high revenue renewal rate reflects the importance of our directories to our local accounts for whom yellow pages directory advertising is a principal form of advertising. In addition, yellow pages advertising often comprises an integral part of the local advertising strategy for larger national companies operating at the local level. Advertisers have a strong incentive to increase the size of their advertisement and to renew their advertising programs because advertisements are placed within each heading of a directory based first on size then on seniority. Generally, larger advertisements are more effective than smaller advertisements and advertisements placed near the beginning of a heading generate more responses than similarly sized advertisements placed further back in the heading.

      We also build on our account base by generating new business leads from multiple sources including a comprehensive compilation of data about individual company advertising expenditures in competitive yellow page directories. We have developed a proprietary database of high potential customers based on each individual customer’s yellow page advertising expenditures and focus our sales resources on those potential customers. In support of this strategy, we have expanded our sales force from 296 employees at April 30, 1995 to 835 at December 31, 2000, representing an increase of approximately 182%. Management has observed a direct correlation between adding new sales force employees and revenue growth.

      As a result of the acquisition of WorldPages we now employ six executive vice presidents and 122 regional, district and area sales managers who, together, are responsible for supervising the activities of the account executives. Our 1,307 account executives generate virtually all of our revenues and are responsible for servicing existing advertising accounts and developing new accounts within their assigned service areas.

      We have well-established practices and procedures to manage the productivity and effectiveness of our sales force. All new account executives complete a formal two-week training program and receive continuous on-the-job training through the regional sales management structure. Each account executive has a specified account assignment consisting of both new business leads and renewal accounts and is accountable for daily, weekly and monthly sales and advance payment goals. Approximately 38% of our account executives are compensated in the form of base salary, commissions and car allowance while the remaining account executives are compensated strictly on commissions. For account executives with a base salary, approximately 50% of their total compensation is in the form of commissions, such that sales force compensation is largely tied to sales performance and cash collection. As of December 31, 2000, we employed approximately 1,243 people, 971 of whom were engaged in sales and sales support functions. As of June 30, 2001 and after giving effect to the positions eliminated as a result of the WorldPages integration, we employed approximately 1,705 people, 1,440 of whom were engaged in sales and sales support functions.

      The sales cycle of a directory varies based on the size of the revenue base and can extend from a few weeks to as long as nine months. Once the canvass of customers for a directory is completed, the directory is “closed” and the advertisements are assembled into directories in the production cycle.

Production and Distribution

      We develop a production planning guide for each directory, which is a comprehensive planning tool setting forth production specifications and the cost structure for that directory. Each production planning guide is incorporated into our annual production schedule and serves as the foundation for our annual budgeting process. Although we view our directories as annual publications, the actual interval between publications may vary from 11 to 13 months. New directory starts can be incorporated into the production schedule without significant disruption because directory production is staggered throughout the year. As of December 31, 2000, we had a production staff of approximately 142 full-time employees.

      Our current production process includes post-sales, national sales order processing, advertisement design and manufacturing, white pages licensing and production, yellow pages production, community pages production and pagination. Production operations are primarily managed in-house to minimize costs and to assure a high level of accuracy.

      All WorldPages production functions have been absorbed into our San Diego production facility. WorldPages operated two production facilities, one in Amarillo, Texas and one in Tacoma, Washington. These two facilities, along with the WorldPages headquarters in Frisco, Texas also housed two separate accounting, human resource, information systems and administrative departments. All of the approximately 265 production and general and administrative positions have been eliminated and the Amarillo, Tacoma and Frisco offices have been closed. The company hired approximately 47 production people and 20 administrative employees to absorb the additional WorldPages workload.

      After the in-house production process is complete, the directories are then sent to outside vendors to be printed. We do not print any of our directories but instead contract with a limited number of printers to print and bind our directories. We currently use seven outside vendors to distribute our directories to each business and residence in our markets.

Raw Materials

      Our principal raw material is paper. We used approximately 31.4, 23.6, and 18.2 million pounds of directory grade paper for the fiscal years ended December 31, 2000, 1999 and April 30, 1998, respectively, resulting in a total cost of paper during such periods of approximately of $9.9 million, $6.6 million, and $5.7 million, respectively. We do not purchase paper directly from the paper mills; instead, our printers purchase the paper on our behalf at prices negotiated by us.

Competition

      The yellow pages directory advertising business is highly competitive. Independent publishers operate in competition with the regional Bell operating companies and other telephone utilities. In most markets, we compete not only with the local utilities, but also with one or more independent yellow pages publishers. Other media in competition with yellow pages for local business and professional advertising include newspapers, radio, television, billboards and direct mail.

Intellectual Property

      We have registered four trademarks and one service mark for use in our business. In addition, each TransWestern publication is protected under Federally registered copyrights. WorldPages has not historically sought Federal copyright registration for its publications but will seek Federal copyright registration for future publications. Telephone utilities are required to license directory listings of names and telephone numbers that we then license for a set fee per name for use in our white pages listings. Total licensing fees paid by us were $0.2 million, $0.9 million and $0.9 million in the years ended December 31, 2000, 1999 and 1998, respectively. In addition, we believe that the phrase “yellow pages” and the walking fingers logo are in the public domain in the United States. Otherwise, we believe that we own or license the intellectual property rights necessary to conduct our business.

Properties

      We house our corporate, administrative and production staff at our headquarters located at 8344 Clairemont Mesa Boulevard, San Diego, California. Information as of December 31, 2000 relating to our corporate headquarters and other regional sales offices is set forth in the following table:

		Square	Term
Location	Address	Footage	Expiration	Description of Use

San Diego, CA	8344 Clairemont Mesa	45,820	05/31/10	Corporate/Production

Tacoma, WA	1551 Broadway/1552 Jefferson, 1st, 3rd, 4th, and 6th Floors	18,898	10/31/03	Sales Office

West Linn, OR	2442 8th Ave.	9,794	04/30/05	Sales Office

Houston, TX	12727 Featherwood	9,543	11/30/07	Sales Office

Bellvue, WA	15375 SE 30th Place, Suite 310 (Building 3)	8,912	04/30/04	Sales Office

Elmsford, NY	150 Clearbrook Road	8,775	12/31/08	Sales Office

Federal Way, WA	33310 9th Avenue	8,553	07/31/04	Sales Office

San Diego, CA	7220 Trade St. #200	8,454	01/31/04	Sales Office

Albany, NY	441 New Karner Rd., Ste. 100	7,500	11/30/04	Sales Office

Frisco, TX	6801 Gaylord Parkway, Suite 300	7,056	09/30/05	Sales Office

Fort Worth, TX	2630 West Freeway Suite 100	6,880	03/31/04	Sales Office

Louisville, KY	2300 Envoy Circle #2301	6,514	03/31/02	Sales Office

Milford, CT	48 Wellington Rd., Ste. 100	6,477	04/30/05	Sales Office

Tulsa, OK	10820 East 45th Street Building B	6,411	01/31/03	Sales Office

Poughkeepsie, NY	4 Jefferson St. #500	6,210	12/31/03	Sales Office

Houston, TX	15200 Middlebrook, Suite G	6,152	06/27/04	Sales Office

Arlington, TX	1603-1635 West Division St.	6,100	01/31/02	Sales Office

Fort Worth, TX	3800 Sandshell, Suite 180	5,843	02/28/05	Sales Office

Salt Lake City, UT	1220 East Vine Street	5,790	03/31/04	Sales Office

Tucson, AZ	6420 East Broadway Blvd., Suite A-300	5,782	04/30/02	Sales Office

Temecula, CA	41743 Enterprise Cir. N. #101, 102, 103	5,730	08/31/02	Sales Office

Houston, TX	13101 NW Fwy. #101	5,175	08/05/03	Sales Office

Austin, TX	314 Highland Mall Blvd Suite 507	5,017	02/28/03	Sales Office

Stamford, CT	333 Ludlow St.	4,895	08/31/02	Sales Office

Jackson, MI	2 Universal Way	4,284	11/30/02	Sales Office

Spokane, WA	East 12706 Nora Ave., Suite D	4,121	03/12/03	Sales Office

Indianapolis, IN	2601 Fortune Circle E #100	3,943	11/30/02	Sales Office

Plattsburgh, NY	476 Vermont Avenue	3,695	07/31/05	Sales Office

Lafayette, LA	100 Asma Blvd. #280	3,640	02/29/04	Sales Office

Nashville, TN	2525 Perimeter Dr. Ste. 106	3,637	05/31/06	Sales Office

Fiskdale, MA	29-31 Brookfield Road	3,500	10/05/01	Sales Office

Wichita Falls, TX	4309 Jacksboro Hwy #F	3,452	06/30/03	Sales Office

Humble, TX	10203 Birchridge, Suites D & E	3,400	08/31/02	Sales Office

Kettering, OH	3085 Woodman Dr. Ste. 120	3,312	01/31/06	Sales Office

		Square	Term
Location	Address	Footage	Expiration	Description of Use

Manitou Beach, MI	6155 U.S. 223	3,300	12/31/01	Sales Office

Monterey, CA	2801 Monterey-Salinas Hwy, Bldg. F	3,248	11/30/03	Sales Office

Salem, OR	4035 12th Street SE, Suite 110 & 190	3,233	11/30/03	Sales Office

Palm Desert, CA	73625 Hwy. 111, Ste. H, I and C	3,180	9/31/01	Sales Office

Valley View, OH	9655 Sweet Valley Drive	3,143	09/30/05	Sales Office

Macon, GA	4885 Riverside Dr., Ste. 106	3,051	11/30/04	Sales Office

Vancouver, WA	717 Northeast 22nd St., Suite A	3,000	04/30/02	Sales Office

Oklahoma City, OK	4901 W. Reno Ste. 800	2,931	06/30/02	Sales Office

Gainesville, FL	7208 W. University Avenue	2,900	12/31/06	Sales Office

New York Mills, NY	587 Main St.	2,864	04/30/03	Sales Office

El Dorado Hills, CA	5160 Robert J. Matthews Bl #4	2,800	07/31/02	Sales Office

Carlsbad, CA	5937 Darwin Court, Ste. 101	2,796	03/31/04	Sales Office

Carlsbad, CA	5937 Darwin Court, Ste. 101	2,796	03/31/04	Sales Office

Bloomfield, CT	1295 Blue Hills Avenue	2,750	08/31/03	Sales Office

Longview, TX	501 Spur 63 Suite D2	2,600	05/31/04	Sales Office

Saginaw, MI	3240 Christy Way Ste. 3 & 4	2,500	11/30/02	Sales Office

Pittsfield, MA	75 South Church St. #400	2,484	08/31/02	Sales Office

Middletown, NY	453 Route 211 East	2,400	07/31/03	Sales Office

Olympia, WA	3702 Griffin Lane SE	2,373	05/31/02	Sales Office

West Sacramento, CA	1550 Harbor Blvd., Ste. 105	2,294	03/31/06	Sales Office

Lexington, KY	343 Waller Avenue	2,256	12/31/03	Sales Office

Chico, CA	6860 Morrow Lane #D	2,250	03/31/02	Sales Office

Santa Cruz, CA (Soquel)	2425 Porter Street, Suites 8 & 9	2,196	03/31/02	Sales Office

Reno, NV	6880 S. McCarran Blvd., Ste. 11	2,190	04/30/06	Sales Office

Modesto, CA	4701 Sisk Road, Suite 202	2,185	11/30/04	Sales Office

Winter Haven, FL	450 1st Street SE	2,182	Owned	Sales Office

Redding, CA	2636 Churn Creek, Ste. 200	2,164	11/30/02	Sales Office

San Antonio, TX	8930 Four Winds Dr. Ste. 141	2,053	06/30/06	Sales Office

Victorville, CA	12276 Hesperia Rd. Ste. 5	2,044	07/31/04	Sales Office

Monroe, MI	14930 LaPlaisance Road, Suite 105	2,000	MTM	Sales Office

Bremerton, WA	5610 Kitsap Way, Suite 210	1,900	01/03/01	Sales Office

Lufkin, TX	4100 South Medford Suite 209	1,800	11/30/01	Sales Office

Layton (Ogden), UT	1596 North 400 West, Suite A	1,800	07/31/01	Sales Office

Tyler, TX	3800 Paluxy Dr. Ste. 145	1,727	10/31/03	Sales Office

Austin, TX	7950 Anderson Square #103	1,708	02/28/03	Sales Office

Waco, TX	826 Lake Air Dr	1,700	MTM	Sales Office

Muncie, IN	1100 Martin Luther King Blvd.	1,500	04/30/06	Sales Office

Griffin, GA	126-A Hill Street	1,500	12/31/01	Sales Office

Brunswick, GA	229 Merchant’s Way	1,440	05/31/03	Sales Office

		Square	Term
Location	Address	Footage	Expiration	Description of Use

Ardmore, OK	2007 North Commerce	1,432	07/31/06	Sales Office

Temple, TX	2027 S. 61st St., Suite 108	1,400	12/20/01	Sales Office

Columbus, GA	1450 54th Street, Suite D	1,380	11/30/02	Sales Office

Petaluma, CA	1326 Ross Street, Ste. B	1,376	06/30/03	Sales Office

Ann Arbor, MI	3820 Packard Road, Suite 280	1,365	07/31/04	Sales Office

Albany, GA	2610 Dawson Road	1,350	12/31/03	Sales Office

Baytown, TX	4721 Garth Rd. Suite F	1,300	08/31/00	Sales Office

Lawton, OK	1916 B East Gore Blvd	1,200	01/31/02	Sales Office

Dothan, AL	106 Park West Circle	1,200	MTM	Sales Office

Ocala, FL	3021 SW 27th Avenue	1,200	11/15/01	Sales Office

Hudson, NY	329 Fairview Avenue	1,200	10/31/01	Sales Office

Bowling Green, KY	2530 Scottsville Rd., Ste. 1	1,121	12/31/04	Sales Office

Longview, WA	1953 7th Ave., Suite 101	1,100	01/31/03	Sales Office

Victorville, CA	Greentree Plaza,	1,100	10/27/01	Sales Office

Denton, TX	415 South Elm Street, Suite A & B	1,000	04/22/01	Sales Office

Thidodaux, LA	201 B St. Mary Street	1,000	12/31/02	Sales Office

Ponca City, OK	619 East Brookfield	918	10/31/01	Sales Office

Belding, MI	215 E. State St., Ste. D	900	04/30/02	Sales Office

Santa Maria, CA	801 South Broadway	896	08/01/00	Sales Office

Clarksville, TN	267 Dover Road	805	12/27/01	Sales Office

Conroe, TX	1712 North Frazier #211	770	09/30/01	Sales Office

Albany, OR	2209 9th St. S. E.	750	08/14/01	Sales Office

Granbury, TX	3012 East Highway 377	609	01/15/02	Sales Office

Honesdale, PA	926 Court St.	608	06/30/01	Sales Office

San Luis Obispo, CA	439 Marsh Street	600	01/31/02	Sales Office

Lewis County (Chehalis), WA	118 North Market Blvd.	575	02/28/01	Sales Office

Grass Valley, CA	Loma Rica Drive, Suite M	550	07/30/01	Sales Office

East Durham, NY	2049 Route 145	500	10/26/01	Sales Office

Muskogee, OK	401 W. Broadway #101	500	05/31/01	Sales Office

Westminster, MA	95 Aubuchon Drive	497	04/30/02	Sales Office

National City, CA	43 East 12th Street, Ste. C	470	10/03/01	Sales Office

National City, CA	43 East 12th Street, Ste. C	470	10/03/01	Sales Office

Provo, UT	216 North University Ave.	350	MTM	Sales Office

Stillwater, OK	712 East 6th Street Unit H	324	10/31/01	Sales Office

Belding, MI	120 Covered Mall	300	01/31/02	Sales Office
Dallas, TX	12830 Hillcrest RD Suites 32, 33	260	MTM	Sales Office

Lansing, MI	6035 Executive Dr. #106	250	09/30/02	Sales Office

      We periodically lease facilities for storage of directories.

      We are attempting to sublease the following WorldPages facilities which were closed in connection with the integration of all production and support functions into our San Diego facility and the elimination of the Internet and DSD divisions of WorldPages:

St. Louis, MO;
Wichita, KS;
Frisco, TX;
Amarillo, TX; and
Tacoma, WA.

Employees

      As of December 31, 2000, we employed approximately 1,243 full-time employees. In June 1998, union certification was granted to sales personnel at two WorldPages’ offices in Washington, representing approximately 40 sales representatives. WorldPages is currently negotiating a collective bargaining agreement with the Communication Workers of America for these employees. We believe that we have good relations with our employees.

Legal Proceedings

      We are a party to various litigation matters incidental to the conduct of our business. Management does not believe that the outcome of any of the matters in which we are currently involved will have a material adverse effect on our financial condition or the results of our operations.

MANAGEMENT

      The following table sets forth certain information with respect to the persons who are members of the Board of Directors of TransWestern Communications Company, Inc. (“TCC”), the manager of TransWestern, or executive officers or key employees of our Company. TCC controls the policies and operations of our company. The ages listed below are as of August 31, 2001.

Name	Age	Position and Offices

Laurence H. Bloch	47	Chairman of the Board, Secretary and Director

Ricardo Puente	48	President, Chief Executive Officer and Director

Joan M. Fiorito	47	Vice President, Chief Financial Officer and Assistant Secretary

Marybeth Brennan	45	Vice President — Operations

Cynthia M. Hardesty	45	Vice President — Human Resources

Richard Larkin	38	Vice President — Internet Business Development

Richard E. Beck	56	Executive Vice President — Sales

Michael Bynum	46	Executive Vice President — Sales

Ita Shea-Oglesby	43	Executive Vice President — Sales

Dennis Reimert	52	Executive Vice President — Sales

Steve Sparks	51	Executive Vice President — Sales

Jim Durance	39	Executive Vice President — Sales

C. Hunter Boll	46	Director

Christopher J. Perry	46	Director

Scott A. Schoen	42	Director

Marcus D. Wedner	38	Director

Charles A. Brizius	32	Director

      Laurence H. Bloch is Chairman and Secretary of TransWestern and Holdings and has been a Director of TCC since 1993. Prior to October 1997, Mr. Bloch served as Vice Chairman and Chief Financial Officer of the company. Before joining the company, Mr. Bloch was Senior Vice President and Chief Financial Officer of Lanxide Corporation, a materials technology company. Mr. Bloch was a Vice President, then Managing Director of Smith Barney from 1985 to 1990, prior to which he was Vice President, Corporate Finance with Thomson McKinnon Securities, Inc. Mr. Bloch received a BA from the University of Rochester and an MBA from Wharton Business School.

      Ricardo Puente has been President of TransWestern and Holdings and a Director of TCC since 1993 and became Chief Executive Officer in October 1997. Previously, he held the positions of Vice President of Sales and Controller of TransWestern’s predecessor which he joined in 1988. Before joining TransWestern’s predecessor, Mr. Puente held various financial positions with the Pillsbury Company for nine years. After receiving his MS in Accounting from the University of Miami, Mr. Puente was a senior auditor with Touche Ross & Co. Mr. Puente earned a BS in Accounting from Florida State University.

      Joan M. Fiorito is the Vice President, Chief Financial Officer and Assistant Secretary of TransWestern and Holdings and prior to October 1997 was Vice President and Controller. Ms. Fiorito joined TransWestern’s predecessor in 1989 as Manager, Financial Planning & Analysis and subsequently was promoted to Controller. Prior to joining TransWestern’s predecessor, Ms. Fiorito was Controller of Coastal Office Products. Ms. Fiorito received a BS in Management from Dominican College and an MBA in Finance from Fordham University.

      Marybeth Brennan has been TransWestern’s Vice President of Operations since its formation in 1993. Ms. Brennan joined TransWestern’s predecessor in 1987 as Production Manager, prior to which Ms. Brennan was Director of Publications for Maynard-Thomas Publishing. Ms. Brennan received a BA in English from Stonehill College.

      Cynthia M. Hardesty was promoted to Vice President, Human Resources of TransWestern effective January 1, 1999. Ms. Hardesty is responsible for all human resource activities within TransWestern. Ms. Hardesty had served as Director, Human Resources for the prior five years. She joined TransWestern’s predecessor in March, 1991 as a Senior Human Resources Associate. Prior to joining TransWestern’s predecessor, she was Manager of Employment and Training with Emerald Systems. Ms. Hardesty has a BS in Business Administration from National University.

      Richard L. Larkin was hired in 1999 as Vice President, Internet Business Development. Prior to joining TransWestern, he was Vice President of Professional Sales for RSI Home Products. Mr. Larkin held the position of Vice President of Sales and Marketing for GTE Interactive Media, and was the National Sales Manager and later Vice President of Hudson Soft USA. He was employed at Deloitte and Touche and Touche Ross & Co. Mr. Larkin holds a BBA in Finance from the University of Notre Dame and is a licensed CPA.

      Richard E. Beck was promoted to Executive Vice President of TransWestern effective November 1, 1998. Mr. Beck has served as a District Sales Manager for both Louisville and Houston. Most recently, Mr. Beck has been serving as the Executive Vice President for the East Georgia and New York (Midstate) Region. Mr. Beck joined TransWestern’s predecessor as District Sales Manager when it acquired Metro Publishing in 1986.

      Michael Bynum was promoted to Executive Vice President of TransWestern effective May 1, 1998. His responsibilities include the management of the Kansas Region, Michigan Region, North Florida Region and Kentucky/ Indiana/ Tennessee Region. Since 1993, Mr. Bynum has been Regional Vice President overseeing the Kentucky/ Indiana/ Tennessee/ Oklahoma/ Kansas/ North Texas Region. Mr. Bynum joined TransWestern’s predecessor in 1985 as a sales associate and holds a BA in Management from Cameron University.

      Ita Shea-Oglesby was promoted to Executive Vice President of TransWestern effective May 1, 1998. Her responsibilities include the management of the South Texas and Louisiana Region, San Antonio Region, Downstate New York Region, Connecticut Region, and the Northern and Southern California Regions. Since 1993, Ms. Shea-Oglesby has been Regional Vice President overseeing the South Texas, Louisiana Region and the Northern California Region. Ms. Shea-Oglesby joined TransWestern’s predecessor in 1983 and previously held the positions of Area Sales Manager, Sales Trainer and District Sales Manager. Ms. Shea-Oglesby earned a BA from Louisiana State University.

      Dennis Reimert rejoined TransWestern as Executive Vice President with TransWestern’s acquisition of American Media in October 1999. Mr. Reimert began his yellow pages career with the telephone company in 1975. In 1980 he co-founded TransWestern Publishing and served as Vice President until 1989 when he left to co-found American Media. His responsibilities include the management of the South West Riverside, Palm Springs, and Central California Coast regions.

      Jim Durance was promoted to Executive Vice President of TransWestern Publishing in August 1999. His responsibilities include the management of the Ohio, Cleveland and Upstate New York Region. Mr. Durance has been in the directory publishing business since 1987. Mr. Durance held the positions of Account Executive with Southwestern Bell, General Manager with Consumer Yellow Pages, and Division Sales Manager with Mast Advertising (prior to TransWestern’s acquisition of Mast). He also held the positions of Area Sales Manager and District Sales Manager with TransWestern. Mr. Durance holds an Associates degree in Business with Macomb College.

      Steve Sparks joined TransWestern as an Executive Vice President of Sales with the acquisition of WorldPages in June 2001. His responsibilities include the Pacific Coast Publishing division of WorldPages which covers Washington, Oregon, Utah and Arizona and he is also responsible for the Dallas/ Fort Worth, Texas and Oklahoma districts. Mr. Sparks joined Great Western Directories at its inception in 1984 and held several sales management positions with WorldPages prior to the merger with TransWestern. His most recent position was Vice President of Print and Internet Sales of WorldPages. Mr. Sparks holds a BBA from the University of Texas at Arlington.

      C. Hunter Boll became a Director of TCC upon the consummation of the recapitalization completed in October 1997. Mr. Boll is a Managing Director of Thomas H. Lee Partners, L.P. where he has been employed since 1986. From 1984 through 1986, Mr. Boll was with the Boston Consulting Group. From 1977 through 1982, he served as an Assistant Vice President, Energy and Minerals Division of Chemical Bank. Mr. Boll is a director of Big V Supermarkets, Inc., Cott Corp., Tucker Anthony Sutro, The Smith & Wollensky Restaurant Group, Inc., and United Industries Corporation. Mr. Boll received a B.A. in Economics from Middlebury College and an M.B.A. from the Stanford Graduate School of Business.

      Christopher J. Perry has been a Director of TCC since 1994. Mr. Perry is currently Managing Director and President of Continental Illinois Venture Corporation, a position he has held since 1994, and is also a Partner of CIVC Partners, LLC, the general partner of the CIVC Partners Fund, L.P. Mr. Perry has been at Bank of America or, prior to its merger with Bank of America, Continental Bank, since 1985. In addition to being a Director of TCC, Mr. Perry is a Director of General Roofing Services, The Brickman Group, Ltd, RAM Reinsurance Company, Ltd., Kellermeyer Business Services, LA Fitness International LLC and Wastequip, Inc. Mr. Perry received a BS from the University of Illinois and an MBA from Pepperdine University and is a certified public accountant.

      Scott A. Schoen became a Director of TCC upon consummation of the recapitalization completed in October 1997. Mr. Schoen is a Managing Director of Thomas H. Lee Partners, L.P. where he has been employed since 1986. Prior to joining the Firm, Mr. Schoen was in the Private Finance Department of Goldman, Sachs & Co. Mr. Schoen is a director of ARC Holdings, LLC, Rayovac Corporation, Syratech Corp., United Industries Corporation, and Wyndham International Inc. Mr. Schoen received a B.A. in History from Yale University, a J.D. from Harvard Law School and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Schoen is a member of the New York Bar.

      Marcus D. Wedner has been a Director of TCC since its formation in 1993. Mr. Wedner is currently a partner with CIVC Partners, LLC. Previously, Mr. Wedner held marketing and sales management positions at Pacific Telesis Group and as an associate with Goldman, Sachs & Co. In addition to being a Director of TCC, Mr. Wedner is a Director of Teletouch Communications, General Roofing Services, Precision Tube Technology, Inc. and K&K Screw Products, LLC. Mr. Wedner holds a BA from the University of California at Los Angeles and received an MBA from the Harvard Graduate School of Business Administration.

      Charles A. Brizius became a Director of TCC in April 2000. Mr. Brizius is a Vice President of Thomas H. Lee Partners, L.P. and he joined the firm in 1993. From 1991 through 1993, Mr. Brizius was with Morgan Stanley & Co. Incorporated where he was a financial analyst in the bank’s Financial Institutions Group, Investment Banking Division. Mr. Brizius serves or has served as a Director of numerous public and private companies in which the Thomas H. Lee Company and its affiliates have invested including Big V Supermarkets, Inc., Eye Care Centers of America, Inc., and United Industries Corporation. Mr. Brizius received a B.B.A. in Finance and Accounting from Southern Methodist University and an M.B.A. from the Harvard Graduate School of Business Administration.

      At present, all Directors are elected and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. All members of the Board of Directors set forth herein were elected pursuant to an investor’s agreement that was entered into in connection with the 2001 Recapitalization. See “Certain Relationships and Related Transactions — Investors Agreement.” There are no family relationships between any of the Directors of TCC or executive officers of TransWestern. Executive officers of TransWestern are elected by and serve at the discretion of the Board of Directors of TCC.

      TCC’s Board of directors has two committees, an audit committee and a compensation committee. Messrs. Boll, Brizius and Perry serve on the audit committee and Messrs. Boll, Schoen and Wedner serve on the compensation committee.

      The audit committee is responsible for making recommendations to TCC’s Board regarding the selection of independent auditors, reviewing the results and scope of the audit and other services provided by the company’s independent auditors and reviewing and evaluating the company’s audit and control functions. The compensation committee is responsible for determining salaries and incentive compensation for executive officers and key employees of TransWestern.

      TCC’s Board may establish other committees from time to time to facilitate the management of the Company.

Executive Compensation

      The compensation of executive officers of TransWestern is determined by the Compensation Committee of the Board of TCC. The following Summary Compensation Table includes individual compensation information for the Chairman, the President and Chief Executive Officer and each of the four other most highly compensated executive officers of TransWestern (collectively, the “Named Executive Officers”) for services rendered in all capacities to TransWestern during the periods set forth below. There were no stock options exercised during our last fiscal year nor were there any options outstanding at the end of our last fiscal year.

Summary Compensation Table

	Annual Compensation

				Other Annual	LTIP	All Other
	Period(a)	Salary	Bonus	Compensation(b)	Payments(c)	Compensation(d)

Ricardo Puente	1	279,598	238,133	—	—	24,321
President, Chief	2	283,133	73,320	—	—	21,006
Executive Officer	3	199,519	191,396	—	—	134,734

Laurence H. Bloch	1	247,199	233,009	—	—	20,475
Chairman of the	2	233,009	4,599	—	—	16,279
Board and Secretary	3	222,167	56,497	—	—	90,496

Joan M. Fiorito	1	149,413	136,800	—	—	14,576
Vice President, Chief	2	139,314	2,700	—	—	10,562
Financial Officer	3	119,461	118,374	—	50,743	29,686
and Assistant Secretary

Marybeth Brennan	1	150,549	139,174	—	—	14,614
Vice President —	2	139,173	2,747	—	—	10,683
Operations	3	132,698	130,460	—	50,797	28,922

Mike Bynum	1	132,448	121,600	—	—	14,332
Executive Vice	2	121,600	2,400	—	—	9,790
President — Sales	3	92,815	94,575	—	50,797	4,797

(a)	1 — refers to the fiscal year ended December 31, 2000
2 — refers to the fiscal year ended December 31, 1999
3 — refers to the fiscal year ended April 30, 1998

(b)	None of the prerequisites and other benefits paid to each named executive officer exceeded the lesser of $50,000 or 10% of the annual salary and bonus received by each Named Executive Officer.

(c)	Represents distributions made pursuant to the company’s 1994 Equity Compensation Plan. See “Equity Compensation Arrangements.”

(d)	All Other Compensation for the twelve month period ended December 31, 2000 includes: (1) payments of $1,800 for tax preparation for each of the Named Executive Officers; (2) contributions to the 401(k) Profit Sharing Plan of: Puente ($10,983), Bloch ($10,983), Fiorito ($10,660), Brennan ($10,698) and, Bynum ($10,416) and (3) management fees paid in connection with the 1997 Recapitalization: Puente ($11,538), Bloch ($7,692), Fiorito ($2,115), Brennan ($2,115) and, Bynum ($2,115).

      The salaries for Messrs. Puente, Bloch and Bynum and Mses. Fiorito and Brennan are established pursuant to their employment agreements and their bonuses are based on the achievement of certain EBITDA targets set forth in their employment agreements. See “— Employment Agreements.” The compensation committee sets the salaries for the other executive officers in order to maintain such salaries at a level competitive with those paid by TransWestern’s independent competitors. Bonuses for executive officers are paid based on the performance of TransWestern, including the achievement of certain internal targets.

Compensation of Directors

      TransWestern is a limited liability company and Holdings is a limited partnership, both of which are controlled by TCC. The Directors of TCC are not paid for their services, although Directors are reimbursed for out-of-pocket expenses incurred in connection with attending Board meetings.

Equity Compensation Arrangements

      Holdings’ Class B Units are designed to encourage performance by providing the members of management the opportunity to participate in the equity growth of the company. There are 10,000 Class B Units authorized, 8,000 of which have been issued to TransWestern’s senior managers and 2,000 of which have been issued to the 2001 Equity Compensation Plan as discussed below. See “Certain Relationships and Related Transactions.”

      In fiscal 1994, the company established the TransWestern Publishing Company, L.P. Equity Compensation Plan (the “1994 Equity Compensation Plan”) to provide approximately 60 of the company’s managers, other than certain senior executives, including Messrs. Bloch and Puente, the opportunity to participate in the equity growth of the company without having direct ownership of the company’s securities. In connection with the 1997 Recapitalization, the company reserved $5.5 million for distributions to participants in the 1994 Equity Compensation Plan, one half of which was distributed in October 1997 and one half of which was distributed in October 1998. Special distributions made pursuant to the 1994 Equity Compensation Plan were recorded as an expense in the company’s financial statements when declared by the Board of Directors. Employees participating in the 1994 Equity Compensation Plan were eligible to receive a ratable per unit share of cash distributions made pursuant to the 1994 Equity Compensation Plan, if and when, declared. Distributions totaled $2.8 million in the year ended December 31, 1998, and there were no distributions in the years ended 1999 and 2000. As of December 31, 2000, there were no undistributed proceeds under the 1994 Equity Compensation Plan.

      As a result of the 1997 Recapitalization, the 1994 Equity Compensation Plan was terminated. However, the company adopted the 1997 Equity Compensation Plan which functions similarly to the old plan. In connection with the 2001 Recapitalization, the company reserved approximately $5.2 million for distributions to participants of the 1997 Equity Compensation Plan, 50% of which was distributed in July 2001 and 50% of which will be distributed in July 2002. The 1997 Equity Compensation Plan will remain in force until all of its assets are distributed to the participants.

      In connection with the 2001 Recapitalization, the company formed the 2001 Equity Compensation Plan which functions similarly to the old plans. As of the date of this prospectus, the new plan holds 2,000 Class B Units.

Employment Agreements

      The following Executives have each entered into an employment agreement (each, an “Employment Agreement”) with TransWestern containing the terms set forth below.

Executive	Position	Term	Base Salary(a)	Bonus

Ricardo Puente	President, Chief Executive Officer	July 2, 2006	$300,000	(b)

Laurence H. Bloch	Chairman of the Board and Secretary	July 2, 2006	$248,399	(b)

Joan M. Fiorito	Vice President, Chief Financial Officer and Assistant Secretary	July 2, 2004	$170,000	(b)

Marybeth Brennan	Vice President — Operations	July 2, 2004	$175,000	(b)

Mike Bynum	Executive Vice President — Sales	July 2, 2004	$145,000	(b)

Ita Shea-Oglesby	Executive Vice President — Sales	July 2, 2004	$145,000	(b)

Dennis Reimert	Executive Vice President — Sales	July 2, 2004	$141,795	(b)

Steve Sparks	Executive Vice President — Sales	July 1, 2002	$200,000	$100,000 annually

(a)	Subject to annual increases based on the consumer price index and other factors.

(b)	Up to 100% of salary based on achievement of certain EBITDA target.

      Each executive’s employment may be terminated by TransWestern at any time with cause or without cause. If such executive is terminated by TransWestern with cause or resigns other than for good reason, the executive will be entitled to his base salary and fringe benefits until the date of termination, but will not be entitled to any unpaid bonus. Each executive will be entitled to their base salary and fringe benefits and any accrued bonus for a period of twelve months following their termination in the event such executive is terminated without cause or resigns with good reason. Messrs. Bloch and Puente will be entitled to any accrued bonus in the event either executive is terminated without cause or resigns with good reason. The Employment Agreements also provide each executive with customary fringe benefits and vacation periods. “Cause” is defined in the Employment Agreements to mean:

•	the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to TransWestern or any of its subsidiaries;

•	conduct tending to bring TransWestern or any of its subsidiaries into substantial public disgrace or disrepute;

•	the substantial and repeated failure to perform duties as reasonably directed by the Board;

•	gross negligence or willful misconduct with respect to TransWestern or any subsidiary; or

•	any other material breach of the Employment Agreement or TransWestern policy established by the Board of Directors, which breach, if curable, is not cured within 15 days after written notice thereof to the executive.

      “Good Reason” is defined to mean the occurrence, without such executive’s consent, of:

•	a reduction by TransWestern of the executive’s annual base salary by more than 20%;

•	any willful action by TransWestern that is intentionally inconsistent with the terms of the Employment Agreement or the executive’s Executive Agreement (as defined herein); or

•	any material reduction by the General Partner or TransWestern in the powers, duties or responsibilities which the executive was entitled to exercise as of the date of the Employment Agreement.

      Each of the named Executive Officers have also entered into Executive Agreements with Holdings pursuant to which they purchased Class B Units of Holdings. See “Certain Relationships and Related Transactions — Executive Agreements.”

401(k) and Profit Sharing Plan

      TransWestern has a 401(k) and profit-sharing retirement plan for the benefit of substantially all of its employees, which was qualified for tax exempt status by the Internal Revenue Service.

      Employees can make contributions to the plan up to the maximum amount allowed by federal tax code regulations. TransWestern may match the employee contributions, up to 83% of the first 6% of annual earnings per participant. TransWestern may also make annual discretionary profit sharing contributions. TransWestern’s contributions to the 401(k) and profit-sharing plan for the years ended April 30, 1998, December 31, 1999 and December 31, 2000 were approximately $1.1 million, $0.8 million, and $1.4 million respectively. On May 12, 1998, TransWestern elected to change its fiscal year from April 30 to December 31. TransWestern amended the plan year of the TransWestern Publishing 401(k) and Profit Sharing Plan from April 30 to December 31 on December 31, 1997.

      WorldPages also has a 401(k) plan whereby eligible employees may elect to contribute a portion of their salary and WorldPages contributes an amount equal to 50% of employee contributions up to 6% of the employee’s base salary. The WorldPages 401(k) plan will be merged into the TransWestern Publishing 401(k) and Profit Sharing Plan effective in the fourth quarter of 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      All of the membership interests in TransWestern are owned by Holdings. The following table sets forth certain information regarding the beneficial ownership of the equity securities of Holdings by:

•	each of the directors of TCC and the executive officers of TransWestern;

•	all directors of TCC and executive officers of TransWestern as a group; and

•	each owner of more than 5% of any class of equity securities of Holdings.

      Unless otherwise noted, the address for each executive officer of TransWestern and the directors of TCC is c/o TransWestern, 8344 Clairemont Mesa Boulevard, San Diego, California 92111.

	Class A Common			Percent
Name and Address of Beneficial Owner	Units(a)	Percent of Class	Preferred Units	of Class

Directors and Executive Officers:

Laurence H. Bloch(b)	24,698	1.61%	24,698	1.61%

Ricardo Puente(c)	55,210	3.61	55,210	3.61

Joan M. Fiorito(d)	8,673	*	8,673	*

C. Hunter Boll(e)	924,907	61.90	924,907	61.90

Charles A. Brizius(e)	924,907	61.90	924,907	61.90

Christopher J. Perry(f)	193,332	12.67	193,332	12.67

Scott A. Schoen(e)	924,907	61.90	924,907	61.90

Marcus D. Wedner(f)	193,332	12.67	193,332	12.67

All Directors and Executive Officers as a group (8 Persons)	1,312,477	86.03	1,312,477	86.03

5% Owners:

Thomas H. Lee Equity Fund V, L.P.(g)	924,907	61.90	924,907	61.90

THL Equity Advisors Limited Partnership III(h)	924,907	61.90	924,907	61.90

THL Equity Fund V Bridge Corp.(i)	924,907	61.90	924,907	61.90

Thomas H. Lee Investors Limited Partnership(j)	924,907	61.90	924,907	61.90

1997 Thomas H. Lee Nominee Trust (k)	924,907	61.90	924,907	61.90

Cayman Blocker I Corp.(l)	924,907	61.90	924,907	61.90

Parallel Blocker I Corp.(m)	924,907	61.90	924,907	61.90

CIVC Partners Fund, L.P.(n)	193,332	12.67	193,332	12.67

CIVC Associates Fund II(o)	193,332	12.67	193,332	12.67

CIVC Partners IIIA(p)	193,332	12.67	193,332	12.67

*	Represents less than one percent

(a)	Holders of Class A Units are entitled to share in any distribution on a pro rata basis, but only if the holders of the Preferred Units have received a certain preference amount set forth in Holdings Fourth Amended and Restated Agreement of Limited Partnership, as amended. Holdings has also issued Class B Units to the members of TransWestern’s senior management. The Class B Units will be entitled to share in any such distributions only if the holders of the Preferred Units and Class A Units have achieved an internal rate of return on their total investment of 12%. The percentage of such distributions that the Class B Units will be entitled to receive will range from 10% to 20%, based on the internal rate of return achieved by the holders of the Preferred and Class A Units. All Common Units listed in the table represent Class A Units unless otherwise noted.

(b)	Includes 6,554 Class A Units and 6,554 Preferred Units owned by the Victoria L. Welch Trust, 44,017 Class A Units and 44,017 Preferred Units owned by the Ricardo Puente Living Trust and 4,639 Class A Units and 4,639 Preferred Units owned by the Ricardo Puente 1995 Trust. Mr. Puente may be deemed to have beneficial ownership of the securities of Holdings held by the Victoria L. Welch Trust, the Ricardo Puente Living Trust and the Ricardo Puente 1995 Trust. Does not include 2452 Class B Units.

(c)	Includes 18,227 Class A Units and 18,227 Preferred Units owned by the Laurence H. Bloch and Cindy C. Bloch Living Trust, 3,236 Class A Units and 3,236 Preferred Units owned by the Resia Bloch Trust and 3,236 Class A Units and 3,236 Preferred Units owned by the Matthew Bloch Trust. Mr. Bloch may be deemed to have beneficial ownership of the securities of Holdings held by the Laurence H. Bloch and Cindy C. Bloch Living Trust, the Resia Bloch Trust and the Matthew Bloch Trust. Does not include 842 Class B Units.

(d)	Includes 8,673 Class A Units and 8,673 Preferred Units owned by the Fiorito Family Trust. Ms. Fiorito may be deemed to have beneficial ownership of the securities of Holdings held by the Fiorito Family Trust. Does not include 526 Class B Units.

(e)	Includes 642,358 Class A Units and 642,358 Preferred Units owned by Thomas H. Lee Equity Fund V, L.P., 72,840 Class A Units and 72,840 Preferred Units owned by THL Equity Advisors Limited Partnership III, 18,617 Class A Units and 18,617 Preferred Units owned by THL Equity Fund V Bridge Corp., 1081 Class A Units and 1081 Preferred Units owned by Thomas H. Lee Investors Limited Partnership, 1303 Class A Units and 1303 Preferred Units owned by 1997 Thomas H. Lee Nominee Trust, 8851 Class A Units and 8851 Preferred Units owned by Cayman Blocker I Corp., and 166,666 Class A Units and 166,666 Preferred Units owned by Parallel Blocker I Corp. Such person disclaims beneficial ownership of all such interests. Such person’s address is c/o Thomas H. Lee Company, 75 State Street, Suite 2600, Boston, Massachusetts 02109.

(f)	Includes 162 Class A Units and 162 Preferred Units owned by CIVC Associates Fund, 9,889 Class A Units and 9,889 Preferred Units owned by CIVC Partners IIIA and 183,281 Class A Units and 183,281 Preferred Units owned by CIVC Partners Fund, L.P. Such person disclaims beneficial ownership of all such interests. Such person’s address is c/o Continental Illinois Venture Corporation, 231 South LaSalle Street, Chicago, Illinois 60697.

(g)	Includes 72,840 Class A Units and 72,840 Preferred Units owned by THL Equity Advisors Limited Partnership III, 18,627 Class A Units and 18,627 Preferred Units owned by THL Equity Fund V Bridge Corp., 1,081 Class A Units and 1,081 Preferred Units owned by Thomas H. Lee Investors Limited Partnership, 1,303 Class A Units and 1,303 Preferred Units owned by 1997 Thomas H. Lee Nominee Trust, 8,851 Class A Units and 8,851 Preferred Units owned by Cayman Blocker I Corp., and 166,666 Class A Units and 166,666 Preferred Units owned by Parallel Blocker I Corp. Such person disclaims beneficial ownership of all such interests. Such person’s address is c/o Thomas H. Lee Company, 75 State Street, Suite 2600, Boston, Massachusetts 02109.

(h)	Includes 642,358 Class A Units and 642,358 Preferred Units owned by Thomas H. Lee Equity Fund V, L.P., 18,627 Class A Units and 18,627 Preferred Units owned by THL Equity Fund V Bridge Corp., 1,081 Class A Units and 1,081 Preferred Units owned by Thomas H. Lee Investors Limited Partnership, 1,303 Class A Units and 1,303 Preferred Units owned by 1997 Thomas H. Lee Nominee Trust, 8,851 Class A Units and 8,851 Preferred Units owned by Cayman Blocker I Corp., and 166,666 Class A Units and 166,666 Preferred Units owned by Parallel Blocker I Corp. Such person disclaims beneficial ownership of all such interests. Such person’s address is c/o Thomas H. Lee Company, 75 State Street, Suite 2600, Boston, Massachusetts 02109.

(i)	Includes 642,358 Class A Units and 642,358 Preferred Units owned by Thomas H. Lee Equity Fund V, L.P., 72,840 Class A Units and 72,840 Preferred Units owned by THL Equity Advisors Limited Partnership III, 1,081 Class A Units and 1,081 Preferred Units owned by Thomas H. Lee Investors Limited Partnership, 1,303 Class A Units and 1,303 Preferred Units owned by 1997 Thomas H. Lee Nominee Trust, 8,851 Class A Units and 8,851 Preferred Units owned by Cayman Blocker I Corp., and 166,666 Class A Units and 166,666 Preferred Units owned by Parallel Blocker I Corp. Such person disclaims beneficial ownership of all such interests. Such person’s address is c/o Thomas H. Lee Company, 75 State Street, Suite 2600, Boston, Massachusetts 02109.

(j)	Includes 642,358 Class A Units and 642,358 Preferred Units owned by Thomas H. Lee Equity Fund V, L.P., 18,627 Class A Units and 18,627 Preferred Units owned by THL Equity Advisors Limited Partnership III, 38,033 Class A Units and 38,033 Preferred Units owned by THL Equity Fund V Bridge Corp., 1,081 Class A Units and 1,081 Preferred Units owned by Thomas H. Lee Investors Limited Partnership, 8,851 Class A Units and 8,851 Preferred Units owned by Cayman Blocker I Corp., and 166,666 Class A Units and 166,666 Preferred Units owned by Parallel Blocker I Corp. Such person disclaims beneficial ownership of all such interests. Such person’s address is c/o Thomas H. Lee Company, 75 State Street, Suite 2600, Boston, Massachusetts 02109.

(k)	Includes 642,358 Class A Units and 642,358 Preferred Units owned by Thomas H. Lee Equity Fund V, L.P., 72,840 Class A Units and 72,840 Preferred Units owned by THL Equity Advisors Limited Partnership III, 18,627 Class A Units and 18,627 Preferred Units owned by THL Equity Fund V Bridge Corp., 1,081 Class A Units and 1,081 Preferred Units owned by Thomas H. Lee Investors Limited Partnership, 8,851 Class A Units and 8,851 Preferred Units owned by Cayman Blocker I Corp., and 166,666 Class A Units and 166,666 Preferred Units owned by Parallel Blocker I Corp. Such person disclaims beneficial ownership of all such interests. Such person’s address is c/o Thomas H. Lee Company, 75 State Street, Suite 2600, Boston, Massachusetts 02109.

(l)	Includes 642,358 Class A Units and 642,358 Preferred Units owned by Thomas H. Lee Equity Fund V, L.P., 72,840 Class A Units and 72,840 Preferred Units owned by THL Equity Advisors Limited Partnership III, 18,627 Class A Units and 18,627 Preferred Units owned by THL Equity Fund V Bridge Corp., 1,081 Class A Units and 1,081 Preferred Units owned by Thomas H. Lee Investors Limited Partnership, 1,303 Class A Units and 1,303 Preferred Units owned by 1997 Thomas H. Lee Nominee Trust, and 166,666 Class A Units and 166,666 Preferred Units owned by Parallel Blocker I Corp. Such person disclaims beneficial ownership of all such interests. Such person’s address is c/o Thomas H. Lee Company, 75 State Street, Suite 2600, Boston, Massachusetts 02109.

(m)	Includes 642,358 Class A Units and 642,358 Preferred Units owned by Thomas H. Lee Equity Fund V, L.P., 72,840 Class A Units and 72,840 Preferred Units owned by THL Equity Advisors Limited Partnership III, 18,627 Class A Units and 18,627 Preferred Units owned by THL Equity Fund V Bridge Corp., 1,081 Class A Units and 1,081 Preferred Units owned by Thomas H. Lee Investors Limited Partnership, 1,303 Class A Units and 1,303 Preferred Units owned by 1997 Thomas H. Lee Nominee Trust, and 8,851 Class A Units and 8,851 Preferred Units owned by Cayman Blocker I Corp. Such person disclaims beneficial ownership of all such interests. Such person’s address is c/o Thomas H. Lee Company, 75 State Street, Suite 2600, Boston, Massachusetts 02109.

(n)	Includes 162 Class A Units and 162 Preferred Units owned by CIVC Associates Fund and 9,889 Class A Units and 9,889 Preferred Units owned by CIVC Partners IIIA. Such person disclaims beneficial ownership of all such interests. Such person’s address is c/o Continental Illinois Venture Corporation, 231 South LaSalle Street, Chicago, Illinois 60697.

(o)	Includes 9,889 Class A Units and 9,889 Preferred Units owned by CIVC Partners IIIA and 183,281 Class A Units and 183,281 Preferred Units owned by CIVC Fund. Such person disclaims beneficial ownership of all such interests. Such person’s address is c/o Continental Illinois Venture Corporation, 231 South LaSalle Street, Chicago, Illinois 60697.

(p)	Includes 162 Class A Units and 162 Preferred Units owned by CIVC Associates Fund and 183,281 Class A Units and 183,281 Preferred Units owned by CIVC Partners Fund, L.P. Such person disclaims beneficial ownership of all such interests. Such person’s address is c/o Continental Illinois Venture Corporation, 231 South LaSalle Street, Chicago, Illinois 60697.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Recapitalization Agreement

      The Recapitalization Agreement for the 2001 Recapitalization contained customary provisions for such agreements, including representations and warranties with respect to the condition and operations of the business, covenants with respect to the conduct of the business prior to the 2001 Recapitalization closing date and various closing conditions, including the continued accuracy of representations and warranties. The representations and warranties made by Holdings, the parties purchasing or retaining Equity Securities under the Recapitalization Agreement (collectively, the “New Investors”) and the parties selling Equity Securities under the Recapitalization Agreement (collectively, the “Selling Investors”) did not survive the 2001 Recapitalization closing date; except that no party is prevented from bringing a claim or action against any other person for any fraud or intentional tort committed directly by such person.

      Pursuant to the Recapitalization Agreement, each management investor who was a New Investor agreed that for a period ending on the later of the second anniversary of the 2001 Recapitalization closing date and the one year anniversary of the termination of such management investor’s employment with the company not to own, control, participate or engage in any yellow pages directory publishing business or any business competing for the same customers as the businesses of the company as such businesses exist or are in process during such period in any markets (or markets contiguous thereto) in which the company engages or plans to engage during such period.

      In addition, each New Investor and Selling Investor agreed that for the two-year period commencing on the 2001 Recapitalization closing date not to solicit the employment of or hire any employee of the company, and further, under the Recapitalization Agreement each New Investor and Selling Investor is subject to a confidentiality agreement with respect to all information concerning the business of the company of which such person has knowledge and which is not in the public domain.

Benefits of the 2001 Recapitalization to Directors, Executive Officers and Certain Beneficial Owners

      TransWestern’s Named Executive Officers did not sell any limited partnership interests in the 2001 Recapitalization but they did exchange all of their limited partnership interests, valued at approximately $29.5 million in the 2001 Recapitalization, for newly issued Preferred and Class A Units. All Management Investors as a group received an aggregate of approximately $3.0 million in the 2001 Recapitalization and exchanged their remaining limited partnership interests, valued at approximately $37.7 million in the 2001 Recapitalization, for newly issued Preferred and Class A Units. Management Investors also purchased an aggregate of $8,000 of Class B Units in the 2001 Recapitalization. THL III and its affiliates, including Messrs. Boll, Schoen and Brizius, received an aggregate of approximately $148.2 million in the 2001 Recapitalization. THL V and its affiliates, including Messrs. Boll, Schoen and Brizius, purchased an aggregate of approximately $273.2 million of Preferred Units, Class A Units and TCC shares in the 2001 Recapitalization. Continental Illinois Venture Corporation (“Old CIVC”) and its affiliates, including Messrs. Perry and Wedner, received an aggregate of approximately $62.3 million in the 2001 Recapitalization. New CIVC and its affiliates, including Messrs. Perry and Wedner, purchased an aggregate of approximately $50.8 million of Preferred Units, Class A Units and TCC shares in the 2001 Recapitalization.

      Affiliates of the Initial Purchasers also participated in the equity component of the 2001 Recapitalization. First Union Merchant Banking 1997, LLC (“Old First Union”) received approximately $10.8 million in the 2001 Recapitalization and First Union Capital Partners 2001, LLC (“New First Union”) purchased approximately $15.0 million of Preferred Units, Class A Units and TCC shares in the transaction. CIBC WG Argosy Merchant Fund 2, L.L.C. (“CIBC Fund”) and its affiliates exchanged all of their equity interests, valued at approximately $10.8 million for newly issued Preferred Units, Class A Units and TCC shares and purchased approximately $4.1 million of additional Preferred Units, Class A Units and TCC shares in the 2001 Recapitalization.

Management Agreement

      Effective upon the closing of the 2001 Recapitalization, Holdings entered into a Management Agreement with Thomas H. Lee Advisors, LLC, an affiliate of THL V (“THL Advisors”) pursuant to which THL Advisors agreed to provide:

•	general executive and management services;

•	identification, negotiation and analysis of financial and strategic alternatives; and

•	other services agreed upon by us and THL Advisors.

THL Advisors and certain of the New Investors, including all of the Management Investors, receive a pro rata portion of the $1,000,000 annual management fee (the “Management Fee”), plus THL Advisors will be reimbursed for all reasonable out-of-pocket expenses, payable monthly in arrears. The Management Agreement provides for successive one year terms unless either Holdings or THL Advisors provides written notice of termination no later than 30 days prior to the end of the initial or any successive period. The named Executive Officers and their family members are collectively entitled to approximately $110,000 of the annual management fee.

Executive Agreements

      Management Investors who purchased Class B Units (“Class B Management Investors”) were each required to enter into an Executive Agreement. Under the Executive Agreement, if a Class B Management Investor ceases to be employed by the company, the Equity Securities previously issued the Class B

Management Investor will be subject to repurchase by Holdings and certain of its partners. Key aspects of this right to repurchase Equity Securities and of the terms of “vesting” of Class B Units include:

•	Ownership of Class B Units will vest ratably over a four year period, so long as the Class B Management Investor remains employed by the company, but will fully vest if the Class B Management Investor remains employed through consummation of a sale of Holdings.

•	If a Class B Management Investor is terminated by the company for any reason, or resigns for any reason, all unvested Class B Units will be canceled without any payment to such investor and the vested Class B Units previously issued to such investor will be subject to repurchase by Holdings and certain of its partners.

•	If a Class B Management Investor is terminated by the company for cause, TCC, Holdings and certain of Holdings’ partners will have the right to repurchase any or all of such investor’s Class A Units, vested Class B Units, Preferred Units and TCC common stock. Any such repurchase would be subject to applicable restrictions contained in the Delaware Limited Partnership Act, the Delaware General Corporation Law and TransWestern’s, Holdings’ and TCC’s equity or debt financing agreements.

•	If Holdings or TCC exercises its right to repurchase any or all of a Class B Management Investor’s Class A Units, vested Class B Units, Preferred Units and TCC common stock, the purchase price would be the fair market value of the securities repurchased, determined as of termination of such investor’s employment.

•	The right of TCC, Holdings and certain other partners of Holdings to repurchase Class A Units, Class B Units and Preferred Units terminates on the first to occur of the sale of Holdings or the sale in a registered underwritten public offering of Holdings’ equity securities having an aggregate value of at least $40 million (a “Qualified Public Offering”).

      In connection with an initial public offering, holders of Class B Units will be required to exchange their Class B Units as directed by the Board of Directors of TCC.

Investors Agreement

      All of the participants in the 2001 Recapitalization that continued to hold units in Holdings after the consummation of the transactions contemplated in the Recapitalization Agreement entered into the Amended and Restated Investors Agreement (the “Investors Agreement”). Under the terms of the Investors Agreement, all of the stockholders of TCC agreed to vote their shares of TCC’s common stock to cause the Board of Directors of TCC to be established at nine members, and to cause the election to the Board of three representatives designated by THL V (the “THL V Directors”), one representative designated by THL Cayman V (the “THL Cayman V Director”), one representative designated by THL Parallel V (the “THL Parallel V Director”), each of the then current chairman and president of Holdings (the “Executive Directors”) and two representatives (the “CIVC Directors”) designated by CIVC Partners Fund, L.P. and certain of its affiliates and coinvestors (“CIVC”), of which one CIVC Director shall serve on the Board’s compensation committee, audit committee and executive committee. The respective rights of THL V, THL Cayman V and THL Parallel V to designate representatives to the Board terminate when the THL Parties and their permitted transferees hold less than 30% of the Common Units held by such person as of the 2001 Recapitalization closing date. The rights of CIVC to designate representatives to the Board terminate when CIVC and its permitted transferees holds less than 30% of the Common Units held by CIVC as of the 2001 Recapitalization closing date. If at any time THL Parties and their permitted transferees collectively own less partnership interests in Holdings, or less equity securities in TCC, than the amount of such partnership interests or such equity securities owned by CIVC, the Management Investors and their respective permitted transferees taken as a group, then the number of THL V Directors will be reduced automatically from three to one and the number of CIVC Directors will be increased automatically from two to three. The Investors Agreement provides that certain significant actions may not be taken without the express approval of at least one of the CIVC Directors and at least one of the Executive Directors.

      In addition to the foregoing, the Investors Agreement:

•	requires the holders of interests in Holdings and common stock of TCC (other than THL V and CIVC) to obtain the prior written consent of THL V prior to transfer in any interests in Holdings or common stock of TCC, except pursuant to a public sale or pursuant to transfers permitted under an Executive Agreement,

•	grants, in connection with the sale of interests in Holdings or common stock of TCC by the Management Investors, certain rights of first refusal with respect to such sale, first to Holdings, then to limited partners,

•	grants certain participation rights in connection with certain transfers made by THL V,

•	grants certain preemptive rights in connection with certain issuances, sales or other transfers for consideration of any securities by Holdings or TCC,

•	requires the holders of shares of TCC’s common stock to consent to a sale of TCC if such sale is approved by the Board and the holders of a majority of the shares of the TCC’s common stock,

•	requires the holders of interests in Holdings to consent to a sale of Holdings if TCC and the holders of a majority of Class A Units approve a sale of Holdings, and

•	requires that, if TCC and the holders of a majority of Class A Units approve an initial public offering and sale of equity securities of Holdings, all holders of securities will take all necessary or desirable actions in connection with the consummation of the public offering.

      The provisions described in the preceding paragraph terminate on the date on which Holdings consummates a Qualified Public Offering. The provisions relating to transfer restrictions, participation rights and preemptive rights described above continue with respect to each security until the earlier of

•	a Qualified Public Offering,

•	the transfer in a public sale of such security,

•	with respect to equity securities of Holdings, upon the sale of Holdings, and

•	with respect to equity securities of TCC, upon the sale of TCC.

Registration Agreement

      All of the participants in the 2001 Recapitalization that continued to hold units in Holdings after the consummation of the transactions contemplated in the Recapitalization Agreement entered into the Amended and Restated Registration Agreement (the “Registration Agreement”). The Registration Agreement sets forth agreements between the parties thereto with respect to public offerings of Holdings’ equity securities.

      Under the Registration Agreement, the holders of a majority of registrable securities owned by THL V and its affiliates and coinvestors, CIVC and its affiliates and coinvestors, and Providence Equity Partners III L.P. and its affiliates and coinvestors have the right at any time, subject to certain conditions, to require Holdings to register any or all of their partnership interests under the Securities Act on Form S-1 (a “Long-Form Registration”) on three occasions at Holdings’ expense or on Form S-2 or Form S-3 (a “Short-Form Registration”) on three occasions at Holdings’ expense. Holdings is not required, however, to effect any such Long-Form Registration or Short-Form Registration within six months after the effective date of a prior demand registration. In addition, all holders of registrable securities are entitled to request the inclusion of such securities in any registration statement at Holdings’ expense whenever Holdings proposes to register any of its securities under the Securities Act (other than pursuant to a demand registration or an initial public offering of the Equity Securities). In connection with such registrations, Holdings has agreed to indemnify all holders of registrable securities against certain liabilities, including liabilities under the Securities Act. In addition, Holdings has the one-time right to preempt a demand registration with a piggyback registration.

LIMITED PARTNERSHIP AGREEMENT

      Holdings is a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “Delaware Limited Partnership Act”). Holdings is governed by its Fourth Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”). TCC, a corporation organized under the Delaware General Corporation Law, is the general partner of Holdings. The Partnership Agreement governs the relative rights and duties of its limited partners and its general partner with respect to Holdings.

      TCC controls, directs and exercises full control over all of Holdings’ activities and the Partnership Agreement vests all management powers over the business and affairs of Holdings exclusively in TCC. Holdings’ limited partners have no right of control or management power over the business and affairs of Holdings except in their various capacities as an officer or director of Holdings or TCC, as the case may be. Any change to the Partnership Agreement adversely affecting the rights and liabilities of any of Holdings’ limited partners requires the consent of such limited partners.

      TCC may not withdraw as Holdings’ general partner without the consent of the holders of a majority of Holdings’ Class A Units, except that TCC shall be deemed to have withdrawn as Holdings’ general partner upon the effective date of the transfer of all of its interests in Holdings.

      The ownership interests in Holdings consist of Preferred Units and Common Units. The Preferred Units are entitled to a preferred yield of 12.0% per annum, compounded annually, and an amount equal to their original investment in such Preferred Units, net of any prior repayments of Preferred Units, plus any accrued and unpaid preferred yield (collectively, the “Preference Amount”) on any liquidation or other distribution by Holdings. The Common Units represent the common equity of Holdings and consist of Class A Units and Class B Units. After payment of the Preference Amount, partners holding Class A Units are entitled to share in any remaining proceeds of any liquidation or other distribution by Holdings pro rata according to the number of Class A Units held by such partners. Holders of Class B Units will also be entitled to share in any such distributions, but only if the holders of the Preferred Units and the Class A Units have achieved an internal rate of return on their total investment of 12.0% (the “Target 1 IRR”). After the achievement of the Target 1 IRR, the holders of Class B Units will be entitled to share in 10.0% of any distributions made after payment of the Preference Amount. The holders of Class B Units will be entitled to share in 10.0% of any distributions and holders of Class A Units will be entitled to 90% of any distributions until the Target 2 IRR has been achieved. After the Target 2 IRR has been achieved, and until the Target 3 IRR has been achieved, the holders of Class B Units will be entitled to 15% of any distributions and holders of Class A Units will be entitled to 85% of any distributions. After the Target 3 IRR has been achieved, the holders of Class B Units will be entitled to 20% of any distributions and holders of Class A Units will be entitled to 80% of any distributions. The following table sets forth the target internal rates of return:

	Target 2	Target 3
Time Period	IRR	IRR

06/28/01 through 06/27/02	25%	30%

06/28/02 through 06/27/03	24%	29%

06/28/03 through 06/27/04	23%	28%

06/28/04 through 06/27/05	22%	27%

06/28/05 through 06/27/06	21%	26%

periods after 06/27/06	20%	25%

      Both the senior credit facility and the indentures relating to our notes generally limit Holdings’ ability to pay cash distributions to its partners other than distributions in amounts approximately equal to the income tax liability of the partners of Holdings resulting from the taxable income of Holdings. Such tax distributions will be based on the approximate highest combined tax rate that applies to any one of Holdings’ partners.

      The Partnership Agreement, and thus Holdings’ existence, will continue in effect until the earlier to occur of:

•	December 31, 2043;

•	the withdrawal of TCC if Holdings’ limited partners to do not elect a successor general partner; and

•	the occurrence of an act that results in TCC ceasing to be general partner under the Delaware Limited Partnership Act.

DESCRIPTION OF CERTAIN INDEBTEDNESS

New Senior Credit Facility

      On June 28, 2001, TransWestern, WorldPages and Capital II (each a “Borrower” and collectively, the “Borrowers”) entered into a new $300.0 million senior secured credit facility (the “Senior Credit Facility”) with Canadian Imperial Bank of Commerce (“CIBC”), First Union National Bank (“First Union”), Fleet National Bank (“Fleet” and together with CIBC, First Union and the several banks and other financial institutions from time to time parties thereto, the “Lenders”). The initial borrowings under the Senior Credit Facility were used to refinance its then existing senior credit facility with CIBC, First Union and certain other lenders dated as of October 1, 1997 (as amended and restated as of November 6, 1997), to finance the acquisition of WorldPages and for general corporate purposes. The Senior Credit Facility consists of:

•	a $65.0 million revolving credit facility (the “Revolving Credit Facility”) maturing six years from the date of the closing date; and

•	a $235.0 million term facility, which includes:

•	a $35.0 million term loan tranche maturing six years from the closing date (the “Term A Loan”); and

•	a $200.0 million term loan tranche maturing seven years from the closing date (the “Term B Loan,” together with the Term A Loan, the “Term Loans”).

      Repayment. The unpaid principal amount of the Revolving Credit Facility shall be repaid on June 27, 2007. The Term Loans are required to be amortized on a quarterly basis as of September 30, 2001, each in accordance with the following schedule:

Date	Term A		Term B		Total Term Loans

	(Dollars in thousands)

2001	$1,312.5		$1,000.0		$2,312.5

2002	$3,062.5		$2,000.0		$5,062.5

2003	$4,375.0		$2,000.0		$6,375.0

2004	$5,687.5		$2,000.0		$7,687.5

2005	$6,562.5		$2,000.0		$8,562.5

2006	$8,750.0		$2,000.0		$10,750.0

2007	$5,250.0	**	$95,000.0		$100,250.0

2008	—		$94,000.0	**	$94,000.0

Total	$35,000.0		$200,000.0		$235,000.0

**	Payments made only in quarterly periods ending March 31 and June 27.

      Security; Guaranty. The Revolving Credit Facility and the Term Loans are secured by a first priority lien on substantially all of the properties and assets of TransWestern and its current and future domestic subsidiaries (as well as YPtel Corporation, a Nova Scotia corporation), including a guarantee by and a pledge of all of the shares of TransWestern’s current and future domestic subsidiaries (as well as YPtel Corporation, a Nova Scotia corporation).

      Interest. At the company’s option, the interest rates per annum applicable to the Revolving Credit Facility and the Term Loans will be fluctuating rates of interest measured by reference to:

•	LIBOR plus the applicable borrowing margin; or

•	a rate per annum equal to the higher of the published Prime Rate or the Federal Funds Rate (as such terms are defined in the Senior Credit Facility) plus 1/2 of 1% (the “ABR”) plus the applicable borrowing margin.

      The applicable borrowing margins for the Revolving Credit Facility and the Term A Loan vary depending on TransWestern’s leverage ratio and range from 2.000% to 3.000% for LIBOR based borrowings and 0.750% to 1.750% for ABR based borrowings. The applicable borrowing margin for the Term B Loan is 3.000% for LIBOR based borrowings and 1.750% for ABR based borrowings.

      Fees. We have agreed to pay a commitment fee of   1/2 of 1% per annum on the average daily amount of the Lenders’ Available Commitment (as defined in the Senior Credit Facility).

      Availability. As of June 30, 2001, no amount was outstanding under the Revolving Credit Facility. The Revolving Credit Facility is available to finance certain permitted acquisitions, working capital requirements and general corporate purposes of the company.

      Prepayments; Reductions of Commitments. The term loans are required to be prepaid and commitments under the Revolving Credit Facility are required to be permanently reduced with:

•	100% of the net cash proceeds of asset sales or other dispositions of property if such proceeds are not used to purchase or acquire other assets within 180 days of the original asset sale, subject to additional limited exceptions;

•	50% of excess cash flow for a fiscal year if TransWestern’s total leverage ratio determined as of the last day of such fiscal year equals or exceeds 4.0 to 1;

•	100% of excess insurance proceeds;

•	50% of the net proceeds of issuances of equity securities; and

•	100% of any Indebtedness incurred.

      Such mandatory prepayments and reductions will first be applied first pro rata to the permanent repayment of the Term Loans, and second, pro rata to the permanent repayment of the Revolving Credit Facility. Mandatory prepayments of the Term Loans shall be applied ratably to the remaining installments of the Term Loans and may not be reborrowed.

      Covenants. The Senior Credit Facility contains covenants restricting the ability of TransWestern and its subsidiaries to, among others (subject to limited exceptions, baskets and other qualifications):

•	declare dividends or redeem or repurchase capital stock;

•	prepay, redeem or repurchase debt;

•	incur liens and engage in sale lease-back transactions;

•	make loans and investments;

•	incur additional indebtedness;

•	amend or otherwise alter debt and other material agreements;

•	make capital expenditures;

•	engage in mergers, acquisitions and asset sales;

•	transact with affiliates;

•	alter its line of business;

•	incur leases;

•	enter into guarantees of indebtedness; and

•	make optional payments on or modify the terms of subordinated debt.

TransWestern must also make certain customary indemnifications of the Lenders and their agents and will also be required to comply with financial covenants with respect to:

•	a minimum interest coverage ratio;

•	maximum leverage ratios; and

•	a minimum fixed charge coverage ratio.

The Senior Credit Facility also contains certain customary affirmative covenants.

      Events of Default. Events of default under the Senior Credit Facility include:

•	any Borrower’s failure to pay principal or interest when due;

•	any Borrower’s material breach of any representation or warranty contained in the loan documents;

•	any Borrower’s breach of any covenant contained in the loan documents, subject to a limited cure period for certain covenants;

•	customary cross-default provisions;

•	events of bankruptcy, insolvency or dissolution of any Borrower;

•	the levy of certain judgements against any Borrower;

•	certain adverse events under ERISA plans of any Borrower;

•	the actual or asserted invalidity of security documents or guarantees of any Borrower or its subsidiaries; and

•	a change of control of Holdings or TransWestern.

Series D and Series E 9  5/8 Senior Subordinated Notes

      In November 1997, we issued $100.0 million of 9  5/8% Senior Subordinated Notes due 2007. In April 1998, we consummated an exchange offer in which we exchanged all of such 9  5/8% Senior Subordinated Notes due 2007 for our Series B 9  5/8% Senior Subordinated Notes due 2007, which had been registered pursuant to the Securities Act.

      In December 1998, we issued $40.0 million of our Series C 9  5/8% Senior Subordinated Notes due 2007. In April 1999, we consummated an exchange offer in which we exchanged all of such Series C 9  5/8% Senior Subordinated Notes due 2007 as well as all of our Series B 9  5/8% Senior Subordinated Notes due 2007 for our Series D 9  5/8% Senior Subordinated Notes due 2007, which had been registered pursuant to the Securities Act.

      In May 2001, we issued $75 million of our Series E 9  5/8% Senior Subordinated Notes due 2007.

      The principal terms of the Series D and E notes are the same as those being offered hereby, including the interest rate, the interest payment dates and the maturity date. If all of the Series D notes and Series E notes are exchanged for Exchange Notes, $215.0 million aggregate principal amount of the Exchange Notes will be outstanding following consummation of the exchange offer, and the Exchange Notes will be deemed to be a single series of notes outstanding under the indenture relating to the Series E notes offered hereby. This would dilute your voting interest.

Discount Notes

      In November 1997, Holdings and TWP Capital Corp., a wholly owned subsidiary of Holdings, issued $32.5 million initial aggregate principal amount, $57.9 million principal amount at maturity, of their 11  7/8% Senior Discount Notes due 2008 (the “Discount Notes”). As of June 30, 2001, the accreted value of the Discount Notes was approximately $49.0 million.

      Interest on the Discount Notes will not accrue or be payable prior to November 15, 2002. Thereafter, interest on the Discount Notes will accrue on the principal amount at maturity at a rate of 11  7/8% per annum, and will be payable semiannually on each May 15 and November 15, commencing May 15, 2003. Interest will be payable at the option of Holdings at a rate of 13  3/8% per annum by the issuance of additional Discount Notes, valued at 100% of the face amount thereof, in lieu of cash interest.

      The Discount Note indenture contains covenants for the benefit of the holders of the Discount Notes that, among other things, restrict the ability of Holdings and TWP Capital Corp. and any of their restricted subsidiaries, including TransWestern, to:

•	incur additional indebtedness;

•	pay dividends and make distributions;

•	issue stock of subsidiaries;

•	make certain investments;

•	repurchase stock;

•	enter into transactions with affiliates;

•	enter into sale lease-back transactions; and

•	merge or consolidate TransWestern.

      Holdings and TWP Capital Corp. are also limited in their ability to create liens and transfer or sell assets. These covenants are subject to a number of important exceptions, including the allowance of permitted tax distributions as a result of Holdings’ status as a limited partnership.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

      We originally sold our Series E notes on May 23, 2001 to CIBC World Markets Corp. and First Union Securities, Inc. (the “Initial Purchasers”) pursuant to a Securities Purchase Agreement dated May 23, 2001. The Initial Purchasers subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition of the purchase agreement, we entered into an Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers pursuant to which we agreed, for the benefit of the holders of the Series E notes, at our cost, to:

•	use our reasonable best efforts to file an exchange offer registration statement (the “Exchange Offer Registration Statement”) within 130 days after the date of the original issuance of the Series E notes with the SEC with respect to the exchange offer for the Series F notes; and

•	use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 220 days after the date of the original issuance of the Series E notes.

      Upon the Exchange Offer Registration Statement being declared effective, we will offer the Series F notes in exchange for surrender of the Series D and E notes. We will keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the Series D and E notes. For each Series D and E note surrendered to us pursuant to the exchange offer, the holder of such Series D or E note will receive a Series F note having a principal amount equal to that of the surrendered Series D or E note.

      We issued our Series D notes in April 1999 in exchange for our Series B notes, which we issued in exchange for our Series A notes which we had privately placed in November 1997, and our Series C notes which we privately placed in December 1998. The Series D notes are identical in all material respects to the Series F notes. We are including the Series D notes in the exchange offer in order to increase the liquidity of both series of our outstanding notes.

      Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, we believe that the Series F notes will in general be freely tradeable after the exchange offer without further registration under the Securities Act. However, any purchaser of Series D or E notes who is an “affiliate” of our company or who intends to participate in the exchange offer for the purpose of distributing the Series F notes:

•	will not be able to rely on the interpretation of the staff of the SEC;

•	will not be able to tender its Series D or E notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Series D or E notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

      As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the exchange offer is required to represent to us in the Letter of Transmittal that:

•	the Series F notes are to be acquired by the holder or the person receiving such Series D notes, whether or not such person is the holder, in the ordinary course of business;

•	the holder or any such other person, other than a broker-dealer referred to in the next sentence, is not engaging and does not intend to engage, in distribution of the Series F notes;

•	the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Series F notes;

•	neither the holder nor any such other person is an “affiliate” of our company within the meaning of Rule 405 under the Securities Act; and

•	the holder or any such other person acknowledges that if such holder or any other person participates in the exchange offer for the purpose of distributing the Series F notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Series F notes and cannot rely on those no-action letters.

As indicated above, each broker-dealer (a “Participating Broker-Dealer”) that receives Series F notes for its own account in exchange for Series D or E notes must acknowledge that it:

•	acquired the Series F notes for its own account as a result of market-making activities or other trading activities;

•	has not entered into any arrangement or understanding with us or any “affiliate” of our company (within the meaning of Rule 405 under the Securities Act) to distribute the Series F notes to be received in the exchange offer; and

•	will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series F notes.

For a description of the procedures for resales by Participating Broker-Dealers, see “Plan of Distribution.”

      In the event that changes in the law or the applicable interpretations of the staff of the SEC do not permit us to effect such an exchange offer, or if for any other reason the exchange offer is not consummated within 220 days of the date of the original issuance of the Series E notes, we will:

•	file a shelf registration statement (the “Shelf Registration Statement”) covering the resale of the Series E notes;

•	use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act; and

•	use our reasonable best efforts to keep effective the Shelf Registration Statement for two years after its effective date.

We will, in the event of the filing of the Shelf Registration Statement, provide to each applicable holder of the Series E notes copies of the prospectus, which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective, and take certain other actions as are required to permit unrestricted resale of the Series E notes. A holder of the Series E notes that sells such Series E notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder, including certain indemnification obligations. In addition, each holder of the Series E notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Series E notes included in the Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph.

      The Registration Rights Agreement provides that:

•	we will use our reasonable best efforts to file an Exchange Offer Registration Statement with the SEC on or prior to September 30, 2001;

•	we will use our reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the SEC within 90 days after the filing deadline;

•	unless the exchange offer would not be permitted by applicable law or SEC policy, we will commence the exchange offer and use our reasonable best efforts to issue within 135 days after the filing deadline, Series F notes in exchange for all Series E notes tendered prior thereto in the exchange offer; and

•	if obligated to file the Shelf Registration Statement, we will use our reasonable best efforts to file the Shelf Registration Statement with the SEC in a timely fashion.

If:

•	we fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing;

•	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

•	we fail to consummate the exchange offer within 180 days of the date of the original issuance of the Series E notes; or

•	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities (as such term is defined in the Registration Rights Agreement) during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a “registration default”), the sole remedy available to holders of the Series E notes will be the immediate assessment of additional interest as follows: the per annum interest rate on the Series E notes will increase by .50% for the first 90-day period following a registration default and the per annum interest rate will increase by an additional .25% for each subsequent 90-day period during which the registration default remains uncured, up to a maximum additional interest rate of 2% per annum in excess of 9  5/8% per annum.

      All additional interest will be payable to holders of the Series E notes in cash on each May 15 and November 15, commencing with the first such date occurring after any such additional interest commences to accrue, until such registration default is cured. After the date on which such registration default is cured, the interest rate on the Series E notes will revert to 9  5/8% per annum. Holders of Series D notes have no right to receive such additional interest, if any.

      Holders of Series D and E notes will be required to make certain representations to us in order to participate in the exchange offer and holders of Series E notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Series E notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest set forth above. Such required representations and information is described in the Exchange Offer Registration Rights Agreement.

      The summary herein of certain provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this prospectus is a part.

      Following the consummation of the exchange offer, holders of the Series E notes who were eligible to participate in the exchange offer but who did not tender their Series E notes will not have any further registration rights and such Series E notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Series E notes could be adversely affected.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept any and all Series D and E notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                     , 2001. We will issue $1,000 principal amount of Series F notes in exchange for each $1,000 principal amount of outstanding Series D and E notes accepted in the exchange offer. Holders may tender some or all of their Series D and E notes pursuant to the exchange offer. However, Series D and E notes may be tendered only in integral multiples of $1,000.

      The form and terms of the Series F notes are substantially the same as the form and terms of the Series D and E notes except that:

•	the Series F notes bear a Series F designation and a different CUSIP number from the Series D and E notes;

•	the Series F notes have been registered under the federal securities laws and hence will not bear legends restricting the transfer thereof as the Series E notes do; and

•	the holders of the Series F notes will generally not be entitled to certain rights under the Exchange Offer Registration Rights Agreement, which rights generally will be satisfied when the exchange offer is consummated. The Series F notes will evidence the same debt as the tendered Series D and E notes and will be entitled to the benefits of the indenture under which the Series E notes were issued. As of the date of this prospectus, $215,000,000 aggregate principal amount of Series D and E notes were outstanding.

      Holders of Series D and E notes do not have any appraisal or dissenters’ rights under the General Corporation Law of Delaware, the Delaware Limited Liability Company Act or the indentures relating to such notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

      We shall be deemed to have accepted validly tendered Series D and E notes when, as and if we have given oral or written notice thereof, such notice if given orally, to be confirmed in writing, to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Series F notes from our company.

      If any tendered Series D or E notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Series D or E notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

      Holders who tender Series D and E notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series D or E notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

      The expiration date is 5:00 p.m., New York City time, on                     , 2001, unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

      In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice, such notice if given orally, to be confirmed in writing, and will issue a press release or other public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      We reserve the right:

•	to delay accepting any Series D and E notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “— Conditions” shall not have been satisfied, by giving oral or written notice, such notice if given orally, to be confirmed in writing, of such delay, extension or termination to the exchange agent, or

•	to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Series F Notes

      The Series F notes will bear interest from their date of issuance. Holders of Series D and E notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Series F notes. Such interest will be paid with the first interest payment on the Series F notes on November 15, 2001 to persons who are registered holders of the Series F notes on November 1, 2001. Interest on the Series D and E notes accepted for exchange will cease to accrue upon issuance of the Series F notes.

      Interest on the Series F notes is payable semi-annually on each May 15 and November 15, commencing on November 15, 2001.

Procedures for Tendering

      Only a registered holder of Series D or E notes may tender such notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Series D or E notes and any other required documents, or cause The Depository Trust Company to transmit an agent’s message in connection with a book-entry transfer, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the Series D or E notes, the Letter of Transmittal or agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “— Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the Series D or E notes may be made by book entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

      The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Series D or E notes that such participant has received and agrees:

•	to participate in the Automated Tender Option Program (“ATOP”);

•	to be bound by the terms of the Letter of Transmittal; and

•	that we may enforce such agreement against such participant.

      By executing the Letter of Transmittal or agent’s message, each holder will make to us the representations set forth above in the fourth paragraph under the heading “— Purpose and Effect of the Exchange Offer.”

      The tender by a holder and the acceptance thereof by us will constitute agreement between such holder and the company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal or agent’s message.

      The method of delivery of Series D and E notes and the Letter of Transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No Letter of Transmittal or Series D or E notes should be sent to TransWestern. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

      Any beneficial owner whose Series D or E notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner’s behalf. See “Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner” included with the Letter of Transmittal.

      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as defined below) unless the notes tendered pursuant thereto are tendered by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the Letter of Transmittal, or for the account of an eligible institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an “eligible institution”).

      If the Letter of Transmittal is signed by a person other than the registered holder of any Series D or E notes listed therein, such notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder’s name appears on such notes with the signature thereon guaranteed by an eligible institution.

      If the Letter of Transmittal or any Series D or E notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence to our satisfaction of their authority to so act must be submitted with the Letter of Transmittal.

      We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Series D and E notes at the book-entry transfer facility, The Depository Trust Company (the “book-entry transfer facility”), for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of Series D or E notes by causing such book-entry transfer facility to transfer such Series D or E notes into the exchange agent’s account with respect to the Series D and E notes in accordance with the book-entry transfer facility’s procedures for such transfer. Although delivery of the Series D and E notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, unless an agent’s message is transmitted to and received by the exchange agent in compliance with ATOP on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures, the tender of such notes will not be valid. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

      All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered Series D and E notes and withdrawal of tendered Series D and E notes will be determined by us, in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Series D and E notes not properly tendered or any Series D or E notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Series D or E notes. We may not waive any condition to the exchange offer unless such condition is legally waiveable. In the event such a waiver by us gives rise to the legal requirement to do so, we will hold the exchange offer open for at least five business days thereafter. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series D and E notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Series D and E notes, neither our company, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tender of Series D and E notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Series D or E notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

      Holders who wish to tender their Series D or E notes and whose Series D or E notes are not immediately available, who cannot deliver their Series D or E notes, the Letter of Transmittal or any other required documents to the exchange agent, or who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

•	the tender is made through an eligible institution;

•	prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, setting forth the name and address of the holder, the certificate number(s) of such Series D or E notes and the principal amount of Series D or E notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the Letter of Transmittal, or facsimile thereof, or, in the case of a book-entry transfer, an agent’s message, together with the certificate(s) representing the Series D or E notes, or a confirmation of book-entry transfer of such notes into the exchange agent’s account at the Book-Entry Transfer Facility, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and

•	the certificate(s) representing all tendered Series D or E notes in proper form for transfer, or a confirmation of a book-entry transfer of such Series D or E notes into the exchange agent’s account at the book entry transfer facility, together with a Letter of Transmittal, or facsimile thereof, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date of the exchange offer.

Withdrawal of Tenders

      Except as otherwise provided herein, tenders of Series D and E notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

      To withdraw a tender of Series D or E notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

•	specify the name of the person having deposited notes to be withdrawn (the “Depositor”);

•	identify the notes to be withdrawn, including the certificate number(s) and principal amount of such notes, or, in the case of Series D or E notes transferred by book-entry transfer, the name and number of the account at the book entry transfer facility to be credited;

•	be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Series D and E notes register the transfer of such notes into the name of the person withdrawing the tender; and

•	specify the name in which any such Series D or E notes are to be registered, if different from that of the Depositor.

All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us and shall be final and binding on all parties. Any Series D and E notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Series F notes will be issued with respect thereto unless the Series D and E notes so withdrawn are validly retendered. Any Series D and E notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Series D and E notes may be retendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.

Conditions

      Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or exchange notes for, any Series D or E notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such Series D or E notes, if:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer, or

•	any material adverse development has occurred in any existing action or proceeding with respect to TransWestern or any of its subsidiaries; or

•	any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer; or

•	any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

      If we determine, in our sole discretion, that any of the conditions are not satisfied, we may:

•	refuse to accept any Series D and E notes and return all tendered Series D and E notes to the tendering holders;

•	extend the exchange offer and retain all Series D and E notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such Series D and E notes as described in “— Withdrawal of Tenders” above;

•	waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered Series D and E notes which have not been withdrawn.

Exchange Agent

      Wilmington Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail
or Overnight Courier:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Operations
By Facsimile
(For Eligible Institutions Only)
(302) 651-1079
By Hand:
Wilmington Trust Company
c/o Harris Trust Co. of New York, as Agent
88 Pine Street, 19th Floor
Wall Street Plaza
New York, New York 10005
Attention: Corporate Trust Operations
Confirm by Telephone:
(302) 651-8869
Kristin Long

      Delivery to an Address Other Than Set Forth Above Will Not Constitute a Valid Delivery.

Fees and Expenses

      The expenses of soliciting tenders will be borne by us. The principal solicitation is being made by mail however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of TransWestern and its affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

      We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

      The Series F notes will be recorded at the same carrying value as the Series D and E notes, which is face value, as reflected in TransWestern’s accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the Series F notes.

Consequences of Failure to Exchange

      The Series E notes that are not exchanged for Series F notes pursuant to the exchange offer will remain restricted securities. Accordingly, such Series E notes may be resold only:

•	to TransWestern, upon redemption thereof or otherwise;

•	so long as the Series E notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to TransWestern;

•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

•	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Series F Notes

      With respect to resales of Series F notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives Series F notes, whether or not such person is the holder, other than a person that is an “affiliate” of the company within the meaning of Rule 405 under the Securities Act, in exchange for Series D or E notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Series F notes, will be allowed to resell the Series F notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Series F notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Series F notes in the exchange offer for the purpose of distributing or participating in a distribution of the Series F notes, such holder cannot rely on the position of the staff of the SEC enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Series F notes for its own account in exchange for Series D or E notes, where such Series D or E notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series F notes.

      As contemplated by these no-action letters and the Exchange Offer Registration Rights Agreement, each holder accepting the exchange offer is required to represent to TransWestern in the Letter of Transmittal that:

•	the Series F notes are to be acquired by the holder or the person receiving such Series F notes, whether or not such person is the holder, in the ordinary course of business;

•	the holder or any such other person, other than a broker-dealer referred to in the next sentence, is not engaging and does not intend to engage, in the distribution of the Series F notes;

•	the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Series F notes;

•	neither the holder nor any such other person is an “affiliate” of the company within the meaning of Rule 405 under the Securities Act; and

•	the holder or any such other person acknowledges that if such holder or other person participates in the exchange offer for the purpose of distributing the Series F notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Series F notes and cannot rely on those no-action letters.

      As indicated above, each Participating Broker-Dealer that receives Series F notes for its own account in exchange for Series D or E notes must acknowledge that it will deliver a prospectus in connection with any resale of such Series F notes. For a description of the procedures for such resales by Participating Broker-Dealers, see “Plan of Distribution.”

DESCRIPTION OF THE NOTES

      We will issue the Series F notes (the “Notes”) under an Indenture, dated as of May 23, 2001 (the “Indenture”), among TransWestern and TWP Capital Corp. II (together, the “Issuers”) and Target Directories of Michigan, Inc., WorldPages.com, Inc., TWP Companies, Inc., Great Western Directors, Inc., 1 + USA V Acquisition Corp., Yptel, Inc, YPTel Corporation, Pacific Coast Publishing, Ltd., ChoiceContent.com, Inc., ChoiceContent.com, LLC, ACG Holding Corporation and ACG Exchange Company as Guarantors (collectively, the “Guarantors”), and Wilmington Trust Company, as trustee (the “Trustee”).

      You can find definitions of certain capitalized terms used in the following summary under “— Certain Definitions” and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference. For purposes of this “Description of the Notes,” the term “Company” means TransWestern Publishing Company LLC.

      The following is a summary of the material terms and provisions of the Notes. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the Indenture. A copy of the Indenture may be obtained from us by any holder or prospective investor upon request.

      Certain definitions contained in the Indenture have been updated to more accurately reflect prevailing circumstances on the date of the Indenture. The updated definitions include; “capital stock,” “change of control,” “CIVC,” “Communications,” “First Union,” “Holdings,” “Issuer Request,” “Officer,” “Officer’s Certificate,” “Registration Rights Agreement” and “THL.”

General

      The Notes will be our general unsecured obligations, ranking subordinate in right of payment to all our Senior Indebtedness. The Notes will be our joint and several obligations.

      The Notes will be unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by each Restricted Subsidiary which guarantees payment of the Notes pursuant to the covenant described under “Limitation on Creation of Subsidiaries”.

Maturity, Interest and Principal

      The Notes will be limited in aggregate principal amount to $215 million, provided that $140 million of Notes reserved for issuance under the Indenture will be available only in connection with the exchange of Series D Notes for Series F Notes pursuant to the exchange offer. The Notes will mature on November 15, 2007. The Notes will bear interest at a rate of 9  5/8% per annum, which will be payable semiannually in arrears on each May 15 and November 15, commencing November 15, 2001. We will make interest payments to the persons who are holders of record of the Notes at the close of business on the immediately preceding May 1 and November 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 15, 2001. The interest rate on the Series E Notes is subject to increase, and such Additional Interest will be payable on the payment dates set forth above, in certain circumstances, if the Exchange Notes, or other securities substantially similar to the Exchange Notes, are not registered with the SEC within the time periods set forth in the Exchange Offer Registration Rights Agreement.

Redemption

      Optional Redemption. Except as described below, the Notes are not redeemable before November 15, 2002. On one or more occasions thereafter, the Issuers may redeem the Notes, in whole or in part, at the following redemption prices, which are expressed as a percentage of principal amount, if redeemed during the twelve-month period beginning on November 15 of each year listed below:

Year	Percentage

2002	104.813%

2003	103.208%

2004	101.604%

2005 and thereafter	100.000%

      In addition, the Issuers must pay all accrued and unpaid interest on the Notes redeemed.

Selection And Notice of Redemption

      In the event that the Issuers choose to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(a) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed; or

(b) on a pro rata basis or by lot or by such method as the Trustee shall deem fair and appropriate.

      Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder at its registered address. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers fail to redeem any such Note.

Subordination

      The indebtedness represented by the Notes will be subordinate in right of payment to the prior payment in full in cash of all existing and future Senior Indebtedness. On a consolidated pro forma basis giving effect to this offering, as of June 30, 2001 the principal amount of outstanding Senior Indebtedness is $235.0 million with $65.0 million of undrawn commitments under the existing senior credit facility. On a consolidated pro forma basis giving effect to this offering and the acquisition of WorldPages, as of June 30, 2001 the principal amount of outstanding Senior Indebtedness is $235.0 million with $65.0 million of undrawn commitments under the existing senior credit facility.

      The holders of Senior Indebtedness of the Issuers will be entitled to receive payment in full in cash of all amounts due on or in respect of all Senior Indebtedness of the Issuers before the holders of the Notes will be entitled to receive any payment with respect to the Notes in the event of any distribution to creditors of the Issuers:

(a) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or to their creditors, as such, or to their assets;

(b) in a liquidation or dissolution or other winding-up of the Issuers;

(c) in an assignment for the benefit of creditors; or

(d) in any marshaling of assets or liabilities of the Issuers (all of the foregoing referred to herein individually as a “Bankruptcy Proceeding” and collectively as “Bankruptcy Proceedings”).

As a result of such subordination, in the event of any Bankruptcy Proceeding, holders of the Notes may recover less ratably than creditors of the Issuers who are holders of Senior Indebtedness.

      No payment may be made on the Notes following delivery by the representative of the holders of Designated Senior Indebtedness under the Senior Credit Facility, if it exists, or if it does not, the holders of other Designated Senior Indebtedness (in either such case, the “Representative”) to the Trustee of written notice of:

(a) Payment Default on Designated Senior Indebtedness; or

(b) a Non-Payment Event of Default on Designated Senior Indebtedness and the acceleration of the maturity of Designated Senior Indebtedness.

      Any such prohibition shall continue until the Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured.

      Upon a Non-Payment Event of Default on Designated Senior Indebtedness, no payment may be made on the Notes for a period (a “Payment Blockage Period”) beginning on the date the Trustee receives written notice from the Representative of the Non-Payment Event of Default until (subject to any blockage under the preceding paragraph) the earliest of:

(x) more than 179 days have elapsed since the Trustee received the notice;

(y) the Non-Payment Event of Default has been cured or waived in writing or ceased to exist or such Designated Senior Indebtedness has been paid in full; or

(z) the Payment Blockage Period has been terminated by written notice to the Issuers or the Trustee from the Representative.

      No Payment Blockage Period can extend beyond 179 days from the date the Trustee receives the notice (the “Initial Blockage Period”). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, that no additional Payment Blockage Period can extend beyond the Initial Blockage Period. After the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 days after the Initial Blockage Period. No event of default with respect to Designated Senior Indebtedness, other than a Payment Default, which existed or was continuing on the first day of any Payment Blockage Period can serve as the basis for a second Payment Blockage Period, unless such event of default has been cured or waived for at least 90 days.

      Each Guarantee will, to the extent set forth in the Indenture, be subordinate in right of payment to the prior indefeasible payment and satisfaction in full in cash of all Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the Senior Credit Facility, including any guarantee thereof, and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness of the Issuers.

      If the Issuers or any Guarantor fails to make any payment on the Notes or any Guarantee when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Indenture. See “Events of Default.”

      By accepting these Notes, each holder agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

Certain Covenants

      The Indenture will contain, among others, the following covenants. Except as otherwise specified, all of the covenants described below will appear in the Indenture.

Limitation on Additional Indebtedness

      The Issuers will not, and will not permit any Restricted Subsidiary of the Issuers to, directly or indirectly, incur (as defined) any Indebtedness, including Acquired Indebtedness, other than Permitted Indebtedness.

      Notwithstanding the foregoing, the Issuers and their Restricted Subsidiaries may incur Indebtedness, including Acquired Indebtedness, if:

(a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the total Indebtedness of the Issuers and their Restricted Subsidiaries, excluding any Indebtedness owed to a Restricted Subsidiary by any other Restricted Subsidiary or the Issuers and any Indebtedness owed to the Issuers by any Restricted Subsidiary, to the Issuers’ EBITDA, determined on a pro forma basis for the last four fiscal quarters of the Issuers and their consolidated Restricted Subsidiaries for which financial statements are available at the date of determination, is less than 6.0 to 1; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect to, on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period, both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Issuers or any Restricted Subsidiary, together with any other Acquired Indebtedness or other Indebtedness incurred or assumed by the Issuers and Restricted Subsidiaries in connection with acquisitions consummated by the Issuers during such four-quarter period, and the inclusion in the Issuers’ EBITDA of the EBITDA of the acquired Person, business, property or assets and any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and as applied as of the Series A/B Issue Date, together with the EBITDA of, and pro forma expense and cost reductions relating to, any other Person, business, property or assets acquired by the Issuers or any Restricted Subsidiary during such four-quarter period; and

(b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

Limitation on Restricted Payments

      The Issuers will not make, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

(a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(b) immediately after giving pro forma effect to such Restricted Payment, the Issuers could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, under the covenant set forth under “Limitation on Additional Indebtedness”; and

(c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Series A/B Issue Date does not exceed the sum of

(i) 50% of the cumulative Consolidated Net Income of the Company subsequent to the Series A/B Issue Date, or minus 100% of any cumulative deficit in Consolidated Net Income during such period, plus

(ii) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the company from the issue or sale, after the Series A/B Issue Date, of Capital Stock, other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company, of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock, other than Disqualified Capital Stock, of the Company which have been so converted or exercised or exchanged, as the case may be, plus

(iii) without duplication of any amounts included in clauses (i) and (ii) above, 100% of the aggregate net proceeds of any equity contribution received by the Company from a holder of Capital Stock, plus

(iv) $5,000,000.

For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined, in good faith, by the Board of Directors of the Company.

      The provisions of this covenant shall not prohibit:

(a) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture,

(b) the retirement of any shares of Capital Stock of the Company or subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock, other than Disqualified Capital Stock, or out of, the Net Proceeds of the substantially concurrent sale, other than to a Subsidiary of the Company, of other shares of Capital Stock of the Company, other than Disqualified Capital Stock,

(c) the redemption or retirement of Indebtedness of the Issuers subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of a substantially concurrent sale or incurrence of Indebtedness, other than any Indebtedness owed to a Subsidiary, of the Issuers that is contractually subordinate in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired,

(d) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale, other than to a Subsidiary of the Company, of other shares of Disqualified Capital Stock,

(e) so long as no Default or Event of Default shall have occurred and be continuing, at the time of or immediately after giving effect to such payment, the purchase, redemption or other acquisition for value of shares of Capital Stock, other than Disqualified Capital Stock, or options on such shares held by the Issuers’ or their Subsidiaries’ officers or employees or former officers or employees, or their estates or beneficiaries under their estates, upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sale or right of first refusal agreement with such current or former officer or employee and payments of principal and interest on the Management Subordinated Notes in accordance with the terms thereof; provided that the aggregate cash consideration paid, or distributions or payments made, in compliance with this clause (e) shall not exceed $2,000,000 in any fiscal year or $10,000,000 in the aggregate from and after the Series A/B Issue Date,

(f) the payment of management fees under the management agreement with THL and its Affiliates and successors and assigns that do not exceed $500,000 per year and the reimbursement of expenses pursuant thereto, and

(g) distributions to Holdings solely for the purpose of enabling Holdings to pay its, Capital’s or TCC’s reasonable operating and administrative expenses, including professional fees and expenses, the amount of which in any fiscal year will not exceed 0.2% at the Company’s consolidated net revenues for such fiscal year.

      Notwithstanding the foregoing, the amount of any payments made in reliance on clause (e) above shall reduce the amount otherwise available for Restricted Payments pursuant to subparagraph (c) above.

      Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant “Limitation on Restricted Payments” were computed, which calculations may be based upon the Issuers’ latest available financial statements, and, to the extent that the absence of a Default or an Event of Default is condition to the making of such Restricted Payment, that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Limitation on Other Senior Subordinated Debt

      The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness, other than the Notes and the Guarantees, as the case may be, that is both:

(a) subordinate in right of payment to any Senior Indebtedness of the Issuers or their Restricted Subsidiaries, as the case may be, and

(b) senior in right of payment to the Notes and the Guarantees, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Notes and the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Indebtedness at least to the same extent as the Notes and the Guarantees, as the case may be, are subordinate to Senior Indebtedness.

Limitations on Investments

      The Issuers will not, and will not permit any of their Restricted Subsidiaries to, make any Investment other than:

(a) a Permitted Investment; or

(b) an Investment that is made as a Restricted Payment in compliance with the “Limitation on Restricted Payments” covenant, after the Issue Date.

Limitations on Liens

      The Issuers will not, and will not permit any of their Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind, other than Permitted Liens, upon any property or asset of the Issuers or any Restricted Subsidiary or any shares of stock, other than under the Senior Credit Facility, or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, unless:

(a) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien; or

(b) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes to the same extent as such subordinated Indebtedness is subordinated to the Notes.

Limitation on Transactions with Affiliates

      The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions, including, without limitation, the sale, purchase, exchange or lease of assets, property or services, with any Affiliate, including entities in which the Issuers or any of their Restricted Subsidiaries owns a minority interest, (an “Affiliate Transaction”) or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date if such extension, renewal, waiver or other modification is more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date unless:

(a) such Affiliate Transaction is between or among the Issuers and/or their Wholly-Owned Subsidiaries and/or Holdings and so long as Holdings owns at least 99% of the voting and economic power of the Common Stock of the Company; or

(b) the terms of such Affiliate Transaction are fair and reasonable to the Issuers or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Issuers or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties.

      In any Affiliate Transaction involving an amount or having a value in excess of $1.0 million which is not permitted under clause (a) above, the Issuers must obtain a resolution of the Board of Directors of the Company certifying that such Affiliate Transaction complies with clause (b) above. In any Affiliate Transaction with a value in excess of $5.0 million which is not permitted under clause (a) above, other than any sale by the Company of its Capital Stock that is not Disqualified Capital Stock, the Issuers must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm.

      The foregoing provisions will not apply to:

(a) any Restricted Payment that is not prohibited by the provisions described under “Limitation on Restricted Payments” contained herein;

(b) any transaction pursuant to an agreement, arrangement or understanding existing on the Series A/B Issue Date and described in the Offering Memorandum dated November 6, 1997 relating to the Issuers’ Series A Notes;

(c) any transaction, approved by the Board of Directors of the Company or Capital II, with an officer or director of the Issuers or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business; or

(d) transactions permitted by the Indenture under the provision “Merger, Consolidation or Sale of Assets.”

Limitation on Creation of Subsidiaries

      The Issuers will not create or acquire, nor permit any of their Restricted Subsidiaries to create or acquire, any Subsidiary other than:

(a) a Restricted Subsidiary that is acquired or created in connection with the acquisition by the Company of a business primarily engaged in, or an asset primarily utilized in, providing directory services and/or classified advertising; or

(b) an Unrestricted Subsidiary;

provided, however, that each Restricted Subsidiary acquired or created pursuant to clause (a) shall at the time it has either assets or stockholder’s equity in excess of $100,000 execute a guarantee in the form attached to the Indenture and reasonably satisfactory in form and substance to the Trustee, and with such documentation relating thereto as the Trustee shall require, including, without limitation, a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such guarantee, pursuant to which such Restricted Subsidiary shall become a Guarantor.

      As of the Issue Date, the Company’s only Subsidiaries will be Capital II, WorldPages Merger Subsidiary and Target. Target will be a Guarantor of the Notes.

Limitation on Certain Asset Sales

      The Issuers will not, and will not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless:

(a) such Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof, as determined in good faith by the Company’s Board of Directors, and evidenced by a board resolution;

(b) not less than 75% of the consideration received by the Issuers or their Subsidiaries, as the case may be, is in the form of cash or Temporary Cash Investments other than in the case where the Company is undertaking a Permitted Asset Swap; and

(c) the Asset Sale Proceeds received by such Issuer or such Restricted Subsidiary are applied:

(i) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt or to reduce an unused commitment to lend under any then existing Senior Indebtedness of the Company or any Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale, but only to the extent that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

(ii) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company or a Restricted Subsidiary elects, to an investment in assets, including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another person, used or useful in businesses similar or ancillary to the business of the Company or such Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such investment occurs or the Issuers or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions, other than the obtaining of financing, on or prior to the 181st day following receipt of such Asset Sale Proceeds (the “Reinvestment Date”) and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and

(iii) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10.0 million, the Issuers shall apply an amount equal to such Available Asset Sale Proceeds, first, to an offer to repurchase the Series D Notes, if any are outstanding, in accordance with the terms of the Series C/D Indenture, as in effect on the Issue Date (the “Series D Asset Sale Offer”) and, second, in the event that any Available Asset Sale Proceeds are not applied to a Series D Asset Sale Offer, to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an “Excess Proceeds Offer”).

      If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and use such portion for general corporate purposes, and such retained portion will not be considered in the calculation of Available Asset Sale Proceeds with respect to any subsequent offer to purchase Notes.

      If the Issuers are required to make an Excess Proceeds Offer, the Issuers shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things:

(a) that such Holders have the right to require the Issuers to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the aggregate principal amount thereof together with accrued and unpaid interest, if any, thereon to the date of purchase;

(b) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

(c) the instructions, determined by the Issuers, that each Holder must follow in order to have such Notes repurchased; and

(d) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes.

Limitation on Preferred Stock of Restricted Subsidiaries

      The Issuers will not permit any Restricted Subsidiary to issue any Preferred Stock, except Preferred Stock issued to the Company or a Restricted Subsidiary, or permit any Person, other than the Company or a Subsidiary, to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the first paragraph of the covenant described under “Limitation on Additional Indebtedness” in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Limitation on Capital Stock of Subsidiaries

      The Issuers will not:

(a) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Subsidiary, other than under the Senior Credit Facility or under the terms of any Designated Senior Indebtedness; or

(b) permit any of their Subsidiaries to issue any Capital Stock, other than to the Issuers or a Wholly-Owned Subsidiary of the Company.

      The foregoing restrictions shall not apply to an Asset Sale made in compliance with “Limitation on Certain Asset Sales” or the issuance of Preferred Stock in compliance with the covenant described under “Limitation on Preferred Stock of Restricted Subsidiaries.” In no event will the Company sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of Capital II or will Capital II issue any Capital Stock.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

      The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Issuers to:

(a)(i) pay dividends or make any other distributions to the Issuers or any Restricted Subsidiary of the Issuers

(A) on its Capital Stock, or

(B) with respect to any other interest or participation in, or measured by, its profits, or

(ii) repay any Indebtedness or any other obligation owed to the Issuers or any Restricted Subsidiary of the Issuers;

(b) make loans or advances or capital contributions to the Issuers or any of their Restricted Subsidiaries; or

(c) transfer any of its properties or assets to the Issuers or any of their Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

(a) encumbrances or restrictions existing on the Series A/B Issue Date to the extent and in the manner such encumbrances and restrictions were in effect on the Series A/B Issue Date, including without limitation pursuant to the Senior Credit Facility or under the Series D Notes or the Discount Notes,

(b) the Indenture, the Notes and the Guarantees and the Series C/D Indenture, Series D Notes and the related guarantees,

(c) applicable law,

(d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, including any Subsidiary of the Person, so acquired,

(e) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices,

(f) Refinancing Indebtedness; provided that such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded,

(g) customary restrictions in security agreements or mortgages securing Indebtedness of the Issuers or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages, or

(h) customary restrictions with respect to a Restricted Subsidiary of the Issuers pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

Limitation on Sale and Lease-Back Transactions

      The Issuers will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

(a) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined, in good faith, by the Board of Directors of the Company, and

(b) the Issuers could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with the covenant described under “Limitation on Additional Indebtedness.”

Payments for Consent

      Neither the Issuers nor any of their Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Limitation on Conduct of Business of Capital II

      Except to the extent permitted under “Merger, Consolidation or Sale of Assets,” Capital II will not hold any operating assets or other properties or conduct any business other than to serve as an Issuer and co-obligor with respect to the Notes and will not own any Capital Stock of any other Person.

Change of Control Offer

      Within 20 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the “Change of Control Offer”) the outstanding Notes at a purchase price equal to 101% of the principal amount thereof together with any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the “Change of Control Purchase Price”) in accordance with the procedures set forth in this covenant.

      Within 20 days of the occurrence of a Change of Control, the Company also shall:

(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the registrar of the Notes, a notice stating:

(i) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

(ii) the Change of Control Purchase Price and the purchase date, which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii) that any Note not tendered will remain outstanding and continue to accrue interest;

(iv) that, unless the Issuers default in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

(vi) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

(vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

(viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

(ix) the name and address of the Paying Agent.

      On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(a) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

(b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered; and

(c) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof tendered to the Issuers.

      The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Issuers shall execute and issue, the Guarantors shall endorse the Guarantee and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

      The Indenture will require that if the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph, but in any event within 20 days following any Change of Control, the Issuers on a joint and several basis covenant to:

(i) repay in full all obligations under or in respect of the Senior Credit Facility or offer to repay in full all obligations under or in respect of the Senior Credit Facility and repay the obligations under or in respect of the Senior Credit Facility of each lender who has accepted such offer; or

(ii) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes as described above.

      The Issuers must first comply with the covenant described in the preceding sentence before they shall be required to purchase Notes in the event of a Change of Control; provided that the Issuers’ failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (c) under “Events of Default” below if not cured within 60 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Issuers to purchase the Notes unless the Issuers are able at the time to refinance all of the obligations under or in respect of the Senior Credit Facility or obtain requisite consents under the Senior Credit Facility. Failure by the Issuers to make a Change of Control Offer when required by the Indenture constitutes a default under the Indenture and, if not cured within 60 days after notice, constitutes an Event of Default.

The Indenture will require that:

      (A)  if either Issuer or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinate in right of payment to the Notes; or (ii) Preferred Stock, and such Issuer or Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, the Issuers shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Issuers shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Issuers’ Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes; and

      (B)  the Issuers will not issue Indebtedness that is subordinate in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

      In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Issuers to purchase Notes, if such purchase constitutes a “tender offer” for purposes of Rule l4e-1 under the Exchange Act at that time, the Issuers will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

Merger, Consolidation or Sale of Assets

      Neither of the Issuers will, nor will they permit any Guarantor to, consolidate with, merge with or into, or transfer all or substantially all of its assets, as an entirety or substantially as an entirety in one transaction or a series of related transactions, to, any Person unless, in the case of the Company or any Guarantor:

(a) the Company or such Guarantor, as the case may be, shall be the continuing Person, or the Person, if other than the Company or such Guarantor, formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or to which the properties and assets of the Company or such Guarantor, as the case may be, are transferred shall be a corporation, or, in the case of the Company, a corporation or a limited partnership, organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Guarantor, as the case may be, under the Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect; provided, that at any time the Company or its successor is a limited partnership, there shall be a co-issuer of the Notes that is a corporation;

(b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(c) immediately after giving effect to such transaction or series of transactions on a pro forma basis the Consolidated Net Worth of the Company or the surviving entity as the case may be is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and

(d) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, under the covenant set forth under “Limitation on Additional Indebtedness.”

      Notwithstanding anything in this “Merger, Consolidation or Sale of Assets” provision herein to the contrary, but subject to the “Change of Control Offer” provisions above, any of the Company, Capital II and TCC may merge with or into, or consolidate with, another of them and subject only to compliance with clause (a) of the immediately preceding sentence and the Company may merge into, consolidate with or transfer all or substantially all of its assets to another entity, which entity shall have no significant assets, other than an ownership interest in the Company, and no liabilities immediately prior to such transaction, without regard to the requirements of clause (d) of the immediately preceding sentence.

      In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Issuers shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Guarantees

      The Notes will be unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors. All payments pursuant to the Guarantees by the Guarantors will be unconditionally subordinate in right of payment to the prior indefeasible payment and satisfaction in full in cash of all Senior Indebtedness of the Guarantor, to the same extent and in the same manner that all payments pursuant to the Notes are subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Issuers.

      The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, including, without limitation, any Guarantees of Senior Indebtedness, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

      A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Capital Stock is sold, in each case in a transaction in compliance with the covenant described under “Limitation on Certain Asset Sales,” or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with “Merger, Consolidation or Sale of Assets,” and such Guarantor has delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

Events of Default

      The following events will be defined in the Indenture as “Events of Default”:

(a) default in payment of any principal of, or premium, if any, on the Notes whether at maturity, upon acceleration or redemption or otherwise, whether or not such payment shall be prohibited by the subordination provisions of the Indenture;

(b) default for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture, in payment of any interest on the Notes;

(c) default by either of the Issuers or any Guarantor in the observance or performance of any other covenant in the Notes or the Indenture for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

(d) default in the payment at final maturity of principal in an aggregate amount of $5.0 million or more with respect to any Indebtedness of either Issuer or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $5.0 million or more which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice as provided in the Indenture, or such acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the Indenture;

(e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $5.0 million shall be rendered against either of the Issuers or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

(f) certain events involving bankruptcy, insolvency or reorganization of either of the Issuers or any Restricted Subsidiary thereof; and

(g) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies in writing its liability under its Guarantee, other than by reason of release of a Guarantor in accordance with the terms of the Indenture.

      The Indenture will provide that the Trustee may withhold notice to the holders of the Notes of any default, except in payment of principal or premium, if any, or interest on the Notes, if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

      The Indenture will provide that if an Event of Default, other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, shall have occurred and be continuing, then the Trustee by notice to the Issuers or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuers and the Trustee may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and

(a) such amounts shall become immediately due and payable; or

(b) if there are any amounts outstanding under or in respect of the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Senior Credit Facility or five business days after receipt by the Company and the representative of the holders of Senior Indebtedness under or in respect of the Senior Credit Facility, of notice of the acceleration of the Notes;

provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all existing Events of Default, other than nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium, if any, and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

      The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

      No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered indemnity satisfactory to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

Defeasance and Covenant Defeasance

      The Indenture will provide that the Issuers may elect either:

(a) to defease and be discharged from any and all obligations with respect to the Notes, except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust (“defeasance”); or

(b) or to be released from their obligations with respect to the Notes under certain covenants contained in the Indenture and described above under “Certain Covenants” (“covenant defeasance”)

upon the deposit with the Trustee, or other qualifying trustee, in trust for such purpose of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the Issuers have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture):

(a) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

(b) describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service, to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Modification of Indenture

      From time to time, the Issuers, the Guarantors and the Trustee may, without the consent of holders of the Notes, amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any holder. The Indenture contains provisions permitting the Issuers, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture or the Notes, except that no such modification shall, without the consent of each holder affected thereby:

(a) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Notes;

(b) reduce the rate of or change the time for payment of interest on any Note;

(c) reduce the principal of or premium on or change the stated maturity of any Note;

(d) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

(e) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes, or change the time before which no such redemption may be made;

(f) waive a default in the payment of the principal of, interest on, or redemption payment with respect to any Note;

(g) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby; or

(h) affect the ranking of the Notes or the Guarantees in a manner adverse to the holders.

Reports to Holders

      So long as the Issuers are subject to the periodic reporting requirements of the Exchange Act, they will continue to furnish the information required thereby to the Securities and Exchange Commission and to the holders of the Notes. The Indenture will provide that even if the Company is entitled under the Exchange Act not to furnish such information to the Securities and Exchange Commission or to the holders of the Notes, it will nonetheless continue to furnish such information to the Securities and Exchange Commission and holders of the Notes.

Compliance Certificate

      The Issuers will deliver to the Trustee on or before 120 days after the end of the Issuers’ fiscal year and on or before 50 days after the end of each of the first, second and third fiscal quarters in each year an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

The Trustee

      The Trustee under the Indenture will be the Registrar and Paying Agent with regard to the Notes. The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The Trustee is also acting as trustee under the indenture relating to the Discount Notes.

Transfer and Exchange

      Holders of the Notes may transfer or exchange the Notes in accordance with the Indenture. The Registrar under the Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

      The registered holder of a Note may be treated as the owner of it for all purposes.

Certain Definitions

      Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. We refer you to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

      “Acquired Indebtedness” means Indebtedness of a Person, including an Unrestricted Subsidiary, existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

      “Adjusted Net Assets” of a Guarantor at any date shall mean the lesser of the amount by which:

(a) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, after giving effect to all other fixed and contingent liabilities, but excluding liabilities under the Guarantee, of such Guarantor at such date; and

(b) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts, after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee, excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

      “Affiliate” of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control,” including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

      “Asset Sale” means the sale, transfer or other disposition, other than to the Company or any of its Restricted Subsidiaries, in any single transaction or series of related transactions having a fair market value in excess of $1 million of:

(a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Issuers;

(b) all or substantially all of the assets of the Issuers or of any Restricted Subsidiary thereof;

(c) real property; or

(d) all or substantially all of the assets of a division, line of business or comparable business segment of the Issuers or any Restricted Subsidiary thereof;

provided that Asset Sales shall not include:

(a) sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary;

(b) or the contribution of any assets to a joint venture, partnership or other Person, which may be a Subsidiary, to the extent such contribution constitutes a Permitted Investment, other than by operation of clause (d) of the definition thereof.

      “Asset Sale Proceeds” means, with respect to any Asset Sale:

(a) cash received by the Issuers or any Restricted Subsidiary from such Asset Sale, including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale, after

(i) provision for all income or other taxes, including taxes required to be distributed under the limited liability company agreement of the Company, measured by or resulting from such Asset Sale,

(ii) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale,

(iii) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale, and

(iv) deduction of appropriate amounts to be provided by the Issuers or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Issuers or a Restricted Subsidiary after such Asset Sale, including, without limitation, severance, healthcare, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

(b) promissory notes and other non-cash consideration received by the Issuers or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

      “Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of:

(a) the fair value of the property subject to such arrangement, as determined by the Board of Directors of the Company; and

(b) the present value of the total obligations, discounted at a rate of 10%, compounded annually, of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction, including any period for which such lease has been extended.

      “Available Asset Sale Proceeds” means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (c)(i) or (c)(ii), and that have not been the basis for a Series D Asset Sale Offer or an Excess Proceeds Offer in accordance with clause (c)(iii), of the first paragraph of “Certain Covenants — Limitation on Certain Asset Sales.”

      “Board of Directors” means:

(a) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor or, if the general partner is itself a limited partnership, the board of directors of such general partner’s corporate general partner or any committee authorized to act therefor;

(b) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, and

(c) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

      “Capital Stock” means, with respect to any Person, any and all shares or other equivalents, however designated, of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exercisable for any of the foregoing.

      “Capitalized Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

      A “Change of Control” means the occurrence of one or more of the following events:

(a) any Person, including a Person’s Affiliates and associates, other than a Permitted Holder, becomes the beneficial owner, directly or indirectly (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), of 50% or more of the total voting or economic power of the Common Stock of the Company,

(b) any Person, including a Person’s Affiliates and associates, other than a Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 33% of the total voting power of the Common Stock of the Company, and the Permitted Holders beneficially own, directly or indirectly, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company, as the case may be, than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company,

(c)(i) if Holdings is then a limited partnership, the admission of any Person as a general partner of Holdings after which TCC, together with one or more Permitted Holders, do not have the sole power, directly or indirectly, to take all of the actions they are entitled or required, to take under the partnership agreement of Holdings as in effect on the Series A/ B Issue Date,

(ii) if Holdings is then a corporation, any Person, including a Person’s Affiliates and associates, other than a Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 33% of the total voting power of the Common Stock of Holdings, and the Permitted Holders beneficially own, directly or indirectly, in the aggregate, a lesser percentage of the total voting power of the Common Stock of Holdings, as the case may be, than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company,

(d) there shall be consummated any consolidation or merger of either Issuer in which such Issuer is not the continuing or surviving corporation or pursuant to which the Common Stock of such Issuer would be converted into cash, securities or other property, other than a merger or consolidation of such Issuer in which the beneficial owners of the Common Stock of such Issuer outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or

(e) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of TCC or Holdings (if it is then a corporation), together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of TCC or Holdings (if it is then a corporation) has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved, cease to constitute a majority of the Board of Directors of TCC or Holdings (if it is then a corporation).

      “CIBC Merchant Fund” means the CIBC WG Argosy Merchant Fund 2, L.L.C.

      “CIVC” means Continental Illinois Venture Corporation, CIVC Partners Fund, L.P. and their respective Affiliates.

      “Commodity Hedge Agreement” shall mean any option, hedge or other similar agreement or arrangement designed to protect against fluctuations in commodity or materials prices.

      “Common Stock” of any Person means all Capital Stock of such Person that is generally entitled to:

(a) vote in the election of directors of such Person; or

(b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

      “Consolidated Interest Expense” means, with respect to any Person, for any period:

(a) the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis, including, but not limited to:

(i) Redeemable Dividends, whether paid or accrued, on Preferred Stock of Subsidiaries,

(ii) imputed interest included in Capitalized Lease Obligations,

(iii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(iv) the net costs associated with hedging obligations,

(v) amortization of other financing fees and expenses,

(vi) the interest portion of any deferred payment obligation,

(vii) amortization of discount or premium, if any; and

(viii) all other non-cash interest expense, other than interest amortized to cost of sales,

plus, without duplication;

(b) all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness, including a guarantee of principal, interest or any combination thereof, of any Person, plus the amount of all dividends or distributions paid on Disqualified Stock, other than dividends paid or payable in shares of Capital Stock of the Company, less the amortization of deferred financing costs.

      “Consolidated Net Income” means, with respect to any Person, for any period, the aggregate of:

(a) the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus

(b) in the case of the Company, payments by the Company to the Equity Compensation Trust for the benefit of the beneficiaries thereof, minus

(c) Permitted Tax Distributions, to the extent such Permitted Tax Distributions are made;

provided, however, that:

(a) the Net Income of any Person (the “other Person”) in which the Person in question or any of its Subsidiaries has less than a 100% interest, which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP, shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary;

(b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions, other than pursuant to the Notes or the Indenture, shall be excluded to the extent of such restriction or limitation;

(c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(d) any net gain, but not loss, resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded; and

(e) extraordinary, unusual and nonrecurring gains and losses, including any related tax effects on the Issuers, shall be excluded.

      “Consolidated Net Worth” means, with respect to any Person at any date, the consolidated stockholder’s equity of such Person less the amount of such stockholder’s equity attributable to Disqualified Capital Stock of such Person and its Subsidiaries, as determined in accordance with GAAP.

      “Default” means any condition or event that is, or with the passing of time or giving of any notice expressly required under the Indenture, or both, would be, an Event of Default.

      “Designated Senior Indebtedness” as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness:

(a) under the Senior Credit Facility; or

(i) which is specifically designated in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness” by such Person; and

(ii) which is specifically designated in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness” by such Person; and

(iii) as to which the Trustee has been given written notice of such designation.

      “Disqualified Capital Stock” means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder, or upon the happening of any event:

(a) matures on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness; or

(b) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness; or

(c) is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness;

provided that Capital Stock of the Company that is held by a current or former employee of the Company subject to a put option and/or a call option with the Company triggered by the termination of such employee’s employment with the Company and/or the Company’s performance shall not be deemed to be Disqualified Capital Stock solely by virtue of such call option and/or put option.

      Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include:

(i) any Preferred Stock of a Restricted Subsidiary of the Company;

(ii) and any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash, other than Permitted Tax Distributions, during the period prior to the maturity date of the Notes;

provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under “Change of Control,” shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

      “EBITDA” means, for any Person, for any period, an amount equal to

(a) the sum of

(i) Consolidated Net Income for such period, plus

(ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus

(iii) Consolidated Interest Expense for such period, but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income, plus

(iv) depreciation for such period on a consolidated basis, plus

(v) amortization of intangibles for such period on a consolidated basis, plus

(vi) any other non-cash items reducing Consolidated Net Income for such period, plus

(vii) without duplication, Permitted Tax Distributions, plus

(viii) cash payments of expenses arising in connection with the Recapitalization, minus

(b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP;

except that with respect to the Issuers, each of the foregoing items shall be determined on a consolidated basis with respect to the Issuers and their Restricted Subsidiaries only; provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment, other than in a Subsidiary which under GAAP is consolidated, of such Person shall be included only:

(i) if cash income has been received by such Person with respect to such Investment; or

(ii) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

      “Equity Compensation Trust” means the Company’s Equity Compensation Trust for the benefit of certain of its employees, established pursuant to the Equity Compensation Trust Agreement, dated as of November 4, 1993, as amended by an agreement dated as of October 1, 1997 between the Company and the trustees thereof, and any successor trust with terms substantially similar thereto, with an additional requirement of continued employment status.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “GAAP” means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

      “Guarantee” means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of the Company with respect to the Notes by each Guarantor, if any, pursuant to the terms of the Indenture.

      “Guarantor” means Target and each Restricted Subsidiary of the Issuers that hereafter becomes a Guarantor pursuant to the Indenture, and “Guarantors” mean such entities, collectively.

      “Guarantor Senior Indebtedness” means the principal of and premium, if any, and interest, including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding, on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with:

(a) any Guarantor’s direct incurrence of any Indebtedness or its guarantee of all Indebtedness of the Company or any Restricted Subsidiaries, in each case owed to lenders under the Senior Credit Facility,

(b) all obligations of such Guarantor with respect to any Interest Rate Agreement,

(c) all obligations of such Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments,

(d) all other Indebtedness of such Guarantor which does not provide that it is to rank pari passu with or subordinate to the Guarantees, and

(e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above.

Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include:

(a) Indebtedness of such Guarantor to any of its Subsidiaries;

(b) Indebtedness represented by the Guarantees;

(c) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness;

(d) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business; or

(e) Indebtedness incurred in violation of the Indenture.

      “Holdings” means, TransWestern Holdings L.P., a Delaware limited partnership and owner of all of the membership units of the Company, and any corporate successor thereto including, without limitation, a corporation to which all of the partnership interests of TransWestern Holdings, L.P. are contributed.

      “incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred,” “incurrable” and “incurring” shall have meanings correlative to the foregoing); provided that a change in

GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

      “Indebtedness” means, without duplication, with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money, whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof, or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property, excluding, without limitation, any balances that constitute accounts payable or trade payables or liabilities arising from advance payments or customer deposits for goods and services sold by the Company in the ordinary course of business, and other accrued liabilities arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

(a) any Capitalized Lease Obligations,

(b) obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, provided, however, that if such obligation or obligations shall not have been assumed, the amount of such indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets,

(c) guarantees of items of other Persons which would be included within this definition for such other Persons, whether or not such items would appear upon the balance sheet of the guarantor,

(d) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons,

(e) in the case of the Issuers, Disqualified Capital Stock of the Issuers or any Restricted Subsidiary thereof, and

(f) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing, if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided:

(a) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

(b) that Indebtedness shall not include any liability for federal, state, local or other taxes.

Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be “Indebtedness” of the Company or any Restricted Subsidiary for purposes of this definition. Furthermore, guarantees of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

      “Individual Investors” means the Management Investors and the former Chairman of Holdings.

      “Interest Rate Agreement” shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

      “Investments” means, directly, or indirectly, any advance, account receivable, other than an account receivable arising in the ordinary course of business or acquired as part of the assets acquired by the Issuers in connection with an acquisition of assets which is otherwise permitted by the terms of the Indenture, loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

      “Issue Date” means the date the Notes are first issued by the Issuers and authenticated by the Trustee under the Indenture.

      “Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, other than advance payments or customer deposits for goods and services sold by the Company in the ordinary course of business, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets, including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing.

      “Management Subordinated Notes” means notes issued to current or former employees of the Company in accordance with the terms of the executive agreements between the Company and such current or former employees in existence on the Series A/B Issue Date or pursuant to agreements between Holdings, TCC or the Company and then current or former employees with substantially similar terms regarding such issuance entered into after the Series A/B Issue Date, which notes are expressly subordinated as to payment of principal, premium, if any, and interest to the Notes.

      “Net Income” means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

      “Net Proceeds” means:

(a) in the case of any sale of Capital Stock by an Issuer, the aggregate net proceeds received by such Issuer, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property, valued at the fair market value thereof, as determined in good faith by the Board of Directors of such Issuer, at the time of receipt, and

(b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender, plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith.

      “Non-Payment Event of Default” means any event, other than a Payment Default, the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

      “Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture and delivered to the Trustee.

      “Payment Default” means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of, or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

      “Permitted Asset Swap” means any transfer of properties or assets by the Company or any of its Subsidiaries in which 90% of the consideration received by the transferor consists of properties or assets, other than cash, that will be used in the business of the transferor; provided that

(a) the aggregate fair market value, as determined in good faith by the Board of Directors of the Company, of the property or assets being transferred by the Company or such Subsidiary is not greater than the aggregate fair market value, as determined in good faith by the Board of Directors, of the property or assets received by the Company or such Subsidiary in such exchange; and

(b) the aggregate fair market value, as determined in good faith by the Board of Directors, of all property or assets transferred by the Company and any of its Subsidiaries

(i) in connection with any single transfer or series of related transfers shall not exceed $2.0 million and

(ii) in connection with all such transfers following the Series A/B Issue Date shall not exceed $5.0 million in the aggregate.

      “Permitted Holders” means, collectively,

(a) Holdings and TCC

(b) THL, CIVC, CIBC Merchant Fund, New First Union and any Affiliate of, including any equity fund advised by any of the foregoing, other than any portfolio company with operating assets, and

(c) the Individual Investors, each of the spouses, children, adoptive or biological, or other lineal descendants of the Individual Investors, the probate estate of any such individual and any trust, so long as one or more of the foregoing individuals retains substantially all of the controlling or beneficial interest thereunder.

      “Permitted Indebtedness” means:

(a) Indebtedness of the Company or any Restricted Subsidiary

(i) arising under or in connection with the Senior Credit Facility in an amount not to exceed $125.0 million, which amount shall be reduced by any mandatory prepayments actually made thereunder required as a result of any Asset Sale or similar sale of assets, to the extent, in the case of payments of revolving credit indebtedness, that the corresponding commitments have been permanently reduced, and any scheduled payments actually made thereunder; or

(ii) that constitutes Acquisition Debt (as defined in the Senior Credit Facility) under the Senior Credit Facility to the extent such Indebtedness permanently reduces the aggregate commitments available under the Senior Credit Facility;

(b) Indebtedness under the Series D Notes and related guarantees, the Notes and the Guarantees;

(c) Indebtedness not covered by any other clause of this definition which was outstanding on the Series C/D Issue Date or is outstanding on the Issue Date and was incurred subsequent to the Series C/D Issue Date in compliance with the Series C/D Indenture;

(d) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

(e) Interest Rate Agreements;

(f) Refinancing Indebtedness;

(g) Indebtedness under Commodity Hedge Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation;

(h) Indebtedness consisting of guarantees made in the ordinary course of business by the Company or its Subsidiaries of obligations of the Issuers or any of their Subsidiaries, which obligations are otherwise permitted under the Indenture;

(i) contingent obligations of the Company or its Subsidiaries in respect of customary indemnification and purchase price adjustment obligations incurred in connection with an Asset Sale; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such Asset Sale;

(j) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company and its Subsidiaries incurred to acquire property in the ordinary course of business and any refinancings, renewals or replacements of any such Purchase Money Indebtedness or Capitalized Lease Obligation, subject to the limitations on the principal amount thereof set forth in this clause (j), the principal amount of which Purchase Money Indebtedness and Capitalized Lease Obligations shall not in the aggregate at any one time outstanding exceed 5% of the Company’s consolidated total assets stated in accordance with GAAP as of the end of the last preceding fiscal quarter for which financial statements are available;

(k) the Management Subordinated Notes; and

(l) additional Indebtedness of the Company or any of its Subsidiaries, other than Indebtedness specified in clauses (a) through (k) above, not to exceed $5.0 million in the aggregate at any one time outstanding.

      “Permitted Investments” means, for any Person, Investments made on or after the date of the Indenture consisting of:

(a) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

(b) Temporary Cash Investments;

(c) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment

(i) such Person becomes a Restricted Subsidiary of the Company,

(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof, or

(iii) such business or assets are owned by the Company or a Restricted Subsidiary;

(d) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to either or both of the Issuers or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under “Limitation on Sale of Assets”;

(e) Investments consisting of

(i) purchases and acquisitions of inventory, supplies, materials and equipment, or

(ii) licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

(f) Investments consisting of

(i) loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding,

(ii) loans to employees of the Company for the sole purpose of purchasing equity of the Company,

(iii) extensions of trade credit in the ordinary course of business, and

(iv) prepaid expenses incurred in the ordinary course of business;

(g) without duplication, Investments consisting of Indebtedness permitted pursuant to clause (d) under the definition of Permitted Indebtedness;

(h) Investments existing on the Series C/D Issue Date or existing on the Issue Date that were made subsequent to the Series C/D Issue Date in compliance with the Series C/D Indenture;

(i) Investments of the Company under Interest Rate Agreements;

(j) Investments under Commodity Hedge Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation;

(k) Investments consisting of endorsements for collection or deposit in the ordinary course of business; and

(l) Investments, other than Investments specified in clauses (a) through (k) above, in an aggregate amount, as valued at the time each such Investment is made, not exceeding $5.0 million for all such Investments from and after the Series A/B Issue Date; provided that the amount available for Investments to be made pursuant to this clause (l) shall be increased from time to time to the extent any return on capital is received by the Company or a Restricted Subsidiary on an Investment previously made in reliance on this clause (l).

      “Permitted Liens” means:

(a) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries;

(b) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(c) Liens in favor of the Issuers or any of their Restricted Subsidiaries;

(d) Liens securing industrial revenue bonds;

(e) Liens to secure Purchase Money Indebtedness and Capitalized Lease Obligations that are permitted under clause (j) of the definition of “Permitted Indebtedness”; provided that,

(i) with respect to any Purchase Money Indebtedness, any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost, including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction, of such Property,

(ii) with respect to any Purchase Money Indebtedness, the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and

(iii) such Lien does not extend to or cover any Property other than the item of Property that is the subject of such Purchase Money Indebtedness or Capitalized Lease Obligation, as the case may be, and any improvements on such item,

(f) statutory liens or landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(g) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;

(h) Liens securing Senior Indebtedness or Guarantor Senior Indebtedness;

(i) Liens existing on the Series C/D Issue Date or existing on the Issue Date that arose subsequent to the C/D Issue Date in compliance with the Series C/D Indenture;

(j) any extensions, substitutions, replacements or renewals of the foregoing,

(k) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of government insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations, other than obligations for borrowed money, entered into in the ordinary course of business;

(l) any attachment or judgment Lien not constituting an Event of Default under the Indenture that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, if so required;

(m) Liens arising from the filing, for notice purposes only, of financing statements in respect of operating leases;

(n) Liens arising by operation of law in favor of depositary banks and collecting banks, incurred in the ordinary course of business;

(o) Liens consisting of restrictions on the transfer of securities, pursuant to applicable federal and state securities laws;

(p) interests of lessors and licensors under leases and licenses to which the Issuers or any of their Restricted Subsidiaries is a party; and

(q) with respect to any real property occupied by the Company or any of its Restricted Subsidiaries, all easements, rights of way, licenses and similar encumbrances on or defects of title that do not materially impair the use of such property for its intended purposes.

      “Permitted Tax Distributions” means distributions by Holdings or the Company to their respective partners or members from time to time in an amount approximately equal to the income tax liability of such partners or members of Holdings or the Company, as the case may be, resulting from the taxable income of Holdings or the Company, as the case may be, (after taking into account, to the extent they may reduce such tax liability, all of the prior tax losses of Holdings or the Company, as the case may be, to the extent such losses have not previously been deemed to reduce the taxable income of Holdings or the Company, as the case may be, and thereby reduce distributions for taxes in accordance herewith); such distribution for taxes shall be based on the approximate highest combined tax rate that applies to any one of the partners or members of Holdings or the Company, as the case may be.

      “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, including any agency or political subdivision thereof.

      “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

      “Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

      “Public Equity Offering” means a public offering by the Company, Holdings, TWP Capital Corp. I, TWP Capital Corp. II or TCC of shares of its Common Stock, however designated and whether voting or non-voting, and any and all rights, warrants or options to acquire such Common Stock; provided, however, that in connection with any such Public Equity Offering the net proceeds of such Public Equity Offering are contributed to the Company as common equity.

      “Purchase Money Indebtedness” means any Indebtedness incurred by a Person to finance, within 90 days from incurrence, the cost, including the cost of construction, of an item of Property acquired in the ordinary course of business, the principal amount of which Indebtedness does not exceed the sum of

(a) 100% of such cost;

(b) and reasonable fees and expenses of such Person incurred in connection therewith.

      “Recapitalization” means the transactions described in the Recapitalization Agreement.

      “Recapitalization Agreement” means the Securities Purchase and Redemption Agreement dated August 27, 1997 by and among Holdings, TCC, TWP Recapitalization Corp., THL and certain limited partners of Holdings and TCC, as amended as of September 30, 1997.

      “Redeemable Dividend” means, for any dividend or distribution, other than Permitted Tax Distributions, with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate, expressed as a decimal number between 1 and 0, then applicable to the issuer of such Disqualified Capital Stock.

      “Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that:

(a) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

(b) the Refinancing Indebtedness is scheduled to mature either

(i) no earlier than the Indebtedness being refunded, refinanced or extended,

(ii) or after the maturity date of the Notes;

(c) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

(d) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of

(i) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended;

(ii) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended;

(iii) and the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and

(e) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company.

      “Restricted Payment” means any of the following:

(a) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Issuers or any Restricted Subsidiary of the Issuers or any payment made to the direct or indirect holders, in their capacities as such, of Capital Stock of the Issuers or any Restricted Subsidiary of the Issuers other than:

(i) dividends or distributions payable solely in Capital Stock, other than Disqualified Capital Stock, or in options, warrants or other rights to purchase Capital Stock, other than Disqualified Capital Stock,

(ii) Permitted Tax Distributions, and

(iii) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company;

(b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries, other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Stock;

(c) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinate in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition;

(d) without limiting the generality of the foregoing clause (c), the making of any principal or interest payment on the Management Subordinated Notes;

(e) the making of any payments to the Equity Compensation Trust;

(f) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

(g) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by the Issuers therein; and

(h) forgiveness of any Indebtedness of an Affiliate of the Issuers, other than a Restricted Subsidiary, to the Issuers or a Restricted Subsidiary.

For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined by the Company’s Board of Directors.

      “Restricted Subsidiary” means a Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action, and treating any Acquired Indebtedness as having been incurred at the time of such action, the Issuers could have incurred at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the “Limitation on Additional Indebtedness” covenant.

      “Rule 144A” means Rule 144A promulgated under the Securities Act.

      “Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Senior Credit Facility” means the Credit Agreement, dated as of October 1, 1997, among the Issuers, the lenders listed therein and Canadian Imperial Bank of Commerce, as administrative agent, and First Union National Bank, as documentation agent, as amended and restated as of November 6, 1997, together with the documents related thereto, including, without limitation, any guarantee agreements and security documents, in each case as such agreements may be amended, including any amendment and restatement thereof, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, including adding Subsidiaries of the Issuers as additional borrowers or guarantors thereunder, all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

      “Senior Indebtedness” means the principal of and premium, if any, and interest, including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding, on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

(a) all Indebtedness of the Issuers owed to lenders under the Senior Credit Facility;

(b) all obligations of the Company with respect to any Interest Rate Agreement;

(c) all obligations of the Company to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Notes; and

(e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

(a) Indebtedness of the Company to any of its Subsidiaries;

(b) Indebtedness represented by the Notes or the Series D Notes;

(c) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

(d) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business; and

(e) Indebtedness incurred in violation of the Indenture.

      “Series A/ B Indenture” means the Indenture, dated as of November 12, 1997, among the Issuers and the Trustee relating to the 9  5/8% Senior Subordinated Notes due 2007 of the Issuers.

      “Series A/ B Issue Date” means November 12, 1997.

      “Series B Notes” means the $100.0 million aggregate principal amount of Series B 9  5/8% Senior Subordinated Notes due 2007 issued under the Series A/ B Indenture in exchange for the 9  5/8% Senior Subordinated Notes due 2007 originally issued thereunder on the Series A/ B Issue Date.

      “Series C/ D Indenture” means the Indenture, dated as of December 2, 1998, among the Issuers and the Trustee relating to the 9  5/8% Senior Subordinated Notes due 2007 of the Issuers.

      “Series C/ D Issue Date” means December 2, 1998.

      “Series D Notes” means the $140.0 million aggregate principal amount of Series D 9  5/8% Senior Subordinated Notes due 2007 issued under the Series C/ D Indenture in exchange for the Series B Notes and the Series C 9  5/8% Senior Subordinated Notes due 2007 originally issued thereunder on the Series C/ D Issue Date.

      “Series E Notes” means the $75.0 million aggregate principal amount of Series E 9  5/8% Senior Subordinated Notes due 2007 issued under the Series E Indenture.

      “Subsidiary” of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

(a) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

(b) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

      “Target” means Target Directories of Michigan, Inc., a Michigan corporation and a Wholly-Owned Subsidiary of the Company.

      “TCC” means TransWestern Communications Company, Inc., a Delaware corporation and the manager of the Company.

      “Temporary Cash Investments” means

(a) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase;

(b) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500.0 million and rated at least A by Standard & Poor’s Corporation and A-2 by Moody’s Investors Service, Inc., maturing within 365 days of purchase; or

(c) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds’ assets in the Investments described in the preceding clauses (a) and (b).

      “THL” means Thomas H. Lee Equity Fund III, L.P., Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P. and their respective Affiliates.

      “Unrestricted Subsidiary” means

(a) any Subsidiary of an Unrestricted Subsidiary; and

(b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under “Limitation on Restricted Payments.”

The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

      “Wholly-Owned Subsidiary” of a specified Person means any Subsidiary, or, if such specified Person is the Company, a Restricted Subsidiary, all of the outstanding voting securities, other than directors’ qualifying shares, of which are owned, directly or indirectly, by such Person.

Book Entry, Delivery And Form

      The Series E notes are being offered and sold to QIBs (as defined) in reliance on Rule 144A under the Securities Act (“Rule 144A Notes”). Series E notes also may be offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”). In addition, Series E notes may subsequently be transferred to institutional “accredited investors” within the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the Securities Act of 1933 (“Institutional Accredited Investors”) in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S under the Securities Act (“Other Notes”).

      Rule 144A Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). The Rule 144A Global Note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. Other Notes held by Institutional Accredited Investors will be represented by one or more certificated notes bearing the restrictive legend described under “Notice to Investors” (“Accredited Investor Certificated Notes”). Regulation S Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note,” and, together with the Rule 144A Global Note, the “Global Notes”). The Regulation S Global Note will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of a nominee of DTC, in each case for credit to the accounts of Euroclear System (“Euroclear”) and Clearstream, S.A. (“Clearstream”). On or prior to the 40th day after the later of the commencement of the offering and the date of issuance of the notes (such period through and including such 40th day, the “Restricted Period”), beneficial interests in the Regulation S Note may he held only through Euroclear or Clearstream, as indirect participants in DTC, unless transferred to a person that takes delivery in the form of an interest in the corresponding Rule 144A Global Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Note may not be exchanged for beneficial interests in the Regulation S Global Note at any time except in the limited circumstances described below. See “— Exchanges between Regulation S Notes and Rule 144A Notes and Other Notes.”

      Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Book-Entry Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of the Notes in Certificated form.

      Rule 144A Notes (including beneficial interests in the Rule 144A Global Note) and Other Notes will be subject to certain restrictions on transfer and will bear a restrictive legend as described under “Notice to Investors.” In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

      The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depository Procedures

      The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

      DTC has advised the issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

      DTC has also advised the issuers that pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

•	ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

      Investors in the Rule 144A Global Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Note must initially hold their interests therein through Euroclear or Clearstream, if they are accountholders in such systems, or indirectly through organizations which are accountholders in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Note through organizations other than Euroclear and Clearstream that are Participants in the DTC system. Euroclear and Clearstream will hold interests in the Regulation S Global Note on behalf of their participants through their respective depositories, which in turn will hold such interests in the Regulation S Global Note customers’ securities accounts in their respective names on the books of DTC. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such system.

      The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see “— Exchange of Book-Entry Notes for Certificated Notes” and “— Exchanges between Regulation S Notes and Rule l44A Notes and Other Notes.”

      Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

      Payments in respect of the principal of (and premium, if any) and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the issuers and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the issuers, the Initial Purchasers, the Trustee nor any agent of the issuers, the Initial Purchasers or the Trustee has or will have any responsibility or liability for:

•	any aspect or accuracy of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership, or

•	any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

      DTC has advised the issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the issuers. None of the issuers nor the Trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the notes, and the issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Notes for all purposes.

      Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants.

      Transfers between Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between accountholders in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the accountholders in DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream accountholders, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream accountholders may not deliver instructions directly to the depositories for Euroclear or Clearstream.

      Because of time zone differences, the securities account of a Euroclear or Clearstream accountholder purchasing an interest in a Global Note from an accountholder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream accountholder to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

      DTC has advised the issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under “— Exchange of Book Entry Notes for Certificated Notes” occurs, DTC reserves the right to exchange the Global Notes for (in the case of the Rule l44A Global Note) legended notes in certificated form and to distribute such notes to its Participants.

      The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the issuers believe to be reliable, but the issuers take no responsibility for the accuracy thereof.

      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Note and in the Rule 144A Global Note among accountholders in DTC and accountholders of Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the issuers, the Initial Purchasers or the Trustee nor any agent of the issuers, the Initial Purchasers or the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

      Notes transferred to Institutional Accredited Investors who are not QIBs will be issued in registered certificated form. In addition, a Global Note is exchangeable for definitive notes in registered certificated form if:

•	DTC (a) notifies the issuers that it is unwilling or unable to continue as depository for the Global Note and the issuers thereupon fail to appoint a successor depository or (b) has ceased to be a clearing agency registered under the Exchange Act;

•	the issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the notes in certificated form; or

•	there shall have occurred and be continuing a Default or an Event of Default with respect to the notes.

      In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear, in the case of the Restricted Global Note, the restrictive legend described in “Notice to Investors” and, in the case of the Regulation S Global Note, a legend substantially in the form of the first sentence of the legend in bold type on the cover of this offering memorandum, in each case, unless the issuers determine otherwise in compliance with applicable law.

Exchanges between Regulation S Notes and Rule 144A Notes and Other Notes

      Prior to the expiration of the Restricted Period, a beneficial interest in a Regulation S Global Note may be transferred to a person who takes delivery in the form of an interest in the corresponding Rule l44A Global Note or in the form of an Accredited Investor Certificated Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made:

•	(a) to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule l44A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption; and

•	in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

      Beneficial interests in a Global Note may be transferred to a person who takes delivery in the form of an Accredited Investor Certificated Note only upon compliance with the procedures set forth in “Notice to Investors.”

      Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

      Transfers involving an exchange of a beneficial interest in the Regulation S Global Note for a beneficial interest in the Rule l44A Global Note or vice versa will be effected in DTC by means of an instruction originated by DTC through the DTC/ Deposit Withdraw at Custodian (“DWAC”) system. Accordingly, in connection with such transfer, upon notice from DTC through the DWAC system appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule l44A Global Note or vice versa, as applicable.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion summarizes the material U.S. federal income tax aspects of the exchange of Series D and E notes for Series F notes pursuant to the exchange offer and the ownership and disposition of the Series F notes by an initial beneficial owner. This discussion is a summary and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the notes by a prospective investor in light of such investor’s personal circumstances. This discussion also does not address the U.S. federal income tax consequences of ownership of notes not held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, financial institutions, insurance companies, persons that hold the notes as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a “functional currency” other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion does not describe any tax consequences arising under U.S. federal gift and estate taxes or out of the tax laws of any state, local or foreign jurisdiction.

      This discussion is based upon the Code, existing Treasury regulations thereunder, and current administrative rulings and court decisions. All of the foregoing is subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

      Persons considering investing in the notes should consult their own tax advisors concerning the application of federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to their particular situations.

      The exchange of Series D and E notes for Series F notes pursuant to the exchange offer will not be treated as an “exchange” for federal income tax purposes because the Series F notes will not be considered to differ materially in kind or extent from the Series D and E notes. Rather, the Series F notes received by a holder will be treated as a continuation of the Series D and E notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Series D and E notes for Series F notes pursuant to the exchange offer.

U.S. Holders

      The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Series F note that is:

•	a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States;

•	a corporation organized under the laws of the United States or any political subdivision thereof or therein;

•	an estate, the income of which is subject to U.S. federal income tax regardless of the source; or

•	a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (a “U.S. Holder”).

Certain U.S. federal income tax consequences relevant to a holder other than a U.S. Holder are discussed separately below.

Stated Interest

      Stated interest on a Series F note should be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such Holder’s method of accounting for U.S. federal income tax purposes.

Exchange Notes

      Neither an exchange of Series D or E notes for Series F notes with terms identical to those of the Series D and E notes nor the filing of a registration statement with respect to the resale of the Series E notes should be a taxable event to holders of Series D or E notes, and holders should not recognize any taxable gain or loss or any interest income as a result of such an exchange or such a filing. The issuers are obligated to pay additional interest to the holders of the Series E notes under certain circumstances described under “The Exchange Offer — Purpose and Effect of the Exchange Offer” above. Any such payments should be treated for tax purposes as interest, taxable to holders as such payments become fixed and payable.

Sale, Exchange or Redemption of the Series F Notes

      Upon the disposition of a Series F note by sale, exchange or redemption, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the disposition, other than amounts attributable to accrued interest not yet taken into income which will be taxed as ordinary income, and the U.S. Holder’s tax basis in the Series F note. A U.S. Holder’s tax basis in a Series F note generally will equal the cost of the Series F note to the U.S. Holder increased by amounts includible in income as market discount, if the U.S. Holder elects to include market discount on a current basis, and reduced by any bond premium amortized by any U.S. Holder.

      Assuming the Series F note is held as a capital asset, such gain or loss, except to the extent that the market discount rules otherwise provide, will generally constitute capital gain or loss and will be long-term capital gain, which is taxed, in the case of non-corporate taxpayers, at a maximum rate of 20%, or loss if the U.S. Holder’s holding period in the Series F note is longer than 12 months. A U.S. Holder should have the same tax basis and holding period in the Series F notes as it did in the Series D or E note exchanged therefor.

Backup Withholding and Information Reporting

      Under the Code, a U.S. Holder of a Series F note may be subject, under certain circumstances, to information reporting and/or backup withholding at a 31% rate with respect to cash payments in respect of interest on, or the gross proceeds from disposition of, a Series F note. This withholding applies only if a U.S. Holder:

•	fails to furnish its social security or other taxpayer identification number (“TIN”) within a reasonable time after a request therefor;

•	furnishes an incorrect TIN;

•	fails to report interest or dividends properly; or

•	fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.

Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit, and may entitle such holder to a refund, against such Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. Holders of Series F notes should consult their tax advisors as to their qualification for exemption from withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

      The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Series F note that is not a U.S. Holder (a “Non-U.S. Holder”).

      This discussion does not address all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Series F notes by any particular Non-U.S. Holder in light of such Holder’s personal circumstances, including holding the Series F notes through a partnership. For example, persons who are partners in foreign partnerships or beneficiaries of foreign trusts or estates and who are subject to U.S. federal income tax because of their own status, such as U.S. residence or foreign persons engaged in a trade or business in the United States, may be subject to U.S. federal income tax even though the entity is not subject to income tax on disposition of its Series F note.

      For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of the Series F note will be considered “U.S. trade or business income” if such income or gain is effectively connected with the conduct of a U.S. trade or business, or in the case of an applicable income tax treaty between the United States and the country of which the Holder is a qualified resident, attributable to a U.S. permanent establishment (or to a fixed base) in the United States.

Stated Interest

      Generally, any interest paid to a Non-U.S. Holder of a Series F note that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest qualifies as “portfolio interest.” Interest on the Series F notes will qualify as portfolio interest if:

•	the Non-U.S. Holder does not actually or constructively own 10% or more capital or profits interest in TransWestern Publishing Company LLC, or 10% or more of the voting power of TWP Capital Corp. II, and is not a “controlled foreign corporation” with respect to which either of the issuers is a “related person” within the meaning of Section 864(d)(4) of the Code; and

•	the beneficial owner satisfies the statement requirements set forth in Section 871(h) and 881(c) of the Code and the regulations thereunder.

      Currently, the statement requirements will be satisfied in either of the following circumstances:

•	first, this requirement will be satisfied if, in accordance with specified procedures, the Non-U.S. Holder provides to us or our paying agent a Form W-8BEN or a suitable substitute or successor form that is signed under penalties of perjury, includes its name and address, and contains a certification that the holder is not a United States person; or

•	second, the requirement will be satisfied if (a) the Non-U.S. Holder provides a Form W-8BEN or a suitable substitute or successor form, signed under penalties of perjury, to a qualified intermediary, such as a securities clearing organization, bank, or other financial institution who holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of a beneficial owner, and (b) the qualified intermediary certifies to us, or our paying agent, under penalties of perjury, that such statement has been received by it from the beneficial owner, directly or through another intermediary financial institution, and furnishes us or our paying agent with a copy thereof.

      Recently finalized Treasury Regulations provide alternative documentation procedures for satisfying the certification requirement described above. Such regulations add intermediary certification options for certain qualifying agents.

      Interest received by a Non-U.S. Holder that is effectively connected with a United States trade or business conducted by such holder (or if a treaty applies, attributable to a permanent establishment) will be taxed at the graduated rates applicable to United States persons. Effectively connected interest received by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate. Even though such effectively connected interest will be subject to federal income tax and possibly subject to the branch profits tax, it will not be subject to withholding if the Non-U.S. Holder delivers a properly executed IRS Form W-8ECI or suitable substitute or successor form to us or our agent.

      Interest that does not qualify for the portfolio interest exemption or is not effectively connected with a U.S. trade or business (or attributable to a permanent establishment) will be subject to tax at a 30% rate unless a treaty applies to reduce or eliminate withholding.

Sale, Exchange or Redemption of Notes

      Subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Series F note generally will not be subject to U.S. federal income tax unless such gain is U.S. trade or business income, or, subject to certain exceptions, the Non-U.S. Holder is an individual who holds the Series F note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition.

Backup Withholding and Information Reporting

      We must report annually to the IRS and to each Non-U.S. Holder the amount of any interest paid to, and the tax withheld with respect to, such Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

      Backup withholding and information reporting will not apply to payments of interest or principal on the Series F notes by us or our agent to a Non-U.S. Holder if the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption, provided that neither we nor our agents have actual knowledge that the holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied.

      Information reporting and backup withholding requirements with respect to the payment of the proceeds from the disposition of the Series F notes by a Non-U.S. Holder are as follows:

•	If the proceeds are paid to or through the United States office of a broker, they generally will be subject to information reporting and backup withholding at a rate of 31%. However, no such reporting and withholding is required if: (i) the holder either certifies as to its status as a Non-U.S. Holder under penalties of perjury on an IRS form W-8BEN or suitable substitute or successor form or otherwise establishes an exemption; and (ii) the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

•	If the proceeds are paid to or through a non-United States office of a broker that is not a United States person or a “United States related person,” as defined below, they will not be subject to backup withholding or information reporting.

•	If the proceeds are paid to or through a non-United States office of a broker that is either a United States person or a “United States related person,” they generally will be subject to information reporting. However, no such reporting is required if (i) the holder certifies as to its status as a Non-U.S. Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-U.S. Holder’s foreign status, and (ii) the broker has no actual knowledge to the contrary. Backup withholding will generally not apply to payments made through foreign offices of a United States person or United States related person.

For purposes of this paragraph, a “United States related person” is:

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business; or

•	a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a United States trade or business.

      Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability, provided that the requisite procedures are followed.

PLAN OF DISTRIBUTION

      Each participating broker-dealer that receives Series F notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series F notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of Series F notes received in exchange for Series D or E notes where such Series D or E notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

      We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Series F notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series F notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such Series F notes. Any participating broker-dealer that resells the Series F notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Series F notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a period of one year after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

LEGAL MATTERS

      Certain legal matters relating to the issuance of the Series F notes will be passed upon by Kirkland & Ellis, Chicago, Illinois, a partnership which includes professional corporations.

EXPERTS

      Ernst & Young LLP Independent auditors have audited our consolidated financial statements at December 31, 2000 and 1999 and for the years ended December 31, 2000 and 1999 and for the eight months ended December 31, 1998 as set forth in their report. We’ve included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

      The financial statements of WorldPages. com, Inc. as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been included in the prospectus and

Registration Statement in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

      TransWestern is subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. Prior to its acquisition by TransWestern, WorldPages was also subject to the information requirements of the Exchange Act. Any reports and other information filed under the Securities Exchange Act of 1934 may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a web site at http://www.sec.gov that contains reports and other information regarding registrants, like TransWestern, that file electronically with the SEC.

      TransWestern has agreed that, whether or not it is required to do by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, it will furnish to the holders of the notes and file with the SEC, unless the SEC will not accept such a filing:

•	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if it was required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by TransWestern’s certified independent accounts, and

•	all reports that would be required to be filed with the SEC on Form 8-K if TransWestern was required to file such reports.

In addition, for so long as any of the notes remain outstanding, the issuers have agreed to make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

INDEX TO FINANCIAL STATEMENTS

Page
Number

TransWestern Publishing Company LLC Index to Financial Statements

Report of Ernst & Young LLP, Independent Auditors	F-2

Consolidated Balance Sheets as of December 31, 2000 and 1999	F-3

Consolidated Statements of Operations for the years ended December 31, 2000 and 1999, and April 30, 1998, and eight months ended December 31, 1998	F-4

Consolidated Statements of Changes in Member Deficit for the years ended December 31, 2000 and 1999, and April 30, 1998 and eight months ended December 31, 1998	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 1999, and April 30, 1998, and eight months ended December 31, 1998	F-6

Notes to Consolidated Financial Statements	F-7

Consolidated Balance Sheets as of June 30, 2001 (unaudited) and December 31, 2000	F-23

Unaudited Consolidated Statements of Operations for the six months ended June 30, 2001 and 2000	F-24

Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2001 and 2000	F-25

Notes to Unaudited Consolidated Financial Statements	F-26

WorldPages.com, Inc. Index to Financial Statements

Independent Auditors’ Report	F-32

Consolidated Balance Sheets as of December 31, 2000 and 1999	F-33

Consolidated Statements of Operations for the Years ended December 31, 2000, 1999 and 1998	F-34

Consolidated Statements of Changes in Stockholders’ Equity (deficit) for the Years ended December 31, 2000, 1999 and 1998	F-35

Consolidated Statements of Cash Flows for the Years ended December 31, 2000, 1999 and 1998	F-36

Notes to Consolidated Financial Statements for the Years ended December 31, 2000, 1999 and 1998	F-37

Unaudited consolidated Balance Sheets as of June 28, 2001 and December 31, 2000	F-49

Unaudited consolidated Statements of Operations for the period January 1, 2001 to June 28, 2001 and the six months ended June 30, 2000	F-50

Unaudited consolidated Statements of Cash Flows for the period January 1, 2001 to June 28, 2001 and the six months ended June 30, 2000	F-51

Notes to Unaudited Consolidated Financial Statements	F-52

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Member

TransWestern Publishing Company LLC

      We have audited the accompanying consolidated balance sheets of TransWestern Publishing Company LLC as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in member deficit, and cash flows for each of the two years in the period ended December 31, 2000, the eight months ended December 31, 1998 and for the year ended April 30, 1998. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TransWestern Publishing Company LLC at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2000, the eight months ended December 31, 1998 and for the year ended April 30, 1998, in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG LLP

San Diego, California

February 2, 2001

TRANSWESTERN PUBLISHING COMPANY LLC

CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,

	2000	1999

ASSETS

Current assets:

Cash and cash equivalents	$1,961	$1,167

Trade receivable, (less allowance for doubtful accounts of $10,419 and $10,394 at December 31, 2000 and 1999, respectively)	48,988	36,188

Deferred directory costs	11,848	10,037

Other current assets	1,334	1,191

Total current assets	64,131	48,583

Property, equipment and leasehold improvements, net	4,238	3,423

Acquired intangibles, net	90,033	85,879

Other assets, primarily debt issuance costs, net	7,736	8,450

Total non-current assets	102,007	97,752

Total assets	$166,138	$146,335

LIABILITIES AND MEMBER DEFICIT

Current liabilities:

Accounts payable	$9,893	$8,322

Salaries and benefits payable	5,378	5,735

Accrued acquisition costs	2,095	4,915

Accrued interest	2,715	2,131

Other accrued liabilities	810	996

Customer deposits	17,449	16,313

Current portion, long-term debt	2,041	1,741

Total current liabilities	40,381	40,153

Long-term debt:

Series B and C 9 5/8% Senior Subordinated Notes	141,381	141,583

Senior credit facility Term A loan	62,678	64,422

Senior credit facility Term B loan	39,700	—

Revolving loan	22,500	40,100

Acquisition debt	1,595	4,910

Total non-current liabilities	267,854	251,015

Total liabilities	308,235	291,168

Member deficit	(142,097)	(144,833)

Total liabilities and member deficit	$166,138	$146,335

See accompanying notes.

TRANSWESTERN PUBLISHING COMPANY LLC

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except member unit data)

	Years Ended			Eight Months
				Ended
	December 31,	December 31,	April 30,	December 31,
	2000	1999	1998	1998

Net revenues	$177,346	$146,399	$100,143	$61,071

Cost of revenues	33,302	26,345	20,233	12,694

Gross profit	144,044	120,054	79,910	48,377

Operating expenses:

Sales and marketing	72,927	59,370	40,290	27,530

General and administrative	14,784	14,541	9,502	7,566

Depreciation and amortization	27,855	19,934	7,086	4,526

Contribution to Equity Compensation Plan	—	—	5,543	—

Total operating expenses	115,566	93,845	62,421	39,622

Income from operations	28,478	26,209	17,489	8,755

Other income, net	164	413	82	242

Interest expense	(25,906)	(22,786)	(13,387)	(11,754)

	(25,742)	(22,373)	(13,305)	(11,512)

Income (loss) before extraordinary item	2,736	3,836	4,184	(2,757)

Extraordinary loss	—	—	(4,791)	—

Net income (loss)	$2,736	$3,836	$(607)	$(2,757)

Net income (loss) per Member unit	$2,736	$3,836	$(607)	$(2,757)

See accompanying notes.

TRANSWESTERN PUBLISHING COMPANY LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER DEFICIT
(In thousands)

Balance at April 30, 1997.	$(50,722)

Net loss	(607)

Contributions from member	85,756

Equity transaction costs	(3,858)

Distributions to member	(176,481)

Balance at April 30, 1998.	(145,912)

Net loss	(2,757)

Balance at December 31, 1998	(148,669)

Net income	3,836

Balance at December 31, 1999	$(144,833)

Net income	2,736

Balance at December 31, 2000	$(142,097)

See accompanying notes.

TRANSWESTERN PUBLISHING COMPANY LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended			Eight Months
				Ended
	December 31,	December 31,	April 30,	December 31,
	2000	1999	1998	1998

OPERATING ACTIVITIES

Net income (loss)	$2,736	$3,836	$(607)	$(2,757)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Extraordinary item-non cash	—	—	4,791	—

Depreciation and amortization	27,653	19,934	7,086	4,526

Amortization of deferred debt issuance costs	1,362	1,104	943	869

Provision for doubtful accounts	17,340	12,749	9,094	5,895

Impairment of investment	250	—	—	—

Loss on disposal of fixed assets	3	19	—	—

Changes in operating assets & liabilities, net of effects of purchased directories:

Trade receivables	(13,656)	(14,204)	(4,754)	5,249

Write-off of doubtful accounts	(17,914)	(13,067)	(7,672)	(6,276)

Recoveries of doubtful accounts	1,430	858	485	432

Deferred directory costs	(1,811)	411	186	(1,546)

Other current assets	(143)	(805)	(433)	145

Accounts payable	1,571	4,059	472	(419)

Accrued liabilities	(3,363)	(3,011)	1,352	(2,676)

Accrued interest	584	661	4,772	(3,370)

Customer deposits	1,136	(1,999)	(34)	4,402

Net cash provided by operating activities	17,178	10,545	15,681	4,474
INVESTING ACTIVITIES

Purchase of property, equipment and leasehold improvements	(2,056)	(1,521)	(996)	(824)

Payment for purchase of directories	(30,771)	(56,660)	(8,204)	(21,332)

Net cash used for investing activities	(32,827)	(58,181)	(9,200)	(22,156)
FINANCING ACTIVITIES

Borrowings under long-term debt agreements:

Senior Term Loan	40,000	—	85,000	—

Revolving Credit Facility	63,600	71,700	37,039	40,300

Increase in other assets, primarily debt issuance costs, net	(898)	(1,656)	(12,940)	—

9 5/8% Senior Subordinated Notes	—	—	100,000	41,800

Senior Subordinated Facility	—	—	75,000	—

Repayments of long-term debt:

Revolving Credit Facility	(81,200)	(31,600)	(47,108)	(40,300)

Senior Subordinated Facility	—	—	(75,000)	—

External Debt	(3,315)	(1,965)	—	—

Senior Term Loan	(1,744)	(1,743)	(73,631)	(11,563)

Equity transaction costs	—	—	(3,858)	—

Contributions from member	—	—	85,756	—

Distributions to member	—	—	(176,481)	—

Net cash provided by (used for) financing activities	16,443	34,736	(6,223)	30,237

Net increase (decrease) in cash and cash equivalents	794	(12,900)	258	12,555

Cash and cash equivalents at beginning of period	1,167	14,067	1,254	1,512

Cash and cash equivalents at end of period	$1,961	$1,167	$1,512	$14,067

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$24,150	$21,020	$7,724	$14,271

See accompanying notes.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000
(All dollars in thousands)

1.	Summary of Significant Accounting Policies

Organization, Business Activities and Basis of Presentation

      TransWestern Publishing Company, L.P. (the “Partnership” or “Holdings”) was formed in 1993 to acquire the business of TransWestern Publishing from US West Marketing Resources Group, Inc. TransWestern Publishing was a division of US West prior to May 1993.

      In October 1997, the Partnership completed certain recapitalization transactions involving $312,709 (the “Recapitalization”). In the Recapitalization, New Investors (as defined) including Thomas H. Lee Equity Fund III, L.P. and its affiliates along with other investors, existing limited partners of the Partnership and the Partnership’s senior managers invested new and continuing capital of $130,009 in the Partnership and TransWestern Communications Company, Inc. (the general partner of the Partnership). The proceeds of the equity investment together with approximately $182,700 of senior and senior subordinated debt financing were used (i) for $224,500 of consideration paid to redeem a portion of the limited partnership interests from existing limited partners, (ii) to repay $75,600 outstanding under credit facilities in existence since 1995, (iii) to pay $10,600 of costs and fees and expenses associated with the Recapitalization and (iv) for $2,000 for general corporate purposes, including working capital.

      The Recapitalization was financed with (i) the $130,009 equity investment, (ii) borrowings of $107,700 under a $125,000 (maximum) variable interest rate Senior Credit Facility and (iii) borrowings of $75,000 under a Senior Subordinated Facility. The assets and liabilities of the Company are stated at historical cost and were not revalued to fair market value at the date of the Recapitalization. As a result of the Recapitalization, Thomas H. Lee Equity Fund III, L.P. and its affiliates collectively own approximately 59% of the equity of the Partnership.

      In November 1997, TransWestern Publishing Company, L.P. changed its name to TransWestern Holdings L.P. and formed and contributed substantially all of its assets to TransWestern Publishing Company LLC (“TransWestern” or the “Company”). TransWestern assumed or guaranteed all of the liabilities of the Partnership. As a result, Holdings’ only assets consist of TransWestern’s Member Units (as defined) and all of Capital’s (as defined) capital stock. All of the operations that were previously conducted by the Partnership are now being conducted by TransWestern. Holdings has formed TWP Capital Corp. (“Capital”) as a wholly-owned subsidiary and the Company has formed TWP Capital Corp. II (“Capital II”) as a wholly-owned subsidiary. Neither Capital nor Capital II has any significant assets or operations.

      The membership interests of TransWestern consists of a single class of authorized common units (the “Member Units”). Holdings is the sole initial member of TransWestern and accordingly, holds all 1,000 of the issued and outstanding Member Units.

      TCC, the general partner of Holdings, held approximately 1.0% of Holdings outstanding partnership units in the period from formation (1993) through September 1997. Upon the closing of the Recapitalization, TCC held approximately 1.7% of Holdings outstanding partnership units.

      TransWestern publishes and distributes local yellow page directories in seventeen states and operates in one reportable segment.

Principles of Consolidation

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Target Directories of Michigan, Inc. All significant intercompany transactions have been eliminated.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

Cash and cash equivalents

      The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. The Company evaluates the financial strength of the institutions at which significant investments are made and believes the related credit risk is limited to an acceptable level.

Revenue Recognition, Deferred Directory Costs and Customer Deposits

      Revenues from the sale of advertising placed in each directory are recognized upon the distribution of directories in their individual market areas. Advance payments received for directory advertising are shown as customer deposits in the accompanying balance sheets. Expenditures directly related to sales, production, printing and distribution of directories are capitalized as deferred directory costs and matched against related revenues upon directory distribution. The Company published and recognized revenue for 139, 191 and 231 directories during the years ended April 30, 1998, December 31, 1999 and December 31, 2000 respectively.

      Net revenues from the sale of Internet directory services amounted to less than 2% of net revenues for the year ended December 31, 2000. The related direct incremental costs to provide the Internet services are not material.

Fiscal Year End

      Effective May 1, 1998 as reported on Form 8-K dated May 12, 1998, the Company elected to change its fiscal year from April 30 to December 31.

Concentration of Credit Risk

      Management believes it is not subject to a concentration of credit risk as revenues are not significantly concentrated in any single directory, industry, geographic region, or customer. However credit losses have represented a cost of doing business due to the nature of the customer base (predominantly small businesses) and the use of extended credit terms.

      A provision for doubtful accounts based on historical experience is recorded at the time revenue is recognized for individual directories. The estimated provision for doubtful accounts as a percentage of net revenues equaled 9.1%, 8.7% and 9.8% in the years ended April 30, 1998, December 31, 1999 and December 31, 2000, respectively. Actual write-offs are taken against the allowance when management determines that an account is uncollectible. In general, management makes this determination when an account has declared bankruptcy, has gone out of business, is significantly past due, or fails to renew for the following year’s directory.

Fair Value of Financial Instruments

      In accordance with requirements of Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, the following methods and assumptions were used by the Company in estimating the fair value disclosures:

Cash and Short-Term Receivables

      The carrying amounts approximate fair values because of short maturities of these instruments and the reserves for doubtful accounts which in the opinion of management is adequate to state short-term receivables at their fair value.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

Long-Term Debt

      Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, management of the Company believes the fair value of long-term debt approximates its carrying value at December 31, 2000.

Accounts Payable and Accrued Liabilities

      The carrying amounts approximate fair values because of short maturities of these instruments.

Long-Lived Assets

      Property, equipment and leasehold improvements are carried at cost, less depreciation and amortization. Depreciation is computed using the straight-line method over the assets’ estimated useful lives which range from three to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease period.

      Acquired intangibles are carried at cost which represents the excess of the purchase price over the fair value of net tangible assets acquired in connection with acquisitions of regional providers of yellow page directories. Acquired intangibles consist primarily of consumer lists with initial carrying values, which, in the opinion of management, are equal to fair market value on the date of acquisition. Acquired intangibles are being amortized over five years.

      In accordance with Statement of Financial Accounting Standard No. 121, the Company reviews the carrying value of property, equipment and leasehold improvements for evidence of impairment through comparison of the undiscounted cash flows generated from those assets to the related carrying amounts of the assets. The carrying value of acquired intangibles is evaluated for impairment through comparison of the undiscounted cash flows derived from publication of acquired directories to the carrying value of the related intangibles.

Debt Issuance Costs

      Debt issuance costs are being amortized over the term of the related debt using the weighted-average declining balance method (which approximates the interest method) or the straight line method based on the repayment terms of the related debt. Amortization of debt issuance costs is included in interest expense in the accompanying statements of operations.

Income Taxes

      No provision has been made in the accompanying statements of operations for federal and state income taxes, except for the California minimum franchise tax, as any taxable income or loss of the Partnership is included in the income tax returns of the Partnership’s partners.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

Reclassifications

      Certain amounts in the prior year financial statements have been reclassified to conform to current year presentation.

New Accounting Standards

      The Company expects to adopt SFAS 133, Accounting for Derivative Instruments and Hedging Activities, effective January 1, 2001. SFAS No. 133 will require the Company to recognize all derivatives on the balance sheet at fair value. The Company does not anticipate that the adoption of the SFAS No. 133 will have any effect on its results of operations or financial position.

2.	Directory Acquisitions

      For the year ended December 31, 2000 the Company acquired the following directories, which were accounted for by the purchase method of accounting:

      Desert Pages. On January 14, 2000 the Company purchased certain tangible and intangible assets of Desert Pages, Inc. (Desert Pages) for a total of $8,000. The purchase price consists of $7,200 in cash and a promissory note of $800 due eighteen months from the date of purchase, subject to adjustment based upon the actual collections of accounts receivable outstanding as of the closing during such period. Desert Pages published one directory in Palm Springs, California. As part of the acquisition, we acquired the rights to publish a second directory, (Morongo), that was published for the first time during the year ended December 31, 2000.

      Direct Media Corp. On February 15, 2000 the Company purchased certain tangible and intangible assets of Direct Media Corp. (Direct Media) for a total of $3,400 in cash. Direct Media publishes eight directories serving southeastern Georgia and the northeastern Florida area. As part of the acquisition, we acquired the rights to publish a new directory in Georgia that was published for the first time during the year ended December 31, 2000.

      Coastal Pages. On June 15, 2000 the Company purchased certain tangible and intangible assets of Coastal Pages, LLC. for a total of $3,500. The purchase price consisted of $3,200 in cash and a $300 non-interest bearing promissory note due approximately 7 months from the date of purchase subject to achieving a net revenue target with respect to the December 2000 San Luis Obispo edition. Coastal Pages published three directories in the Central California Coast area.

      E&L Han Publishing. On July 7, 2000, the Company purchased certain tangible and intangible assets of E&L Han Publishing for a total of $300. E&L Han published one directory in Central California.

      New York Times. On July 18, 2000, the Company purchased certain tangible and intangible assets of The New York Times Company for a total of $16,600. The New York Times Company published 9 directories in Florida and Louisiana. As part of the acquisition, we assumed certain liabilities of The New York Times Company totaling approximately $300.

      America West Publishing. On July 18, 2000, the Company purchased certain tangible and intangible assets of America West Publishing for a total of $1,300. We acquired 2 directories published by America West Publishing in the Central California area.

      American Directories. On September 1, 2000, the Company purchased certain tangible and intangible assets of American Directories for a total of $2,500. We acquired 5 directories published by American Directories in the Central California area.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

      Brazos Valley Telephone Directory Company. On October 11, 2000, the Company purchased certain tangible and intangible assets of Brazos Valley Telephone Directory Company for a total of $300. We acquired 1 directory published by Brazos Valley in the Ft. Worth area of Texas.

      For the year ended December 31, 1999 the Company acquired the following directories, which were accounted for by the purchase method of accounting:

      United. On January 5, 1999, the Company purchased fourteen directories from United Directory Services, Inc. (United) for approximately $17,000. The purchase price consisted of $12,300 in cash, a promissory note for $2,000, due in eighteen months, subject to adjustment based upon the actual collections of accounts receivable outstanding as of the closing during such period, and contingent payments paid over a period of three years not to exceed an additional $2,700 based upon the contribution margin of a prototype directory acquired in Austin, Texas. The acquired directories serve the greater Ft. Worth, San Antonio and Austin, Texas areas.

      Lambert. On January 8, 1999, the Company purchased eight directories from Lambert Publishing (Lambert) for approximately $11,000. The purchase price consisted of $9,500 in cash, a promissory note of $1,000, due in eighteen months, subject to adjustment based upon the actual collections of accounts receivable outstanding as of the consummation of the acquisition, (subsequently paid in January 2000), and a $500 contingent payment based upon the performance of the subsequent years directories exceeding a specific revenue forecast, (subsequently paid $100 in January 2000). The acquired directories serve the central Georgia and central eastern Alabama areas.

      Southern. On January 15, 1999, the Company purchased seven directories from Southern Directories Publishing, Inc. (Southern) for approximately $5,200 in cash. The acquired directories serve the central Georgia area.

      Orange Line. On February 15, 1999, the Company purchased four directories from Call It, Inc. (doing business as, “Orange Line”) for approximately $1,300 in cash. The acquired directories serve the northern Ohio area.

      YPTexas. On April 1, 1999, the Company purchased certain tangible and intangible assets of Yellow Pages of Texas, Inc. (YPTexas) for a total of approximately $2,200 in cash. YPTexas publishes one directory near Fort Worth, Texas.

      Golden State. On April 2, 1999, the Company purchased certain tangible and intangible assets of Golden State Directory, Corp. (Golden State) for a total of approximately $5,500 in cash. Golden State published six directories in northern California.

      Pioneer. On August 30, 1999 the Company purchased certain tangible and intangible assets from Pioneer Telephone Directories Corp. (Pioneer) for $2,400 in cash. Pioneer published three directories in southeastern Alabama.

      Stafford. On August 24, 1999 the Company purchased certain tangible and intangible assets from Greenville News, Inc. (Stafford) for $2,500 in cash. Stafford published two directories in western central Michigan.

      United Multimedia (American Media). On October 15, 1999 the Company purchased certain tangible and intangible assets of United Multimedia (American Media) for a total of $16,000. The purchase price consisted of $14,400 in cash and a note payable of $1,600, due in 18 months subject to adjustment based on actual account receivable collections. We paid a $500 production fee on January 1, 2000 for completion of certain in-process directories. American Media published six directories in Southern California.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

      Medina. On October 29, 1999 the Company purchased certain tangible and intangible assets of Great Lakes Telephone Directories (Medina) for approximately $1,600 in cash. We also paid $300 for a non-compete agreement from the prior owners in the region. Medina published one directory in Northern Ohio.

      Superior. On November 12, 1999 the Company purchased certain tangible and intangible assets of Superior Telephone Directories (Superior) for approximately $1,100 in cash. Superior publishes one directory in Oklahoma.

      The acquisitions that occurred in the year ended December 31, 2000 have been accounted for under the purchase method and accordingly the purchase prices have been allocated to the tangible and intangible assets acquired based on their respective fair values at the date of acquisition as follows for the year ended December 31, 2000:

Customer List, Acquisition Costs, and Non Compete	$30,547

Deferred directory costs	971

Other current and non-current assets	3,554

      Assuming that the acquisitions referred to above had occurred on January 1, 1999 unaudited pro forma results of operations would have been as follows:

	Year ended	Year ended
	December 31,	December 31,
	2000	1999

Net Revenue	$182,902	$162,853

Net Income (Loss)	1,402	(225)

      These results give effect to pro forma adjustment for the amortization of acquired intangibles and for the additional interest expense on the debt incurred to fund the acquisitions.

3.     Financial Statement Details

      Property, Equipment and Leasehold Improvements

	December 31,

	2000	1999

Land and Building	$183	$—

Computer and office equipment	7,310	7,342

Furniture and fixtures	1,881	1,789

Leasehold improvements	458	430

	9,832	9,561

Less accumulated depreciation and amortization	(5,594)	(6,138)

	$4,238	$3,423

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

Acquired Intangibles

	December 31,

	2000	1999

Customer Base	$158,021	$128,074

Non compete and licensing agreements	2,984	2,160

Less accumulated amortization	(70,972)	(44,355)

Acquired intangibles, net	$90,033	$85,879

Other Non-Current Assets

	December 31,

	2000	1999

Debt issuance costs	$11,642	$10,744

Less accumulated amortization of debt issuance costs	(4,156)	(2,794)

Debt issuance costs, net	7,486	7,950

Other	250	500

Other assets, net	$7,736	$8,450

4.     Financing Arrangements

      Principal balances under the Company’s long-term financing arrangements consist of the following:

	December 31,

	2000	1999

Series D 9 5/8% Senior Subordinated Notes, including unamortized premium of $1,381 and $1,583 at December 31, 2000 and 1999, respectively	$141,381	$141,583

Senior Credit Facility:

Term A loan	64,419	66,163

Term B loan	40,000	—

Revolving loan	22,500	40,100

Acquisition Debt	1,595	4,910

	269,895	252,756

Current portion of long-term debt	2,041	1,741

Long-term debt, net of current portion	$267,854	$251,015

SERIES D 9  5/8% SENIOR SUBORDINATED NOTES DUE 2007

      Maturity, Interest and Principal. The $141,400 outstanding aggregate amount of Senior Subordinated Notes (the “Notes”) consists of $140,000 of Series D 9  5/8% Senior Subordinated Notes issued in April 1999 and $1,400 of unamortized premium. The Notes will mature on November 15, 2007 and bear interest at a rate of 9  5/8% per annum. Interest is payable semiannually in arrears on each May 15 and November 15, to holders of record of the Notes at the close of business on the immediately preceding May 1 and November 1, respectively. The Company will pay interest on any overdue principal (including post-petition interest in a

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

proceeding under any Bankruptcy Law), and interest, to the extent lawful, at the rate specified in the Senior Subordinated Notes. The Notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, pari passu in right of payment to all senior subordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness.

      Optional Redemption. The Notes may be redeemable at the option of the Company, in whole or in part, at any time on or after November 15, 2002 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued interest to the redemption date, if redeemed during the twelve-month period beginning on November 15 of each year listed below:

Year	Percentage

2002	104.813%

2003	103.208

2004	101.604

2005 and thereafter	100.000

      In the event of redemption of fewer than all of the Notes, Wilmington Trust Company, (the “Trustee”), shall select, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the notes are not so listed, either on a pro rata basis or by lot or in such other manner as it shall deem fair and equitable the Notes to be redeemed; provided, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption will be made by the Trustee on a pro rata basis, unless such method is prohibited. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days prior written notice, mailed by first class mail to a holder’s last address as it shall appear on the register maintained by the Registrar of the notes. On and after any redemption date, interest will cease to accrue on the notes or portions thereof called for redemption unless the Company shall fail to redeem any such Senior Subordinated Note.

      Covenants. The Senior Subordinated Indenture contains covenants restricting the ability of the Company and its subsidiaries to, among other things, (i) incur additional indebtedness; (ii) prepay, redeem or repurchase debt; (iii) make loans and investments; (iv) incur liens and engage in sale lease-back transactions; (v) transact with affiliates; (vi) engage in mergers, acquisitions and asset sales; (vii) make optional payments on or modify the terms of subordinated debt; (viii) restrict preferred and capital stock of subsidiaries and (ix) declare dividends or redeem or repurchase capital stock. As of December 31, 2000, the Company was in compliance with covenants specified in the Senior Subordinated Indenture.

      Guarantee. Target Directories of Michigan, Inc. (“Target”), which is wholly-owned by the Company, fully and unconditionally guaranteed the Company’s outstanding 9  5/8% Series D Senior Subordinated Notes due 2007 on an unsecured senior subordinated basis. Target is the Company’s only consolidated operating subsidiary, other than an inconsequential subsidiary which is a co-issuer of such notes, and has no debt senior to the Notes.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

      Separate full financial statements and other disclosures concerning Target have not been presented because, in the opinion of management, such information is not material or meaningful to investors. The following supplemental condensed consolidating financial data sets forth, balance sheets, statements of operations and statements of cash flow for (i) the Company, (“TransWestern”) and (ii) the subsidiary guarantor.

CONSOLIDATING CONDENSED BALANCE SHEETS
December 31, 2000
(In thousands)

		Subsidiary
	TransWestern	Guarantor	Eliminations	Consolidated

Current assets:

Cash and cash equivalents	$1,870	$91	$—	$1,961

Trade receivable, (less allowance for doubtful accounts of $10,419 and $10,394 at December 31, 2000 and 1999, respectively)	48,614	374	—	48,988

Deferred directory costs	11,683	165	—	11,848

Other current assets	1,330	740	(736)	1,334

Total current assets	63,497	1,370	(736)	64,131

Property, equipment and leasehold improvements, net	4,237	1	—	4,238

Acquired intangibles, net	86,850	3,183	—	90,033

Other assets, primarily debt issuance costs, net	7,736	—	—	7,736

Investment in subsidiary	5,456	—	(5,456)	—

Total non-current assets	104,279	3,184	(5,456)	102,007

Total assets	$167,776	$4,554	$(6,192)	$166,138

LIABILITIES AND MEMBER DEFICIT

Current liabilities:

Accounts payable	$9,859	$34	$—	$9,893

Salaries and benefits payable	5,342	36	—	5,378

Accrued acquisition costs	2,095	—	—	2,095

Accrued interest	2,715	—	—	2,715

Other accrued liabilities	1,518	28	(736)	810

Customer deposits	16,935	514	—	17,449

Current portion, long-term debt	2,041	—	—	2,041

Total current liabilities	40,505	612	(736)	40,381

Long-term debt:

Series B and C 9 5/8% Senior Subordinated Notes	141,381	—	—	141,381

Senior credit facility Term A loan	62,678	—	—	62,678

Senior credit facility Term B loan	39,700	—	—	39,700

Revolving loan	22,500	—	—	22,500

Acquisition debt	1,595	—	—	1,595

Total non-current liabilities	267,854	—	—	267,854

Total liabilities	308,359	612	(736)	308,235

Member deficit	(140,583)	3,942	(5,456)	(142,097)

Total liabilities and member deficit	$167,776	$4,554	$(6,192)	$166,138

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS

Year Ended December 31, 2000
(In thousands except member unit data)

		Subsidiary
	TransWestern	Guarantor	Eliminations	Consolidated

Net revenues	$174,429	$2,917	$—	$177,346

Cost of revenues	33,049	253	—	33,302

Gross profit	141,380	2,664	—	144,044

Operating expenses:

Sales and marketing	71,922	1,005	—	72,927

General and administrative	14,053	731	—	14,784

Depreciation and amortization	26,577	1,278	—	27,855

Total operating expenses	112,552	3,014	—	115,566

Income (loss) from operations	28,828	(350)	—	28,478

Other income (expense), net	386	(222)	—	164

Interest expense	(25,906)	—	—	(25,906)

	(25,520)	(222)	—	(25,742)

Net income (loss)	$3,308	$(572)	$—	$2,736

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

TRANSWESTERN PUBLISHING COMPANY LLC

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

Year Ended December 31, 2000
(In thousands)

		Subsidiary
	TransWestern	Guarantor	Eliminations	Consolidated

OPERATING ACTIVITIES

Net income (loss)	$3,308	$(572)	$—	$2,736

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	26,375	1,278	—	27,653

Amortization of deferred debt issuance costs	1,362	—	—	1,362

Provision for doubtful accounts	17,105	235	—	17,340

Impairment of investment	250	—	—	250

Loss on disposal of fixed assets	3	—	—	3

Changes in operating assets & liabilities, net of effects of purchased directories:

Trade receivables	(13,713)	57	—	(13,656)

Write-off of doubtful accounts	(17,644)	(270)	—	(17,914)

Recoveries of doubtful accounts	1,426	4	—	1,430

Deferred directory costs	(1,894)	83	—	(1,811)

Other current assets	605	(748)	—	(143)

Accounts payable	1,570	1	—	1,571

Accrued liabilities	(3,250)	(113)	—	(3,363)

Accrued interest	584	—	—	584

Customer deposits	1,235	(99)	—	1,136

Net cash provided by (used for) operating activities	17,322	(144)	—	17,178
INVESTING ACTIVITIES

Purchase of property, equipment and leasehold improvements	(2,055)	(1)	—	(2,056)

Payment for purchase of directories	(30,771)	—	—	(30,771)

Net cash used for investing activities	(32,826)	(1)	—	(32,827)
FINANCING ACTIVITIES

Borrowings under long-term debt agreements:

Senior Term Loan	40,000	—	—	40,000

Revolving Credit Facility	63,600	—	—	63,600

Increase in other assets, primarily debt issuance costs, net	(898)	—	—	(898)

Repayments of long-term debt:

Revolving Credit Facility	(81,200)	—	—	(81,200)

Senior Subordinated Facility	—	—	—	—

External Debt	(3,315)	—	—	(3,315)

Senior Term Loan	(1,744)	—	—	(1,744)

Net cash provided by financing activities	16,443	—	—	16,443

Net increase (decrease) in cash and cash equivalents	939	(145)	—	794

Cash and cash equivalents at beginning of year	931	236	—	1,167

Cash and cash equivalents at end of year	$1,870	$91	$—	$1,961

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$24,150	$—	$—	$24,150

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

SENIOR CREDIT FACILITY

      In October, 1999 the Company entered into its sixth amendment to its Senior Credit Facility with CIBC and First Union and other lenders (dated as of November 6, 1997), pursuant to which the Company may now borrow up to $155,000 consisting of a revolving credit facility of up to $70,000 (the “Revolving Credit Facility”) and a Senior Term Loan in an aggregate beginning principal amount of $85,000 (the “Senior Term Loan”). Principal payments on the Senior Term Loan are due quarterly through maturity, October 1, 2004. The revolving credit agreement expires on October 1, 2003. Borrowings under this agreement rank senior to all other indebtedness of the Company and are secured by all the assets of the Company.

      In July, 2000 the Company entered into its seventh amendment to its Senior Credit Facility with CIBC and First Union and other lenders (dated as of November 6, 1997), pursuant to which the Company may now borrow $40,000 under the Tranche B Term Loan. Principal payments on the Tranche B Term Loan are due quarterly beginning April 1, 2001 through maturity, April 1, 2005.

      Repayment. Principal outstanding under the Senior Credit Facility is required to be paid on a quarterly basis. Annual minimum principal payments at December 31, 2000 are:

2001	2,041

2002	2,141

2003	45,533

2004	38,704

2005	38,500

$126,919

      Revolving Credit Facility. Commitments under the Revolving Credit Facility, as amended, will be reduced on a quarterly basis commencing on January 1, 2002. The commitment on the Revolving Credit Facility is reduced by $5,250 at the beginning of each calendar quarter in 2002 starting January 1, 2002. As of January 1, 2003 the commitment is reduced by $12,250 at the beginning each calendar Quarter in 2003 and expires at the maturity date of October 1, 2003. As of December 31, 2000 the Company had $22,500 outstanding under the Revolving Credit Facility.

      Security; Guaranty. The Revolving Credit Facility and the Senior Term Loan are secured by a first priority lien on substantially all of the properties and assets of the Company and its future subsidiaries, including a pledge of all of the shares of the Company’s future subsidiaries, if any. Future subsidiaries of the Company (if any) will be required to guarantee the Revolving Credit Facility and the Senior Term Loan.

      Interest. At the Company’s option, the interest rates per annum applicable to the Revolving Credit Facility and the Term Loans will be a fluctuating rate of interest measured by reference to (i) LIBOR plus the applicable borrowing margin, or (ii) a rate per annum equal to the higher of the published prime rate of the Agent Bank or the Federal Funds Rate (as defined in the Senior Credit Facility) as quoted by the Agent Bank plus   1/2 of 1% (the “ABR”) plus the applicable borrowing margin. The applicable borrowing margin for the Revolving Credit Facility ranges from 1.375% to 2.500% for LIBOR based borrowings and 0.375% to 1.500% for ABR based borrowings. The applicable borrowing margin for the Term A Loan ranges from 1.875% to 2.750% for LIBOR based borrowings and 0.875% to 1.750% for ABR based borrowings. The applicable borrowing margin for the Term B Loan is 3.5% for LIBOR based borrowings and 2.5% for ABR based borrowings. At December 31, 2000 the Company had outstanding under the Senior Term A loan $64,400 under a one month LIBOR at 8.7%, $21,400 under a one month LIBOR at 8.4%, and $1,100 outstanding

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

under the ABR at 10.1%. On the Senior Term B Loan, the Company had $40,000 outstanding under a one month LIBOR at 10.3%.

      Prepayments; Reductions of Commitments. The Senior Term Loan is required to be prepaid and commitments under the Revolving Credit Facility are required to be permanently reduced with: (i) 100% of the net cash proceeds of asset sales or other dispositions of property if such proceeds are not used to purchase or acquire other assets within 180 days of the original asset sale, subject to limited exceptions, (ii) 50% of excess cash flow (as defined) for the eight month period ended December 31, 1998 and all fiscal years ended December 31, thereafter, if the Company’s total leverage ratio (as defined) determined as of the last day of the eight month period ended December 31, 1998 and all fiscal years ended December 31, thereafter, equals or exceeds 5.0 to 1, (iii) 100% of excess insurance proceeds (as defined) and (iv) 100% of the net proceeds (as defined) of issuances of equity securities or debt obligations of the Company, subject to limited exceptions, and subject to reduction to 50% of such proceeds if the Company’s total leverage ratio (as defined) is less than 5.0 to 1. Such mandatory prepayments and reductions will be applied first pro rata to the permanent reduction of the Senior Term B Loan, second pro rata to the permanent reduction of the Senior Term A Loan and third pro rata to the permanent reduction of the Revolving Credit Facility. Within the Senior Term A and B Loans, prepayments with proceeds described in clause (i) or (iii) above will be applied pro rata to the remaining installments of the Senior Term Loans and prepayments with proceeds described in clause (ii) or (iv) above will be applied to each remaining installment of the Senior Term Loans in inverse order of maturity. The Company may make voluntary prepayments in minimum principal amounts of $50 or a whole multiple thereof.

      Covenants. The Senior Credit Facility contains covenants restricting the ability of the Company and its subsidiaries to, among other things, (i) declare dividends or redeem or repurchase capital stock, (ii) prepay, redeem or repurchase debt, (iii) incur liens and engage in sale lease-back transactions, (iv) make loans and investments, (v) incur additional indebtedness, (vi) amend or otherwise alter debt and other material agreements, (vii) make capital expenditures, (viii) engage in mergers, acquisitions and asset sales, (ix) transact with affiliates, (x) alter its line of business, (xi) enter into guarantees of indebtedness, and (xii) make optional payments on or modify the terms of subordinated debt. The Company must also make certain customary indemnifications of the Lenders and their agents is required to comply with financial covenants with respect to: (a) a minimum interest coverage ratio, (b) a minimum EBITDA, (c) a maximum leverage ratio, and (d) a minimum fixed charge coverage ratio (all defined in the Senior Credit Facility Agreement). The Senior Credit Facility also contains certain customary affirmative covenants. As of December 31, 2000, the Company was in compliance with all covenants specified in the Senior Credit Facility.

      Events of Default. Events of default under the Senior Credit Facility include (i) the Company’s failure to pay principal or interest when due, (ii) the Company’s material breach of any covenant, representation or warranty contained in the loan documents, (iii) customary cross-default provisions, (iv) events of bankruptcy, insolvency or dissolution of the Company, (v) the levy of certain judgments against the Company, (vi) certain adverse events under ERISA plans of the Company, (vii) the actual or asserted invalidity of security documents or guarantees of the Company or its subsidiaries, and (viii) a change of control of the Company.

5.     Member Deficit

      TransWestern is a limited liability company formed under the Delaware Limited Liability Company Act (as amended from time to time, the “Limited Liability Act”) and is governed by the Limited Liability Company Agreement of TransWestern Publishing Company LLC (the “LLC Agreement”) executed by its manager, TCC.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

      The Company’s equity interest consists of a single class of authorized common units (the “Member Units”). Holdings is the sole member of TransWestern and accordingly holds all of the issued and outstanding Member Units. Distributions to TransWestern’s member are at the sole discretion of the manager. Terms of the Senior Credit Facility and the Senior Subordinated Note Indenture generally limit TransWestern’s ability to pay cash distributions to its member other than distributions in amounts equal to the tax liability of the partners of Holdings resulting from the taxable income of TransWestern (the “Tax Distributions”). The Tax Distributions will be based on the approximate highest combined tax rate that applies to any one of Holdings’ limited partners.

      TCC has the sole right to make decisions regarding the management and affairs of TransWestern and has all the powers and rights necessary or appropriate to effectuate and carry out the purposes and business of TransWestern, including the authority to act for and bind TransWestern.

      The LLC Agreement provides that TransWestern’s existence shall continue until such time as the manager determines it is appropriate to dissolve, windup and terminate TransWestern or, if earlier, upon the occurrence of (i) the entry of judicial dissolution in accordance with the Limited Liability Act or (ii) the expulsion, bankruptcy, dissolution or withdrawal of Holdings. In the event of a termination of TransWestern, after satisfaction of all of TransWestern’s debts and liabilities, all of the assets of TransWestern would be distributed to Holdings or if TransWestern then has more than one member, pro rata based on the relative percentage interests in TransWestern of its members.

      Prior to the formation of TransWestern, the accumulated deficit of the Partnership arose from distributions to partners in accordance with the terms of the Partnership Agreement.

6.     Benefit Plans

401(k) and Profit Sharing Plan

      Substantially all of the Partnership’s employees are covered by a 401(k) and profit sharing retirement plan. Employees can make contributions to the plan up to the maximum amount allowed by federal tax code regulations. The Partnership may match the employee contributions, up to a limitation of 83% of the first 6% of annual earnings per participant. The Partnership may also make annual discretionary profit sharing contributions. Contributions to the plan for the years ended April 30, 1998, and December 31, 1999 and 2000 were approximately, $797, $819, and $1,080 respectively.

Equity Compensation Plan

      Prior to formation of TransWestern, the Partnership established the TransWestern Publishing Company, L.P. Equity Compensation Plan (the “Plan”). The Plan provides select key full-time employees with deferred compensation benefits for income tax purposes. Special distributions to the Plan are recorded as expense in the accompanying statements of operations when declared by the Board of Directors, generally following a significant refinancing transaction.

      Generally, the Plan Administrators intend to distribute to employee unit holders all assets contributed to the Plan within three years of the date of contribution. In the year ending April 30, 1998, the Plan Administrators paid distributions totaling $2,600.

      As a result of the Recapitalization, the existing Equity Compensation Plan was terminated. The Company adopted a new equity compensation plan which will function similar to the old plan.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

7.     Lease Commitments

      The Company leases office facilities in several cities throughout the United States under operating leases with remaining terms ranging from one to ten years. Total rent expense for the years ended April 30, 1998 and December 31, 1999 and 2000 was $1,745, $2,386 and $2,531 respectively. Annual minimum lease payments due as of December 31, 2000 under these leases are:

2001	$2,522

2002	2,077

2003	1,692

2004	1,395

2005	1,091

Thereafter	3,410

$12,187

8.     Related Party Transactions

      In connection with the Recapitalization, the Company entered into a Management Agreement with Thomas H. Lee Partners, L.P. (“THL Co.”) pursuant to which THL Co. agreed to provide (i) general executive and management services, (ii) identification, negotiation and analysis of financial and strategic alternatives, and (iii) other services agreed upon by the Company and THL Co. On the Recapitalization closing date, THL Co. and the other equity investors in the Company each received their pro rata portion of a $5,000 transaction fee. In addition, THL and all other equity investors will receive a pro rata portion of the $500 annual management fee (the “Management Fee”), plus THL will be reimbursed for all reasonable out-of-pocket expenses (payable monthly in arrears). The Management Agreement has an initial term of one year, subject to automatic one-year extensions, unless the Company or THL Co. provides written notice of termination no later than 30 days prior to the end of the initial or any successive period.

9.     Litigation

      From time to time the Company is involved in legal proceedings, claims and litigation arising in the ordinary course of business. Management believes, however, that the ultimate outcome of all pending litigation should not have a material adverse effect on the Company’s financial position or liquidity.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2000
(All dollars in thousands)

10.     Geographic Information

      Net revenues are attributed to geographic areas based on the region in which the directory is published.

	Years Ended

	December 31,	December 31,	April 30,
	2000	1999	1998

NUMBER OF DIRECTORIES PUBLISHED

Northeast	53	51	46

Central	100	81	48

Southwest	42	38	26

West	36	21	19

Total	231	191	139

NET REVENUES

Northeast	$48.6	$46.8	$38.9

Central	61.7	48.0	22.6

Southwest	37.6	33.0	25.9

West	29.4	18.6	12.7

Total	$177.3	$146.4	$100.1

TRANSWESTERN PUBLISHING COMPANY LLC

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2001	2000

	(Unaudited)

ASSETS

Current assets:

Cash	$16,354	$1,961

Trade receivables, (less allowance for doubtful accounts of $12,775 at June 30, 2001 and $10,419 at December 31, 2000)	98,815	48,988

Deferred directory costs	20,899	11,848

Other current assets	16,612	1,334

Total current assets	152,680	64,131

Non-current assets:

Property, equipment and leasehold improvements, net	7,199	4,238

Acquired intangibles, net	287,424	90,033

Other assets, primarily debt issuance costs, net	14,465	7,736

Total non-current assets	309,088	102,007

Total assets	$461,768	$166,138

LIABILITIES AND MEMBER DEFICIT

Current liabilities:

Accounts payable	$20,141	$9,893

Salaries and benefits payable	11,676	5,378

Accrued acquisition costs	16,219	2,095

Accrued interest	2,866	2,715

Other accrued liabilities	5,842	810

Customer deposits	26,776	17,449

Current portion, long-term debt	4,625	2,041

Equity trust distribution payable	5,189	—

Total current liabilities	93,334	40,381

Long-term debt:

Series D 9 5/8% Senior Subordinated Notes	141,281	141,381

Series E 9 5/8% Senior Subordinated Notes	74,562	—

Senior credit facility Term A Loan	32,375	62,678

Senior credit facility Term B Loan	198,000	39,700

Revolving loan	—	22,500

Other long-term debt and liabilities	800	1,595

Total non-current liabilities	447,018	267,854

Total liabilities	540,352	308,235

Member deficit	(78,584)	(142,097)

Total liabilities and member deficit	$461,768	$166,138

See accompanying notes.

TRANSWESTERN PUBLISHING COMPANY LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Six Months Ended
	June 30,

	2001	2000

Net revenues	$95,131	$73,494

Cost of revenues	19,399	14,055

Gross profit	75,732	59,439

Operating expenses:

Sales and marketing	45,007	31,562

General and administrative	25,639	20,616

Recapitalization transaction costs	15,371	—

Contribution to equity compensation plan	5,189	—

Total operating expenses	91,206	52,178

Income (loss) from operations	(15,474)	7,261

Other income (loss), net	635	165

Interest expense	(13,182)	(12,432)

Net loss before extraordinary items	$(28,021)	$(5,006)

Extraordinary loss	(3,515)	—

Net loss	$(31,536)	$(5,006)

Net loss per member unit	$(31,536)	$(5,006)

See accompanying notes.

TRANSWESTERN PUBLISHING COMPANY LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended
	June 30,

	2001	2000

OPERATING ACTIVITIES

Net loss	$(31,536)	$(5,006)

Adjustments to reconcile net loss to cash provided (used) by operating activities:

Loss on early extinguishment of debt	3,515	—

Depreciation and amortization	15,349	12,851

Amortization of deferred debt issuance costs	637	649

Provision for doubtful accounts	10,811	7,125

Changes in operating assets and liabilities, excluding the effects of acquisitions:

Trade receivables	(4,806)	1,756

Write-off of doubtful accounts	(8,455)	(9,030)

Recoveries of doubtful accounts	690	595

Deferred directory costs	(2,747)	(2,159)

Other current assets	(12,475)	(899)

Accounts payable	(3,734)	(4,604)

Accrued liabilities and other current liabilities	(5,032)	(477)

Accrued interest	151	789

Customer deposits	7,375	4,465

Equity trust payable	5,189	—

Cash provided (used) by operating activities	(25,068)	6,055
INVESTING ACTIVITIES

Purchase of property, equipment and leasehold improvements	(722)	(687)

Cash paid for acquisition of WorldPages.com, net of cash acquired	(140,299)	—

Acquisition of other directories	(14,748)	(13,837)

Deferred financing costs and other assets	(7,440)	—

Cash used for investing activities	(163,209)	(14,524)
FINANCING ACTIVITIES

Borrowings under long-term debt agreements:

Revolving credit facility	61,700	25,900

Senior term loans	235,000	—

9 5/8% Senior Subordinated Notes	74,553	—

Repayments of long-term debt:

Revolving credit facility	(84,200)	(13,500)

Senior term loans and note payable	(106,020)	(872)

Repayment of debt assumed in acquisition of WorldPages.com	(73,414)	—

Contributions from member	125,055	—

Redemption of member unit	(30,004)	—

Cash provided by financing activities	202,670	11,528

Net increase in cash	14,393	3,059

Cash at beginning of period	1,961	1,167

Cash at end of period	$16,354	$4,226

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$12,325	$11,005

See accompanying notes.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(All dollar amounts are in thousands)

1. General

      The accompanying unaudited consolidated financial statements include the accounts of TransWestern Publishing Company LLC (the “Company”) and its wholly owned operating subsidiaries, Target Directories of Michigan, Inc. and WorldPages.com, Inc. and its subsidiaries. All significant intercompany transactions have been eliminated. The Company is an independent yellow page directory publisher and is a wholly owned subsidiary of TransWestern Holdings L.P. (the “Partnership”).

      These financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, in the opinion of management, reflect all adjustments necessary to present fairly the financial position, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States. All adjustments were of a normal recurring nature. All material intercompany balances and transactions have been eliminated. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Form 10-K for the fiscal year ended December 31, 2000. The 10-K is available on the Internet at http://www.sec.gov.

      In June 2001, the Partnership completed a recapitalization in which it received equity and debt proceeds totaling $435,055 (the “Recapitalization”). In the Recapitalization, New Investors including Thomas H. Lee Equity Fund V, L.P. and its affiliates along with other investors, existing limited partners of the Partnership and the Partnership’s senior managers invested new and continuing capital of $125,055 in the Partnership. The proceeds of the equity investment together with approximately $310,000 of Senior Credit Facility and senior subordinated debt financing were used (i) for $30,004 of consideration paid to redeem a portion of the limited partnership interests from certain existing limited partners, (ii) to acquire all of the outstanding stock and stock options of WorldPages.com, Inc. for $141,417, (iii) to repay $137,502 of outstanding debt and accrued interest under the Company’s credit facilities, (iv) to repay $74,201 of existing WorldPages.com, Inc. debt and accrued interest after the consummation of the acquisition, (v) to pay $28,731 of costs, fees, and expenses associated with the Recapitalization and acquisition of WorldPages.com, Inc., (vi) to pay $3,250 to senior management for bonuses and deal fees associated with the Recapitalization of the Company, (vii) to pay $5,189 to the Equity Trust for payment to senior and middle management associated with the Recapitalization, (viii) to pay $2,696 in fees and the discount associated with the issuance of $75,000 of Series E Senior Subordinated Notes and (ix) $12,065 for general corporate purposes, including working capital.

      The Recapitalization was financed with (i) the $125,055 equity investment, (ii) borrowings of $235,000 under a $300,000 (maximum) variable interest rate Senior Credit Facility and (iii) the issuance of $75,000 of Senior Subordinated Notes. The assets and liabilities of the Company are stated at historical cost and were not revalued to fair market value at the date of the Recapitalization. As a result of the Recapitalization, Thomas H. Lee Equity Fund V, L.P. and its affiliates collectively own approximately 68% of the equity of the Partnership.

2. New Accounting Pronouncements

      In July 2001, the Financial Accounting Standards Board (FASB) issued FASB Statement Nos 141 and 142 (FAS 141 and FAS 142), “Business Combinations” and “Goodwill and Other Intangible Assets”. FAS 141 replaces APB 16 and eliminates pooling-of-interests accounting prospectively. It also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill.FAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Under FAS 142, goodwill will be tested annually or whenever events or circumstances occur indicating that goodwill might be impaired. FAS 141 and FAS 142 are effective for all business combinations completed after June 30, 2001. Upon adoption of FAS 142, amortization of goodwill recorded for business combinations consummated prior to July 1, 2001 will cease, and intangible assets acquired prior to July 1,

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(All dollar amounts are in thousands)

2001 that do not meet the criteria for recognition under FAS 141 will be reclassified to goodwill. Companies are required to adopt FAS 142 for fiscal years beginning after December 15, 2001, but early adoption is permitted under certain circumstances. In connection with the adoption of FAS 142, the Company will be required to perform a transitional goodwill impairment assessment. The Company has not yet determined the impact these standards will have on its results of operations and financial position.

3. Financial Statement Details

      Property, Equipment and Leasehold Improvements

	June 30,	December 31,
	2001	2000

Land and building	$611	$183

Computer and office equipment	9,972	7,310

Furniture and fixtures	2,344	1,881

Leasehold improvements	510	458

	13,437	9,832

Less accumulated depreciation and amortization	(6,238)	(5,594)

Net property, equipment, and leasehold	$7,199	$4,238

Acquired Intangibles

	June 30,	December 31,
	2001	2000

Goodwill	$158,088	$—

Customer base and assembled work force	211,959	158,021

Other	3,145	2,984

	373,192	161,005

Less accumulated amortization	(85,768)	(70,972)

Acquired intangibles, net	$287,424	$90,033

Other Assets

	June 30,	December 31,
	2001	2000

Debt issuance costs	$17,027	$11,642

Less accumulated amortization	(2,562)	(4,156)

Debt issuance costs, net	$14,465	$7,486

Investment in Eversave, carried at cost	—	250

Other assets, net	$14,465	$7,736

4. Long Term Debt

      In connection with the recapitalization of the Company in June 2001, the Company entered into a new $300.0 million credit facility and drew $35.0 million under the Term A Loan and $200 million under the Term B Loan. In addition, in May 2001, the Company issued $75 million of Series E 9  5/8% Senior

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(All dollar amounts are in thousands)

Subordinated Notes due 2007, (excluding unamortized discount of $0.4 million). Also in connection with the Recapitalization and acquisition of WorldPages.com Inc., the Company re-paid $137.5 million outstanding under its prior credit facility and $74.2 million of debt it assumed as part of the WorldPages.com Inc. acquisition.

      As of June 30, 2001 the Company had total outstanding long term indebtedness of $447.0 million, including $140 million of Series D Senior Subordinated Notes due 2007 and $75.0 million of Series E 9  5/8% Senior Subordinated Notes due 2007, (excluding net unamortized premium and discount of $0.8 million), $32.4 million of outstanding borrowings under the senior credit facility Tranche A Term Loan, $198.0 million outstanding under the senior credit facility Tranche B Term Loan, and $0.8 million in acquisition related debt, all of which ranks senior to the Series D and E notes. As of June 30, 2001 the Company had no outstanding borrowings under its revolving credit facility, with total borrowing availability of $65.0 million.

      The following is a summary of the Company’s principal maturities at June 30,

2002	$20,844

2003	6,000

2004	7,250

2005	8,125

2006	9,000

Thereafter	415,500

$466,719

5. Directory Acquisitions

      In the six months ended June 30, 2001 the Company completed a number of purchase acquisitions. The accompanying consolidated financial statements include the results of operations from the date of acquisition. The acquisitions are as follows:

BRI Publishing, Inc. On January 22, 2001, the Company purchased certain tangible and intangible assets of BRI Publishing, Inc. for a total of $0.7 million. The Company acquired one directory in the Lafayette, Louisiana area.

Pacific West Yellow Pages. On February 9, 2001, the Company purchased certain tangible and intangible assets of Pacific West Yellow Pages for a total of $1.2 million. The Company acquired three directories in the Sacramento, California area.

Silver Pages, Inc. On March 2, 2001, the Company purchased certain tangible and intangible assets of Silver Pages, Inc. for a total of $2.6 million. The Company acquired one directory in Northern California and one directory in Nevada.

Rutter Directories, LLC. On March 30, 2001, the Company purchased certain tangible and intangible assets of Rutter Directories, LLC for a total of $2.1 million. The Company acquired five directories in Indiana.

Alliance Media Group, Inc. On April 9, 2001, the Company purchased certain tangible and intangible assets of Alliance Media Group for a total of $6.0 million in cash. The Company acquired two directories in Kentucky and six directories in Texas.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(All dollar amounts are in thousands)

WorldPages.com, Inc. On June 28, 2001, the Company purchased the outstanding stock and assumed the debt of WorldPages.com for approximately $216.0 million. WorldPages.com is a provider of 42 directories in various markets throughout the United States.

      These acquisitions have been accounted for under the purchase method of accounting and accordingly the purchase prices have been allocated to the tangible and intangible assets acquired based on their respective fair values at the date of acquisition. The allocation of the purchase price of WorldPages.com, Inc. is based on a preliminary allocation and is allocated as follows:

		Other
	World Pages	Acquisitions	Total

Net tangible liabilities assumed	$(45,180)	$(1,293)	$(46,473)

Customer list	36,800	13,137	49,937

Goodwill	158,088	—	158,088

Noncompete	700	161	861

Assembled workforce	1,600	—	1,600

Total consideration	$152,008	$12,005	$164,013

      Total consideration issued in the purchase acquisitions is as follows:

		Other
	World Pages	Acquisitions	Total

Cash paid for acquisition	$141,417	$11,800	$153,217

Merger fees incurred	10,591	205	10,796

	$152,008	$12,005	$164,013

      Assuming that the above acquisitions had occurred on the first day of the Company’s six month periods ended June 30, 2001 and June 30, 2000, the unaudited pro forma results of operations would be as follows:

	Six months ended
	June 30,

	2001	2000

	(Unaudited)

Net revenues	$174,471	$143,768

Net loss	(50,974)	(26,432)

      The above pro forma results give effect to pro forma adjustments for the amortization of acquired intangibles and interest expense on borrowings that would have been required to fund the acquisitions.

6. Guarantee

      The following wholly-owned subsidiaries of the Company, fully and unconditionally guaranteed the Company’s outstanding 9  5/8% Series D and Series E Senior Subordinated Notes due 2007 on an unsecured senior subordinated basis: Target Directories of Michigan, Inc. (“Target”), TWP Companies, Inc., and WorldPages.com Inc.(“WPZ”), together with the following wholly owned subsidiaries of WPZ: Great Western Directories, Inc., YPtel Corporation, YPTel, Inc., Pacific Coast Publishing, Ltd., 1 + USA V Acquisition Corp, ChoiceContent.com, Inc., Choicecontent.com, LLC, ACG Holdings Company, and ACG Exchange Company. Following is summarized financial information concerning the guarantors as of June 30,

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(All dollar amounts are in thousands)

2001 and 2000, respectively, and for the six months ended June 30, 2001 and 2000, respectively. Since WPZ was acquired on June 28, 2001, only summarized balance sheet data as of June 30, 2001 is presented.

Target:

	Six Months Ended
	June 30,

	2001	2000

Statement of Operations Data:

Net revenues	$1,104	$975

Gross profit	995	668

Operating (loss)	(433)	(550)

Net loss	(668)	(639)

	June 30,	June 30,
	2001	2000

Balance Sheet:

Current assets	$1,490	$1,342

Non-current assets	2,548	3,821

Current liabilities	764	1,286

Non-current liabilities	—	—

WPZ and its subsidiaries:

June 30,
2001

Balance Sheet:

Current assets	$56,282

Non-current assets(1)	203,569

Current liabilities	23,721

Non-current liabilities(2)	212,800

(1)	Includes $203,569 of intangibles related to its acquisition by the Company.

(2)	Includes $212,800 of long term debt related to its acquisition by the Company.

7. Equity Compensation Plan

      Prior to formation of the Company, the Partnership established the TransWestern Publishing Company, L.P. Equity Compensation Plan (the “Plan”). The Plan provides select key full-time employees with deferred compensation benefits for income tax purposes. Special distributions to the Plan are recorded as expense in the accompanying statements of operations when declared by the Board of Directors, generally following a significant refinancing transaction. In June 2001, the Board of Directors approved a distribution of $5,189.

      Employees receiving units in the Plan are eligible to receive a ratable per unit share of cash distributions from the Plan, if and when declared by the Plan Administrators. Generally, the Plan Administrators intend to distribute to employee unit holders all assets contributed to the Plan within one year of the date of contribution. As of June 30, 2001, undistributed equity trust proceeds total $5,189.

TRANSWESTERN PUBLISHING COMPANY LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(All dollar amounts are in thousands)

8. Restructuring and Other Charges

      In connection with the WorldPages.com, Inc. acquisition, the Company approved a plan to restructure the operations of WorldPages.com, Inc. and its subsidiaries. Restructuring costs are composed of committed costs required to integrate the administrative, production and sales functions into the Company’s operations to achieve beneficial synergies and cost savings. WorldPages.com, Inc. will recognize termination costs in accordance with EITF 95-3, Recognition of Liabilities in Connection with a Business Combination. The following table displays the liabilities related to the restructuring and other charges recorded in the net liabilities assumed in the acquisition of WorldPages.com, Inc. as of June 30, 2001:

Type of cost:

Employee separation	$4,100

Office lease settlements	986

Redundant assets	800

$5,886

      The maturities of restructuring and other charges at June 30, 2000 are as follows:

2001	$4,736

2002	$1,150

      Management believes that the remaining reserves for restructuring are adequate to complete its plan.

9. Legal Proceedings

      The Company and its subsidiaries are parties to various litigation matters incidental to the conduct of their business. Management does not believe that the outcome of any of these matters will have a material adverse effect on the Company’s financial condition or the results of its operations.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

WorldPages.com, Inc.:

      We have audited the accompanying consolidated balance sheets of WorldPages.com, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2000. In connection with our audits of the consolidated financial statements, we also have audited the accompanying financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of WorldPages.com, Inc.’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WorldPages.com, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

St. Louis, Missouri

February 7, 2001

WORLDPAGES.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,

	2000	1999

ASSETS

Current assets:

Cash and cash equivalents	$519	$1,315

Accounts receivable (net of allowance of $8,155 in 2000 and $4,246 in 1999)	38,358	14,223

Deferred costs	11,475	4,482

Prepaid expenses and other current assets	954	174

Total current assets	51,306	20,194

Property, plant and equipment, net	5,866	1,377

Intangible assets from business acquisitions, net	263,004	75,413

Deferred taxes	13,136	6,504

Other assets, net	1,638	5,571

Total other assets	283,644	88,865

Total assets	$334,950	$109,059

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable and accrued liabilities	$18,374	$9,447

Short-term debt and current maturities of long-term debt	61	24,000

Deposits	4,338	3,940

Other current liabilities	2,207	—

Total current liabilities	24,980	37,387

Long-term obligations:

Long-term debt	68,606	—

Total liabilities	93,586	37,387

Commitments and contingencies Stockholders’ equity (deficit):

Preferred stock, Series B $.0001 par value: 20,000,000 shares authorized; 1 share issued and outstanding	—	—

Common stock, $.0001 par value: 180,000,000 shares authorized; 47,029,545 and 20,426,753 shares issued and outstanding, respectively	4	2

Additional paid-in capital	333,255	149,438

Retained earnings (accumulated deficit)	(91,895)	(77,768)

Total stockholders’ equity	241,364	71,672

Total liabilities and stockholders’ equity	$334,950	$109,059

See accompanying notes to consolidated financial statements.

WORLDPAGES.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

	Year Ended December 31,

	2000	1999	1998

Revenues	$102,253	$49,987	$38,090

Expenses:

Printing, distribution and listings	21,982	13,440	8,670

Sales and marketing	29,168	11,464	8,976

General and administrative	44,618	20,529	16,689

Depreciation and amortization	15,753	4,695	4,190

Stock-based compensation	—	—	1,760

Income (loss) from operations	(9,268)	(141)	(2,195)

Other income (expense):

Interest expense	(5,355)	(4,766)	(1,845)

Other	(123)	75	177

Income (loss) from continuing operations before income taxes and extraordinary item	(14,746)	(4,832)	(3,863)

Income tax expense (benefit)	(2,910)	(1,465)	(91)

Net income (loss) from continuing operations before extraordinary item	(11,836)	(3,367)	(3,772)

Extraordinary item — loss on early retirement of debt, net of income tax benefit of $1,404	(2,291)	—	—

Loss from discontinued operations, net of tax benefit of $4,007 and $6,368, respectively	—	(7,378)	(7,507)

Loss on sale of discontinued operations, net of tax benefit of $8,145	—	(51,800)	—

Net loss	$(14,127)	$(62,545)	$(11,279)

Basic and diluted income (loss) per share from:

Continuing operations	$(.28)	$(.17)	$(.20)

Extraordinary early retirement of debt	(.05)	—	—

Discontinued operations	—	(.37)	(.41)

Sale of discontinued operations	—	(2.60)	—

Net income (loss) per share	$(.33)	$(3.14)	$(.61)

Weighted average common shares outstanding	42,559,843	19,955,829	18,593,947

See accompanying notes to consolidated financial statements.

WORLDPAGES.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands, except share data)

						Retained
	Common Stock					Earnings	Total
			Preferred	Additional	Treasury	(Accumulated	Stockholders’
	Shares	Amount	Stock	Paid-in Capital	Stock	Deficit)	Equity (Deficit)

Balance, December 31, 1997	8,232,276	$1	$—	$1,314	$—	$(3,859)	$(2,544)

Issuance of stock options and warrants	—	—	—	5,862	—	—	5,862

Issuance of preferred stock	—	—	1,122	—	—	—	1,122

Initial public offering, net of offering costs	8,000,000	1	—	99,899	—	—	99,900

Issuance of stock for businesses acquired	3,861,127	—	—	39,536	—	—	39,536

Acquisition of treasury stock	(234,141)	—	—	—	(1,013)	—	(1,013)

Net loss	—	—	—	—	—	(11,279)	(11,279)

Balance, December 31, 1998	19,859,262	$2	$1,122	$146,611	$(1,013)	$(15,138)	$131,584

Stock option exercises	366,634	—	—	1,705	785	(85)	2,405

Issuance of restricted stock	58,000	—	—	—	228	—	228

Conversion of preferred stock	142,857	—	(1,122)	1,122	—	—	—

Net loss	—	—	—	—	—	(62,545)	(62,545)

Balance, December 31, 1999	20,426,753	$2	$—	$149,438	$—	$(77,768)	$71,672

Stock option exercises	1,049,481	—	—	4,001	—	—	4,001

Tax benefit of stock options	—	—	—	2,076	—	—	2,076

Conversion of 5% notes	2,863,637	—	—	19,444	—	—	19,444

Issuance of stock for businesses acquired	22,689,674	2	—	158,296	—	—	158,298

Net loss	—	—	—	—	—	(14,127)	(14,127)

Balance, December 31, 2000	47,029,545	$4	$—	$333,255	$—	$(91,895)	$241,364

See accompanying notes to consolidated financial statements.

WORLDPAGES.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,

	2000	1999	1998

Cash flows from operating activities:

Net loss	$(14,127)	$(62,545)	$(11,279)

Adjustments to reconcile net loss to net cash:

Depreciation and amortization	15,753	4,695	4,190

Stock-based compensation expense	—	—	1,760

Loss on early retirement of debt, net	2,291	—	—

Loss from discontinued operations, net	—	7,378	7,507

Loss on sale of discontinued operations	—	51,800	—

Tax benefit of stock options	2,076	—	—

Deferred tax provision	(2,910)	(3,718)	(6,459)

Changes in operating assets and liabilities:

Decrease (increase) in:

Accounts receivable, net	(5,262)	(906)	(184)

Deferred costs	(2,904)	(594)	639

Prepaid expenses and other current assets	1,502	(80)	581

Other assets, net	(202)	2,101	1,667

Increase (decrease) in:

Accounts payable and accrued liabilities	(1,485)	4,603	836

Deposits	(1,057)	—	—

Other current liabilities	304	923	706

Net cash used in continuing operating activities	(6,021)	3,657	(36)

Net cash used in discontinued operations	—	(41,370)	(8,812)

Net cash used in operating activities	(6,021)	(37,713)	(8,848)

Cash flows from investing activities:

Cash paid for businesses acquired, net of cash acquired	(10,868)	(5,262)	(83,256)

Additions to property, plant and equipment, net	(2,231)	(3,906)	(16,738)

Cash from sale of discontinued operations	—	43,127	10,000

Net cash provided by (used in) investing activities	(13,099)	33,959	(89,994)

Cash flows from financing activities:

Borrowings of long-term debt	68,672	52,883	17,000

Repayment of long-term debt	(52,372)	(62,338)	(2,979)

Deferred debt and offering costs	(1,978)	(780)	(1,218)

Proceeds from stock option exercises	4,001	1,570	—

Proceeds from common stock issuance, net of offering costs	—	—	99,900

Acquisition of treasury stock	—	—	(127)

Net cash provided by (used in) financing activities	18,323	(8,665)	112,576

Net increase (decrease) in cash and cash equivalents	(796)	(12,419)	13,734

Cash and cash equivalents-beginning of year	1,315	13,734	—

Cash and cash equivalents-end of year	$519	$1,315	$13,734

Supplemental cash flows information:

Cash paid for interest	$5,155	$3,038	$739

Cash paid for income taxes	$5	$43	$—

See accompanying notes to consolidated financial statements.

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2000, 1999 and 1998

1.     Basis of Presentation

      WorldPages.com, Inc. (“WorldPages” or the “Company”), a Delaware corporation, operates a worldwide Internet directory, provides Internet services and publishes yellow pages directories in selected markets in Arizona, California, Oklahoma, Oregon, Texas, Utah and Washington. WorldPages was formerly incorporated under the name Advanced Communications Group, Inc. In February 2000, the Company changed its name to WorldPages.com, Inc. All references to WorldPages or the Company include its operations prior to the name change.

      In April 1999, the Company announced certain strategic acquisitions and its intent to divest its telecommunications operations. The acquisitions were completed as purchase business combinations in February 2000, and the telecommunications operating subsidiaries were sold in November 1999. As such, prior to February 23, 2000, the financial statements included herein relate only to the operations of the parent company and Great Western Directories, the Company’s yellow pages advertising subsidiary. The financial statements include the results of YPtel Corporation, Web YP, Inc., Big Stuff, Inc. and Interactive Media Services, Inc. (the “Acquisitions” or the “Acquired Companies”) only for the period after the date of their respective acquisition (see Note 4). The Company’s telecommunications operations were sold in November 1999 and are presented as discontinued operations.

      The consolidated financial statements include the accounts of WorldPages and its wholly-owned subsidiaries. All significant inter-company transactions have been eliminated in consolidation.

2.     Summary of Significant Accounting Policies

      Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and cash equivalents — WorldPages considers cash in banks and highly-liquid investments purchased with an original maturity of three months or less to be cash and cash equivalents.

      Property, plant and equipment — Property, plant and equipment are stated at cost. Improvements are capitalized. Repair and maintenance costs are expensed as incurred. The cost and related accumulated depreciation of assets retired or disposed of are removed from the accounts, and any gains or losses are reflected in results of operations. Depreciation is computed using the straight-line method over the respective useful lives of the assets. The estimated useful lives of the assets are: buildings and improvements — 40 years; equipment — 5 to 10 years; furniture and office equipment — 3 to 5 years; and leasehold improvements — shorter of life of lease or useful life of related asset.

      Intangible assets from business acquisitions — Intangible assets resulting from the cost of businesses acquired exceeding the fair value of net assets acquired consist principally of customer lists and goodwill. Customer lists and goodwill are amortized on a straight-line basis over their estimated useful lives of 10 years and 30 or 40 years, respectively. For the years ended December 31, 2000, 1999, and 1998, amortization expense relating to intangible assets was $14,268,000, $4,532,000 and $3,876,000, respectively. Accumulated amortization was $22,339,000, $8,408,000 and $3,876,000 at December 31, 2000, 1999 and 1998, respectively.

      Other assets, net — Other assets consist of deferred debt issuance and acquisition costs. The costs incurred in connection with obtaining debt facilities are deferred and amortized on a straight-line basis over the life of the related debt instrument. Deferred acquisition costs consists of legal, accounting and other costs

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Years Ended December 31, 2000, 1999 and 1998

related to acquisitions which are included in the purchase price and allocated to assets acquired at the time of acquisition.

      Income taxes — Income taxes are recognized during the year based on all events that have been recognized in the consolidated financial statements, with deferred taxes being provided for differences between the book basis and tax basis of assets and liabilities as measured by the enacted tax laws.

      Revenue recognition — Directory revenues are derived from the sale of advertising space in telephone directories and are recognized on the date that the directory is published and substantially delivered. If the estimate of total directory costs exceeds advertising revenues for a specific region’s telephone directory, a provision is made for the entire amount of such estimated loss. Directory costs are deferred until the date that the directory is published and substantially delivered. Directory costs include all direct costs related to the publishing of a region’s telephone directory, such as publishing and distribution expenses and commissions on sales, and other sales expenses. General and administrative costs are charged to expense as incurred.

      Costs incurred in connection with the expansion into new markets include all direct costs related to the publishing of a first-year telephone directory (a prototype directory). Advertising space in prototype directories is typically provided to advertisers at no cost; therefore, minimal advertising revenues are generally derived from prototype directories. Because the future economic benefit of the direct costs related to prototype directories cannot be determined, such direct costs are charged to expense as incurred. The Company had no prototype directories in the year 2000; however, one prototype directory was distributed in May 1999 in Austin, Texas. WorldPages recognized net expense of approximately $3.1 million and $0.4 million in the years ended December 31, 1999 and 1998, respectively, relating to prototype directories.

      Internet revenues are derived from Web site advertising, Internet infrastructure services and licensing fees. Advertising revenues are derived from contracts for advertising or sponsorships for a fixed fee or fees from contracts based on the number of impressions displayed or clicks through provided. Advertising revenues are recognized as services are rendered. Licensing revenues are derived from WorldPages licensing its content, including its directory, to customers for use on their Web sites. Revenue earned is recognized ratably over the term of the agreements. Revenue earned above the guaranteed minimum payments is recognized ratably over the remaining term of the agreement.

      The Company’s Internet infrastructure services include Web site design, production, hosting and other Internet services. Revenues from the design and production of Web sites are recognized when the construction of the customer’s web site is complete. Revenues from Web site hosting are recognized over the hosting period.

      WorldPages routinely trades or barters advertising space on its web site or its print products in exchange for Internet or traditional media advertising. The Company recognizes revenues and expenses from trade or barter transactions at the estimated fair market value of the goods or services received. Barter revenue was $2.5 million, $1.7 million and $1.9 million for the years ended December 31, 2000, 1999 and 1998, respectively. Expenses from barter transactions were $2.3 million, $2.0 million and $2.1 million for the years ended December 31, 2000, 1999 and 1998, respectively. Additionally, the Company partners with other companies to represent WorldPages to sell WorldPages’ Internet infrastructure services under revenue sharing agreements. Under such programs, the Company records only its portion of the total revenues generated by its partners according to the terms of the agreement and in accordance with its other revenue recognition policies.

      Stock-based compensation — WorldPages has elected to follow the intrinsic value method and has included in these financial statements pro forma disclosures of net loss and net loss per share as if the fair value method of accounting had been applied. No employee stock options or similar equity instruments were issued by WorldPages prior to January 1, 1997.

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Years Ended December 31, 2000, 1999 and 1998

      Preferred Stock — In connection with the acquisition of YPtel, the Company issued one share of Class B Voting Preferred Stock to a voting trust. The Class B Voting Preferred Stock allows holders of shares that are exchangeable into WorldPages common stock to vote the equivalent number of shares in WorldPages common stock as if they owned WorldPages common stock directly. The exchangeable shares are exchangeable into WorldPages common stock on a one for one basis. The Company considers the exchangeable shares to be common stock equivalents outstanding because they have substantially the same rights as common stock. Included in common stock outstanding at December 31, 2000, are 2,957,381 of exchangeable shares that are represented by the Class B Voting Preferred Stock. The preferred stock was established to allow the acquisition of YPtel to be completed on a tax deferred basis to all former YPtel stockholders.

      Net earnings (loss) per share — Basic earnings per share (Basic EPS) is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (Diluted EPS) reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. In periods in which the inclusion of such securities or contracts is anti-dilutive, the effect of such securities is not given consideration. A reconciliation of shares used in the calculation of Basic EPS and Diluted EPS and the calculated amounts of earnings per share follows:

	2000	1999	1998

Shares outstanding — beginning of period	20,426,753	19,859,262	8,232,276

Weighted average number of common shares issued	22,133,090	96,567	10,361,671

Weighted average number of common shares outstanding — end of period	42,559,843	19,955,829	18,593,947

Dilutive effect of conversion of stock options, warrants and convertible debt	—	—	—

Diluted shares outstanding	42,559,843	19,955,829	18,593,947

Net loss from continuing operations (in thousands)	$(11,836)	$(3,367)	$(3,772)

Basic and diluted earnings per common share	$(.28)	$(.17)	$(.20)

      In calculating Diluted EPS for the years ended December 31, 2000, 1999, and 1998, options and warrants to purchase 3,834,373; 3,806,523; and 3,960,312, respectively, shares of common stock were outstanding as of the end of the year but were not included in the computation of Diluted EPS due to their anti-dilutive effect.

      Fair value of financial instruments — WorldPages’ financial instruments include cash, short-term trade receivables and payables, deposits and long-term debt. Management believes the carrying amounts of the financial instruments classified as current assets and liabilities approximate their fair values because of their short-term nature. Management believes the carrying value of its short-term and long-term debt obligations approximate fair value.

      Impairment of long-lived assets and long-lived assets to be disposed of — Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Years Ended December 31, 2000, 1999 and 1998

      Comprehensive income — For the years ended December 31, 2000, 1999, and 1998, WorldPages did not incur items to be reported in comprehensive income that were not already included in the reported net earnings; therefore, comprehensive income (loss) and net income (loss) were the same for these periods.

      Reclassifications — Certain amounts presented in the 1999 consolidated financials statements have been reclassified to conform to the 2000 presentation.

3.     Discontinued Operations

      In November 1999, WorldPages sold four of its wholly-owned subsidiaries that provided telecommunications services to Ionex Telecommunications for $42.6 million, net of closing adjustments for working capital and property, plant and equipment balances.

      As a result of the divestiture, the results of all the telecommunications segment from the date of the announcement (April 1999) are classified as discontinued operations in the accompanying consolidated financial statements. Revenues from the discontinued telecommunications segment were $86.2 million and $59.6 million in 1999 and 1998, respectively. Net losses from the discontinued telecommunications operations were $7.4 million, net of an income tax benefit of $4.0 million in 1999, and $7.5 million, net of an income tax benefit of $6.4 million in 1998.

      WorldPages recorded a loss on the sale of the discontinued telecommunications operations of $51.8 million in 1999. The loss on the sale of the discontinued operations includes operating losses incurred through the completion of the sale, transaction costs, exit costs of leased facilities, employee severance and termination costs, and proceeds from the sale. The loss is recorded net of an income tax benefit of $8.1 million.

4.     Acquisitions

      In February 2000, WorldPages.com acquired all of the outstanding stock of YPtel Corporation, Web YP, Inc. and Big Stuff, Inc. for 20,606,363 newly issued shares of common stock. YPtel Corporation is the parent of Pacific Coast Publishing, Ltd., an independent yellow pages publisher located in Tacoma, Washington. Web YP maintains and operates the Web site www.worldpages.com, an Internet directory. Big Stuff provides graphics and production services to independent yellow pages publishers. After combining these companies with its existing business, WorldPages operates a worldwide Internet directory and produces print yellow pages directories in 41 markets in 7 states. The acquisitions are accounted for using the purchase method of accounting. The aggregate purchase price of $151.7 million has been allocated to the estimated fair value of assets and liabilities acquired, and the excess of $180.2 million has been allocated to goodwill.

      The purchase price was allocated to the fair value of the net assets acquired as follows:

(In thousands)

Accounts receivable, net	$16,271

Other current assets	6,182

Property and equipment	1,460

Deferred taxes	1,735

Accounts payable and accrued liabilities	(11,730)

Long-term debt	(42,361)

Intangible assets	180,163

Total purchase price	$151,720

      In connection with the acquisitions, Richard O’Neal, WorldPages’ chairman and chief executive officer, and the other 5% note holders, converted their $15.8 million of notes and accrued interest owed by

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Years Ended December 31, 2000, 1999 and 1998

WorldPages into 2,863,637 shares of WorldPages’ common stock in exchange for the indebtedness. The conversion resulted in a loss of $2.3 million, net of a $1.4 million income tax benefit, and has been treated as an extraordinary loss on the early retirement of debt in the accompanying financial statements.

      In April 2000, WorldPages acquired all of the outstanding common stock of Interactive Media Services, Inc., including its operating subsidiary ChoiceContent.com, for 2,083,311 newly issued shares of WorldPages common stock valued at $16.2 million and $5.3 million in cash. Interactive Media is a multimedia content provider located in Wichita, Kansas. The purchase price has been allocated to the estimated fair value of assets and liabilities acquired (net working capital — $(.8) million; property and equipment — $1.9 million; and long-term debt — $(1.0) million) and the excess of $21.4 million has been allocated to goodwill.

      The following pro forma information presents the results of operations as if the acquisitions had occurred as of January 1, 1999. This pro forma information is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of the future results of operations.

	Year Ended December 31,

	2000	1999

	(In thousands, except per
	share data)

Total revenues	$117,288	$92,248

Operating income (loss)	$(8,043)	$(11,177)

Net income (loss) from continuing operations	$(12,244)	$(18,328)

Income (loss) per share from continuing operations	$(.26)	$(.40)

5.     Property, Plant and Equipment

      Property, plant and equipment consisted of the following at December 31, 2000 and 1999:

	2000	1999

	(In thousands)

Land and buildings	$549	$544

Leasehold improvements	821	387

Computers and software	8,691	1,529

Furniture and office equipment	2,270	354

	12,331	2,814

Less accumulated depreciation	(6,465)	(1,437)

	$5,866	$1,377

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Years Ended December 31, 2000, 1999 and 1998

6.     Long-term Debt

      The carrying amount of long-term debt, which approximates fair value, consisted of the following at December 31, 2000 and 1999:

	2000	1999

	(In thousands)

Borrowings under revolving line of credit, variable interest, 9.5% and 9.25% at December 31, 2000 and 1999, respectively	$48,414	$7,000

5% Convertible Debentures due February 23, 2006	20,000	—

5% Notes, due February 18, 2000, interest due annually (related parties)	—	15,000

10% Convertible Notes, due February 18, 2000, interest due annually (related parties)	—	2,000

Other	253	—

	68,667	24,000

Less short-term borrowings and current maturities	61	(24,000)

	$68,606	$—

      The weighted average interest rates at December 31, 1999 for short-term borrowings was 8.2%.

      In February 2000, in connection with the closing of its acquisitions of YPtel Corporation, Big Stuff, Inc. and WebYP, Inc., WorldPages replaced its prior credit facility with a financing package consisting of a senior revolving loan of $60.0 million with Bank of America, N.A. and $20.0 million of 5% convertible debentures issued to institutional investors led by funds managed by Palladin Group, L.P. Approximately $53.0 million of the financing package has been used to refinance existing indebtedness of companies acquired. At December 31, 2000, the Company had $11.6 million available under its senior revolving loan facility. The senior revolving loan facility bears interest at LIBOR plus a spread of 1.5% to 3.5% (9.5% at December 31, 2000) or the prime rate plus a spread of up to 1.25% (9.9% at December 31, 2000) depending on the Company’s leverage ratio as defined. The facility expires in February 2005, requires commitment fees of .5% on the unused portion of the facility and is subject to various restrictions and the maintenance of certain financial ratios.

      The 5% convertible debentures, which are subordinated to WorldPages’ senior debt, are due in February 2006. The debentures are convertible into shares of WorldPages’ common stock at a conversion price that is subject to adjustment at the end of every six-month period during the first two years of the term of the debentures. The maximum amount of additional shares issuable upon reset of the conversion price is 400,000 shares, subject to adjustments in the event of any stock splits, stock dividends, or other dilutive events with respect to shares of common stock. The holders of the debentures also received warrants to purchase 572,350 shares of WorldPages’ common stock at an exercise price of $18.47 per share. The Company has provided to the debenture holders its calculation of the adjustment applicable to the six month period ended August 23, 2000, which provides for the maximum adjustment of 1,679,884 shares issuable upon conversion. Holders of the debentures have asserted that the maximum adjustment provision is not applicable to this calculation and therefore the first adjustment should result in approximately 5,096,000 shares issued upon conversion. The Company believes that the interpretation of the holders is incorrect. There can be no assurance that this disagreement, which would also affect the calculation of future resets, can be resolved amicably.

      The Company utilizes an interest rate cap agreement to reduce the impact of increases in interest rates on its floating rate debt. The interest rate cap agreement expires in March 2002 and entitles the Company to receive from a counterparty an amount, if any, by which the three-month LIBOR interest rate exceeds the

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Years Ended December 31, 2000, 1999 and 1998

strike rate stated in the agreement. The interest rate cap has a notional amount of $25.0 million and a strike rate of 6.9%. Any amounts received related to the agreement are recorded as adjustments to interest expense.

      Included in short-term and long-term debt at December 31, 1999, are notes totaling $14,803,000 that were due to directors and members of management. For the years ended December 31, 1999 and 1998, WorldPages recognized interest expense of $768,000 and $709,000, respectively, relating to these notes.

7.     Income Taxes

      The provision for income tax expense (benefit) related to continuing operations consisted of the following:

	2000	1999	1998

	(In thousands)

Current:

Federal	$—	$—	$—

State	—	—	—

	—	—	—

Deferred:

Federal	(2,669)	(1,230)	(84)

State	(241)	(235)	(7)

	(2,910)	(1,465)	(91)

Income tax expense (benefit)	$(2,910)	$(1,465)	$(91)

      Significant components of deferred tax assets and liabilities at December 31, 2000 and 1999 were:

	2000	1999

	(In thousands)

Deferred tax assets:

Property and equipment depreciation	$35	$108

Reserves and accruals	1,055	172

Net operating loss carryforwards	21,258	16,555

	22,348	16,835

Deferred tax liabilities:

Intangible assets	(8,907)	(10,158)

Deferred costs	(2,111)	(1,701)

Property and equipment depreciation	—	—

	(11,018)	(11,859)

Net deferred tax asset (liability)	$11,330	$4,976

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Years Ended December 31, 2000, 1999 and 1998

      The benefit for income taxes reconciles to the amount computed by applying the statutory federal tax rate of 34% as follows:

	2000	1999	1998

	(In thousands)

Computed expected tax benefit	$(5,014)	$(1,643)	$(1,313)

Non-deductible goodwill and intangibles	2,210	317	1,227

State income tax benefit	(158)	(155)	(5)

Other	52	16	—

	$(2,910)	$(1,465)	$(91)

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion, or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Net operating loss carryforwards of $58,512,000 expire in 2017 through 2020. Management believes that WorldPages will generate sufficient taxable income to utilize all net operating loss carryforwards and deductible temporary differences prior to their expiration.

8.     Stock Options and Warrants

      In connection with various transactions, WorldPages issued various common stock warrants that allow the holder to purchase shares of common stock at defined exercise prices. As of December 31, 2000 and 1999, 2,321,777 and 1,674,427, respectively, of such warrants were issued and outstanding.

      WorldPages has an employee incentive stock option plan that allows WorldPages to grant key employees incentive and non-qualified stock options to purchase up to 3,500,000 shares of WorldPages’ common stock at not less than the market price on the date of the grant. Options not exercised accumulate and are exercisable, in whole or in part, in any subsequent period but not later than ten years from the date of the grant.

      WorldPages also has a Non-Employee Director stock option plan, approved by the stockholders, under which WorldPages grants an option to purchase 15,000 shares of common stock to each director who is neither an officer of WorldPages nor compensated under any employment or consulting arrangements (Non-Employee Director) upon their initial appointment as director and an additional option to purchase 5,000 shares upon each subsequent re-election to director. Under the plan, the option exercise price is the fair market value of WorldPages’ common stock on the date of the grant, and the options are exercisable immediately.

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Years Ended December 31, 2000, 1999 and 1998

      A summary of the stock option and warrant transactions under the plans for the years ended December 31, 2000, 1999 and 1998, is as follows:

	2000		1999		1998

	Average	Number of	Average	Number of	Average	Number of
	Price	Shares	Price	Shares	Price	Shares

Options and warrants outstanding at beginning of year	$7.34	3,806,523	$6.96	3,960,312	$8.76	2,288,640

Options and warrants granted	$9.04	1,678,631	$7.50	393,961	$9.89	4,116,172

Options and warrants exercised	$3.81	(1,049,481)	$4.28	(366,634)	$—	—

Options and warrants canceled	$5.18	(601,300)	$5.56	(181,116)	$13.57	(2,444,500)

Options and warrants outstanding at end of year	$9.39	3,834,373	$7.34	3,806,523	$6.96	3,960,312

Exercisable at end of year		2,941,482		3,110,826		1,580,377

      Other information regarding stock options and warrants outstanding as of December 31, 2000, is as follows:

	Options and Warrants Outstanding
				Options and Warrants Exercisable
		Remaining
	Number of	Contractual Life	Weighted Average	Number of	Weighted Average
Range of Exercise Price	Options	(years)	Exercise Price	Options	Exercise Price

$ 2.44-$ 4.50	1,091,593	8.8	$2.94	329,510	$3.19

$ 4.50-$ 6.61	1,062,214	7.1	$6.62	984,337	$6.63

$ 6.96-$13.00	101,461	8.3	$9.93	55,488	$10.58

$14.00-$15.69	1,579,105	4.3	$15.67	1,572,147	$15.67

$ 2.50-$15.69	3,834,373	6.5	$9.39	2,941,482	$11.15

      WorldPages accounts for the option plans using the intrinsic value method. Under such method, no compensation expense has been recognized relating to the stock options. Pro forma net earnings and net earnings per common share in the following table were prepared as if WorldPages had accounted for its stock options under the fair market value method.

	2000	1999	1998

Net loss from continuing operations — pro forma (in thousands)	$14,434	$9,024	$6,059

Net loss per share — pro forma	$0.34	$0.45	$0.33

      For the pro forma disclosures, the fair value of each option and warrant grant is estimated at the date of the grant using an option pricing model with the following assumptions: no expected dividends; risk-free interest rates of 6.0%; price volatility of 50%; and expected lives of four years.

      On December 13, 1998, WorldPages’ Board of Directors approved the re-pricing of approximately 2,125,000 options granted to key employees with a weighted-average exercise price of $13.53. Under the terms of the re-pricing, holders of the affected options received one new option for each two existing options. The new options have an exercise price of $4.50 per share, which represents the fair market value of WorldPages’ stock on December 14, 1998.

      In connection with certain acquisitions and its IPO in 1998, WorldPages issued warrants to purchase 756,078 shares of common stock at $6.61 per share and options to purchase 598,500 shares of common stock at $14.00 per share (the IPO price). The aggregate fair value of these options and warrants was determined to

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Years Ended December 31, 2000, 1999 and 1998

be $4,101,000 on the date of grant, and was recorded as a component of the purchase price of the related acquisitions.

9.     Benefit Plans

      WorldPages has a stock purchase plan whereby eligible employees may elect to invest up to 10% of their salary and WorldPages contributes an amount equal to 15% of each participant’s contribution. WorldPages also has a 401(k) plan whereby eligible employees may elect to contribute a portion of their salary and WorldPages contributes an amount equal to 50% of employee contributions up to 6% of the employee’s base salary. WorldPages recognized expense of $336,000 in 2000; $482,000 in 1999; and $281,000 in 1998; relating to these plans.

10.     Leases

      Certain sales and administrative offices and equipment are leased. The leases expire at various dates through 2003. Leases that expire are generally renewed or replaced by similar leases depending on business needs. Rent expense for operating leases in 2000, 1999, and 1998 was $2,977,000, $2,153,000 and $1,370,000, respectively. At December 31, 2000, WorldPages’ future minimum rental payments due under noncancelable operating leases were as follows: $2,317,000 in 2001; $2,011,000 in 2002; $1,318,000 in 2003; $794,000 in 2004; $219,000 in 2005; and $0 thereafter.

11.     Commitments and Contingencies

      In November 1999, the Company sold its telecommunications operations to Ionex Telecommunications, Inc. Subsequent to the sale, Ionex has made various assertions and claims for indemnification relating to certain representations and warranties made by the Company in the related purchase and sale agreement. The Company has rejected responsibility for certain of these claims or has notified Ionex that its claim for indemnification is without merit. Ionex has not taken any legal action against the Company with respect to rejected claims. In the event Ionex takes any legal action, the Company intends to vigorously defend the matter.

      Additionally, WorldPages is party to various legal actions, proceedings and claims arising in the normal course of business. Some of the foregoing involve, or may involve, claims for compensatory, punitive or other damages in material amounts. Litigation is subject to many uncertainties, and it is possible that some of the legal actions, proceedings and claims referred to above could be decided against WorldPages. WorldPages’ management believes that any resulting liability will not materially affect WorldPages’ financial position, liquidity or results of operations.

12.     Reportable Segments

      WorldPages considers its print directory operations and its Internet operations as its only reportable segments. The print operations provide advertising in print yellow pages directories in various markets in Arizona, California, Oklahoma, Oregon, Texas, Utah and Washington. The Internet business operates an online directory, licenses audio and Internet content, provides Internet services and Internet advertising solutions.

      Accounting policies of the segments are the same as those described in the summary of significant accounting policies in Note 1. The Company evaluates the performance of its operating segments based on operating profit (loss), which is defined as: net sales, less cost of sales, less sales and marketing costs, less general and administrative expenses, and less depreciation and amortization. Segment assets consist primarily of customer receivables and fixed assets directly associated with the production processes of the segment.

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Years Ended December 31, 2000, 1999 and 1998

Segment assets also include goodwill. Segment depreciation and amortization is based upon the direct assets listed above. Corporate assets consist primarily of deferred taxes, prepaid expenses and other assets and cash balances.

	2000	1999	1998

	(In thousands)

Revenue:

Print	$92,679	$49,987	$38,090

Internet	9,574	—	—

Corporate — reconciliation to consolidated total	—	—	—

Total	$102,253	$49,987	$38,090

Income (loss) from operations:

Print	$5,531	$2,232	$1,633

Internet	(11,423)	—	—

Corporate — reconciliation to consolidated total	(3,376)	(2,373)	(3,828)

Total	$(9,268)	$(141)	$(2,195)

Identifiable assets, net:

Print	$264,086	$95,423	$87,428

Internet	55,783	—	—

Corporate — reconciliation to consolidated total	15,081	13,636	100,194

Total	$334,950	$109,059	$187,622

Capital expenditures, net:

Print	$561	$100	$285

Internet	1,481	—	—

Corporate — reconciliation to consolidated total	189	2,906	16,453

Total	$2,231	$3,006	$16,738

      Corporate assets and capital expenditures for 1998 include net assets held for sale and capital expenditures related to the discontinued telecommunications operations. Prior to November 1999, WorldPages had reported its telecommunications operations as another segment. The telecommunications operations provided local, long distance and other telecommunications services to customers in service areas of Southwestern Bell and Qwest. The different telecommunications services were aggregated and classified as one reportable segment because they were considered one segment in assessing performance and allocation of resources. The telecommunications segment was sold in November 1999 and has been presented as discontinued operations in the accompanying consolidated financial statements.

      WorldPages’ corporate costs include, but are not limited to, executive salaries, salaries of shared administrative personnel and the direct costs of company-wide programs. These costs have not been allocated to the directory and Internet segments.

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the Years Ended December 31, 2000, 1999 and 1998

13.     Quarterly Financial Information (Unaudited)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total

	(In thousands, except per share information)
2000

Revenues	$22,793	$43,970	$13,334	$22,156	$102,253

Operating income (loss)	2,533	4,310	(9,365)	(6,746)	(9,268)

Net income (loss) from continuing operations before extraordinary item	613	375	(8,002)	(4,822)	(11,836)

Net loss from extraordinary item — early retirement of debt	(2,291)	—	—	—	(2,291)

Net loss	(1,678)	375	(8,002)	(4,822)	(14,127)

Net income (loss) per common share from continuing operations	0.02	0.01	(0.17)	(0.10)	(0.28)

Net loss per common share from extraordinary item	(0.08)	—	—	—	(0.05)

Net loss per share	(0.06)	0.01	(0.17)	(0.10)	(0.33)

Common shares used in per share calculation	30,073	46,082	46,780	46,967	42,560

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total

	(In thousands, except per share information)
1999

Revenues	$18,743	$14,481	$9,113	$7,650	$49,987

Operating income (loss)	3,391	(1,126)	(537)	(1,869)	(141)

Net income (loss) from continuing operations	1,031	(1,250)	(2,181)	(967)	(3,367)

Net loss from discontinued operations	(7,378)	—	—	—	(7,378)

Net loss on sale of discontinued operations	(51,800)	—	—	—	(51,800)

Total net loss	(58,147)	(1,250)	(2,181)	(967)	(62,545)

Net income (loss) per common share from continuing operations	0.05	(0.06)	(0.11)	(0.05)	(0.17)

Net loss per common share from discontinued operations	(0.37)	—	—	—	(0.37)

Net loss per common share from sale of discontinued operations	(2.60)	—	—	—	(2.60)

Total net loss per share	(2.93)	(0.06)	(0.11)	(0.05)	(3.14)

Common shares used in per share calculation	19,859	19,859	19,968	20,134	19,956

WORLDPAGES.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 28,	December 31,
	2001	2000

	(Unaudited)

ASSETS

Current Assets:

Cash and cash equivalents	$—	$519

Accounts receivable (net of allowance of $9,073 in 2001 and $8,155 in 2000)	55,289	38,358

Deferred costs	6,516	11,475

Prepaid expenses and other current assets	519	954

Total Current Assets	62,324	51,306

Property, plant and equipment, net	5,404	5,866

Intangible assets from business acquisitions, net	255,141	263,004

Deferred taxes	10,063	13,136

Other assets, net	1,725	1,638

Total Other Assets	272,333	283,644

Total Assets	$334,657	$334,950

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:

Accounts payable and accrued liabilities	$16,907	$18,374

Short-term debt and current maturities of long-term debt	701	61

Deposits	1,953	4,338

Other current liabilities	1,921	2,207

Total Current Liabilities	21,482	24,980

Long-term obligations:

Long-term debt	73,414	68,606

Total Liabilities	94,896	93,586
Commitments and contingencies

Stockholders’ equity:

Preferred stock, Series B $.0001 par value:

20,000,000 shares authorized, 1 share issued and outstanding	—	—

Common Stock, $.0001 par value: and 180,000,000 shares authorized; 47,029,545 and 47,029,545 shares issued and outstanding respectively	4	4

Additional paid-in capital	333,576	333,255

Accumulated deficit	(93,819)	(91,895)

Total Stockholders’ Equity	239,761	241,364

Total Liabilities and Stockholders’ Equity	$334,657	$334,950

WORLDPAGES.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

	Period from
	January 1, 2001 to	Six Months Ended
	June 28, 2001	June 30, 2000

	(Unaudited)

Net Revenues	$79,064	$66,763

Cost of Sales	19,209	14,389

Gross Profit	59,855	52,374

Operating Expenses:

Sales and Marketing	20,113	15,794

General and Administrative	28,124	23,296

Depreciation and Amortization	8,778	6,441

Total Operating Expenses	57,015	45,531

Income from operations	2,840	6,843

Other (expense), net	(8)	(119)

Interest Expense	(2,954)	(2,498)

Income (loss) before income taxes and extraordinary item	(122)	4,226

Income tax expense	1,801	3,238

Income (loss) before extraordinary item	(1,923)	988

Extraordinary items:

Loss on early extinguishment of debt, net of income tax benefit of $1,404	—	(2,291)

Net loss	$(1,923)	$(1,303)

Basic and diluted earnings (loss) per share from:

Continuing operations	$(0.04)	$0.03

Early extinguishment of debt	—	(0.06)

Net loss per share	$(0.04)	$(0.03)

Average Shares outstanding	47,029,545	37,116,000

WORLDPAGES.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Period from
	January 1, 2001 to	Six Months Ended
	June 28, 2001	June 30, 2000

	(Unaudited)

Cash flows from operating activities:

Net loss	$(1,923)	$(1,303)

Adjustments to reconcile net loss to net cash used in operations:

Loss on early retirement of debt, net	—	2,291

Depreciation and amortization	8,778	6,441

Provision for deferred taxes	3,073	3,633

Changes in operating assets and liabilities:

Decrease (increase) in:

Accounts receivable, net	(16,931)	(17,777)

Deferred costs	4,959	9,206

Prepaid expenses and other current assets	435	(657)

Other assets	(87)	(7,866)

Increase (decrease) in:

Accounts payable and accrued liabilities	(1,467)	5,658

Other current liabilities and deposits	(2,671)	(9,420)

Cash used in operations	(5,834)	(9,794)

Cash flows from investing activities:

Cash (paid for) from businesses acquired (disposed), net	—	(5,899)

Additions to property, plant and equipment, net	(454)	(95)

Cash used in investing activities	(454)	(5,994)

Cash flows from financing activities:

Borrowings of long-term debt	5,448	64,597

Repayment of long-term debt	—	(52,477)

Proceeds from stock option exercises	321	3,161

Cash provided by financing activities	5,769	15,281

Net decrease in cash and cash equivalents	(519)	(507)

Cash and cash equivalents — beginning of period	519	1,315

Cash and cash equivalents — end of period	$—	$808

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Period Ended June 28, 2001 and for the Six Months Ended June 30, 2000
(Unaudited)

1.     Interim Results

      The financial statements contained herein are unaudited. In the opinion of management, these financial statements reflect all adjustments, consisting only of normal recurring adjustments that are necessary for fair presentation of the results of the interim periods presented. Reference is made to the footnotes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

2.     Basis of Presentation

      WorldPages.com, Inc. (“WorldPages” or the “Company”), a Delaware corporation, is an independent yellow pages directory publisher in selected markets in Arizona, California, Oklahoma, Oregon, Texas, Utah and Washington. The actual financial statements included herein relate only to the operations of the parent company and Great Western Directories, the Company’s yellow pages advertising subsidiary, prior to February 22, 2000, and include the results of YPtel Corporation, Web YP, Inc., Big Stuff, Inc. and Interactive Media Services, Inc. (the “Acquisitions” or the “Acquired Companies”) only for the period after the date of their respective acquisition. All inter-company accounts have been eliminated in consolidation.

3.     Long-Term Debt

      In February 2000, in connection with the closing of its acquisitions of YPtel Corporation, Big Stuff, Inc., and WebYP, Inc., WorldPages replaced its prior credit facility with a financing package consisting of $60.0 million of a senior revolving loan with Bank of America, N.A. and $20.0 million of 5% convertible debentures issued to institutional investors led by funds managed by Palladin Group, L.P. At June 30, 2000, the Company had $6.6 million available under its senior revolving loan facility. The senior revolving credit facility bears interest at LIBOR plus a spread of 1.5% to 3.5% or the prime rate plus a spread of up to 1.25%. The facility expires in February 2005 and requires commitment fees of .5% on the unused portion of the facility.

      The convertible debentures, which are due in February 2006, are convertible into shares of WorldPages’ common stock at a conversion price that is subject to reset at the end of every six-month period during the first two years of the term of the debentures. The holders of the debentures also received warrants to purchase 572,350 shares of WorldPages’ common stock at an exercise price of $18.47 per share.

      On April 26, 2001 WorldPages entered into an Amendment Agreement (the “Amendment Agreement”) with holders of its convertible debentures. The Amendment Agreement arises from a dispute (the “Dispute”) between the Company and the holders as to the maximum amount of additional shares issuable upon conversion of the Debentures under the conversion price reset provision contained in the Debentures. Pursuant to the Amendment Agreement, the holders and the Company have agreed not to commence litigation (the “Litigation Standstill”) in connection with the dispute on or before December 31, 2001 and to waive the August 2001 reset provided for under the debentures in each case unless (i) an Event of Default (under the Debentures, as modified by the Amendment Agreement) has occurred or exists (ii) the Company discontinues active efforts to engage in a transaction that will result in the sale of the Company, (iii) the Company fails to publicly announce on or before October 1, 2001 that it has reached an agreement in principle which will result in the sale of the Company or to consummate such sale by December 31, 2001 or (iv) the Company fails to redeem for cash the full outstanding principal amount of the Debentures on or before December 31, 2001 and satisfy certain related conditions. In addition, the parties agreed that the holders may convert their Debentures into an aggregate of up to 2,679,000 shares (the “Initial Agreed Amount”) of the Company’s common stock at any time at the conversion price then in effect and that this aggregate amount shall increase to 4,500,000 shares (the “Increased Agreed Amount”) of the Company’s common stock if the

WORLDPAGES.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Period Ended June 28, 2001 and for the Six Months Ended June 30, 2000
(Unaudited)

Company fails to satisfy any of the Litigation Standstill conditions. If the Litigation Standstill conditions are not satisfied, the holders would be entitled to assert that they are entitled to convert the Debentures into more shares than the Increased Agreed Amount and the Company would be entitled to defend against such claim. The parties have further agreed that the conversion price currently in effect is $3.875. The Amendment Agreement also provides for a reduction in the redemption/put premium payable to the holders on the outstanding principal amount of debentures (not theretofore converted) upon a sale of the Company on or before December 31, 2001, from 110% to 109% of such outstanding principal amount In addition, the Amendment Agreement provides that the Company may redeem the Debentures, at any time at a redemption price equal to 109% of the outstanding principal amount of the Debentures, subject to the right of the holders to exercise their conversion rights prior to the redemption date and to the satisfaction of certain other conditions. The Amendment Agreement also provides that the holders shall, subject to certain conditions and exceptions, permanently waive their rights to commence litigation for any reason if (i) the Company shall have complied with the original Debenture documents and the Amendment Agreement through December 31, 2001 and no Event of Default has occurred or exists (ii) the Company shall have redeemed in cash the full outstanding principal amount of the Debentures on or before December 31, 2001 and certain related conditions are satisfied. There can be no assurance that the Litigation Standstill conditions will be satisfied.

4.     Subsequent Events

      On June 28, 2001, TransWestern Publishing Company LLC purchased the outstanding stock and assumed the debt of WorldPages for approximately $216.0 million.

     We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

     This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct — nor do we imply those things by delivering this prospectus or selling securities to you.

$215,000,000

TransWestern Publishing

Company LLC

TWP Capital Corp. II

Offer to Exchange their Series F

9  5/8% Senior Subordinated Notes
due 2007 for any and all of their
outstanding Series D 9  5/8% Senior
Subordinated Notes due 2007
and Series E 9  5/8% Senior
Subordinated Notes due 2007

PROSPECTUS

       , 2001

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.      Indemnification of Directors and Officers.

      TransWestern. TransWestern is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the “Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may. and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

      Section 4.2 of TransWestern’s Limited Liability Company Agreement (“Section 4.2”) provides, among other things, that each person and entity shall be entitled to be indemnified and held harmless on an incurred basis by TransWestern (but only after first making a claim for indemnification available from any other source and only to the extent indemnification is not provided by that source) to the fullest extent permitted under the Act (including indemnification for gross negligence and breach of fiduciary duty to the extent so authorized) as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits TransWestern to provide broader indemnification rights than such law permitted TransWestern to provide prior to such amendment) against all losses, liabilities and expenses, including attorneys’ fees and expenses, arising from claims, actions and proceedings in which, such person or entity may be involved, as a party or otherwise, by reason of his, her or it being or having been the Manager, a Member or an officer of TransWestern, or by reason of his, her or it serving at the request of TransWestern as a director, officer, manager, member, partner, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan whether or not such person or entity continues to be such or serve in such capacity at the time any such loss, liability or expense is paid or incurred.

      Section 4.2 also provides that, the rights of indemnification will be in addition to any rights to which such person or entity may otherwise be entitled by contract or as a matter of law and shall extend to his, her or its successors and assigns. In particular, and without limitation of the foregoing, such person or entity shall be entitled to indemnification by TransWestern against expenses, as incurred, including attorneys’ fees and expenses, incurred by such person or entity upon the delivery by such person or entity to TransWestern of a written undertaking, reasonably acceptable to the Manager, to repay all amounts so advanced if it shall ultimately be determined that such person or entity is not entitled to be indemnified under Section 4.2. TransWestern may, to the extent authorized from time to time by the Manager, grant rights to indemnification and to advancement of expenses to any employee or agent of TransWestern to the fullest extent of the provisions of Section 4.2 with respect to the indemnification and advancement of expenses of the Manager, Members and officers of TransWestern.

      TransWestern intends to obtain insurance policies covering all of its directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

      Capital II. Capital II is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, inter alia (“Section 145”) provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, such as attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

      Capital II’s Certificate of Incorporation provides that to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of Capital II shall not be liable to Capital II or its stockholders for monetary damages for a breach of fiduciary duty as a director.

      Article V of the By-laws of Capital II (“Article V”) provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of Capital II as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Capital II to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended but, in the case of any such amendment, only to the extent that such amendment permits Capital II to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment, against all expense, liability and loss, including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, Capital II shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of Capital II.

      Article V also provides that persons who are not covered by the foregoing provisions of Article V and who are or were employees or agents of Capital II, or who are or were serving at the request of Capital II as employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to the extent authorized at any time or from time to time by the board of directors.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him or her in any such capacity, arising out of his or her status as such. whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

      Article V further provides that Capital II may purchase and maintain insurance on its behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Capital II or was serving at the request of Capital II as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not Capital II would have the power to indemnify such person against such liability under Article V.

      All of Capital II’s directors and officers will be covered by insurance policies intended to be obtained by Capital II against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 21.	Exhibits and Financial Statement Schedules.

      (a)  Exhibits.

Exhibit
Number	Exhibit

2.1	Contribution and Assumption Agreement, dated November 6, 1997, by and among Holdings and TransWestern.(1)
2.2	Assignment and Assumption Agreement, dated November 6, 1997, by and among Holdings and TransWestern.(1)
2.3	Bill of Sale, dated November 6, 1997 by and among Holdings and TransWestern.(1)
2.4	Agreement and Plan of Merger by and Among TransWestern Publishing Company LLC, WorldPages Merger Subsidiary, Inc. and WorldPages.com, Inc., dated April 26, 2001, incorporated by reference from Exhibit 2.1 of TransWestern Holdings LP’s Current Report on Form 8-K filed with the SEC on July 12, 2001.
2.5	Recapitalization Agreement dated as of June 28, 2001 by and among TransWestern Holdings, L.P., TransWestern Communications Company, Inc., TransWestern Publishing Company, LLC, the persons listed on the Schedule of New Investors attached thereto, the persons listed on the Schedule of Selling Investors attached thereto and the persons listed on the Schedule of New Investors attached thereto. Incorporated by reference from Exhibit 2.2 of Holdings’ Current Report on Form 8-K filed with the SEC on July 12, 2001.
2.6	Contribution Agreement dated as of June 28, 2001 between TransWestern Publishing Company LLC and TWP Companies, Inc., incorporated by reference to Exhibit 2.2 of TransWestern’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, originally filed with the SEC on August 14, 2001.
3.1	Fourth Amended and Restated Agreement of Limited Partnership of Holdings, L.P. dated as of June 28, 2001, incorporated by reference to Exhibit 3.1 to TransWestern Holdings LP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001.
3.1	Certificate of Formation of TransWestern.(1)
3.2	Certificate of Incorporation of Capital II.(1)
3.3	By-Laws of Capital II.(1)
3.4	Limited Liability Company Agreement of TransWestern Publishing Company LLC.(1)
3.5	Certificate of Incorporation of TCC.(1)
3.6	By-Laws of TCC.(1)
3.7	Certificate of Incorporation of Target Directories of Michigan*
3.8	Bylaws of Target Directors of Michigan*
3.9	Certificate of Incorporation of WorldPages, Inc.*
3.10	Bylaws of WorldPages, Inc.*
3.11	Certificate of Incorporation of TWP Companies, Inc.*
3.12	Bylaws of TWP Companies, Inc.*
3.13	Certificate of Incorporation of Great Western Directories, Inc.*
3.14	Bylaws of Great Western Directories, Inc.*
3.15	Certificate of Incorporation of 1+USA V Acquisition Corp.*
3.16	Bylaws of 1+USA V Acquisition Corp.*
3.17	Certificate of Incorporation of YPTel, Inc.*
3.18	Bylaws of TYPTel, Inc.*
3.19	Certificate of Incorporation of YPTel Corporation*
3.20	Bylaws of YPTel Corporation*
3.21	Certificate of Incorporation of Pacific Coast Publishing, Ltd.*
3.22	Bylaws of Pacific Coast Publishing, Ltd.*
3.23	Certificate of Incorporation of ACG Holding Corporation*

Exhibit
Number	Exhibit

3.24	Bylaws of ACG Holding Corporation*
3.25	Certificate of Incorporation of ChoiceContent.com, Inc.*
3.26	Bylaws of ChoiceContent.com, Inc.*
3.27	Limited Liability Company Agreement of Target Directors of Michigan*
3.28	Certificate of Incorporation of ACG Exchange Company*
3.20	Bylaws of ACG Exchange Company*
4.1	Indenture dated as of May 23, 2001 by and among TransWestern Publishing Company LLC and TWP Capital Corp. II, as Issuers, the Guarantors named therein and Wilmington Trust Company, as Trustee, for the Series E/F notes.(2)
4.2	Form of Series E 9 5/8% Senior Subordinated Notes — Regulation S Global Note.(2)
4.3	Form of Series E 9 5/8% Senior Subordinated Notes — Rule 144A Global Note.(2)
4.4	Guarantee by Target Directories of Michigan, Inc. to that certain Indenture dated as of May 23, 2001 by and among TransWestern Publishing Company LLC and TWP Capital Corp. II, as Issuers, the Guarantors named therein and Wilmington Trust Company, as Trustee.(2)
4.5	Guarantee dated June 28, 2001 by the undersigned thereto to that certain Indenture dated as of May 23, 2001 by and among TransWestern Publishing Company LLC and TWP Capital Corp. II, as Issuers, the Guarantors named therein and Wilmington Trust Company, as Trustee.(2)
4.6	Registration Rights Agreement dated as of May 23, 2001 by and among TransWestern Publishing Company LLC, TWP Capital Corp. II and Target Directories of Michigan, Inc., and the Initial Purchasers named therein.(2)
4.7	Amended and Restated Investors Agreement dated as of June 28, 2001 by and among TransWestern Communications Company, Inc., TransWestern Holdings, L.P. each of the Investors listed thereto and each of the Investors listed thereto.(2)
4.8	Amended and Restated Registration Agreement dated as of June 28, 2001 by and among TransWestern Holdings, L.P. and the persons listed in the signature page thereto.(2)
4.9	Form of Series D 9 5/8% Senior Subordinated Notes due 2007 and the related Guarantees), incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-4 (Registration No. 333-73099) originally filed with the SEC on March 1, 1999.
4.10	Indenture, dated as of December 2, 1998, by and among TransWestern, Target Directories of Michigan, Inc. and Wilmington Trust Company, as Trustee, for the Series C/D notes (including the form of the Series C notes and the related Guarantees), incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-4 (Registration No. 333-73099) originally filed with the SEC on March 1, 1999.
4.11	Securities Purchase Agreement, dated as of May 23, 2001, by and among TransWestern, Target Directories of Michigan, Inc., Holdings, TCC and the Initial Purchasers of the Series notes E.*
10.1	Second Amended and Restated Credit Agreement, dated as of June 28, 2001, among TransWestern Publishing Company, LLC, WorldPages.com, Inc., TWP Capital Corp. II, the Several Banks and Other Financial Institutions from time to time Parties to such Agreement, Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent for the Lenders thereunder, First Union National Bank, as Syndication Agent for the Lenders thereunder, Fleet National Bank, as Documentation Agent for the Lenders thereunder.(2)
10.2	Amended and Restated Guarantee and Collateral Agreement dated as of June 28, 2001 made by TransWestern Holdings L.P., WorldPages.com, Inc., TWP Capital Corp. II, TransWestern Publishing Company, LLC and Certain of its Subsidiaries in Favor of Canadian Imperial Bank of Commerce, as Administrative Agent.(2)
10.3	Employment Agreement dated as of July 2, 2001 between TransWestern Publishing Company LLC, TransWestern Communications Company, Inc. and Steven Sparks.*
10.4	Management Agreement dated as of June 28, 2001 by and between Thomas H. Lee Advisors, LLC and TransWestern Holdings, L.P.(2)

Exhibit
Number	Exhibit

10.5	Form of Executive Agreement dated June 28, 2001 between TransWestern Holdings, L.P., TransWestern Communications Company, Inc., and the Executives parties thereto.(2)
10.6	Executive Employment Agreement dated as of June 28, 2001 between TransWestern Publishing Company LLC, TransWestern Communications Company, Inc. and Laurence Bloch.(2)
10.7	Executive Employment Agreement dated as of June 28, 2001 between TransWestern Publishing Company LLC, TransWestern Communications Company, Inc. and Ricardo Puente.(2)
10.8	Executive Employment Agreement dated as of June 28, 2001 between TransWestern Publishing Company LLC, TransWestern Communications Company, Inc. and Joan Fiorito.(2)
10.9	Executive Employment Agreement dated as of June 28, 2001 between TransWestern Publishing Company LLC, TransWestern Communications Company, Inc. and Marybeth Brennan.(2)
10.10	Executive Employment Agreement dated as of June 28, 2001 between TransWestern Publishing Company LLC, TransWestern Communications Company, Inc. and Michael Bynum.(2)
10.11	Executive Employment Agreement dated as of June 28, 2001 between TransWestern Publishing Company LLC, TransWestern Communications Company, Inc. and Dennis Reimert.(2)
10.12	Executive Employment Agreement dated as of June 28, 2001 between TransWestern Publishing Company LLC, TransWestern Communications Company, Inc. and Ita Shea-Oglesby, incorporated by reference to Exhibit 10.14 to TransWestern’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001.
10.13	Form of 1997 Equity Compensation Plan, incorporated by reference to Exhibit 10.4 to TransWestern’s Registration Statement on Form S-4 (Registration No. 333-42085), originally filed with the SEC on December 12, 1997.
10.14	Securities Purchase Agreement, dated as of November 6, 1997, by and among Holdings, TWP Capital Corp., TransWestern, TCC and the Initial Purchasers of the Discount Notes, incorporated by reference to Exhibit 10.6 to TransWestern’s Registration Statement on Form S-4 (Registration No. 333-42085), originally filed with the SEC on December 12, 1997.
10.15	Indenture relating to the Discount Notes, dated as of November 12, 1997, by and among Holdings, TWP Capital Corp. and Wilmington Trust Company, as Trustee, incorporated by reference to Exhibit 10.7 to TransWestern’s Registration Statement on Form S-4 (Registration No. 333-42085), originally filed with the SEC on December 12, 1997.
10.16	Registration Rights Agreement, dated as of November 12, 1997, by and among Holdings, TWP Capital Corp. and the Initial Purchasers of the Discount Notes, incorporated by reference to Exhibit 10.8 to TransWestern’s Registration Statement on Form S-4 (Registration No. 333-42085), originally filed with the SEC on December 12, 1997.
10.17	Management Agreement, dated as of October 1, 1997, by and among Holdings and Thomas H. Lee Company, incorporated by reference to Exhibit 10.9 to TransWestern’s Registration Statement on Form S-4 (Registration No. 333-42085), originally filed with the SEC on December 12, 1997.
10.18	Investors Agreement, dated as of October 1, 1997, by and among Holdings, TCC and the limited partners of Holdings, incorporated by reference to Exhibit 10.10 to TransWestern’s Registration Statement on Form S-4 (Registration No. 333-42085), originally filed with the SEC on December 12, 1997.
10.19	Equity Compensation Plan II, dated as of June 28, 2001.
12.1	Statement regarding computation of ratio of earnings to fixed charges.*
21.1	Subsidiaries of TransWestern.*
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of KPMG LLP, Independent Auditors.
23.3	Consent of Kirkland & Ellis (included in Exhibit 5.1 above).*
24.1	Powers of Attorney (included in Part II of the Registration Statement).
25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the Series F notes.*
25.2	Statement of Eligibility of Trustee on Form T-1, with respect to the guarantees of the Series F notes.*

Exhibit
Number	Exhibit

99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*
99.3	Form of Tender Instructions.*

(1)	Incorporated herein by reference to the same numbered exhibit to TransWestern’s Registration Statement on Form S-4 (Registration No. 333-42085), originally filed with the SEC on December 12, 1997.

(2)	Incorporated by reference to the same numbered exhibit to TransWestern’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001.

*	To be filed by Amendment.

      (b)  Financial Statement Schedules.

      All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 22.      Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(5) That is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, TransWestern Publishing Company LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned. (hereunto duly authorized, in City of San Diego State of California, on the 28th day of September 2001.

TRANSWESTERN PUBLISHING COMPANY LLC

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer and Assistant Secretary

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution. for him or her and in his or her name, place and stead. in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents. and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person. hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director of TCC (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	Chairman, Secretary and Director of TCC

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)

/s/ C. HUNTER BOLL C. Hunter Boll	Director of TCC

/s/ CHRISTOPHER J. PERRY Christopher J. Perry	Director of TCC

Signature	Capacity

/s/ SCOTT A. SCHOEN Scott A. Schoen	Director of TCC

/s/ MARCUS D. WEDNER Marcus D. Wedner	Director of TCC

/s/ CHARLES A. BRIZIUS Charles A. Brizius	Director of TCC

**	TCC is the Manager of TransWestern Publishing Company LLC.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended TWP Capital Corp. II has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Diego, State of California, on the 28th day of September 2001.

TWP CAPITAL CORP. II

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer and Assistant Secretary

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	Chairman, Secretary and Director

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)

/s/ C. HUNTER BOLL C. Hunter Boll	Director

/s/ CHRISTOPHER J. PERRY Christopher J. Perry	Director

Signature	Capacity

/s/ SCOTT A. SCHOEN Scott A. Schoen	Director

/s/ MARCUS D. WEDNER Marcus D. Wedner	Director

/s/ CHARLES A. BRIZIUS Charles A. Brizius	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Target Directories of Michigan Inc. duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized City of San Diego, State of California on the 28th day of September 2001.

TARGET DIRECTORIES OF MICHIGAN, INC.

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer and Assistant Secretary

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	Chairman, Secretary and Director

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)

/s/ C. HUNTER BOLL C. Hunter Boll	Director

/s/ CHRISTOPHER J. PERRY Christopher J. Perry	Director

Signature	Capacity

/s/ SCOTT A. SCHOEN Scott A. Schoen	Director

/s/ MARCUS D. WEDNER Marcus D. Wedner	Director

/s/ CHARLES A. BRIZIUS Charles A. Brizius	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended WorldPages, Inc. duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized City of San Diego, State of California on the 28th day of September, 2001.

WORLDPAGES, INC.

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer and

Assistant Secretary

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	Chairman, Secretary and Director

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)

/s/ C. HUNTER BOLL C. Hunter Boll	Director

/s/ CHRISTOPHER J. PERRY Christopher J. Perry	Director

Signature	Capacity

/s/ SCOTT A. SCHOEN Scott A. Schoen	Director

/s/ MARCUS D. WEDNER Marcus D. Wedner	Director

/s/ CHARLES A. BRIZIUS Charles A. Brizius	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended TWP Companies, Inc. duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized City of San Diego, State of California on the 28th day of September, 2001.

TWP COMPANIES, INC.

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	Chairman, Secretary and Director

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ C. HUNTER BOLL C. Hunter Boll	Director

/s/ CHRISTOPHER J. PERRY Christopher J. Perry	Director

Signature	Capacity

/s/ SCOTT A. SCHOEN Scott A. Schoen	Director

/s/ MARCUS D. WEDNER Marcus D. Wedner	Director

/s/ CHARLES A. BRIZIUS Charles A. Brizius	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended Great Western Directories, Inc. duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized City of San Diego, State of California on the 28th day of September, 2001.

GREAT WESTERN DIRECTORIES, INC.

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer, Assistant Secretary and Director

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	Chairman, Secretary and Director

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended 1+USA V Acquisition Corp. duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized City of San Diego, State of California on the 28th day of September, 2001.

1+USA V ACQUISITION CORP.

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer, Assistant Secretary and Director

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	(Chairman, Secretary and Director)

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended YPTel, Inc. duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized City of San Diego, State of California on the 28th day of September, 2001.

YPTEL, INC.

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer, Assistant Secretary and Director

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	(Chairman, Secretary and Director)

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended YPTel Corporation duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized City of San Diego, State of California on the 28th day of September, 2001.

YPTEL CORPORATION

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer,

Assistant Secretary and Director

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	Chairman, Secretary and Director

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended Pacific Coast Publishing, Ltd. duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized City of San Diego, State of California on the 28th day of September, 2001.

PACIFIC COAST PUBLISHING, LTD.

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer,

Assistant Secretary and Director

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	Chairman, Secretary and Director

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended ACG Holding Corporation duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized City of San Diego, State of California on the 28th day of September, 2001.

ACG HOLDING CORPORATION

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer,

Assistant Secretary and Director

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	Chairman, Secretary and Director

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended ChoiceContent.com, Inc. duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized City of San Diego, State of California on the 28th day of September, 2001.

CHOICECONTENT.COM, INC.

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer, Assistant Secretary and Director

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	Chairman, Secretary and Director

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended ChoiceContent.com, LLC duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized City of San Diego, State of California on the 28th day of September, 2001.

CHOICECONTENT.COM, LLC

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer, Assistant Secretary and Director

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	Chairman, Secretary and Director

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended ACG Exchange Company duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized City of San Diego, State of California on the 28th day of September, 2001.

ACG EXCHANGE COMPANY

By:	/s/ JOAN M. FIORITO

Name: Joan M. Fiorito

Title:	Vice President, Chief Financial Officer, Assistant Secretary and Director

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence H. Bloch and Joan M. Fiorito and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes. may lawfully do or cause to be done by virtue hereof.

*  *  *

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

Signature	Capacity

/s/ RICARDO PUENTE Ricardo Puente	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAURENCE H. BLOCH Laurence H. Bloch	Chairman, Secretary and Director

/s/ JOAN M. FIORITO Joan M. Fiorito	Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)